UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-2

ECHELON CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Echelon Corporation

2901 Patrick Henry Drive

Santa Clara, CA 95054

July 30, 2018

Dear Echelon Stockholder:

You are cordially invited to attend a special meeting of stockholders, which we refer to as the “special meeting,” of Echelon Corporation, which we refer to as “Echelon,” to be held on Thursday, September 13, 2018, at 10:00 a.m., Pacific time, at Echelon’s principal executive offices, located at 2901 Patrick Henry Drive, Santa Clara, California 95054.

At the special meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of June 28, 2018, as it may be amended from time to time, which we refer to as the “merger agreement,” by and among Echelon, Adesto Technologies Corporation, which we refer to as “Adesto,” and Circuit Acquisition Corporation. We refer to the acquisition of Echelon by Adesto as the “merger.” At the special meeting, you will also be asked to consider and vote on (1) a proposal for the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (2) a proposal to approve the compensation that will or may become payable by Echelon to its named executive officers in connection with the merger on a non-binding, advisory basis.

If the merger is completed, you will be entitled to receive $8.50 in cash, without interest and subject to any applicable withholding taxes, for each share of common stock that you own (unless you have properly exercised your appraisal rights), which represents a premium of approximately 104% over the closing price of Echelon’s common stock on June 28, 2018, the last trading day prior to the public announcement of the merger.

Echelon’s Board of Directors, after considering the factors more fully described in the enclosed proxy statement, has unanimously (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Echelon and its stockholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.

Echelon’s Board of Directors unanimously recommends that you vote (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the compensation that will or may become payable by Echelon to our named executive officers in connection with the merger on a non-binding, advisory basis.

The enclosed proxy statement provides detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to this proxy statement.

This proxy statement also describes the actions and determinations of Echelon’s Board of Directors in connection with its evaluation of the merger agreement and the merger. We encourage you to read this proxy statement and its annexes, including the merger agreement, carefully and in their entirety, as they contain important information.

Whether or not you plan to attend the special meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone. If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy or to attend the special meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the adoption of the merger agreement.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of a quorum or voted at the meeting, and that will have the same effect as voting against the adoption of the merger agreement.

Your vote is very important, regardless of the number of shares that you own.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

The Proxy Advisory Group, LLC

18 East 41st Street, Suite 2000

New York, New York 10017

Stockholders May Call:

(888) 557-7699 (Toll-Free From the U.S. and Canada)

or

(212) 616-2180 (From Other Locations)

On behalf of Echelon’s Board of Directors, thank you for your support.

Very truly yours,

Ronald A. Sege

Chairman of the Board of Directors, President and

Chief Executive Officer

The accompanying proxy statement is dated July 30, 2018, and, together with the enclosed form of proxy card, is first being mailed on or about July 30, 2018.

Echelon Corporation

2901 Patrick Henry Drive

Santa Clara, CA 95054

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, SEPTEMBER 13, 2018

Notice is hereby given that a special meeting of stockholders of Echelon Corporation, a Delaware corporation (which we refer to as “Echelon”) will be held on Thursday, September 13, 2018, at 10:00 a.m., Pacific time, at Echelon’s principal executive offices, located at 2901 Patrick Henry Drive, Santa Clara, California 95054, for the following purposes:

1. To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated as of June 28, 2018, as it may be amended from time to time, by and among Echelon, Adesto Technologies Corporation and Circuit Acquisition Corporation (this agreement is referred to as the “merger agreement”);

2. To consider and vote on any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting;

3. To consider and vote on the proposal to approve the compensation that will or may become payable by Echelon to its named executive officers in connection with the merger on a non-binding, advisory basis; and

4. To transact any other business that may properly come before the special meeting or any adjournment, postponement or other delay of the special meeting.

Only stockholders as of the close of business on July 27, 2018, are entitled to notice of the special meeting and to vote at the special meeting or any adjournment, postponement or other delay thereof.

Echelon’s Board of Directors unanimously recommends that you vote (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the compensation that will or may become payable by Echelon to its named executive officers in connection with the merger on a non-binding, advisory basis.

Echelon stockholders who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the “fair value” of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger and together with interest (as described in the accompanying proxy statement) to be paid on the amount determined to be “fair value,” in lieu of receiving the per share merger consideration if the merger is completed, as determined in accordance with Section 262 of the Delaware General Corporation Law (which we refer to as the “DGCL”), if they properly demand appraisal before the vote is taken on the merger agreement and comply with all other requirements of Delaware law, including Section 262 of the DGCL, which are summarized in the accompanying proxy statement, and if certain conditions are met. Section 262 of the DGCL is reproduced in its entirety in Annex C to the accompanying proxy statement and is incorporated in this notice by reference.

Whether or not you plan to attend the special meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone. If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of a quorum or voted at the meeting, and that will have the same effect as voting against the adoption of the merger agreement.

By Order of the Board of Directors,

Alicia Jayne Moore

SVP, Chief Legal and Administration Officer and Secretary

Dated: July 30, 2018

Santa Clara, CA

IMPORTANT INFORMATION

Whether or not you plan to attend the special meeting in person, we encourage you to submit your proxy as promptly as possible (1) over the internet; (2) by telephone; or (3) by signing and dating the enclosed proxy card and returning it in the accompanying prepaid reply envelope. You may revoke your proxy or change your vote at any time before your proxy is voted at the special meeting.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of common stock held in “street name.” If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of a quorum or voted at the meeting, and that will have the same effect as voting against the adoption of the merger agreement.

If you are a stockholder of record, voting in person by ballot at the special meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” from the bank, broker or other nominee that holds your shares in order to vote in person by ballot at the special meeting.

We encourage you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement, or need help voting your shares of common stock, please contact our proxy solicitor:

The Proxy Advisory Group, LLC

18 East 41st Street, Suite 2000

New York, New York 10017

Stockholders May Call:

(888) 557-7699 (Toll-Free From the U.S. and Canada)

or

(212) 616-2180 (From Other Locations)

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SUMMARY

Except as otherwise specifically noted in this proxy statement, “Echelon,” “we,” “our,” “us” and similar words refer to Echelon Corporation, including, in certain cases, our subsidiaries. Throughout this proxy statement, we refer to the Echelon Board of Directors as the “Echelon Board.” Throughout this proxy statement, we refer to Adesto Technologies Corporation as “Adesto” and Circuit Acquisition Corporation as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of June 28, 2018, as it may be amended from time to time, by and among Echelon, Adesto and Merger Sub, as the “merger agreement.”

This summary highlights selected information from this proxy statement related to the proposed merger of Merger Sub (a wholly owned subsidiary of Adesto) with and into Echelon (which we refer to as the “merger”).

This proxy statement may not contain all of the information that is important to you. To understand the merger more fully and for a complete description of its legal terms, you should carefully read this proxy statement, including the annexes to this proxy statement and the other documents to which we refer in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.” A copy of the merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, which is the legal document that governs the merger, carefully and in its entirety.

Parties Involved in the Merger

Echelon Corporation

Echelon has pioneered the development of open-standard networking platforms for connecting, monitoring and controlling devices in commercial and industrial applications. With more than 140 million connected devices installed worldwide, Echelon’s solutions host a range of applications enabling customers to reduce energy and operational costs, improve safety and comfort, and create efficiencies through optimizing physical systems. Echelon is focusing today on two IoT (Internet of Things) market areas: creating smart cities and smart campuses through connected outdoor lighting systems, and enabling device makers to bring connected products to market faster via a range of IoT-optimized embedded systems.

Echelon’s common stock is listed on the Nasdaq Stock Market (which we refer to as “Nasdaq”) under the symbol “ELON.” Echelon’s principal executive offices are located at 2901 Patrick Henry Drive, Santa Clara, California 95054, and its telephone number is (408) 938-5200.

Adesto Technologies Corporation

Adesto is a leading provider of innovative application-specific semiconductors for the IoT era. Adesto’s technology is used by more than 2,000 customers worldwide who are creating differentiated solutions across industrial, consumer, medical and communications markets. With its growing portfolio of high-value technologies, Adesto is helping its customers usher in the era of the Internet of Things.

Adesto’s common stock is listed on Nasdaq under the symbol “IOTS.” Adesto’s principal executive offices are located at 3600 Peterson Way, Santa Clara, California 95054, and its telephone number is (408) 400-0578.

Circuit Acquisition Corporation

Merger Sub is a wholly owned subsidiary of Adesto and was formed on June 22, 2018, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement.

Merger Sub’s principal executive offices are located at c/o Adesto Technologies Corporation, 3600 Peterson Way, Santa Clara, California 95054, and its telephone number is (408) 400-0578.

Effect of the Merger

Upon the terms and subject to the conditions of the merger agreement, and in accordance with the DGCL, at the effective time of the merger, (1) Merger Sub will merge with and into Echelon; (2) the separate corporate existence of Merger Sub will cease; and (3) Echelon will continue as the surviving corporation in the merger and as a wholly owned subsidiary of Adesto. Throughout this proxy statement, we use the term “surviving corporation” to refer to Echelon as the surviving corporation following the merger.

As a result of the merger, Echelon will cease to be a publicly traded company. If the merger is completed, you will not own any shares of capital stock of the surviving corporation as a result of the merger.

The time at which the merger becomes effective (which we refer to as the “effective time of the merger”) will occur upon the filing of a certificate of merger with, and acceptance of that certificate by, the Secretary of State of the State of Delaware (or at a later time as Echelon, Adesto and Merger Sub may agree and specify in such certificate of merger).

Effect on Echelon if the Merger is Not Completed

If the merger agreement is not adopted by Echelon stockholders, or if the merger is not completed for any other reason, Echelon stockholders will not receive any payment for their shares of common stock in connection with the merger. Instead, (1) Echelon will remain an independent public company; (2) our common stock will continue to be listed and traded on Nasdaq and registered under the Securities Exchange Act of 1934 (which we refer to as the “Exchange Act”); and (3) we will continue to file periodic reports with the Securities and Exchange Commission (which we refer to as the “SEC”).

Per Share Merger Consideration

Upon the terms and subject to the conditions of the merger agreement, at the effective time, each outstanding share of Echelon’s common stock (which we refer to as “common stock”) (other than shares held by (1) Adesto, Echelon or their respective subsidiaries; or (2) stockholders who have properly and validly exercised, and not withdrawn or otherwise lost, their appraisal rights under Delaware law) will be cancelled and automatically converted into the right to receive $8.50 in cash, without interest and less any applicable withholding taxes. We refer to this amount as the “per share merger consideration.”

At or prior to the closing of the merger, a sufficient amount of cash will be deposited with a designated payment agent to pay the aggregate per share merger consideration. Once an Echelon stockholder has provided the payment agent with his, her or its stock certificates (or affidavit of loss in lieu of a stock certificate) or customary agent’s message with respect to book-entry shares, letter of transmittal and the other items specified by the payment agent, the payment agent will promptly pay the stockholder the per share merger consideration. For more information, see the section of this proxy statement captioned “The Merger Agreement—Payment Agent, Exchange Fund and Exchange and Payment Procedures.”

After the merger is completed, you will have the right to receive the per share merger consideration, but you will no longer have any rights as a stockholder (except that Echelon stockholders who properly and validly exercise and perfect, and do not validly withdraw or otherwise lose, their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by Delaware law, as described below under the section of this proxy statement captioned “The Merger—Appraisal Rights”).

The Special Meeting

Date, Time and Place

A special meeting of Echelon stockholders will be held on September 13, 2018, at 10:00 a.m., Pacific time, at Echelon’s principal executive offices, located at 2901 Patrick Henry Drive, Santa Clara, California 95054. We refer to the special meeting, and any adjournment, postponement or other delay of the special meeting, as the “special meeting.”

Purpose

At the special meeting, we will ask stockholders to vote on proposals to (1) adopt the merger agreement; (2) adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) approve the compensation that will or may become payable by Echelon to our named executive officers in connection with the merger on a non-binding, advisory basis.

Record Date; Shares Entitled to Vote

You are entitled to vote at the special meeting if you owned shares of common stock as of the close of business on July 27, 2018 (which we refer to as the “record date”). For each share of common stock that you owned as of the close of business on the record date, you will have one vote on each matter submitted for a vote at the special meeting.

Quorum

As of the record date, there were 4,542,310 shares of common stock outstanding and entitled to vote at the special meeting. The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the special meeting, present in person or represented by proxy, shall constitute a quorum.

Required Vote

The proposals to be voted on at the special meeting require the following votes:

•	Proposal 1: Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the special meeting.

•	Proposal 2: Approval of the proposal to adjourn the special meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

•	Proposal 3: Approval of the proposal to approve the compensation that will or may become payable by Echelon to our named executive officers in connection with the merger requires the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal. This vote will be on a non-binding, advisory basis.

Share Ownership of Our Directors and Executive Officers

As of the record date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 341,990 shares of common stock, representing approximately 7.5 percent of the shares of common stock outstanding on the record date. Our directors and executive officers have informed us that they intend to vote all of their shares of common stock (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the compensation that will or may become payable by Echelon to our named executive officers in connection with the merger on a non-binding, advisory basis.

Voting and Proxies

Any stockholder of record entitled to vote at the special meeting may vote in one of the following ways:

(1)	by proxy, by returning a signed and dated proxy card in the accompanying prepaid reply envelope;

(2)	by proxy, by granting a proxy electronically over the internet or by telephone; or

(3)	in person, by appearing at the special meeting and voting by ballot.

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by (1) signing another proxy card with a later date and returning it prior to the special meeting; (2) submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy; (3) delivering a written notice of revocation to our Corporate Secretary; or (4) attending the special meeting and voting in person by ballot.

If you are a beneficial owner and hold your shares of common stock in “street name” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee on how you wish to vote your shares of common stock using the instructions provided by your bank, broker or other nominee. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters, but not on non-routine matters. The proposals to be considered at the special meeting are non-routine matters, and banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or nominee on how you wish to vote your shares.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person by ballot at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.

Recommendation of the Echelon Board and Reasons for the Merger

The Echelon Board, after considering various factors described in the section of this proxy statement captioned “The Merger—Recommendation of the Echelon Board and Reasons for the Merger,” has unanimously (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Echelon and its stockholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.

The Echelon Board unanimously recommends that you vote (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the compensation that will or may become payable by Echelon to our named executive officers in connection with the merger on a non-binding, advisory basis.

Fairness Opinion of Piper Jaffray & Co.

Piper Jaffray & Co. (which we refer to as “Piper Jaffray”), financial advisor to Echelon, delivered its opinion to the Echelon Board that, as of June 28, 2018, and based upon and subject to the factors and assumptions set forth therein, the $8.50 in cash per share of Echelon common stock to be paid to the holders (other than Adesto and its affiliates) of the outstanding shares of Echelon common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Piper Jaffray, dated June 28, 2018, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement and is incorporated by reference. Piper Jaffray provided its opinion for the information and assistance of the Echelon Board in connection with its consideration of the merger. The Piper Jaffray opinion is not a recommendation as to how any holder of Echelon common stock should vote with respect to the proposal to adopt the merger agreement or any other matter. The engagement letter between Echelon and Piper Jaffray provides for a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $1.9 million, the principal portion of which is contingent upon consummation of the merger.

Treatment of Equity Awards in the Merger

The merger agreement provides that Echelon’s equity awards that are outstanding immediately prior to the effective time of the merger will be treated as follows in the merger:

Company Options

At the effective time of the merger, each option to purchase shares of Echelon common stock (which we refer to as a “company option”) outstanding and unexercised immediately prior to the effective time of the merger, whether vested or unvested, will, be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product obtained by multiplying (1) the per share merger consideration less the exercise price per share attributable to such company option by (2) the total number of shares of common stock underlying such company option. We refer to this amount as the “option consideration.” The payment of the option consideration will be subject to any applicable withholding taxes.

With respect to any company options for which the exercise price per share attributable to such company options is equal to or greater than the per share merger consideration, such company options will be cancelled without any cash payment being made in exchange for such cancellation.

Company RSUs

At the effective time of the merger, each restricted stock unit (which we refer to as a “company RSU”) outstanding as of immediately prior to the effective time of the merger, whether vested or unvested, will be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product obtained by multiplying (1) the per share merger consideration by (2) the total number of shares of Echelon common stock underlying such company RSU. We refer to this amount as the “RSU consideration.” For the purposes of this calculation, the number of shares of common stock issuable pursuant to a company RSU will be deemed to be the number of shares issuable following full performance and satisfaction of the target (to the extent applicable). The payment of the RSU consideration will be subject to any applicable withholding taxes.

Employee Benefits

From and after the effective time of the merger, the surviving corporation will (and Adesto will cause the surviving corporation to) honor all of Echelon’s compensatory plans, programs, policies, practices, agreements and arrangements (which we refer to collectively as “Echelon benefit plans”) and compensation and severance arrangements in accordance with their terms as in effect immediately prior to the effective time of the merger.

However, except as provided in the following paragraph, nothing will prohibit the surviving corporation from amending or terminating any Echelon benefit plans or compensation or severance arrangements in accordance with their terms or if otherwise required pursuant to applicable law.

For a period of one year following the effective time of the merger and with respect to the continuing employees (as defined below) employed within that period:

•	the surviving corporation and its subsidiaries will (and Adesto will cause the surviving corporation and its subsidiaries to) either (1) maintain for the benefit of each continuing employee the Echelon benefit plans and any other employee benefits plans (other than opportunity to participate in equity-based benefits, severance and, subject to the previous paragraph, individual employment agreements) of the surviving corporation or any of its subsidiaries (which we refer to as the “company plans”) on terms and conditions that are no less favorable in the aggregate than those in effect at Echelon on the date of the merger agreement, and provide benefits to each continuing employee pursuant to such company plans; (2) provide benefits to each continuing employee that, taken as a whole, are no less favorable in the aggregate to those benefits provided to similarly situated employees of Adesto or its affiliates (which we refer to collectively as “Adesto benefit plans”); or (3) provide some combination of company plans and Adesto benefit plans such that each continuing employee receives benefits that, taken as a whole, are no less favorable in the aggregate to those benefits provided to similarly situated employees of Adesto;

•	Adesto or its subsidiaries shall provide continuing employees with severance benefits that are no less favorable in the aggregate to those benefits provided to similarly situated employees of Adesto or its affiliates; and

•	neither Adesto nor its subsidiaries shall reduce the aggregate cash compensation, including base salary and target incentive compensation opportunity, payable to any continuing employee. “Continuing employees” means each individual who is an employee of Echelon immediately prior to the effective time of the merger and continues to be an employee of Adesto or one of its subsidiaries (including the surviving corporation) immediately following the effective time of the merger.

To the extent that a company plan or Adesto benefit plan is made available to any continuing employee at or after the effective time of the merger, the surviving corporation and its subsidiaries will (and Adesto will cause the surviving corporation and its subsidiaries to) cause to be granted to such continuing employee credit for all service with Echelon prior to the effective time of the merger for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual and severance pay entitlement), except that such service need not be credited to the extent that it would result in duplication of coverage or benefits. In addition, and without limiting the generality of the foregoing, (1) each continuing employee will be immediately eligible to participate, without any waiting period, in any and all employee benefit plans sponsored by the surviving corporation and its subsidiaries (other than the company plans) (which we refer to as the “new plans”) to the extent that coverage pursuant to any such new plan replaces coverage pursuant to a comparable company plan in which such continuing employee participates immediately before the effective time of the merger (which we refer to as the “old plans”); (2) for purposes of each new plan providing medical, dental, pharmaceutical, vision, disability or other welfare benefits to any continuing employee, the surviving corporation will use its reasonable best efforts to cause all waiting periods, pre-existing conditions or limitations, physical examination requirements, evidence of insurability requirements and actively-at-work or similar requirements of such new plan to be waived for such continuing employee and his or her covered dependents, and the surviving corporation will use its reasonable best efforts to cause any eligible expenses incurred by such continuing employee and his or her covered dependents during the portion of the plan year of the old plan ending on the date that such continuing employee’s participation in the corresponding new plan begins to be given full credit pursuant to such new plan for purposes of satisfying all deductible, co-payments, coinsurance and maximum out-of-pocket requirements applicable to such continuing employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such new plan; and (3) credit the accounts of such continuing employees pursuant to any new plan that is a flexible spending plan with any unused balance in the account of such continuing employee. Any vacation or paid time off accrued but unused by a continuing employee as of immediately prior to the effective time of the merger will be credited to such continuing employee following the effective time of the merger, will not be subject to accrual limits or other forfeiture, and will not limit future accruals.

Interests of Echelon’s Directors and Executive Officers in the Merger

When considering the recommendation of the Echelon Board that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a stockholder. In (1) evaluating and negotiating the merger agreement, (2) approving the merger agreement and the merger and (3) recommending that the merger agreement be adopted by Echelon stockholders, the Echelon Board was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests include the following:

•	the potential accelerated vesting, upon the effective time of the merger, of company options, company RSUs, or both, as described in more detail under the section of this proxy statement captioned “The Merger—Interests of Echelon’s Directors and Executive Officers in the Merger—Treatment of Equity-Based Awards;” and

•	the entitlement of each executive officer to receive payments and benefits pursuant to certain agreements entered into prior to the commencement of discussions or negotiations regarding the merger if, within the applicable period following the merger, the executive officer experiences a qualifying termination of his or her employment, as described in more detail below under the section of this proxy statement captioned “The Merger—Interests of Echelon’s Directors and Executive Officers in the Merger—Payments Upon Termination Following Change of Control.”

If the proposal to adopt the merger agreement is approved, the common stock held by our directors and executive officers will be treated in the same manner as the common stock held by all other stockholders. For more information, see the section of this proxy statement captioned “The Merger—Interests of Echelon’s Directors and Executive Officers in the Merger.”

Appraisal Rights

If the merger is consummated, Echelon stockholders who (1) do not vote in favor of the adoption of the merger agreement; (2) continuously hold such shares through the effective time of the merger; (3) properly perfect appraisal of their shares; (4) meet certain other conditions and statutory requirements described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the merger under Section 262 of the DGCL. This means that these stockholders will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the merger through the date of payment of the judgment at a rate of 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation pays to each stockholder entitled to appraisal an amount in cash, interest will accrue thereafter only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (ii) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.

Only a stockholder of record may submit a demand for appraisal. To exercise appraisal rights, the stockholder of record must (1) submit a written demand for appraisal to Echelon before the vote is taken on the proposal to adopt the merger agreement; (2) not vote, in person or by proxy, in favor of the proposal to adopt the merger agreement; (3) continue to hold the subject shares of common stock of record through the effective time of the merger; and (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Echelon unless certain conditions are satisfied by the stockholders seeking appraisal, as described further below. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in further detail in this proxy statement, and a copy of Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, is attached as Annex C to this proxy statement. If you hold your shares of common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee.

Material U.S. Federal Income Tax Consequences of the Merger

For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined under the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for such U.S. Holder’s shares of common stock in the merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the merger and such U.S. Holder’s adjusted tax basis in the shares of common stock surrendered in the merger.

A Non-U.S. Holder (as defined under the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States.

For more information, see the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.” Stockholders should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under U.S. federal income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.

Regulatory Approvals Required for the Merger

No regulatory approvals are expected to be required in connection with the merger.

No Solicitation of Other Offers

Under the merger agreement, from the date of the merger agreement until the effective time of the merger (or the earlier termination of the merger agreement), Echelon has agreed to cease and terminate any activities, discussions or negotiations with, and terminate any data room access (or other access to diligence) of, any person and its representatives relating to an acquisition transaction (as defined under the section of this proxy statement captioned “The Merger Agreement—No Solicitation of Other Offers”) and to request that any person (other than Adesto and its representatives) who executed a confidentiality agreement in connection with its consideration of acquiring Echelon promptly return or destroy all non-public information furnished by or on behalf of Echelon prior to the date of the merger agreement.

Under the terms of the merger agreement, from the date of the merger agreement until the effective time of the merger (or the earlier termination of the merger agreement), Echelon and its directors and executive officers will not and Echelon will not authorize or direct any of its or its subsidiaries’ employees, consultants or other representatives, directly or indirectly, to:

•	solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal that constitutes, or would reasonably be expected to lead to, an acquisition proposal (as defined under the section of this proxy statement captioned “The Merger Agreement—No Solicitation of Other Offers”);

•	furnish to any person (other than Adesto, Merger Sub or any of their respective designees) any non-public information relating to Echelon or any of Echelon’s subsidiaries or afford to any person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Echelon or any of Echelon’s subsidiaries (other than Adesto, Merger Sub or any of their respective designees), in any such case in connection with any acquisition proposal or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an acquisition proposal or the making of any proposal that would reasonably be expected to lead to an acquisition proposal;

•	participate, or engage in discussions or negotiations, with any person with respect to an acquisition proposal or with respect to any inquiries from third parties relating to the making of, or that would reasonably be expected to lead to, an acquisition proposal;

•	approve, endorse or recommend any proposal that constitutes, or could reasonably be expected to lead to, an acquisition proposal;

•	enter into an alternative acquisition agreement (as defined under the section of this proxy statement captioned “The Merger Agreement—No Solicitation of Other Offers”); or

•	authorize or commit to do any of the foregoing.

Notwithstanding these restrictions, prior to the adoption of the merger agreement by Echelon stockholders, Echelon and the Echelon Board (or a committee thereof) may, directly or indirectly through one or more of their representatives, following the execution of an acceptable confidentiality agreement: (1) participate or engage in discussions or negotiations with; (2) furnish any non-public information relating to Echelon to; or (3) afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Echelon to, in each case, any person that has made or delivered to Echelon a written acquisition proposal that was not solicited in breach of the non-solicitation restrictions above, but only if the Echelon Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that (i) such acquisition proposal either constitutes a superior proposal (as defined under the section of this proxy statement captioned “The Merger Agreement—No Solicitation of Other Offers”) or is reasonably likely to lead to a superior proposal; and (ii) the failure to do so would be reasonably expected to be inconsistent with its fiduciary duties pursuant to applicable law. For more information, see the section of this proxy statement captioned “The Merger Agreement—No Solicitation of Other Offers.”

Echelon is not entitled to terminate the merger agreement to enter into an agreement for a superior proposal unless it complies with certain procedures in the merger agreement. If Echelon terminates the merger agreement in order to accept a superior proposal, it must pay a $1.54 million termination fee to Adesto. For more information, see the section of this proxy statement captioned “The Merger Agreement—The Echelon Board’s Recommendation; Company Board Recommendation Change.”

Change in the Echelon Board’s Recommendation

The Echelon Board may not withdraw its recommendation that Echelon stockholders adopt the merger agreement or take certain similar actions other than, under certain circumstances, if it (or a committee of the Echelon Board) determines in good faith, after consultation with its financial advisor and outside legal counsel, that failure to do so would be reasonably expected to be inconsistent with the Echelon Board’s fiduciary duties pursuant to applicable law and the Echelon Board (or a committee thereof) complies with the provisions of the merger agreement.

Moreover, the Echelon Board cannot withdraw its recommendation that Echelon stockholders adopt the merger agreement or take certain similar actions unless it complies with certain procedures in the merger agreement, including engaging in good faith negotiations with Adesto during a specified period. If Echelon terminates the merger agreement under certain circumstances, including because the Echelon Board withdraws its recommendation that Echelon stockholders adopt the merger agreement, then Echelon must pay a $1.54 million termination fee to Adesto. For more information, see the section of this proxy statement captioned “The Merger Agreement—The Echelon Board’s Recommendation; Company Board Recommendation Change.”

Conditions to the Closing of the Merger

The obligations of Adesto, Merger Sub and Echelon, as applicable, to consummate the merger, are subject to the satisfaction or waiver (where permitted by applicable law) of certain conditions, including the following:

•	the adoption of the merger agreement by the requisite affirmative vote of Echelon stockholders; and

•	the consummation of the merger not being prohibited, made illegal or enjoined.

In addition, the obligations of Adesto and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions, any of which may be waived exclusively by Adesto:

•	the absence of any Company Material Adverse Effect (as such term is defined in the section of this proxy statement captioned “The Merger Agreement—Representations and Warranties”) having occurred after the date of merger agreement that is continuing as of the effective time of the merger;

•	the accuracy of the representations and warranties of Echelon in the merger agreement, subject to materiality qualifiers, as of the effective time of the merger or the date in respect of which such representation or warranty was specifically made;

•	receipt by Adesto and Merger Sub of a customary closing certificate of Echelon; and

•	the performance and compliance in all material respects by Echelon of and with the covenants and obligations required to be performed and complied with by Echelon under the merger agreement prior to the effective time of the merger.

In addition, the obligation of Echelon to consummate the merger is subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions, any of which may be waived exclusively by Echelon:

•	the accuracy of the representations and warranties of Adesto and Merger Sub in the merger agreement, subject to materiality qualifiers, as of the effective time of the merger or the date in respect of which such representation or warranty was specifically made;

•	receipt by Echelon of a customary closing certificate of Adesto and Merger Sub; and

•	the performance and compliance in all material respects by Adesto and Merger Sub of and with the covenants and obligations required to be performed and complied with by Adesto and Merger Sub under the merger agreement prior to the effective time of the merger.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by Echelon stockholders (except as otherwise provided in the merger agreement), in the following ways:

•	by mutual written agreement of Echelon and Adesto;

•	by either Echelon or Adesto if:

•	(1) any permanent injunction or other judgment or order issued by a court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the merger is in effect, or any action taken by a governmental authority of competent jurisdiction prohibiting, making illegal or enjoining the consummation of the merger has become final and non-appealable; or (2) any statute, law, ordinance, rule, regulation or order prohibiting, making illegal or enjoining the consummation of the merger has been enacted, entered, enforced or deemed applicable to the merger;

•	the merger has not been consummated before 11:59 p.m., Eastern time, on December 1, 2018, (which we refer to as the “termination date”), except that a party may not terminate the merger agreement pursuant to this provision if such party’s action or failure to act constitutes a breach of the merger agreement and is the primary cause of, or has primarily resulted in, the failure to satisfy the conditions to the closing of the merger or the failure to consummate the merger by the termination date; or

•	Echelon stockholders do not adopt the merger agreement at the special meeting (except that a party may not terminate the merger agreement pursuant to this provision if such party’s action or failure to act constitutes a breach of the merger agreement and is the primary cause of, or has primarily resulted in, the failure to obtain the approval of the Echelon stockholders at the special meeting);

•	by Echelon if:

•	after a 20-day cure period, Adesto or Merger Sub has breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements in the merger agreement such that the related closing condition would not be satisfied;

•	prior to the adoption of the merger agreement by Echelon stockholders, (1) Echelon has received a superior proposal; (2) the Echelon Board (or a committee thereof) has authorized Echelon to enter into an alternative acquisition agreement to consummate the acquisition transaction contemplated by such superior proposal; (3) Echelon pays or causes to be paid to Adesto a $1.54 million termination fee; and (4) Echelon has complied with its non-solicitation obligations under the merger agreement with respect to such superior proposal; or

•

(1) all of the closing conditions applicable to Adesto, Merger Sub and Echelon’s obligations to close the merger have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing of the merger, each of which is then capable of being satisfied); (2) Echelon has provided irrevocable written notice to Adesto at least three business days prior to such termination that it is prepared, willing and able to close the merger; (3) at all times during such three business day period, Echelon stood ready, willing and able to consummate the merger;

and (4) Adesto fails to consummate the merger by the end of such three business day period (except that Echelon may not so terminate the merger agreement until the later of (i) the close of business on the day that is three business days following receipt of Echelon stockholder approval of the merger and (ii) September 15, 2018 (but subject to extension of this date to September 30, 2018 as provided in the merger agreement));

•	by Adesto if:

•	after a 20-day cure period, Echelon has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements in the merger agreement such that the related closing condition would not be satisfied; or

•	the Echelon Board has effected a company board recommendation change (as defined in the section of this proxy statement captioned “The Merger Agreement—The Echelon Board’s Recommendation; Company Board Recommendation Change”).

Termination Fees

Echelon has agreed to pay Adesto a termination fee of $1.54 million if the merger agreement is terminated in specified circumstances. In other circumstances, Echelon may be obligated to reimburse up to $440,000 of Adesto’s expenses.

Adesto has agreed to pay Echelon a termination fee of $4.41 million if the transaction is terminated due to, generally speaking, Adesto’s failure to close the merger following receipt of Echelon stockholder approval of the merger.

For more information, see the section of this proxy statement captioned “The Merger Agreement—Termination Fees.”

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that are important to you. We encourage you to carefully read the more detailed information contained elsewhere in this proxy statement, including the annexes to this proxy statement and the other documents to which we refer in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Why am I receiving these materials?

A:

On June 29, 2018, we announced that Echelon entered into the merger agreement. Under the merger agreement, Adesto will acquire Echelon for $8.50 per share in cash. In order to complete the merger, Echelon stockholders must vote to adopt the merger agreement at the special meeting. The approval of this proposal by Echelon stockholders is a condition to the consummation of the merger. See the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger.” The Echelon Board is furnishing this proxy statement and form of proxy card to the holders of shares of common stock in connection with the solicitation of proxies of Echelon stockholders to be voted at the special meeting.

This proxy statement, which you should read carefully, contains important information about the merger, the merger agreement, the special meeting and the matters to be voted on at the special meeting. The enclosed materials allow you to submit a proxy to vote your shares of common stock without attending the special meeting and to ensure that your shares of common stock are represented and voted at the special meeting.

Your vote is very important. Even if you plan to attend the special meeting, we encourage you to submit a proxy as soon as possible.

Q:	What is the proposed merger and what effects will it have on Echelon?

A:

The proposed merger is the acquisition of Echelon by Adesto. If the proposal to adopt the merger agreement is approved by Echelon stockholders and the other closing conditions under the merger agreement are satisfied or waived, Merger Sub will merge with and into Echelon, with Echelon continuing as the surviving corporation. As a result of the merger, Echelon will become a wholly owned subsidiary of Adesto, and our common stock will no longer be publicly traded and will be delisted from Nasdaq. In addition, our common stock will be deregistered under the Exchange Act, and we may no longer file periodic reports with the SEC.

Q:	What am I being asked to vote on at the special meeting?

A:	You are being asked to vote on the following proposals:

•	to adopt the merger agreement pursuant to which Merger Sub will merge with and into Echelon, and Echelon will become a wholly owned subsidiary of Adesto;

•

to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and

•	to approve the compensation that will or may become payable by Echelon to our named executive officers in connection with the merger on a non-binding, advisory basis.

Q:	When and where is the special meeting?

A:

The special meeting will take place on Thursday, September 13, 2018, at 10:00 a.m., Pacific time, at Echelon’s principal executive offices, located at 2901 Patrick Henry Drive, Santa Clara, California 95054.

Q:	Who is entitled to vote at the special meeting?

A:	All Echelon stockholders as of the close of business on July 27, 2018, which is the record date for the special meeting, are entitled to vote their shares of common stock at the special meeting. As of the close of business on the record date, there were 4,542,310 shares of common stock outstanding and entitled to vote at the special meeting. Each share of common stock is entitled to one vote per share on each matter properly brought before the special meeting.

Q:	May I attend the special meeting and vote in person?

A:	Yes. Subject to the requirements described in this proxy statement, all Echelon stockholders of record as of the record date may attend the special meeting and vote in person. Seating will be limited. Stockholders will need to present proof of ownership of shares of common stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the special meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting.

Even if you plan to attend the special meeting in person, to ensure that your shares will be represented at the special meeting, we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone. If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy previously submitted.

If, as of the record date, you are a beneficial owner of shares held in “street name,” you may not vote your shares in person at the special meeting unless you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares in person at the special meeting. Otherwise, you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of a quorum or voted at the meeting, which will have the same effect as voting against the adoption of the merger agreement.

Q:	What will I receive if the merger is completed?

A:	Upon completion of the merger, you will be entitled to receive $8.50 per share in cash, without interest and less any applicable withholding taxes, for each share of common stock that you own, unless you have properly exercised, and not validly withdrawn or subsequently lost, your appraisal rights under the DGCL, and certain other conditions under the DGCL are satisfied. For example, if you own 100 shares of common stock, you will receive $850.00 in cash in exchange for your shares of common stock, without interest and less any applicable withholding taxes.

Q:	How does the per share merger consideration compare to the market price of the common stock prior to the public announcement of the merger agreement?

A:	The per share merger consideration represents a premium of approximately 104% over the closing price of the common stock on June 28, 2018, the last trading day prior to the public announcement of the merger.

Q:	What do I need to do now?

A:	We encourage you to read this proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement carefully and consider how the merger affects you. Then, even if you expect to attend the special meeting, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or grant your proxy electronically over the internet or by telephone, so that your shares can be voted at the special meeting. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares. Please do not send your stock certificates with your proxy card.

Q:	Should I send in my stock certificates now?

A:	No. After the merger is completed, you will receive a letter of transmittal containing instructions for how to send your stock certificates or surrender your book-entry shares to the payment agent in order to receive the appropriate cash payment for the shares of common stock represented by your stock certificates. Unless you are seeking appraisal, you should use the letter of transmittal to exchange your stock certificates or book-entry shares for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card.

Q:	What happens if I sell or transfer my shares of common stock after the record date but before the special meeting?

A:	The record date for the special meeting is earlier than the date of the special meeting and the expected effective date of the merger. If you sell or transfer your shares of common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or transfer your shares and each of you notifies Echelon in writing of such special arrangements, you will transfer the right to receive the per share merger consideration, if the merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the special meeting. Even if you sell or transfer your shares of common stock after the record date, we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone.

Q:	How does the Echelon Board recommend that I vote?

A:	The Echelon Board unanimously recommends that you vote (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the compensation that will or may become payable by Echelon to our named executive officers in connection with the merger on a non-binding, advisory basis.

Q:	Why am I being asked to cast a vote to approve the compensation that will or may become payable by Echelon to our named executive officers in connection with the merger?

A:	SEC rules require Echelon to seek approval of compensation that will or may become payable by Echelon to our named executive officers in connection with the merger on a non-binding, advisory basis. Approval of the compensation that will or may become payable by Echelon to our named executive officers in connection with the merger is not required to complete the merger.

Q:	What is the compensation that will or may become payable by Echelon to our named executive officers in connection with the merger?

A:	The compensation that will or may become payable by Echelon to our named executive officers in connection with the merger is certain compensation that is tied to or based on the merger and payable to certain of Echelon’s named executive officers pursuant to underlying plans and arrangements that are contractual in nature. Compensation that will or may become payable by Adesto to our named executive officers in connection with or following the merger is not subject to this advisory vote. For further information, see the section of this proxy statement captioned “Proposal 3: Approval of Certain Merger-Related Executive Compensation Arrangements on a Non-Binding, Advisory Basis.”

Q:	What will happen if Echelon stockholders do not approve the compensation that will or may become payable by Echelon to its named executive officers in connection with the merger?

A:

Approval of the compensation that will or may become payable by Echelon to our named executive officers in connection with the merger is not a condition to completion of the merger. The vote to approve the compensation that will or may become payable by Echelon to our named executive officers in connection with the merger is an advisory vote and will not be binding on Echelon or Adesto. The underlying plans and arrangements providing for such compensation are contractual in nature and are not, by their terms, subject to stockholder approval. Accordingly, if the merger agreement is adopted by Echelon stockholders and the merger is completed, the compensation that will or may become payable by Echelon to our named executive officers in connection with the merger will or may be paid to Echelon’s named executive officers even if Echelon stockholders do not approve such compensation.

Q:	What happens if the merger is not completed?

A:	If the merger agreement is not adopted by Echelon stockholders or if the merger is not completed for any other reason, Echelon stockholders will not receive any payment for their shares of common stock. Instead, (1) Echelon will remain an independent public company; (2) our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act; and (3) we will continue to file periodic reports with the SEC.

Echelon has agreed to pay Adesto a termination fee of $1.54 million if the merger agreement is terminated in specified circumstances. In other circumstances, Echelon may be obligated to reimburse up to $440,000 of Adesto’s expenses.

Adesto has agreed to pay Echelon a termination fee of $4.41 million if the transaction is terminated due to, generally speaking, Adesto’s failure to close the merger following receipt of Echelon stockholder approval of the merger.

For more information, see the section of this proxy statement captioned “The Merger Agreement—Termination Fees.”

Q:	What vote is required to approve the proposal to adopt the merger agreement?

A:	The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to adopt the merger agreement.

The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; or (3) vote in person by ballot at the special meeting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Q:	What vote is required to approve (1) the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (2) the proposal to approve the compensation that will or may become payable by Echelon to its named executive officers in connection with the merger on a non-binding, advisory basis?

A:	Approval of the proposal to adjourn the special meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

Approval of the proposal to approve the compensation that will or may become payable by Echelon to our named executive officers in connection with the merger, on a non-binding, advisory basis, requires the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; or (3) vote in person by ballot at the special meeting will not have any effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting, or the proposal to approve the compensation that will or may become payable by Echelon to our named executive officers in connection with the merger on a non-binding, advisory basis. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on these proposals. In all cases, abstentions will have the same effect as a vote “AGAINST” these proposals.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with our transfer agent, Computershare Inc., you are considered, with respect to those shares, to be the “stockholder of record.” If you are a stockholder of record, this proxy statement and your proxy card have been sent directly to you by or on behalf of Echelon. As a stockholder of record, you may attend the special meeting and vote your shares in person by ballot.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of common stock held in “street name.” If you are a beneficial owner of shares of common stock held in “street name,” this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares in person by ballot at the special meeting unless you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.

Q:	How may I vote?

A:	If you are a stockholder of record (that is, if your shares of common stock are registered in your name with Computershare Inc., our transfer agent), there are four ways to vote:

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•	by visiting the internet address on your proxy card;

•	by calling the toll-free (within the U.S. or Canada) phone number on your proxy card; or

•	by attending the special meeting and voting in person by ballot.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of common stock and to confirm that your voting instructions have been properly recorded when voting electronically over the internet or by telephone. Although there is no charge for voting your shares, if you vote electronically over the internet or by telephone, you may incur costs such as internet access and telephone charges for which you will be responsible.

Even if you plan to attend the special meeting in person, you are strongly encouraged to vote your shares of common stock by proxy. If you are a stockholder of record or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of common stock in person by ballot at the special meeting even if you have previously voted by proxy. If you are present at the special meeting and vote in person by ballot, your vote will revoke any previously submitted proxy.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the internet or by telephone. To vote over the internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting instruction form provided by your bank, broker or nominee. However, because you are not the stockholder of record, you may not vote your shares in person by ballot at the special meeting unless you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.

Q:	What is a proxy?

A:	A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of common stock is called a “proxy card.” Alicia Jayne Moore, our SVP, Chief Legal and Administration Officer and Secretary, and C. Michael Marszewski, our Vice President and Chief Financial Officer, with full powers of substitution and resubstitution, are the proxy holders for the special meeting.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the special meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares will not be counted for the purpose of a quorum or voted on such proposals, which will have the same effect as if you voted “AGAINST” adoption of the merger agreement, but will have no effect on the adjournment proposal or the proposal to approve the compensation that will or may become payable by Echelon to our named executive officers in connection with the merger on a non-binding, advisory basis.

Q:	May I change my vote after I have mailed my signed and dated proxy card?

A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•	signing another proxy card with a later date and returning it to us prior to the special meeting;

•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to our Corporate Secretary; or

•	attending the special meeting and voting in person by ballot.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.

Q:	If a stockholder gives a proxy, how are the shares voted?

A:	Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares in the way that you direct.

If you sign and date your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as recommended by the Echelon Board with respect to each proposal. This means that they will be voted (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the compensation that will or may become payable by Echelon to our named executive officers in connection with the merger on a non-binding, advisory basis.

Q:	What should I do if I receive more than one set of voting materials?

A:	We encourage you to sign, date and return (or grant your proxy electronically over the internet or by telephone) each proxy card and voting instruction form that you receive to ensure that all of your shares are voted.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms, if your shares are registered differently or are held in more than one account. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote all voting materials that you receive.

Q:	Where can I find the voting results of the special meeting?

A:	If available, Echelon may announce preliminary voting results at the conclusion of the special meeting. Echelon intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the special meeting. All reports that Echelon files with the SEC are publicly available when filed. See the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Will I be subject to U.S. federal income tax upon the exchange of common stock for cash pursuant to the merger?

A:	If you are a U.S. Holder (as defined under the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), the exchange of common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, which generally will require a U.S. Holder to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder in the merger and such U.S. Holder’s adjusted tax basis in the shares of common stock surrendered in the merger.

A Non-U.S. Holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States.

Because particular circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or foreign taxing jurisdiction. A more complete description of material U.S. federal income tax consequences of the merger is provided in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”

Q:	What will the holders of company options and company RSUs receive in the merger?

A:	At the effective time of the merger, each company option outstanding and unexercised immediately prior to the effective time of the merger, whether vested or unvested, will be cancelled and converted into a right to receive an amount in cash, without interest, equal to the option consideration. The payment of the option consideration will be subject to any applicable withholding taxes.

With respect to any company options for which the exercise price per share attributable to such company options is equal to or greater than the per share merger consideration, such company options will be cancelled without any cash payment being made in exchange for such cancellation.

At the effective time of the merger, each company RSU outstanding as of immediately prior to the effective time of the merger, whether vested or unvested, will be cancelled and converted into a right to receive an amount in cash, without interest, equal to the RSU consideration. For the purposes of the previous sentence, the number of shares of Echelon common stock issuable pursuant to a company RSU will be deemed to be the number of shares issuable following full performance and satisfaction of the target (to the extent applicable). The payment of the RSU consideration will be subject to any applicable withholding taxes.

For more detail on the treatment of our directors’ and executive officers’ company options and company RSUs in the merger, see below under the section of this proxy statement captioned “The Merger—Interests of Echelon’s Directors and Executive Officers in the Merger—Treatment of Equity-Based Awards.”

Q:	When do you expect the merger to be completed?

A:	We currently expect to complete the merger in 2018. However, the exact timing of completion of the merger, if at all, cannot be predicted because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of our control.

Q:	Am I entitled to appraisal rights under the DGCL?

A:	If the merger is consummated, Echelon stockholders who (1) do not vote in favor of the adoption of the merger agreement; (2) continuously hold such shares through the effective time of the merger; (3) properly perfect appraisal of their shares; (4) meet certain other conditions and statutory requirements described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the merger under Section 262 of the DGCL. This means that such stockholders will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the merger through the date of payment of the judgment at a rate of 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation pays to each stockholder entitled to appraisal an amount in cash, interest will accrue thereafter only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (ii) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement, which description is qualified in its entirety by the relevant section of the DGCL regarding appraisal rights attached as Annex C to this proxy statement.

Q:	Do any of Echelon’s directors or officers have interests in the merger that may differ from those of Echelon stockholders generally?

A:	Yes. In considering the recommendation of the Echelon Board with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of Echelon stockholders generally. In (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the merger; and (3) unanimously recommending that the merger agreement be adopted by Echelon stockholders, the Echelon Board was aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the section of this proxy statement captioned “The Merger—Interests of Echelon’s Directors and Executive Officers in the Merger.”

Q:	Who can help answer my questions?

A:	If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of the accompanying proxy statement or need help submitting your proxy or voting your shares of common stock, please contact our proxy solicitor:

The Proxy Advisory Group, LLC

18 East 41st Street, Suite 2000

New York, New York 10017

Stockholders May Call:

(888) 557-7699 (Toll-Free From the U.S. and Canada)

or

(212) 616-2180 (From Other Locations)

FORWARD-LOOKING STATEMENTS

This proxy statement, the documents to which we refer you in this proxy statement and information included in oral statements or other written statements made or to be made by us or on our behalf contain “forward-looking statements” that do not directly or exclusively relate to historical facts. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “should,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other words of similar import. Stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this proxy statement, and the following factors:

•	the inability to complete the merger due to the failure of Echelon stockholders to adopt the merger agreement or failure to satisfy the other conditions to the completion of the merger;

•	the risk that the merger agreement may be terminated in circumstances that require us to pay a termination fee of $1.54 million or obligate us to reimburse up to $440,000 of Adesto’s expenses;

•	the outcome of any legal proceedings that may be instituted against us and others related to the merger agreement;

•	risks that the merger affects our ability to retain or recruit employees;

•	the fact that receipt of the all-cash per share merger consideration will be taxable to Echelon stockholders that are treated as U.S. holders for U.S. federal income tax purposes;

•	the fact that, if the merger is completed, Echelon stockholders will forego the opportunity to realize the potential long-term value of the successful execution of Echelon’s current strategy as an independent company;

•	the possibility that Echelon could, at a later date, engage in unspecified transactions, including restructuring efforts, special dividends or the sale of some or all of Echelon’s assets to one or more as yet unknown purchasers, that could conceivably produce a higher aggregate value than that available to Echelon stockholders in the merger;

•	the fact that under the terms of the merger agreement, Echelon is unable to solicit other acquisition proposals during the pendency of the merger;

•	the effect of the announcement or pendency of the merger on our business relationships, customers, operating results and business generally, including risks related to the diversion of the attention of Echelon management or employees during the pendency of the merger;

•	the amount of the costs, fees, expenses and charges related to the merger agreement or the merger;

•	the risk that the proposed merger will not be consummated in a timely manner, exceeding the expected costs of the merger;

•	the risk that our stock price may decline significantly if the merger is not completed;

•	risks regarding the failure of Adesto to obtain the necessary financing to consummate the merger; and

•	risks related to obtaining the requisite stockholder consent to the merger.

Consequently, all of the forward-looking statements that we make in this proxy statement are qualified by the information contained or incorporated by reference in this proxy statement, including (1) the information contained under this caption; and (2) the information contained under the caption “Risk Factors,” and information in our consolidated financial statements and notes thereto included in our most recent filings on Form 10-K and Form 10-Q. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Stockholders are advised to consult any future disclosures that we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

THE SPECIAL MEETING

This proxy statement is being provided to Echelon stockholders as part of a solicitation by the Echelon Board of proxies for use at the special meeting.

Date, Time and Place

We will hold the special meeting on Thursday, September 13, 2018, at 10:00 a.m., Pacific time, at our principal executive offices, located at 2901 Patrick Henry Drive, Santa Clara, California 95054.

Purpose of the Special Meeting

At the special meeting, we will ask stockholders to vote on proposals to (1) adopt the merger agreement; (2) adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) approve the compensation that will or may become payable by Echelon to our named executive officers in connection with the merger on a non-binding, advisory basis.

Record Date; Shares Entitled to Vote; Quorum

Only Echelon stockholders as of the close of business on the record date are entitled to notice of, and to vote at, the special meeting. A list of stockholders of record entitled to vote at the special meeting will be available at our principal executive offices located at 2901 Patrick Henry Drive, Santa Clara, CA 95054, during regular business hours for a period of no less than 10 days before the special meeting and at the place of the special meeting during the meeting.

As of the record date, there were 4,542,310 shares of common stock outstanding and entitled to vote at the special meeting. Each share of common stock is entitled to one vote per share on each matter properly brought before the special meeting.

The presence in person or by proxy of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the special meeting will constitute a quorum at the special meeting.

Vote Required; Abstentions and Broker Non-Votes

Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote on the proposal. Adoption of the merger agreement by Echelon’s stockholders is a condition to the closing of the merger.

Approval of the proposal to adjourn the special meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

Approval, on a non-binding, advisory basis, of the compensation that will or may become payable by Echelon to our named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted: (1) “AGAINST” the proposal to adopt the merger agreement; (2) “AGAINST” any proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “AGAINST” the proposal to approve, on a non-binding, advisory basis, compensation that will or may become payable by Echelon to our named executive officers in connection with the merger. Abstentions will be counted as present for purposes of determining whether a quorum exists.

A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote your shares. We do not expect any “broker non-votes” at the special meeting, but if there are any, they will be counted for the purpose of determining whether a quorum is present. If there are broker non-votes, each broker non-vote will count as a vote “AGAINST” the proposal to adopt the merger agreement, but will have no effect on (1) the proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; or (2) the proposal to approve the compensation that will or may become payable by Echelon to our named executive officers in connection with the merger on a non-binding, advisory basis.

Shares Held by Echelon’s Directors and Executive Officers

As of the record date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 341,990 shares of common stock, representing approximately 7.5 percent of the shares of common stock outstanding as of the record date. Our directors and executive officers have informed us that they intend to vote all of their shares of common stock: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the compensation that will or may become payable by Echelon to our named executive officers in connection with the merger on a non-binding, advisory basis.

Voting of Proxies

If your shares are registered in your name with our transfer agent, Computershare Inc., you may vote your shares by returning a signed and dated proxy card in the accompanying prepaid reply envelope, or you may vote in person by ballot at the special meeting. Additionally, you may grant a proxy electronically over the internet or by telephone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the internet or by telephone. Based on your proxy cards or internet and telephone proxies, the proxy holders will vote your shares according to your directions.

If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Stockholders will need to present proof of ownership of shares of common stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the special meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the special meeting in person. If you attend the special meeting and vote in person by ballot, your vote will revoke any previously submitted proxy.

All shares represented by properly signed and dated proxies received will, if received before the special meeting, be voted at the special meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted: (1) “FOR” adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the compensation that will or may become payable by Echelon to our named executive officers in connection with the merger on a non-binding, advisory basis.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee. You may also attend the special meeting and vote in person by ballot if you have a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting. If available, you may vote over the internet or telephone through your bank, broker or other nominee by following the instructions on the voting instruction form provided by your bank, broker or other nominee. If you do not (1) return your bank’s, broker’s or other nominee’s voting instruction form; (2) vote over the internet or by telephone through your bank, broker or other nominee, if possible; or (3) attend the special meeting and vote in person with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt the merger agreement. It will not have any effect on the proposals: (1) to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; or (2) to approve the compensation that will or may become payable by Echelon to our named executive officers in connection with the merger on a non-binding, advisory basis.

Revocability of Proxies

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•	signing another proxy card with a later date and returning it to us prior to the special meeting;

•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to our Corporate Secretary; or

•	attending the special meeting and voting in person by ballot.

If you have submitted a proxy, your appearance at the special meeting, in the absence of voting in person or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.

Any adjournment, postponement or other delay of the special meeting, including for the purpose of soliciting additional proxies, will allow Echelon stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned, postponed or delayed.

The Echelon Board’s Recommendation

The Echelon Board, after considering various factors described in the section of this proxy statement captioned “The Merger—Recommendation of the Echelon Board and Reasons for the Merger,” has unanimously (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Echelon and its stockholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.

The Echelon Board unanimously recommends that you vote (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the compensation that will or may become payable by Echelon to our named executive officers in connection with the merger on a non-binding, advisory basis.

Adjournment

In addition to the proposals to (1) adopt the merger agreement and (2) approve the compensation that will or may become payable by Echelon to our named executive officers in connection with the merger on a non-binding, advisory basis, Echelon stockholders are also being asked to approve a proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional votes or proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to approve the merger agreement. If a quorum is not present, the chairperson of the special meeting or the stockholders entitled to vote at the special meeting, present in person or represented by proxy, may adjourn the special meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, Echelon stockholders who have already submitted their proxies will be able to revoke them at any time before they are voted at the special meeting.

Solicitation of Proxies

The expense of soliciting proxies will be borne by Echelon. We have retained The Proxy Advisory Group, LLC, a professional proxy solicitation firm, to assist in the solicitation of proxies, and provide related advice and informational support during the solicitation process, for a services fee, plus customary disbursements, which are not expected to exceed $35,000 in total. We will indemnify The Proxy Advisory Group, LLC against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax or over the internet. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger

We currently expect to complete the merger in 2018. However, the exact timing of completion of the merger, if at all, cannot be predicted because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of our control.

Appraisal Rights

If the merger is consummated, stockholders who (1) do not vote in favor of the adoption of the merger agreement; (2) continuously hold such shares through the effective time of the merger; (3) properly perfect appraisal of their shares; (4) meet certain other conditions and statutory requirements described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the merger under Section 262 of the DGCL. This means that such stockholders will be entitled to seek appraisal of their shares by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the merger through the date of payment of the judgment at a rate of 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation pays to each stockholder entitled to appraisal an amount in cash, interest will accrue thereafter only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (ii) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.

Only a stockholder of record may submit a demand for appraisal. To exercise appraisal rights, the stockholder of record must (1) submit a written demand for appraisal to Echelon before the vote is taken on the proposal to adopt the merger agreement; (2) not vote, in person or by proxy, in favor of the proposal to adopt the merger agreement; (3) continue to hold the subject shares of common stock of record through the effective time of the merger; and (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Echelon unless certain conditions are satisfied by the stockholders seeking appraisal, as described further below. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in further detail in this proxy statement, which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which is attached as Annex C to this proxy statement. If you hold your shares of common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee.

Other Matters

At this time, we know of no other matters to be voted on at the special meeting. If any other matters properly come before the special meeting, your shares of common stock will be voted in accordance with the discretion of the appointed proxy holders.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on September 13, 2018

This proxy statement is available at http://www.echelon.com under the Investor Relations tab.

Householding of Special Meeting Materials

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address and last name will receive only one copy of this proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces printing costs, postage fees and the use of natural resources. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card.

If you wish to receive a separate set of our disclosure documents at this time, please notify us (1) by writing to Investor Relations, Echelon Corporation, 2901 Patrick Henry Drive, Santa Clara, California 95054; or (2) by telephone at (408) 938-5252.

If you are a stockholder who has multiple accounts in your name or you share an address with other stockholders and would like to receive a single set of our disclosure documents for your household, you may notify your broker, if your shares are held in a brokerage account. If you hold registered shares, you may contact our Corporate Secretary using the contact method above.

Questions and Additional Information

If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help submitting your proxy or voting your shares of common stock, please contact our proxy solicitor:

The Proxy Advisory Group, LLC

18 East 41st Street, Suite 2000

New York, New York 10017

Stockholders May Call:

(888) 557-7699 (Toll-Free From the U.S. and Canada)

or

(212) 616-2180 (From Other Locations)

THE MERGER

The rights and obligations of the parties to the merger agreement are governed by the specific terms and conditions of the merger agreement and not by any summary or other information in this proxy statement. Therefore, this discussion of the merger is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Parties Involved in the Merger

Echelon Corporation

2901 Patrick Henry Drive

Santa Clara, CA 95054

(408) 938-5200

Echelon has pioneered the development of open-standard networking platforms for connecting, monitoring and controlling devices in commercial and industrial applications. With more than 140 million connected devices installed worldwide, Echelon’s solutions host a range of applications enabling customers to reduce energy and operational costs, improve safety and comfort, and create efficiencies through optimizing physical systems. Echelon is focusing today on two IoT (Internet of Things) market areas: creating smart cities and smart campuses through connected outdoor lighting systems, and enabling device makers to bring connected products to market faster via a range of IoT-optimized embedded systems.

Echelon’s common stock is listed on Nasdaq under the symbol “ELON.”

Adesto Technologies Corporation

3600 Peterson Way

Santa Clara, CA 95054

(408) 400-0578

Adesto is a leading provider of innovative application-specific semiconductors for the IoT era. Adesto’s technology is used by more than 2,000 customers worldwide who are creating differentiated solutions across industrial, consumer, medical and communications markets. With its growing portfolio of high-value technologies, Adesto is helping its customers usher in the era of the Internet of Things.

Adesto’s common stock is listed on Nasdaq under the symbol “IOTS.”

Circuit Acquisition Corporation

3600 Peterson Way

Santa Clara, CA 95054

(408) 400-0578

Merger Sub is a wholly owned subsidiary of Adesto and was formed on June 22, 2018, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement.

Effect of the Merger

Upon the terms and subject to the conditions of the merger agreement, and in accordance with the DGCL, at the effective time of the merger, (1) Merger Sub will merge with and into Echelon; (2) the separate corporate existence of Merger Sub will cease; and (3) Echelon will continue as the surviving corporation in the merger and a wholly owned subsidiary of Adesto.

As a result of the merger, Echelon will cease to be a publicly traded company. If the merger is completed, you will not own any shares of capital stock of the surviving corporation.

The effective time of the merger will occur upon the filing of a certificate of merger with, and acceptance of that certificate by, the Secretary of State of the State of Delaware (or at a later time as we, Adesto and Merger Sub may agree and specify in such certificate of merger).

Effect on Echelon if the Merger is Not Completed

If the merger agreement is not adopted by Echelon stockholders, or if the merger is not completed for any other reason, Echelon stockholders will not receive any payment for their shares of common stock in connection with the merger. Instead, (1) Echelon will remain an independent public company; (2) our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act; and (3) we will continue to file periodic reports with the SEC. In addition, if the merger is not completed, we expect that: (1) our management will operate the business in a manner similar to that in which it is being operated today; and (2) Echelon stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which Echelon operates and adverse economic conditions.

Furthermore, if the merger is not completed, and depending on the circumstances that caused the merger not to be completed, the price of our common stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the merger is not completed, there can be no assurance as to the effect of the merger not being completed on the future value of your shares of common stock. If the merger is not completed, the Echelon Board will continue to evaluate and review, among other things, Echelon’s business, operations, strategic direction and capitalization, and will make whatever changes it deems appropriate. If the merger agreement is not adopted by Echelon stockholders or if the merger is not completed for any other reason, Echelon’s business, prospects or results of operation may be adversely impacted.

Per Share Merger Consideration

Upon the terms and subject to the conditions of the merger agreement, at the effective time of the merger:

•	each share of common stock that is (1) held by Echelon as treasury stock; (2) owned by Adesto or Merger Sub; or (3) owned by any direct or indirect wholly owned subsidiary of Echelon, Adesto or Merger Sub as of immediately prior to the effective time of the merger (which we refer to as the “Owned Company Shares”) will be cancelled and extinguished without any conversion thereof or consideration paid therefor; and

•	each share of common stock that is issued and outstanding as of immediately prior to the effective time of the merger (other than Owned Company Shares and shares of common stock held by Echelon stockholders who have (1) neither voted in favor of the adoption of the merger agreement nor consented thereto in writing; and (2) properly and validly exercised their statutory rights of appraisal in respect of such shares in accordance with the Delaware law) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $8.50, without interest thereon.

At or prior to the closing of the merger, a sufficient amount of cash will be deposited with a designated payment agent to pay the aggregate per share merger consideration. Once a Echelon stockholder has provided the payment agent with his, her or its stock certificates (or affidavit of loss in lieu of a stock certificate) or customary agent’s message with respect to book-entry shares, letter of transmittal and other items specified by the payment agent, the payment agent will promptly pay the stockholder its per share merger consideration. For more information, see the section of this proxy statement captioned “The Merger Agreement—Payment Agent, Exchange Fund and Exchange and Payment Procedures.”

After the merger is completed, each Echelon stockholder will have the right to receive its per share merger consideration, as described in the section of this proxy statement captioned “The Merger Agreement—Conversion of Shares,” but will no longer have any rights as a Echelon stockholder (except that Echelon stockholders who properly and validly exercise and perfect, and do not validly withdraw or subsequently lose, their appraisal rights will have the right to receive payment for the “fair value” of their shares, determined pursuant to an appraisal proceeding contemplated by Delaware law as described below under the section of this proxy statement captioned “The Merger—Appraisal Rights”).

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation of or among the Echelon Board, Echelon’s representatives, and other parties. Other than as described below, there have been no material contacts between Echelon and Adesto in the past two years.

The Echelon Board regularly evaluates Echelon’s strategic direction and ongoing business plans with a view toward strengthening Echelon’s business and enhancing stockholder value. As part of this evaluation, the Echelon Board has, from time to time, considered a variety of strategic alternatives. These have included, among others, (1) the continuation of Echelon’s current business plan as a standalone entity; (2) investment in, and development of, new products; (3) potential expansion opportunities into new business lines through acquisitions and combinations of Echelon with other businesses, as well as through potential partnerships or other commercial relationships; (4) the sale of Echelon or one or more of its business units; and (5) strategic investments in Echelon and other capital raising activities.

In 2012, Echelon retained an internationally recognized investment bank to assist the Echelon Board in understanding, among other things, market trends, public and industry perspectives on its business, and potential strategic alternatives for Echelon. In 2014, with the assistance of that investment bank, the Echelon Board began to focus on a potential sale of Echelon’s smart metering business, although the Echelon Board remained open to all potential strategic alternatives. In September 2014, Echelon completed the sale of its smart metering business.

Beginning in early 2015 and continuing into 2016, with the assistance of that investment bank, the Echelon Board conducted a comprehensive review of strategic alternatives for Echelon. Echelon publicly announced this process on August 6, 2015. As part of this process, Echelon contacted over 60 potential acquirers, composed of a mix of strategic buyers and private equity firms. Although Echelon engaged in preliminary discussions with various parties, this process did not result in any specific proposal.

By late 2016, the Echelon Board was no longer actively pursuing a review of strategic alternatives due to a lack of interested parties, although it did not formally terminate the review process. From time to time, members of Echelon management received communications from parties considering a transaction with Echelon. These communications were exploratory in nature and each was evaluated by Echelon management. None of these communications resulted in a specific proposal.

In late February 2017, Ronald A. Sege, Echelon’s Chairman, President and Chief Executive Officer, was contacted by a representative of a company referred to as “Party A” concerning Party A’s interest in pursuing an acquisition of Echelon. Party A was not among the potential acquirers contacted as part of Echelon’s prior reviews of strategic alternatives in 2014 and 2015.

On March 21, 2017, Party A sent a letter to Echelon proposing to acquire Echelon in an all-cash transaction for $6.25 per share of common stock.

In late March 2017 and again in early April 2017, the Echelon Board met to review the proposal from Party A. Members of Echelon management and representatives of Wilson Sonsini Goodrich & Rosati, Professional Corporation, legal counsel to Echelon (which we refer to as “Wilson Sonsini”) attended these meetings. The representatives of Wilson Sonsini discussed with the members of the Echelon Board their fiduciary duties as directors. The Echelon Board authorized Echelon management to continue discussions with Party A. The Echelon Board also authorized Echelon management to enter into a limited period of exclusivity if Echelon management determined that was appropriate in order to secure a transaction.

During the remainder of April 2017 and into May 2017, members of Echelon management and representatives of Wilson Sonsini negotiated the key terms of an acquisition of Echelon by Party A. Echelon management kept the Echelon Board regularly updated on the status of negotiations with Party A. From the start of discussions with Party A, Echelon repeatedly stressed its need to understand Party A’s proposed financing in order to properly evaluate Party A’s acquisition proposal.

On May 18, 2017, Party A and Echelon signed a term sheet for Party A to acquire Echelon for $7.50 per share in cash. Echelon also agreed to negotiate exclusively with Party A for 30 days. The exclusivity period was later extended to June 30, 2017.

Throughout June 2017 and into July 2017, Party A engaged in an extensive due diligence review of Echelon. In addition, Party A and its legal counsel exchanged numerous drafts of a proposed merger agreement with Echelon and Wilson Sonsini.

By late June 2017, Party A had missed numerous deadlines to provide information to the Echelon Board concerning how Party A would obtain the financing necessary to consummate an acquisition of Echelon.

On June 30, 2017, Party A requested an extension of Echelon’s obligation to negotiate exclusively with Party A. Echelon declined to extend the exclusivity period but agreed to continue to work with Party A toward a possible acquisition of Echelon.

On July 21, 2017, the Echelon Board met, with members of Echelon management and representatives of Wilson Sonsini in attendance. It was the consensus of the Echelon Board that Echelon should not actively pursue additional discussions with Party A until Party A could provide definitive information on how it would obtain the financing necessary to consummate an acquisition of Echelon. The Echelon Board remained open to future discussions with Party A should it provide such documentation. As the engagement with the investment bank retained in 2012 had concluded, the Echelon Board authorized Echelon management to interview investment banks in connection with a possible review of strategic alternatives for Echelon.

After July 21, 2017, members of Echelon management had sporadic contact with representatives of Party A concerning Party A’s continued interest in an acquisition of Echelon. During these discussions, members of Echelon management reiterated the willingness of the Echelon Board to continue acquisition discussions following Echelon’s receipt of customary financing documentation. Party A never provided evidence of its ability to secure the financing necessary to consummate an acquisition of Echelon.

In September 2017, members of each of Adesto management and Echelon management met to discuss a potential commercial collaboration, but these discussions did not result in an agreement at that time. This represented the first discussions of any type between Adesto management and Echelon management.

On September 21, 2017, the Echelon Board met, with members of Echelon management in attendance. Representatives of Wilson Sonsini also attended a portion of this meeting. Echelon management discussed with the Echelon Board the results of its interviews of several investment banks. The Echelon Board selected Piper Jaffray to serve as its financial advisor in connection with a possible sale of Echelon or one or more of its businesses. The Echelon Board selected Piper Jaffray due to that firm’s qualifications, expertise, international reputation and knowledge of the industry in which Echelon operates, and Piper Jaffray’s experience in similar situations. Although the Echelon Board expressed a preference for selling all of the common stock in a single transaction—as it believed that outcome would best maximize stockholder value—it informed Piper Jaffray of the Echelon Board’s willingness to consider any type of value-enhancing transaction, including (1) a sale of one or more of Echelon’s businesses and (2) a substantial investment in Echelon.

On September 25, 2017, Adesto entered into a confidentiality agreement with Echelon.

On October 5, 2017, members of each of Adesto management and Echelon management met to discuss the state of their respective businesses.

On October 6, 2017, Echelon formally engaged Piper Jaffray to serve as its financial advisor.

Starting in October 2017 and continuing into February 2018, Piper Jaffray, using an evolving process, ultimately contacted 132 potential acquirers, composed of 109 strategic buyers (including Adesto) and 23 private equity firms. These potential acquirers were composed of a mix of parties previously contacted during earlier recent reviews of strategic alternatives and other parties not previously contacted that were thought to have an interest in a transaction with Echelon. Echelon determined not to contact Party A about participating in this process due to concerns about Party A’s lack of sufficient financial resources to complete an acquisition of Echelon.

In December 2017, Adesto received access to an online data room containing due diligence information about Echelon and began its due diligence review of Echelon

In late January 2018, Echelon received three preliminary, non-binding indications of interest. Adesto proposed an all-cash acquisition of Echelon for $7.25 to $8.00 per share of common stock. A company referred to as “Party B” proposed an all-cash acquisition of Echelon for $8.11 per share of common stock. A private equity firm referred to as “Party C” proposed an all-cash acquisition of Echelon for $8.00 per share of common stock. Party C also submitted a separate proposal to, among other things, acquire a minority stake in Echelon in lieu of a full acquisition.

On January 31, 2018, the Echelon Board met, with members of Echelon management and representatives of each of Piper Jaffray and Wilson Sonsini in attendance. The representatives of Piper Jaffray reviewed for, and discussed with, the Echelon Board a summary of Piper Jaffray’s preliminary financial analysis of Echelon. The Echelon Board determined that Echelon management and representatives of Piper Jaffray should continue discussions with Adesto, Party B and Party C with the goal of improving the terms of their respective preliminary proposals. In addition, the Echelon Board instructed Piper Jaffray to continue discussions with other parties that were considering a transaction with Echelon but had yet to make a formal proposal.

On February 21, 2018, Piper Jaffray notified those parties that were still considering a transaction with Echelon, including Adesto, Party B and Party C, that they should submit final proposals by March 22, 2018.

In February 2018 and into March 2018, Echelon management and Piper Jaffray assisted various interested parties, including Adesto, Party B and Party C, with due diligence in order to allow them to develop an increased understanding of Echelon and its prospects.

In early March 2018, Echelon made available a draft of the merger agreement for review by those parties that were still considering a transaction with Echelon.

On March 22, 2018, Echelon received four preliminary, non-binding indications of interest. Adesto proposed an all-cash acquisition of Echelon for $7.50 per share of common stock. Adesto’s proposal also required that Echelon have at least $17 million in cash on hand at the closing. Party B proposed an all-cash acquisition of Echelon for $7.97 per share of common stock. Party B’s proposal provided that its obligation to close the acquisition would be conditioned on the agreement of two of Echelon’s key suppliers to extend the terms of their supply agreements. Party B also requested, as part of its due diligence investigation, interviews with numerous Echelon employees, many of whom were not aware that Echelon was conducting a review of strategic alternatives. Party C proposed an all-cash acquisition of Echelon for $8.75 per share of common stock. Party C’s proposal also required that Echelon have at least $18 million in cash on hand at the closing. A private equity firm referred to as “Party D” proposed an all-cash acquisition of Echelon for $8.68 per share of common stock. Party D’s proposal also required that Echelon have at least $20 million in cash on hand at the closing. The proposals from Adesto, Party B, Party C and Party D were accompanied by a request for Echelon to negotiate with the respective party on an exclusive basis. Echelon also received a highly preliminary proposal from an investor referred to as “Party E” to acquire Echelon’s lighting business for little value.

On April 4, 2018, Party D reduced the value of its proposal to $7.74 per share in cash, citing the impact of anticipated transaction-related expenses on Echelon’s projected cash balance.

On April 5, 2018, the Echelon Board met, with members of Echelon management and representatives of each of Piper Jaffray and Wilson Sonsini in attendance. The representatives of Wilson Sonsini discussed with the members of the Echelon Board their fiduciary duties as directors. The Echelon Board reviewed the proposals from Adesto, Party B, Party C, Party D and Party E. The Echelon Board discussed that, although the proposal from Party C had the highest value per share, the financial resources of Party C were unproven. The Echelon Board was concerned that the investment funds directly managed by Party C would provide a comparatively small amount of the equity portion of its proposal; most of the equity investment would come from a number of third parties, each of which had their own due diligence requirements and internal approvals processes. The significant debt required by Party C’s proposal was also a concern for the Echelon Board. Although Party C’s proposal included a debt commitment letter from a financing source, the due diligence and other conditions in that letter, in the opinion of the Echelon Board, imposed potentially significant risk on Party C’s ability to complete a transaction with Echelon. The Echelon Board also considered its overall familiarity with Party C, as certain of its principals previously discussed a number of transaction structures with Echelon management during and after Echelon’s review of strategic alternatives in 2015. Despite the investment of significant time and attention by Echelon management, these discussions never advanced beyond the exploratory structuring stage. In comparison, the proposals from Adesto and Party B did not include financing contingencies and were from operating companies with meaningful assets and the ability to access the capital markets. In the case of Party B, that company then had sufficient cash on its balance sheet to pay for an acquisition of Echelon. In view of (1) the greater certainty of closing of a transaction with Adesto or Party B as compared to Party C; (2) concerns over Party C’s ability to secure the necessary debt and equity financing to consummate a transaction with Echelon as compared to Adesto and Party B; (3) the higher per share price of Party B’s proposal as compared to Adesto’s; and (4) the cash resources of Party B, the Echelon Board instructed Echelon management and Piper Jaffray to seek to improve the terms of Party B’s proposal. In order to seek to preserve a competitive bidding dynamic, the Echelon Board also instructed Piper Jaffray to continue to engage with Adesto, Party C and Party D in the hopes of preserving their interest in an acquisition as well as potentially causing them to improve the price and deal certainty terms of their respective proposals. With respect to Party E, the Echelon Board determined that it was not presently interested in considering Party E’s proposal in view of the significantly more attractive nature of the proposals received from Adesto and Party B. The Echelon Board also authorized Echelon management to enter into a limited period of exclusivity if Echelon management determined that was appropriate in order to secure a transaction. The Echelon Board stressed the importance that it placed on certainty of closing; the Echelon Board believed that announcing and failing to close an acquisition of Echelon would be significantly damaging to Echelon’s business.

Following the meeting of the Echelon Board on April 5, 2018, representatives of Piper Jaffray contacted representatives of Adesto, Party B, Party C and Party D and informed each that its respective proposal was not differentiated from the proposals received from other bidders and that each should improve the terms of its proposal. Party D declined to change its proposal.

On April 11, 2018, Party B increased the value of its proposal to $8.31 per share of common stock. Party B continued to insist on burdensome due diligence requirements (including a significant number of employee interviews) and, as conditions to closing, the extension of two supply agreements.

On April 12, 2018, Adesto increased the value of its proposal to $8.50 per share of common stock.

On April 13, 2018, following consultation with members of Echelon management, representatives of Piper Jaffray informed representatives of each of Adesto, Party B and Party C that their respective revised proposals were not differentiated from the proposals received from other bidders and that each should further improve the terms of its proposal.

On April 14, 2018, Party B modified the terms of its proposal such that, as conditions to closing an acquisition of Echelon, (1) one of Echelon’s key suppliers would need to agree to extend the terms of its supply agreement; and (2) another key supplier would need to confirm that it did not intend to terminate its supply agreement. Party B informed Echelon that it would not further change its proposed purchase price. As part of its due diligence investigation, Party B continued to insist on interviews with certain Echelon employees who were not aware that Echelon was conducting a review of strategic alternatives. Despite repeated efforts, members of Echelon management were unable to get Party B to agree to remove these closing conditions or to conduct these interviews after a transaction with Party B was announced. Echelon management was of the opinion that the closing conditions insisted on by Party B resulted in significant uncertainty as to Party B’s obligation to consummate an acquisition of Echelon, as it conditioned the closing on the actions of third parties. This uncertainty was inconsistent with the Echelon Board’s stated desire for a transaction that had a high degree of certainty. Echelon management was also concerned about disclosing the strategic review process to additional employees and third parties. Accordingly, and in review of the higher per share price offered by Adesto, Echelon management began to focus on pursuing a transaction with Adesto.

On April 16, 2018, Mr. Sege communicated with Narbeh Derhacobian, Adesto’s President and Chief Executive Officer. Mr. Sege conveyed Echelon’s concerns with the minimum cash closing condition requested by Adesto.

From April 16, 2018, to April 19, 2018, Echelon and Adesto negotiated the amount of cash that Echelon was required to have at the closing for Adesto to be obligated to proceed with the acquisition. Adesto ultimately proposed that Echelon have at least $12.55 million of cash as of the end of July 31, 2018, and that this amount be adjusted for certain expenses that Echelon had incurred, and would continue to incur, in connection with a transaction with Adesto.

On April 18, 2018, Party C submitted a revised proposal for a minority investment in Echelon. This proposal did not include the use of debt financing but was otherwise not materially different from Party C’s prior minority investment proposal.

On April 19, 2018, Adesto and Echelon signed a term sheet for Adesto to acquire Echelon for $8.50 per share of common stock. Echelon also agreed to negotiate exclusively with Adesto until May 10, 2018, with the ability for Adesto to extend this period by seven days.

On April 24, 2018, on behalf of Adesto, representatives of Fenwick & West LLP, legal counsel to Adesto (which we refer to as “Fenwick”), provided comments to a draft merger agreement.

From April 24, 2018, until May 15, 2018, representatives of Wilson Sonsini, on behalf of Echelon, and representatives of Fenwick on behalf of Adesto, negotiated the terms of the merger agreement. The key items of negotiation were (1) the nature of any reimbursement of Adesto’s expenses in connection with a termination of the merger agreement; (2) the financing commitments to be made by Adesto; and (3) the obligations of Echelon during the period between signing of the merger agreement and the closing of the merger.

On May 7, 2018, Adesto elected to extend the exclusivity period to May 17, 2018.

On May 8, 2018, Mr. Derhacobian informed Mr. Sege that Adesto was in advanced discussions to acquire another company.

On May 9, 2018, Adesto publicly announced the acquisition of S3 Semiconductors using financing from a senior term loan.

On May 12, 2018, and May 14, 2018, members of Adesto management communicated separately with members of Echelon management and representatives of Piper Jaffray. During these conversations, the members of Adesto management stated that Adesto intended to pursue an equity offering to finance the acquisition of Echelon and would not secure debt financing at that time to fund the acquisition.

Early on May 15, 2018, representatives of Fenwick, on behalf of Adesto, provided a revised draft of the merger agreement to representatives of Wilson Sonsini, on behalf of Echelon. Among other things, this draft provided that Adesto (1) would use its reasonable best efforts to obtain the financing necessary for an acquisition of Echelon; and (2) would pay Echelon a termination fee of approximately $3 million as a sole and exclusive remedy if Echelon terminated the merger agreement because Adesto did not consummate the merger after all closing conditions were satisfied.

Later on May 15, 2018, the Echelon Board met, with members of Echelon management and representatives of each of Piper Jaffray and Wilson Sonsini in attendance. The Echelon Board discussed the status of the acquisition by Adesto and the terms of Adesto’s latest draft of the merger agreement. The Echelon Board determined that the transaction proposed by Adesto was unacceptable because there was no certainty that Adesto could obtain the necessary financing to acquire Echelon. As a result, the Echelon Board viewed the exclusivity agreement with Adesto to no longer be in effect. The Echelon Board instructed Echelon management and Piper Jaffray to inform Adesto of this and promptly begin discussions with other potentially interested parties.

Following the meeting of the Echelon Board on May 15, 2018, Echelon delivered a letter to Adesto stating that, in light of Adetso’s statements and intentions, the exclusivity agreement was no longer effective. Representatives of Piper Jaffray also contacted Party B and Party C to determine whether either was still interested in an acquisition of Echelon. Party B and Party C later confirmed their respective continued interest.

On May 17, 2018, representatives of Piper Jaffray, following consultation with members of Echelon management, delivered a draft merger agreement to representatives of Party B that reflected negotiated terms that Echelon was prepared to agree to immediately.

Throughout the remainder of May 2018 and into June 2018, members of Echelon management and representatives of Piper Jaffray had continued discussions with representatives of Adesto, Party B and Party C concerning their interest in an acquisition of Echelon. With respect to Adesto, these discussions also included periodic updates on the status of Adesto’s efforts to obtain the financing necessary for an acquisition of Echelon.

On May 31, 2018, Party B informed representatives of Piper Jaffray that Party B would not actively pursue an acquisition of Echelon and would instead wait to see if Echelon entered into a transaction with another party.

On June 7, 2018, Party C delivered a new proposal to Echelon. This proposal contemplated Party C making a significant minority investment in Echelon, with Echelon using the proceeds from that investment to repurchase outstanding shares of common stock. In addition, the Echelon Board would be substantially reconstituted. Party C did not provide specific information as to its operational plan for Echelon following the investment.

On June 8, 2018, Adesto renewed its proposal to acquire Echelon for $8.50 per share of common stock. Although Adesto did not then have sufficient cash to acquire Echelon, it stated that it was making plans to conduct an equity offering in the near future. Adesto reiterated its willingness to pay Echelon a termination fee of approximately $3 million if Echelon terminated the merger agreement because Adesto did not consummate the merger after all closing conditions were satisfied.

On June 11, 2018, Party C provided additional information about its proposal and confirmed its continued interest in a minority investment in Echelon.

On June 16, 2018, and June 19, 2018, representatives of each of Wilson Sonsini and Fenwick discussed the structure and terms of a termination fee payable by Adesto to Echelon if Echelon terminated the merger agreement because Adesto did not consummate the merger after all closing conditions were satisfied.

During the week of June 18, 2018, members of Echelon management negotiated with members of Adesto management the termination fee payable by Adesto if Echelon terminated the acquisition because of Adesto’s failure to close. The parties ultimately agreed on a termination fee of $4,410,000.

Also during the week of June 18, 2018, Mr. Sege informed Mr. Derhacobian that, in Mr. Sege’s opinion, the Echelon Board would not accept any type of minimum cash closing condition. Mr. Derhacobian informed Mr. Sege that he anticipated Adesto would no longer seek a minimum cash closing condition.

On June 21, 2018, members of Echelon management and representatives of each of Piper Jaffray and Wilson Sonsini attended a due diligence meeting with Adesto management and representatives of each of Fenwick, three investment banking firms assisting Adesto, and counsel to those investment banks. During this meeting, (1) the attendees discussed the status of Adesto’s efforts to acquire Echelon; and (2) the investment banks conducted preliminary due diligence on Echelon.

On June 22, 2018, the Echelon Board met, with members of Echelon management and representatives of each of Piper Jaffray and Wilson Sonsini in attendance. The Echelon Board discussed the proposals from Adesto and Party C and the risks and uncertainties of each. The Echelon Board determined to proceed with additional negotiations with Adesto because, in the judgment of the Echelon Board, Adesto’s proposal had the potential to deliver the best value (taking into consideration both deal terms and closing certainty) to Echelon stockholders.

During the week of June 25, 2018, Adesto completed its due diligence investigation of Echelon. In addition, representatives of each of Wilson Sonsini and Fenwick completed negotiation of the merger agreement and the accompanying disclosure letter. These negotiations principally focused on the circumstances in which Echelon could terminate the merger agreement and collect a termination fee from Adesto if it failed to close. The investment banks retained by Adesto also continued their due diligence investigation of Echelon.

Also during the week of June 25, 2018, Adesto withdrew its request that Echelon have a minimum amount of cash at the closing.

On June 28, 2018, the Echelon Board met, with members of Echelon management and representatives of each of Piper Jaffray and Wilson Sonsini in attendance. The representatives of Wilson Sonsini discussed with the members of the Echelon Board their fiduciary duties as directors. The representatives of Piper Jaffray reviewed for, and discussed with, the Echelon Board the financial analyses of Piper Jaffray of the proposed consideration of $8.50 per share of common stock pursuant to the proposed transaction with Adesto. The representatives of Piper Jaffray delivered Piper Jaffray’s oral opinion to the Echelon Board, which was confirmed by delivery of a written opinion dated June 28, 2018, to the effect that, as of June 28, 2018, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken set forth in Piper Jaffray’s written opinion, the $8.50 in cash per share of common stock to be received by the holders of common stock, other than Adesto, Merger Sub and their respective affiliates, if any, pursuant to the merger agreement was fair, from a financial point of view, to such holders of common stock. The representatives of Wilson Sonsini reviewed with the members of the Echelon Board the key terms of the merger agreement. The members of the Echelon Board discussed potential reasons for and against entering into the merger with Adesto. The Echelon Board, after considering the factors more fully described in this proxy statement, unanimously (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Echelon and its stockholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. The merger agreement was subsequently signed.

On June 29, 2018, prior to the opening of trading of the common stock on Nasdaq, Echelon and Adesto publicly announced the signing of the merger agreement.

On July 13, 2018, Adesto completed the sale of 6,700,000 shares of its common stock for net proceeds of $37.3 million.

On July 16, 2018, Echelon received an unsolicited letter from Janel Corporation (which we refer to as “Janel”). Janel communicated a non-binding indication of interest to acquire Echelon in a transaction where each share of common stock would be exchanged for $9.00 per share in cash and 0.2 shares of Janel’s common stock. This transaction would require the payment by Janel of approximately $41 million and leave Echelon stockholders with at least 51% of the combined company. Janel stated that its non-binding indication of interest was subject to the receipt of financing and the conclusion of confirmatory due diligence. Janel’s common stock is traded on the over-the-counter market. Janel has a market capitalization of approximately $5 million and had approximately $750,000 of cash on hand as of March 31, 2018. Janel did not describe or name its sources of financing for a transaction. Echelon had been approached by Janel in the past concerning a transaction but discussions had not proceeded beyond the preliminary stage due, in part, to concerns about Janel’s financial capacity. Based on Janel’s lack of clear financial capacity, it was not one of the parties contacted by Piper Jaffray concerning a potential acquisition of Echelon.

On July 18, 2018, the Echelon Board met, with members of Echelon management and representatives of each of Piper Jaffray and Wilson Sonsini in attendance. The representatives of Wilson Sonsini discussed with the members of the Echelon Board their fiduciary duties as directors. The representatives of Piper Jaffray reviewed for, and discussed with, the Echelon Board various perspectives on Janel and its non-binding indication of interest of July 16, 2018. The Echelon Board considered the contingencies in Janel’s non-binding indication of interest, including (1) the lack of any identified financing sources; and (2) the likelihood that Janel could secure sufficient debt or equity financing to consummate its proposed acquisition of Echelon given its low amount of cash on hand and small market capitalization. The Echelon Board also considered the terms of the merger agreement, which require, among other things, that the Echelon Board, before commencing discussions with any party concerning such party’s interest in acquiring Echelon, determine that (1) a third party’s acquisition proposal constitutes a superior proposal or is reasonably likely to lead to a superior proposal; and (2) the failure to commence discussions would be reasonably expected to be inconsistent with the fiduciary duties of the members of the Echelon Board pursuant to applicable law. The Echelon Board determined that Janel’s non-binding indication of interest did not meet the requirements of the merger agreement to commence discussions. Accordingly, the Echelon Board directed Echelon management to inform Janel that the Echelon Board had concluded that Echelon was prohibited under the merger agreement from engaging with Janel. Following the meeting, Echelon management informed Janel of that conclusion.

On July 29, 2018, Echelon received another unsolicited letter from Janel. Janel communicated a non-binding indication of interest to acquire Echelon in a transaction where each share of common stock would be exchanged for $9.25 per share in cash and 0.197 shares of Janel’s common stock, for the same stated implied value as the consideration proposed in Janel’s July 16, 2018, non-binding indication of interest.

On July 30, 2018, the Echelon Board met, with members of Echelon management and representatives of Wilson Sonsini in attendance. The Echelon Board considered Janel’s non-binding indication of interest of July 29, 2018, and the Echelon Board again determined that Janel’s non-binding indication of interest did not meet the requirements of the merger agreement to commence discussions. Accordingly, the Echelon Board directed Echelon management to inform Janel that the Echelon Board had concluded that Echelon was prohibited under the merger agreement from engaging with Janel. Following the meeting, Echelon management informed Janel of that conclusion.

Recommendation of the Echelon Board and Reasons for the Merger

Recommendation of the Echelon Board

The Echelon Board has unanimously (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Echelon and its stockholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.

The Echelon Board unanimously recommends that you vote (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the compensation that will or may become payable by Echelon to our named executive officers in connection with the merger on a non-binding, advisory basis.

Reasons for the Merger

In evaluating the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Echelon Board consulted with Echelon management, outside legal counsel and Piper Jaffray. In recommending that Echelon stockholders vote “FOR” the adoption of the merger agreement, the Echelon Board considered a number of factors, including the following (which factors are not necessarily presented in order of relative importance):

•	Financial Condition, Results of Operations and Prospects of Echelon. The current, historical and projected financial condition, results of operations and business of Echelon, as well as Echelon’s prospects and risks if it were to remain an independent company at its current size and scale and under current market and competitive landscape. The Echelon Board considered Echelon’s current business plans, including (1) the risks and uncertainties associated with achieving and executing on Echelon’s business plans in the short and long term; (2) the impact of general market, customer and competitive trends on Echelon; and (3) the general risks of market conditions that could reduce the price of the common stock. Among the potential risks identified by the Echelon Board were:

•	Echelon’s competitive positioning and prospects as a standalone company.

•	The substantial costs incurred by Echelon as a public company and the relation of those costs to Echelon’s market capitalization.

•	The need for continued investment in Echelon’s lighting business and the nascent nature of that business.

•	The slower-than-expected development of the outdoor lighting controls market.

•	The unanticipated complexity of deploying multi-square mile outdoor lighting control systems in collaboration with partner and city personnel.

•	The increasing investment required to maintain competitiveness in the embedded systems business.

•	Certainty of Value. The consideration to be received by Echelon stockholders in the merger will consist entirely of cash, which provides liquidity and certainty of value. The Echelon Board believed that this certainty of value was compelling compared to the long-term value creation potential and associated execution risks underlying the business plan of Echelon as a standalone company. The Echelon Board also considered that the merger was not subject to any financing condition.

•	Best Value Reasonably Obtainable. The belief of the Echelon Board that the per share merger consideration represents the best value reasonably obtainable for the shares of common stock, taking into account the Echelon Board’s familiarity with the business, operations, prospects, business strategy, assets, liabilities and general financial condition of Echelon on a historical and prospective basis. The Echelon Board also considered that the per share merger consideration of $8.50 (an increase from Adesto’s initial proposal of $7.25 to $8.00 per share) constituted a premium of approximately 104 percent to the closing price of the common stock on June 28, 2018, the last trading day before the announcement of the merger. The results of the exhaustive, multiyear strategic review processes undertaken by the Echelon Board, which included, at various points, the retention by Echelon of two different investment banks. The Echelon Board considered that in the most recent strategic review process, Piper Jaffray contacted 108 potential strategic acquirers (not including Adesto) and 23 private equity firms concerning their interest in an acquisition of all or part of Echelon.

•	Fairness Opinion of Piper Jaffray. The oral opinion of Piper Jaffray to the Echelon Board, which was confirmed by delivery of a written opinion dated June 28, 2018, to the effect that, as of June 28, 2018, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken set forth in Piper Jaffray’s written opinion, the $8.50 in cash per share of common stock to be received by the holders of common stock, other than Adesto, Merger Sub and their respective affiliates, if any, pursuant to the merger agreement was fair, from a financial point of view, to such holders of common stock.

•	Potential Strategic Alternatives. The (1) possible alternatives to the merger, including the possibility of continuing to operate Echelon as an independent entity or of pursuing a minority investment in Echelon, and the desirability and perceived risks of those alternatives; (2) potential benefits to Echelon stockholders of these alternatives and the timing and likelihood of effecting such alternatives; and (3) the Echelon Board’s assessment that none of these alternatives was reasonably likely to present superior opportunities for Echelon to create greater value for Echelon stockholders, taking into account risks of execution as well as business, competitive, financial, industry, market and regulatory risks.

•	Negotiations with Adesto and Terms of the Merger Agreement. The terms of the merger agreement and the results of negotiations with Adesto. Based on negotiations and discussions, the Echelon Board believed that the merger agreement, which was the product of arms’-length negotiations, contained the most favorable terms to Echelon to which Adesto was willing to agree. These terms include:

•	Echelon’s ability, under certain circumstances, to furnish information to, and conduct negotiations with, third parties regarding unsolicited acquisition proposals.

•	The Echelon Board’s view that the terms of the merger agreement would be unlikely to deter third parties from making a superior proposal.

•	The Echelon Board’s ability, under certain circumstances, to withdraw or modify its recommendation that Echelon stockholders vote in favor of the adoption of the merger agreement.

•	The Echelon Board’s ability, under certain circumstances, to terminate the merger agreement to enter into an alternative acquisition agreement. In that regard, the Echelon Board believed that the termination fee payable by Echelon in such instance was reasonable, consistent with or below similar fees payable in comparable transactions, and not preclusive of other offers.

•	The Echelon Board’s ability, under certain circumstance, to terminate the merger agreement and collect a $4.41 million termination from Adesto if Adesto fails to consummate the merger.

•	The limited conditions to Adesto’s obligation to consummate the merger, making the merger reasonably likely to be consummated.

•	Speed and Likelihood of Completion. The anticipated timing of the consummation of the merger, including that no regulatory approvals are necessary. The potential for closing in a relatively short time frame could also reduce the amount of time in which Echelon’s business would be subject to the potential uncertainty of closing and related disruption.

•	Business Reputation of Adesto. The business reputation, management and financial resources of Adesto. The Echelon Board believed that these factors supported the conclusion that a transaction with Adesto could be completed quickly and in an orderly manner. The Echelon Board also believed that these factors had the potential to allow Adesto to conduct a successful equity offering to generate sufficient cash to acquire Echelon.

•	Appraisal Rights. The appraisal rights in connection with the merger available to Echelon stockholders who timely and properly exercise such appraisal rights under Delaware law.

In recommending that Echelon stockholders vote “FOR” the adoption of the merger agreement, the Echelon Board also considered a number of uncertainties and risks and other potentially negative factors, including the following (which factors are not necessarily presented in order of relative importance):

•	No Stockholder Participation in Future Growth or Earnings. The nature of the merger as a cash transaction means that Echelon stockholders will not participate in the future earnings or growth of Echelon, and will not benefit from any appreciation in value of the combined company. The Echelon Board also considered the other potential alternative strategies available to Echelon, some of which potentially could result in a more successful and valuable company.

•	Nature of Adesto’s Financing. The nature of the financing proposed to be used by Adesto to consummate the merger. The Echelon Board considered that Adesto did not have sufficient cash resources to consummate the merger and did not have any debt financing commitments in place. The Echelon Board also considered Adesto’s intention to conduct an equity offering to generate sufficient cash to consummate the merger, and the risks and uncertainties of such an offering.

•	Risk Associated with Failure to Consummate the Merger. The possibility that the merger might not be consummated, and if it is not consummated, (1) Echelon’s directors, senior management and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the transaction; (2) Echelon will have incurred significant transaction costs; (3) Echelon’s continuing business relationships with customers, licensors, business partners and employees may be adversely affected; (4) the trading price of the common stock could be adversely affected; and (5) the market’s perceptions of Echelon’s prospects could be adversely affected.

•	Interim Restrictions on Echelon’s Business Pending the Completion of the Merger. The restrictions on the conduct of Echelon’s business prior to the consummation of the merger, including the requirement that Echelon conduct its business in the ordinary course, subject to specific limitations, which may delay or prevent Echelon from undertaking business opportunities that may arise before the completion of the merger and that, absent the merger agreement, Echelon might have pursued. The Echelon Board also considered the restrictions on soliciting other acquisition proposals prior to the consummation of the merger.

•	Effects of Transaction Announcement. The effect of the public announcement of the merger agreement, including effects on Echelon’s sales, employees, customers, operating results and stock price, and the impact of the public announcement on Echelon’s ability to attract and retain key management, sales and marketing and technical personnel, as well as the likelihood of litigation in connection with the merger.

•	Termination Fee and Expense Reimbursement. The requirement that Echelon pay Adesto a termination fee or reimburse certain of Adesto’s expenses under certain circumstances following termination of the merger agreement, including if the Echelon Board terminates the merger agreement to accept a superior proposal.

•	Timing Risks. The amount of time that it could take to complete the merger and the uncertainty and related disruption that could arise during that time.

•	Taxable Consideration. That an all-cash transaction would be taxable to Echelon stockholders that are U.S. persons for U.S. federal income tax purposes.

•	Potential Conflicts of Interest. That Echelon’s directors and officers may have interests in the merger that are different from, or in addition to, those of Echelon’s other stockholders.

This discussion is not meant to be exhaustive, but summarizes the material factors considered by the Echelon Board in its consideration of the merger. After considering these and other factors, the Echelon Board concluded that the potential benefits of the merger outweighed the uncertainties and risks. In view of the variety of factors considered by the Echelon Board and the complexity of these factors, the Echelon Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the Echelon Board applied his or her own personal business judgment to the process and may have assigned different weights to different factors. The Echelon Board unanimously adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and recommended that Echelon stockholders adopt the merger agreement based upon the totality of the information presented to and considered by the Echelon Board.

Fairness Opinion of Piper Jaffray

Echelon retained Piper Jaffray to act as financial advisor to the Echelon Board, and, if requested, to render to the Echelon Board an opinion as to the fairness, from a financial point of view, of the merger consideration of $8.50 in cash per share to be received by the holders of common stock, other than Adesto, Merger Sub and their respective affiliates, if any.

The full text of the Piper Jaffray written opinion dated June 28, 2018, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Piper Jaffray in rendering its opinion, is attached as Annex B. You are urged to, and should, carefully read the Piper Jaffray opinion in its entirety and this summary is qualified in its entirety by reference to the written opinion. The Piper Jaffray opinion addresses only the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration of $8.50 in cash per share to be received by the holders of common stock (other than Adesto, Merger Sub and their respective affiliates, if any) in the merger. Piper Jaffray’s opinion was directed to the Echelon Board in connection with its consideration of the merger and was not intended to be, and does not constitute, a recommendation to any holders of common stock as to how such holders should vote or act with respect to the merger or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Piper Jaffray, among other things:

•	reviewed and analyzed the financial terms of a draft of the merger agreement;

•	reviewed and analyzed certain financial and other data with respect to Echelon that was publicly available;

•	reviewed and analyzed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Echelon that were publicly available, as well as those that were furnished to Piper Jaffray by Echelon;

•	conducted discussions with members of senior management and representatives of Echelon concerning the immediately preceding matters described above, as well as Echelon’s business and prospects before and after giving effect to the merger;

•	reviewed the current and historical reported prices and trading activity of common stock and similar information for certain other companies deemed by Piper Jaffray to be comparable to Echelon;

•	compared the financial performance of Echelon with that of certain other publicly-traded companies that Piper Jaffray deemed relevant;

•	reviewed the financial terms, to the extent publicly available, of certain business combination transactions that Piper Jaffray deemed relevant; and

•	conducted a discounted cash flow analysis on Echelon based on financial forecasts that were prepared by Company management.

In addition, Piper Jaffray conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as Piper Jaffray deemed necessary in arriving at its opinion.

The following is a summary of the material financial analyses performed by Piper Jaffray in connection with the preparation of its fairness opinion and reviewed with the Echelon Board at a meeting held on June 28, 2018.

This summary includes information presented in tabular format, which tables must be read together with the text of each analysis summary and considered as a whole in order to fully understand the financial analyses presented by Piper Jaffray. The tables alone do not constitute a complete summary of the financial analyses. The order in which these analyses are presented below, and the results of those analyses, should not be taken as any indication of the relative importance or weight given to these analyses by Piper Jaffray or the Echelon Board. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 27, 2018, and is not necessarily indicative of current market conditions.

For purposes of its analyses, and unless the context indicates otherwise, Piper Jaffray calculated (1) Echelon’s implied equity value based on diluted shares of common stock and common stock equivalents outstanding, including options and stock units calculated using the treasury stock method; and (2) enterprise value (which is referred to as “EV”) to be implied equity value, plus debt, which in the case of Echelon was approximately zero, as of June 27, 2018, less cash, which was approximately $18.1 million, as of May 31, 2018.

Historical Trading Analysis

Piper Jaffray reviewed the historical closing prices and trading volumes for the common stock over the one-year period ended June 27, 2018, in order to provide background information on the prices at which the common stock has historically traded. The following table summarizes some of these historical closing prices, and average closing prices, as well as the premium that the merger consideration reflects as compared to the reference closing prices:

	Closing Price per Share	Premium
Price on June 27, 2018	$4.15	105%
1 day prior price (June 26, 2018)	$4.21	102%
4 weeks prior price (May 28, 2018)	$4.25	100%
Merger Consideration	$8.50	0%

Selected Public Companies Analysis

Semiconductor Companies

Piper Jaffray reviewed projected financial data of Echelon for the year ended December 31, 2018, and compared such data to corresponding historical balance sheet data and Wall Street research forecasts for public companies in the semiconductor industry that Piper Jaffray believed were comparable to Echelon’s business profile. Piper Jaffray selected public semiconductor companies that it considered to be relevant, consisting of semiconductor companies with revenue for calendar year 2017 between $35 million and $200 million, enterprise value between $20 million and $350 million, revenue growth less than 35% in calendar year 2017, gross margin less than 75% in calendar year 2017, and excluding companies focused on the wearables market or solar market.

Based on these criteria, Piper Jaffray selected the following eight companies:

•	Adesto Technologies Corporation

•	Aquantia Corp.

•	AudioCodes Ltd.

•	Digi International Inc.

•	DSP Group, Inc.

•	GSI Technology, Inc. (1)

•	Intermolecular, Inc. (1)

•	Sequans Communications S.A.

(1)	EV/ revenue multiples for this company were omitted because this company was not covered by Wall Street and therefore did not have Wall Street estimates of the 2018 calendar year revenue and for the reasons set forth below.

For the selected public semiconductor companies analysis, Piper Jaffray compared projected implied EV/revenue multiples for Echelon for the 2018 calendar year (which we refer to as “calendar year” or “CY”) based on the merger consideration, on the one hand, to the corresponding implied EV/revenue multiples for the selected public companies derived from their closing prices per share on June 27, 2018, and their cash and debt outstanding amounts as indicated in public filings as of such date, on the other hand. Projected CY 2018 revenue for Echelon was based on estimates provided by Echelon management. Projected CY 2018 revenue for the selected public companies were based on Wall Street estimates. Piper Jaffray omitted from the analysis the EV/revenue multiples of companies that were not covered by Wall Street and therefore did not have Wall Street estimates of CY 2018 revenue.

The analysis indicated the following multiples:

	Company(1)	Selected Semiconductor Public Companies
		High	75th%	Mean	Median	25th%	Low
EV to projected CY 2018 revenue	0.8x	3.4x	2.5x	2.1x	2.1x	1.6x	1.2x

(1)	Based on the merger consideration of $8.50 per share.

Based on this analysis, Piper Jaffray noted that, with respect to Echelon, based on the merger consideration, the EV/revenue multiples fell below the “Low” end of the range of implied EV/revenue multiples for the selected public companies. In addition, Piper Jaffray observed that the range implied per share values for common stock based on these multiples yielded the following, as compared to the merger consideration:

	Merger consideration	Implied Per Share Value of Common Stock
		High	75th%	Mean	Median	25th%	Low
EV to projected CY 2018 revenue	$8.50	$25.67	$20.11	$17.58	$17.16	$14.02	$11.36

Financial Profile

Piper Jaffray reviewed projected financial data of Echelon for the year ended December 31, 2018, and compared such data to corresponding historical balance sheet data and Wall Street research forecasts for public companies headquartered in the United States that Piper Jaffray believed were comparable to Echelon’s financial profile. Piper Jaffray selected public companies across all industries with revenue for calendar year 2017 between $10 million and $50 million, enterprise value between $20 million and $100 million, revenue growth less than 5% in calendar year 2017, gross margin between 30% and 60% in calendar year 2017, and earnings before interest, taxes, depreciation and amortization (which we refer to as “EBITDA”) margin less than 0%.

Based on these criteria, Piper Jaffray selected the following six companies:

•	ClearOne, Inc.

•	Fulgent Genetics, Inc.

•	Innovative Solutions and Support, Inc. (1)

•	IRIDEX Corporation

•	Polar Power, Inc.

•	Truett-Hurst, Inc. (1)

(1)	EV/revenue multiple for this company was omitted because this company was not covered by Wall Street and therefore did not have Wall Street estimates of CY 2018 revenue and for the reasons set forth below.

For the selected companies in this analysis, Piper Jaffray compared calendar year projected implied EV/revenue multiples for Echelon based on the merger consideration, on the one hand, to the corresponding implied EV multiples for the selected public companies derived from their closing prices per share on June 27, 2018, and their cash and debt outstanding amounts as indicated in public filings as of such date, on the other hand. Projected CY 2018 revenue for Echelon was based on estimates provided by Echelon management. Projected CY 2018 revenue for the selected public companies were based on Wall Street estimates. Piper Jaffray omitted from the analysis the EV/revenue multiples of companies that were not covered by Wall Street and therefore did not have Wall Street estimates of CY 2018 revenue.

The analysis indicated the following multiples:

	Company(1)	Selected Public Companies with Similar Financial Profile
		High	75th%	Mean	Median	25th%	Low
EV to projected CY 2018 revenue	0.8x	2.6x	2.2x	1.6x	1.7x	1.2x	0.5x

(1)	Based on the merger consideration of $8.50 per share.

Based on this analysis, Piper Jaffray noted that, with respect to Echelon, based on the merger consideration, the EV/revenue multiples fell between the “Low” and the 25th percentile range of implied EV/revenue multiples for the selected public companies. In addition, Piper Jaffray observed that the range of implied per share values for common stock based on these multiples yielded the following, as compared to the merger consideration:

	Merger consideration	Implied Per Share Value of Common Stock
		High	75th%	Mean	Median	25th%	Low
EV to projected CY 2018 revenue	$8.50	$20.85	$18.27	$14.45	$15.09	$11.28	$6.74

Selected M&A Transaction Analysis

Piper Jaffray reviewed merger and acquisition (which we referred to as “M&A”) transactions involving target companies in the technology industry that Piper Jaffray believed were comparable to Echelon’s financial profile. Piper Jaffray selected transactions that closed after June 27, 2015, for which it believed the targets to have been primarily public technology companies headquartered in the United States where the total transaction value was greater than $10 million and the implied enterprise value of the target was between $10 million and $100 million.

Based on these criteria, Piper Jaffray selected the following 10 transactions:

Target	Acquiror	Date of Transaction Announcement
Onvia, Inc.	Deltek, Inc.	October 4, 2017
MRV Communications, Inc.	ADVA Optical Networking	July 2, 2017
ServicePower Technologies plc	Diversis Capital, LLC	December 8, 2016
Anadigics, Inc.	II-VI Incorporated	January 19, 2016
Daegis Inc.	Open Text Corporation	October 8, 2015
Envivio, Inc.	Ericsson Inc.	September 10, 2015
CTI Group (Holdings) Inc.	Enghouse Systems Limited	August 31, 2015
Ikanos Communications, Inc.	QUALCOMM Incorporated	June 9, 2015
Meru Networks, Inc.	Fortinet, Inc.	May 27, 2015
Sutron Corporation	Danaher Corporation	February 24, 2015

For the selected M&A transactions analysis, Piper Jaffray compared implied EV to the last twelve months (which is referred to as “LTM”) revenue multiples for Echelon, based on the merger consideration, to the corresponding multiples for each selected transaction. LTM revenues for Echelon were based on preliminary historical financial data for the 12 months ended March 31, 2018.

The analysis indicated the following multiples:

	Company(1)	Selected Technology M&A Transactions
		High	75th%	Mean	Median	25th%	Low
EV to LTM revenue	1.0x	2.8x	1.4x	1.3x	1.1x	1.0x	0.5x

(1)	Based on the merger consideration of $8.50 per share.

Based on this analysis, Piper Jaffray noted that, with respect to Echelon, based on the merger consideration, the EV/revenue multiple fell between the “Low” and 25th percentile range of implied multiples for the selected M&A transactions. In addition, Piper Jaffray observed that the implied per share values for common stock based on these multiples yielded the following, as compared to the merger consideration:

	Merger consideration	Implied Per Share Value of Common Stock
		High	75th%	Mean	Median	25th%	Low
EV to LTM revenue	$8.50	$20.35	$11.89	$11.31	$10.07	$9.35	$6.36

Premiums Paid Analysis

Piper Jaffray reviewed publicly available information for selected completed or pending M&A transactions to determine the premiums paid in such transactions over recent trading prices of the target companies prior to announcement of the transaction. Piper Jaffray selected transactions for which Piper Jaffray considered the target to be a US listed public technology company (excluding IT services and consulting companies), and applied, among others, the following criteria:

•	M&A transactions between public target and acquirer;

•	transactions closed since June 27, 2015;

•	enterprise value of target between $10 million and $500 million; and

•	more than 50% of the target stock was acquired in the transaction.

Based on these criteria, Piper Jaffray selected 39 transactions, and the table below shows a comparison of premiums paid in the selected transactions over certain time periods to the premium that would be paid to the holders of common stock based on the merger consideration of $8.50 per share.

The analysis indicated the following premiums:

	Company(1)	Selected Transactions
		High	75th%	Mean	Median	25th%	Low
Premium 1 day prior (to announcement of merger)(2)	105%	117%	52.4%	39.9%	33.9%	17.6%	(21)%

(1)	Based on the merger consideration of $8.50.
(2)	Based on the closing price per share of $4.15 on June 27, 2018.

The premiums paid analysis showed that the premiums over the market prices for one day prior to the announcement of the merger for common stock implied by the merger consideration fell between the “High” and 75th percentile range of premiums paid in the selected transactions for the corresponding period. In addition, Piper Jaffray observed that the range of implied per share values for common stock, based on the ranges for this analysis yielded the following, as compared to the merger consideration:

	Merger consideration	Implied Per Share Value of Common Stock
		High	75th%	Mean	Median	25th%	Low
EV to LTM revenue	$8.50	$9.02	$6.32	$5.81	$5.56	$4.88	$3.28

Discounted Cash Flows Analysis

Using a discounted cash flows analysis, Piper Jaffray calculated an estimated range of theoretical enterprise values for Echelon based on the net present value of (1) projected unlevered free cash flows from May 31, 2018, to December 31, 2022, and (2) a projected terminal value at December 31, 2022 based upon terminal year multiples of projected revenue, discounted back to May 31, 2018. The free cash flows for each year and terminal year revenue were calculated from the Financial Forecasts, which were provided to Piper Jaffray by Echelon and are described in the section of this proxy statement captioned “The Merger—Financial Forecasts.” Piper Jaffray calculated the range of net present values for unlevered free cash flows for such periods based on a range of discount rates ranging from 25% to 35%, based on its estimation of Echelon’s weighted average cost of capital. Piper Jaffray calculated a range of terminal values using terminal revenue multiples ranging from 0.5x to 1.7x applied to projected 2022 revenue, and discounted such resulting values back to May 31, 2018, using discount rates ranging from 25% to 35%.

This analysis resulted in implied per share values for common stock ranging from $6.67 to $14.65 (excluding the value of Echelon’s net operating losses). Piper Jaffray observed that the merger consideration was within the range of implied per share values derived from this analysis. Piper Jaffray also calculated a theoretical range of present values of Echelon’s net operating losses based on discounting Echelon’s projected tax savings from utilizing the net operating losses at discount rates ranging from 30% to 40%, which were selected by Piper Jaffray utilizing its professional judgment and experience, with long-term earnings growth rates ranging from 0% to 3.0%. This analysis resulting in implied per share values of Echelon’s net operating losses ranging from $0.88 to $1.39.

Miscellaneous

The summary set forth above does not contain a complete description of the analyses performed by Piper Jaffray and reviewed with the Echelon Board, but summarizes the material analyses performed by Piper Jaffray in rendering its opinion. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Piper Jaffray believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in the Piper Jaffray opinion. In arriving at its opinion, Piper Jaffray considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Instead, Piper Jaffray made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be Piper Jaffray’s view of the actual value of common stock.

None of the selected companies or transactions used in the analyses above is directly comparable to Echelon or the merger. Accordingly, an analysis of the results of the comparisons is not purely mathematical; rather, it involves considerations and judgments concerning differences in historical and projected financial and operating characteristics of the selected companies and target companies in the selected transactions and other factors that could affect the public trading value or transaction value of the companies involved.

Piper Jaffray performed its analyses for purposes of providing its opinion to the Echelon Board. In performing its analyses, Piper Jaffray made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Certain of the analyses performed by Piper Jaffray are based upon financial projections of future results furnished to Piper Jaffray by Echelon management, which are not necessarily indicative of actual future results and may be significantly more or less favorable than actual future results. These financial projections are inherently subject to uncertainty because, among other things, they are based upon numerous factors or events beyond the control of the parties or their respective advisors. Neither Piper Jaffray nor Echelon assumes responsibility if future results are materially different from projected financial results.

Piper Jaffray’s opinion was one of many factors taken into consideration by the Echelon Board in making the determination to approve the merger agreement. While Piper Jaffray provided advice to the Echelon Board during Echelon’s negotiations with Adesto, the Echelon Board determined the amount of merger consideration and Piper Jaffray did not recommend any specific amount or type of merger consideration.

Piper Jaffray relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to Piper Jaffray or discussed with or reviewed by Piper Jaffray. Piper Jaffray further relied upon the assurances of Echelon management that the financial information provided to Piper Jaffray by Echelon management was prepared on a reasonable basis in accordance with industry practice, and that Echelon management was not aware of any information or facts that would make any information provided to Piper Jaffray incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of its opinion, Piper Jaffray assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by Piper Jaffray, that such information was reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of Echelon management as to the expected future results of operations and financial condition of Echelon. Piper Jaffray expressed no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. Piper Jaffray relied, with consent of the Echelon Board, on advice of the outside counsel, and independent accountants to Echelon, and on the assumptions of the management of Echelon, as to all accounting, legal, tax and financial reporting matters with respect to Echelon and the merger agreement.

In arriving at its opinion, Piper Jaffray assumed that the executed merger agreement was in all material respects identical to the last draft reviewed by Piper Jaffray. Piper Jaffray relied upon and assumed, without independent verification, that (1) the representations and warranties of all parties to the merger agreement and all other related documents and instruments that are referred to therein are true and correct; (2) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party; (3) the merger will be consummated pursuant to the terms of the merger agreement without amendments thereto; and (4) all conditions to the consummation of the merger will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, Piper Jaffray assumed that all the necessary regulatory approvals and consents required for the merger will be obtained in a manner that would not adversely affect Echelon or the contemplated benefits of the merger.

In arriving at its opinion, Piper Jaffray did not perform any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of Echelon, and Piper Jaffray was not furnished or provided with any such appraisals or valuations, nor did Piper Jaffray evaluate the solvency of Echelon under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by Piper Jaffray in connection with its opinion were going concern analyses. Piper Jaffray expressed no opinion regarding the liquidation value of Echelon or any other entity. Without limiting the generality of the foregoing, Piper Jaffray undertook no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Echelon or any of its affiliates is a party or may be subject, and at Echelon’s direction and with its consent, Piper Jaffray’s opinion made no assumption concerning, and therefore did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. Piper Jaffray also assumed that neither Echelon nor Adesto is party to any material pending transaction, including without limitation, any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the merger.

Piper Jaffray’s opinion was necessarily based upon the information available to it and facts and circumstances as they existed and were subject to evaluation on the date of its opinion. Events occurring after the date of its opinion could materially affect the assumptions used in preparing its opinion. Piper Jaffray did not undertake to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of its opinion and does not have any obligation to update, revise or reaffirm its opinion.

Piper Jaffray’s opinion addressed solely the fairness, from a financial point of view, to holders of common stock of the proposed merger consideration set forth in the merger agreement and did not address any other terms or agreement relating to the merger or any other terms of the merger agreement. Piper Jaffray was not requested to opine as to, and its opinion does not address, the basic business decision to proceed with or effect the merger, the merits of the merger relative to any alternative transaction or business strategy that may be available to Echelon, Adesto’s ability to fund the merger consideration, or any other terms contemplated by the merger agreement or the fairness of the merger to any other class of securities, creditor or other constituency of Echelon. Furthermore, Piper Jaffray expressed no opinion with respect to the amount or nature of compensation to any officer, director or employee of any party to the merger, or any class of such persons, relative to the merger consideration or with respect to the fairness of any such compensation.

Information about Piper Jaffray

As a part of its investment banking business, Piper Jaffray is regularly engaged in the valuation of businesses in the semiconductor industry and other industries and their securities in connection with mergers and acquisitions, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. The Echelon Board selected Piper Jaffray to be its financial advisor and render its fairness opinion in connection with the merger on the basis of such experience and its familiarity with Echelon.

Piper Jaffray acted as a financial advisor to Echelon in connection with the merger and will receive a fee, currently estimated to be approximately $1.9 million, from Echelon, all of which is contingent upon the consummation of the merger, except for $500,000 of such fee, which has been earned by Piper Jaffray for rendering its fairness opinion. The opinion fee was not contingent upon the consummation of the merger or the conclusions reached in Piper Jaffray’s opinion. Echelon has also agreed to indemnify Piper Jaffray against certain liabilities and reimburse Piper Jaffray for certain expenses in connection with its services. In the ordinary course of its business, Piper Jaffray and its affiliates may actively trade securities of Echelon and Adesto for its own account or the account of its customers and, accordingly, may at any time hold a long or short position in such securities. In the ordinary course of its business, Piper Jaffray also publishes research on the common stock of Echelon and the common stock of Adesto. Piper Jaffray may also, in the future, provide investment banking and financial advisory services to Echelon or Adesto or entities that are affiliated with Echelon or Adesto, for which Piper Jaffray would expect to receive compensation. Piper Jaffray has not acted as financial advisor to Echelon in the two years prior to the issuance of its fairness opinion, other than in connection with the merger. Piper Jaffray has not received fees or other compensation from Adesto in the two years prior to the issuance of its fairness opinion.

Consistent with applicable legal and regulatory requirements, Piper Jaffray has adopted policies and procedures to establish and maintain the independence of Piper Jaffray’s research department and personnel. As a result, Piper Jaffray’s research analysts may hold opinions, make statements or recommendations and/or publish research reports with respect to Echelon and the merger and other participants in the merger that differ from the opinions of Piper Jaffray’s investment banking personnel.

Financial Forecasts

Echelon does not, as a matter of course, make public projections as to its future financial performance. However, Echelon has in the past provided quarterly guidance with respect to certain metrics, including total revenues and operating expenses. Echelon management also regularly prepares internal financial forecasts regarding its future operations for subsequent fiscal years.

In connection with Echelon’s strategic planning process, Echelon management prepared and provided to the Echelon Board various forward-looking financial information for fiscal years 2018 through 2022. This financial information was also made available to certain parties considering a transaction with Echelon, including Adesto, Party B, Party C, Party D and Party E. This financial information is collectively referred to as the “Management Original Forecasts.”

In connection with the preparation of the fairness opinion by Piper Jaffray, Echelon management updated the Management Original Forecasts solely to account for the passage of time and Echelon’s business results since the preparation of the Management Original Forecasts. This financial information is collectively referred to as the “Management Refreshed Forecasts.” Echelon provided the Management Refreshed Forecasts to Piper Jaffray for use in the preparation of its fairness opinion, but did not make the Management Refreshed Forecasts available to any parties considering a transaction with Echelon. The Management Original Forecasts and the Management Refreshed Forecasts are collectively referred to as the “Forecasts.” A summary of the Forecasts is set forth below.

The Forecasts were not prepared with a view toward public disclosure or to complying with accounting principles generally accepted in the United States (which we refer to as “GAAP”). In addition, the Forecasts were not prepared with a view toward complying with the guidelines established by the SEC or by the American Institute of Certified Public Accountants with respect to prospective financial information. In addition, the Forecasts assume that Echelon would continue as a standalone company and do not reflect the impact of the merger (if it is completed).

In the opinion of Echelon management, the Forecasts (1) were prepared on a reasonable basis; (2) reflected the best currently available estimates and judgments; and (3) presented, to Echelon management’s knowledge, the expected future financial performance of Echelon within the parameters and under the assumptions specified in preparing the Forecasts. Because the Forecasts reflect estimates and judgments, they are susceptible to sensitivities and assumptions, as well as multiple interpretations based on actual experience and business developments. The Forecasts also cover multiple years and such information by its nature becomes less predictive with each succeeding year.

Neither Echelon’s independent registered public accounting firm nor any other independent accountants have (1) compiled, reviewed, audited, examined or performed any procedures with respect to the Forecasts; (2) expressed any opinion or any other form of assurance on such information or the achievability of such information; or (3) assumed any responsibility for the Forecasts. Echelon’s independent registered public accounting firm disclaims any association with the Forecasts.

The Forecasts are forward-looking statements. Although the Forecasts are presented with numerical specificity, they reflect numerous assumptions and estimates as to future events made by Echelon management that Echelon management believed were reasonable at the time that the Forecasts were prepared, taking into account the relevant information available to Echelon management at that time. However, the Forecasts are not fact and should not be relied upon as being necessarily indicative of future results. Important factors that may affect actual results and cause the Forecasts not to be achieved include, among others, (1) general economic conditions; (2) the accuracy of certain accounting assumptions; (3) changes in actual or projected cash flows; (4) competitive pressures; and (5) changes in tax laws. Additional factors that may impact Echelon and its business can be found in the various risk factors included in Echelon’s periodic filings with the SEC. All of these factors are difficult to predict, and many of them are outside of Echelon’s control. As a result, there can be no assurance that the Forecasts will be realized, and actual results may be materially better or worse than those contained in the Forecasts. The Forecasts may differ from publicized analyst estimates and forecasts and do not take into account any events or circumstances after the date that they were prepared, including the announcement of the merger. Echelon does not intend to update or otherwise revise the Forecasts to reflect circumstances existing after the date they were made or to reflect the occurrence of future events, even if any or all of the assumptions underlying the Forecasts are shown to be in error or no longer appropriate.

By including the Forecasts in this proxy statement, neither Echelon nor any of its representatives has made or makes any representation to any person regarding Echelon’s ultimate performance as compared to the information contained in the Forecasts. The inclusion of the Forecasts should not be regarded as an indication that the Echelon Board, Echelon or any other recipient of the Forecasts considered, or now considers, the Forecasts to be predictive of actual future results. Further, the inclusion of the Forecasts in this proxy statement does not constitute an admission or representation by Echelon that the information presented is material. The summary of the Forecasts is not being included in this proxy statement to influence the decision of any Echelon stockholder on how to vote at the special meeting.

Echelon stockholders are cautioned not to place undue reliance on the Forecasts, as Echelon may not achieve the Forecasts whether or not the merger is completed.

Management Original Forecasts

(Dollars in millions)(1)	Jun.—Dec.
	2018P	2019P	2020P	2021P	2022P
Revenue	$20.7	$41.7	$52.9	$64.1	$80.3
Cost of Goods Sold	9.4	18.9	24.7	30.1	37.6

Gross Profit	11.3	22.8	28.2	34.1	42.7
Total Operating Expenses	12.4	18.3	21.0	24.1	29.1

Operating Income	(1.1)	4.5	7.3	10.0	13.6
Less: Taxes @ 29.8%(2)	0.0	(1.3)	(2.2)	(3.0)	(4.1)

Net Operating Income After Tax	(1.1)	3.2	5.1	7.0	9.6
Plus: Depreciation & Amortization	0.2	0.4	0.3	0.1	0.1
Less: Capital Expenditures	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)
Less: (Inc.) / Dec. in Working Capital	(0.2)	0.5	0.7	0.7	1.1

Free Cash Flow	(1.1)	3.9	6.0	7.7	10.6

(1)	Totals may not foot due to rounding.
(2)	Tax rate assumes 21.0% federal tax rate and 8.8% California state tax rate; assumes no tax for 2018 period given negative Operating Income.

Management Refreshed Forecasts

(Dollars in millions)(1)	Jun.—Dec.
	2018P	2019P	2020P	2021P	2022P
Revenue	$20.7	$41.7	$52.9	$64.1	$80.3
Cost of Goods Sold	9.4	18.9	24.7	30.1	37.6

Gross Profit	11.3	22.8	28.2	34.1	42.7
Total Operating Expenses	12.4	18.3	21.0	24.1	29.1

Operating Income	(1.1)	4.5	7.3	10.0	13.6
Less: Taxes @ 29.8%(2)	0.0	(1.3)	(2.2)	(3.0)	(4.1)

Net Operating Income After Tax	(1.1)	3.2	5.1	7.0	9.6
Plus: Depreciation & Amortization	0.3	0.4	0.4	0.2	0.1
Less: Capital Expenditures	(0.1)	(0.2)	(0.2)	(0.2)	(0.2)
Less: (Inc.) / Dec. in Working Capital	(1.5)	(0.2)	(0.3)	(0.4)	(0.5)

Free Cash Flow	(2.4)	3.2	5.0	6.6	9.0

(1)	Totals may not foot due to rounding.
(2)	Tax rate assumes 21.0% federal tax rate and 8.8% California state tax rate; assumes no tax for 2018 period given negative Operating Income.

Interests of Echelon’s Directors and Executive Officers in the Merger

When considering the recommendation of the Echelon Board that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Echelon stockholders generally, as more fully described below. The Echelon Board was aware of and considered these interests to the extent that they existed at the time, among other matters, in approving the merger agreement and the merger and recommending that the merger agreement be adopted by Echelon’s stockholders.

Insurance and Indemnification of Directors and Executive Officers

For more information, see the section of this proxy statement captioned “The Merger Agreement—Indemnification and Insurance.”

Treatment of Equity-Based Awards

Treatment of Company Options

As of the record date, there were 336,140 outstanding company options held by our directors and executive officers, of which 192,000 have an exercise price below the per share merger consideration.

At the effective time of the merger, each company option outstanding and unexercised immediately prior to the effective time of the merger, whether vested or unvested, will be cancelled and converted into a right to receive an amount in cash, without interest, equal to the option consideration. The payment of the option consideration will be subject to any applicable withholding taxes.

With respect to any company options for which the exercise price per share attributable to such company options is equal to or greater than the per share merger consideration, such company options will be cancelled without any cash payment being made in exchange for such cancellation.

Treatment of Company RSUs

As of the record date, there were 414,269 outstanding RSUs (including performance-based RSUs) held by our directors and executive officers.

At the effective time of the merger, each company RSU outstanding as of immediately prior to the effective time of the merger, whether vested or unvested, will be cancelled and converted into a right to receive an amount in cash, without interest, equal to the RSU consideration. For the purposes of the previous sentence, the number of shares of Echelon common stock issuable pursuant to a company RSU will be deemed to be the number of shares issuable following full performance and satisfaction of the target (to the extent applicable). The payment of the RSU consideration will be subject to any applicable withholding taxes.

Equity Interests of Echelon’s Executive Officers and Non-Employee Directors

The following table sets forth for each Echelon executive officer and director, as of August 31, 2018, (1) the number of shares of common stock held assumed to be held based on information available to Echelon as of the date of this proxy statement; (2) the number of shares subject to outstanding company options with an exercise price less than $8.50 per share; and (3) the number of shares subject to company RSUs that will vest upon the merger, assuming that Echelon does not provide vesting terms for any executive officer that are different from those described in the section of this proxy statement captioned “The Merger—Interests of Echelon’s Directors and Executive Officers in the Merger—Treatment of Equity-Based Awards.” The table sets forth the values of these shares and equity awards based on the per share merger consideration (minus the applicable exercise price in the case of company options).

Equity Interests of Echelon’s Executive Officers and Non-Employee Directors

Name	Number of Shares Held (#)(1)	Value of Shares Held ($)(2)	Number of Shares Subject to In-the-Money Options (#)(3)	Value of In-the- Money Options ($)(4)	Number of Shares Subject to Company RSUs Accelerating upon the Merger (#)(5)		Value of Shares Subject to Company RSUs Accelerating upon the Merger ($)(6)	Total ($)
Ronald A. Sege	50,792	431,732	45,000	147,600	132,799	(7)	1,128,792	1,708,124
Alicia Jayne Moore	14,804	125,834	24,000	78,720	58,696	(8)	498,916	703,470
Christopher Jodoin	13,906	118,201	21,000	68,880	55,439	(9)	471,232	658,313
Robert J. Finocchio, Jr.	16,500	140,250	15,000	26,550	—		—	166,800
Armas Clifford Markkula, Jr.	177,703	1,510,476	15,000	26,550	—		—	1,537,026
Robert R. Maxfield	37,398	317,883	15,000	26,550	—		—	344,433
Betsy Rafael	1,000	8,500	15,000	26,550	—		—	35,050

(1)	These numbers include shares beneficially owned by the executive officers and non-employee directors (other than shares subject to options), as described in more detail under the section of this proxy statement captioned “Security Ownership of Certain Beneficial Owners and Management.”
(2)	These amounts are the product obtained by multiplying the corresponding number of shares in the “Number of Shares Held” column by the per share merger consideration.
(3)	The numbers shown are the number of shares subject to company options held by the individual with a per share exercise price less than the per share merger consideration.
(4)	These amounts are the excess of (1) the corresponding number of shares in the “Number of Shares Subject to In-the-Money Options” column multiplied by the per share merger consideration over (2) the aggregate exercise price for such shares.
(5)	The numbers shown are the total of the number of shares subject to company RSUs for which the corresponding RSU consideration will be payable in connection with the merger. For the purposes of the previous sentence, the number of shares issuable pursuant to a company RSU will be deemed to be the number of shares issuable following full performance and satisfaction of the target (to the extent applicable).
(6)	These amounts are the product of the corresponding number of shares in the “Number of Shares Subject to Company RSUs Accelerating upon the Merger” column multiplied by the per share merger consideration.
(7)	Of these, 132,799 company RSUs assumed to be cancelled and converted into the right to receive the RSU consideration upon the closing of the merger, and assuming the merger is consummated after August 31, 2018, 20,000 company RSUs will vest on September 20, 2018, and 22,500 company RSUs will vest on September 28, 2018, in each case according to their vesting schedules if the closing of the merger occurs after August 31, 2018.

(8)	Of these, 58,696 company RSUs assumed to be cancelled and converted into the right to receive the RSU consideration upon the closing of the merger, and assuming the merger is consummated after August 31, 2018, 15,000 company RSUs will vest on September 20, 2018, and 12,000 company RSUs will vest on September 28, 2018, in each case according to their vesting schedules if the closing of the merger occurs after August 31, 2018.
(9)	Of these, 55,439 company RSUs assumed to be cancelled and converted into the right to receive the RSU consideration upon the closing of the merger, and assuming the merger is consummated after August 31, 2018, 15,000 company RSUs will vest on September 20, 2018, and 10,500 company RSUs will vest on September 28, 2018, in each case according to their vesting schedules if the closing of the merger occurs after August 31, 2018.

Payments Upon Termination Following Change of Control

CEO Employment Agreement

We entered into an employment agreement with Mr. Sege effective August 19, 2010. Under Mr. Sege’s employment agreement, if he is subject to an Involuntary Termination (as defined in the employment agreement) within 3 months prior to or within 12 months following a Change in Control Merger (as defined in the employment agreement), then subject to his execution of a release of claims in favor of Echelon that subsequently becomes effective, he would be entitled to receive: (1) a lump sum payment, less applicable withholdings, equal to 18 months of his then-current base salary; (2) a lump sum payment, less applicable withholdings, equal to 150% of the greater of (i) the average annual bonus paid over the prior 24-month period or (ii) his then-current target annual bonus; (3) 100% vesting acceleration of outstanding and unvested service-based equity awards; (4) 100% vesting acceleration at on-target levels of all equity awards with performance-based vesting in which the performance period has not yet lapsed; (5) Echelon’s payment of premiums for continued health, dental and vision benefits for him (and any eligible dependents) under Echelon’s health, dental and vision plans for up to 18 months; and (6) any bonuses earned before his termination but deferred solely due to Echelon policy will be paid out at the earliest time that would not give rise to additional taxation under Section 409A of the Internal Revenue Code.

In addition, the employment agreement provides that, if any payment or benefits to Mr. Sege (including the payments and benefits under his employment agreement) would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code and would therefore be subject to an excise tax under Section 4999 of the Internal Revenue Code, then such payments and benefits will be either (1) reduced to the largest portion of the payments and benefits that would result in no portion of the payments and benefits being subject to the excise tax; or (2) not reduced, whichever, after taking into account all applicable federal, state, and local employment taxes, income taxes, and the excise tax (all computed at the highest marginal rate), results in his receipt, on an after-tax basis, of the greater payments and benefits.

The closing of the merger will constitute a “Change in Control Merger” under Mr. Sege’s employment agreement.

Under the employment agreement, the following definitions are used:

•	“Involuntary Termination” means (1) without Mr. Sege’s express written consent, a significant reduction of his duties, authority or responsibilities immediately prior to such reduction; (2) a material reduction in his total cash compensation (other than pursuant to partial or no annual bonus payouts due to failure to achieve the performance milestones); (3) his relocation to a facility or a location more than 30 miles from his then-present location, without his express written consent; or (iv) any purported termination of Mr. Sege which is not effected for disability, his death or for Cause (as defined in the employment agreement), or any purported termination for which the grounds relied upon are not valid. In addition, for (1), (2) or (3) above to qualify as an Involuntary Termination, Mr. Sege must provide written notice to Echelon of the existence of the one or more of the above conditions within 90 days of its initial existence and Echelon must be provided with at least 30 days to remedy the condition.

•	“Cause” means (1) any act of personal dishonesty taken by Mr. Sege in connection with his responsibilities under the employment agreement and intended to result in his substantial personal enrichment, (2) his conviction of, or plea of nolo contendere to, a felony, (3) a willful act by him which constitutes gross misconduct and which is injurious to Echelon or its affiliates, and (4) following delivery to him of a written demand for performance from Echelon which describes the basis for Echelon’s belief that he has not substantially performed his duties, his continued violations of his obligations to Echelon which are demonstrably willful and deliberate on his part.

Executive Change in Control and Severance Agreements with Other Named Executive Officers

Echelon entered into executive change in control and severance agreements (which we refer to as the “severance agreements”) with Alicia Jayne Moore, Senior Vice President, Chief Legal and Administration Officer and Secretary, and Christopher Jodoin, Senior Vice President Operations and Planning. Each of these agreements provides that if the named executive officer’s employment with Echelon terminates pursuant to a CIC Involuntary Termination (as defined in the severance agreement) and such termination occurs on or within 12 months after a Change in Control Merger (as defined in the applicable severance agreement), he or she would be entitled to receive: (1) a lump-sum payment, less applicable withholdings, equal to 12 months of his or her annual base salary as in effect immediately prior to his or her termination date or, if greater, at the highest level in effect during the one year period immediately before the Change in Control Merger; and (2) a taxable monthly payment, less applicable withholdings, equal to twice the monthly COBRA premium (based on the premium for the first month of COBRA coverage) that would be required to continue group health, dental and vision coverage (as in effect on the date of termination) for the applicable named executive officer and his or her spouse and covered dependents for 12 months.

In addition, each severance agreement provides that, if any payment or benefits to the applicable named executive officer (including the payments and benefits under his or her severance agreement) would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code and would therefore be subject to an excise tax under Section 4999 of the Internal Revenue Code, then such payments and benefits will be either (1) reduced to the largest portion of the payments and benefits that would result in no portion of the payments and benefits being subject to the excise tax; or (2) not reduced, whichever, after taking into account all applicable federal, state, and local employment taxes, income taxes, and the excise tax (all computed at the highest marginal rate), results in his or her receipt, on an after-tax basis, of the greater payments and benefits.

The closing of the merger will constitute a “Change in Control Merger” under each severance agreement.

Under each severance agreement, the following definitions are used:

•	“CIC Involuntary Termination” means, without the named executive officer’s express written consent: (1) a significant reduction of his or her duties, authority or responsibilities, relative to his or her duties, authority or responsibilities at the highest level as in effect during the three-month period immediately prior to the Change in Control Merger; (2) a material reduction in his or her total cash compensation at the highest rate in effect during the three-month period immediately prior to the Change in Control Merger; (3) his or her relocation to a facility or a location more than 30 miles from his or her then-present location, without his or her express written consent; or (4) any purported termination of the named executive officer which is not effected for his or her death, disability or for Cause (as defined in his or her severance agreement) or any purported termination for which the grounds relied upon are not valid.

•	“Cause” means (1) any act of personal dishonesty taken by the named executive officer in connection with his or her responsibilities as a service provider and intended to result in his or her substantial personal enrichment; (2) his or her conviction of a felony; (3) a willful act by him or her which constitutes gross misconduct and which is injurious to the successor corporation; and (4) following delivery to him or her of a written demand for performance from the successor corporation which describes the basis for the successor corporation’s belief that he or she has not substantially performed his or her duties, his or her continued violations of his or her obligations to the successor corporation which are demonstrably willful and deliberate on his or her part.

Golden Parachute Compensation

The following table sets forth the information required by Item 402(t) of Regulation S-K published by the SEC regarding certain compensation that each of Echelon’s named executive officers may receive that is based on, or that otherwise relates to, the merger. Echelon’s “named executive officers” for purposes of the disclosure in this proxy statement are Messrs. Sege and Jodoin and Ms. Moore. For additional details regarding the terms of the payments quantified below, see the sections of this proxy statement captioned “The Merger—Interests of Echelon’s Directors and Executive Officers in the Merger—Treatment of Equity-Based Awards” and “The Merger—Interests of Echelon’s Directors and Executive Officers in the Merger—Payments Upon Termination Following Change of Control.”

The figures in the table are estimated based on (1) assumed compensation and benefit levels as of August 31, 2018; (2) an assumed effective date of August 31, 2018, for the merger; and (3) the assumed termination of the named executive officer’s employment without cause on the day immediately following such effective date for the merger. The amounts reported below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date. Accordingly, the ultimate values to be received by a named executive officer in connection with the merger may differ from the amounts set below.

Echelon’s named executive officers will not receive pension, non-qualified deferred compensation, or tax reimbursement in connection with the merger.

As required by applicable SEC rules, all amounts below that are determined using the per share value of Echelon’s common stock have been calculated based on the per share merger consideration.

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)(3)	Perquisites/ Benefits ($)(4)	Total Payments ($)(5)
Ronald A. Sege	1,200,000	1,134,942	47,120	2,382,062
Alicia Jayne Moore	367,827	502,196	—	870,023
Christopher Jodoin	312,827	474,102	—	786,929

(1)	These amounts represent the “double-trigger” cash severance payments to which Mr. Sege may become entitled under his employment agreement and the “double-trigger” cash severance payments to which each of Ms. Moore and Mr. Jodoin may become entitled under his or her severance agreement, as described in further detail in the section of this proxy statement captioned “The Merger—Interests of Echelon’s Directors and Executive Officers in the Merger—Payments Upon Termination Following Change of Control.” The amounts represent (1) the lump sum cash payment of the applicable number of months of the named executive officer’s base salary (18 months for Mr. Sege and 12 months for each of Ms. Moore and Mr. Jodoin); (2) in Mr. Sege’s case, the lump sum cash payment equal to 150% of the greater of (i) the average annual bonus paid over the prior 24-month period or (ii) his then current target annual bonus (which, for purposes of this table, is assumed to be 150% of his most-recent target annual bonus since Mr. Sege’s annual bonus opportunity for 2018 was replaced with the grant of performance shares and the amount of the annual bonus opportunity he otherwise would have had is greater than the average annual bonus paid to him over the 24-month period before his assumed termination date); and (3) in the case of Ms. Moore and Mr. Jodoin, the taxable monthly cash payment equal to twice the monthly COBRA premium (based on the premium for the first month of COBRA coverage) that would be required to continue group health, dental and vision coverage (as in effect on the date of termination) for the applicable named executive officer and his or her spouse and covered dependents for 12 months, as follows:

Name	Base Salary Severance Payment ($)	Bonus Severance Payment ($)	COBRA Replacement Severance Payment ($)
Ronald A. Sege	600,000	600,000	—
Alicia Jayne Moore	305,000	—	62,827
Christopher Jodoin	250,000	—	62,827

(2)	These amounts include the “single-trigger” payments of the option consideration and RSU consideration for the portions of unvested company options and company RSUs, respectively, that are otherwise scheduled to vest by their terms after August 31, 2018, as described in further detail in the section of this proxy statement captioned “The Merger—Interests of Echelon’s Directors and Executive Officers in the Merger—Treatment of Equity-Based Awards.” The following table quantifies the value of such payments, which is calculated for each such equity award by multiplying (1) the number of shares subject to such equity award (which, for a company RSU, will be deemed the number of shares issuable following full performance and satisfaction of the target (to the extent applicable)) by (2) the difference between the per share merger consideration and the exercise price per share, if any, attributable to such equity award.

Name	Option Consideration ($)	RSU Consideration ($)
Ronald A. Sege	6,150	1,128,792
Alicia Jayne Moore	3,280	498,916
Christopher Jodoin	2,870	471,232

(3)	If Mr. Sege is subject to an Involuntary Termination (as defined in his employment agreement) that is not for cause within 3 months prior to the closing of the merger, then pursuant to his employment agreement, he will receive 100% vesting acceleration of his outstanding service-based equity awards and 100% vesting acceleration at on-target levels of all equity awards with performance-based vesting in which the performance period has not yet lapsed, and he will receive “double-trigger” payments of the option consideration and RSU consideration for the portions of unvested company options and company RSUs, respectively, that are otherwise scheduled to vest by their terms after his termination, instead of the “single-trigger” payments described above. The amount of such “double-trigger” payments may be greater than the amount of such “single-trigger” payments, depending on when such termination of Mr. Sege’s employment occurs.
(4)	These amounts represent the “double-trigger” non-cash benefit of Echelon’s payment of the cost of COBRA continuation coverage to which Mr. Sege may become entitled under his employment agreement (as described in further detail in the section of this proxy statement captioned “The Merger—Interests of Echelon’s Directors and Executive Officers in the Merger—Payments Upon Termination Following Change of Control”) upon the assumed termination of his employment without cause on the day immediately following the effective date for the merger.
(5)	As noted above, Mr. Sege’s employment agreement and the severance agreements with Ms. Moore and Mr. Jodoin each provide that in the event that any payment or benefit provided to the applicable named executive officer would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (as a result of a payment or benefit being classified as a parachute payment under Section 280G of the Internal Revenue Code), then such named executive officer will receive such payment as would entitle him or her to receive the greatest after-tax benefit, even if it means Echelon paying him or her a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Internal Revenue Code. Based on the assumptions used in preparing this table, it is not expected that any of the named executive officers will be subject to such a reduction (to avoid the excise tax imposed under Section 4999 of the Internal Revenue Code). However, the actual value of the named executive officers’ payments and benefits for purposes of Section 280G of the Internal Revenue Code may vary depending on factors such as the actual closing date of the merger, in which case it is possible that the named executive officers may have their payments or benefits so reduced in connection with the merger under the terms of Mr. Sege’s employment agreement or the severance agreements with Ms. Moore and Mr. Jodoin, as applicable.

Closing and Effective Time of the Merger

The closing of the merger will take place (1) on a date to be agreed upon by Adesto, Merger Sub and Echelon that is no later than the third business day after the satisfaction or waiver (to the extent permitted under the Merger Agreement) of the last to be satisfied or waived of the closing conditions of the merger (described in the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger”), other than conditions that by their terms are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of each of such conditions; or (2) at such other time agreed to in writing by Echelon, Adesto and Merger Sub. On the closing date, the parties will file a certificate of merger with the Secretary of State of the State of Delaware as provided under the DGCL. The merger will become effective upon the filing and acceptance of such certificate of merger, or at a later time agreed to in writing by the parties and specified in such certificate of merger.

Appraisal Rights

If the merger is consummated, Echelon stockholders who do not vote in favor of the adoption of the merger agreement, who properly demand an appraisal of their shares, who continuously hold such shares through the effective time of the merger, who otherwise comply with the procedures of Section 262 of the DGCL and who do not withdraw their demands or otherwise lose their rights to appraisal will, subject to the conditions thereof, be entitled to seek appraisal of their shares in connection with the merger under Section 262 of the DGCL (which we refer to as “Section 262”). Unless the context requires otherwise, all references in Section 262 and in this summary to a “stockholder” are to a record holder of Echelon common stock.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex C and incorporated into this proxy statement by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that Echelon stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of common stock is entitled to demand appraisal of the shares registered in that holder’s name. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to demand an appraisal of such holder’s shares. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee to ensure that appraisal rights are exercised.

Under Section 262, if the merger is completed, holders of record of shares of common stock who (1) submit a written demand for appraisal of such stockholder’s shares to Echelon prior to the vote on the adoption of the merger agreement; (2) do not vote in favor of the adoption of the merger agreement; (3) continuously are the record holders of such shares through the effective time of the merger; and (4) otherwise comply with the procedures and satisfy certain ownership thresholds set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the merger through the date of payment of the judgment at a rate of 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation pays to each stockholder entitled to appraisal an amount in cash, interest will accrue thereafter only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (ii) interest theretofore accrued, unless paid at that time). However, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine stockholders entitled to appraisal rights will dismiss appraisal proceedings as to all Echelon stockholders who asserted appraisal rights unless (1) the total number of shares of common stock entitled to appraisal exceeds 1% of the outstanding shares of Echelon’s common stock as measured in accordance with subsection (g) of Section 262 or (2) the value of the merger consideration in respect of such shares exceeds $1 million. We refer to these conditions as the “ownership thresholds.” Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective time of the merger through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation pays to each stockholder entitled to appraisal an amount in cash, interest will accrue thereafter only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (ii) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders of record as of the record date for notice of such meeting that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes Echelon’s notice to stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the merger, any holder of shares of common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the merger consideration described in the merger agreement without interest. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, Echelon believes that if a stockholder considers exercising such rights, that stockholder should seek the advice of legal counsel.

Stockholders wishing to exercise the right to seek an appraisal of their shares of common stock must do ALL of the following:

•	the stockholder must not vote in favor of the proposal to adopt the merger agreement;

•	the stockholder must deliver to Echelon a written demand for appraisal before the vote on the merger agreement at the special meeting;

•	the stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger (a stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the merger); and

•	a stockholder (or any person who is the beneficial owner of shares of common stock held either in a voting trust or by a nominee on behalf of such person) or the surviving corporation must file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of all such stockholders within 120 days after the effective time of the merger. The surviving corporation is under no obligation to file any petition and has no intention of doing so.

In addition, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine stockholders entitled to appraisal rights, will dismiss appraisal proceedings as to all Echelon stockholders who asserted appraisal rights unless one of the ownership thresholds is met.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, an Echelon stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the merger agreement, abstain or not vote his, her or its shares.

Filing Written Demand

A stockholder wishing to exercise appraisal rights must deliver to Echelon, before the vote on the adoption of the merger agreement at the special meeting at which the proposal to adopt the merger agreement will be submitted to the stockholders, a written demand for the appraisal of such stockholder’s shares, and that stockholder must not vote or submit a proxy in favor of the adoption of the merger agreement. A stockholder exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. Neither voting against the adoption of the merger agreement nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the merger agreement. A proxy or vote against the adoption of the merger agreement will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting will constitute a waiver of appraisal rights.

Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of common stock should be executed by or on behalf of the holder of record, and must reasonably inform Echelon of the identity of the holder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares. If the shares are owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if such shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

STOCKHOLDERS WHO HOLD THEIR SHARES IN “STREET NAME” BY A BANK, BROKER, TRUST OR OTHER NOMINEE AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER, TRUST OR OTHER NOMINEE, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER, TRUST OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER, TRUST OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Echelon Corporation

2901 Patrick Henry Drive

Santa Clara, CA 95054

Attention: Corporate Secretary

At any time within 60 days after the effective date of the Merger, any holder of shares of common stock may withdraw his, her or its demand for appraisal and accept the per share merger consideration offered pursuant to the merger agreement, without interest, by delivering to Echelon, as the surviving corporation, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the merger will require written approval of the surviving corporation. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that this shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the merger consideration within 60 days after the effective time of the merger. If Echelon, as the surviving corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a stockholder, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the per share merger consideration being offered pursuant to the merger agreement.

Notice by the Surviving Corporation

If the merger is completed, within 10 days after the effective time of the merger, the surviving corporation will notify each record holder of shares of common stock who has properly made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the merger agreement, that the merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation or any holder of shares of common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 (or the beneficial owner of such shares) may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all dissenting stockholders entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and stockholders should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of common stock. Accordingly, any holders of shares of common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of common stock within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.

Within 120 days after the effective time of the merger, any holder of shares of common stock who has complied with the requirements for an appraisal of such holder’s shares pursuant to Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which Echelon has received demands for appraisal, and the aggregate number of holders of such shares. The surviving corporation must mail this statement to the requesting stockholder within 10 days after receipt by the surviving corporation of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares of common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the surviving corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

If a petition for an appraisal is duly filed by a holder of shares of common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. The Delaware Court of Chancery may order that notice of the time and place fixed for the hearing of such petition be given to the surviving corporation, and all of the stockholders shown on the verified list at the addresses stated therein. Any such notice shall also be given by one or more publications at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware or any other publication which the Delaware Court of Chancery deems advisable. The costs of any such notice are borne by the surviving corporation.

After notice to dissenting stockholders as required by the court, at the hearing on such petition, the Delaware Court of Chancery will determine the stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded appraisal for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder.

The Delaware Court of Chancery will dismiss appraisal proceedings as to all Echelon stockholders who assert appraisal rights unless (a) the total number of shares for which appraisal rights have been pursued and perfected exceeds 1% of the outstanding shares of Echelon’s common stock as measured in accordance with subsection (g) of Section 262 or (b) the value of the merger consideration in respect of the shares for which appraisal rights have been pursued and perfected exceeds $1 million.

Determination of Fair Value

After the Delaware Court of Chancery determines the holders of common stock entitled to appraisal, and that at least one of the ownership thresholds above has been satisfied in respect of the Echelon stockholders seeking appraisal rights, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. The surviving corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each stockholder seeking appraisal. If the surviving corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (i) the difference, if any, between the amount paid by the surviving corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery and (ii) interest accrued before such voluntary cash payment, unless paid at that time. In Weinberger v UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and may not in any manner address, fair value under Section 262 of the DGCL. Although Echelon believes that the per share merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share merger consideration. Neither Echelon nor Adesto anticipates offering more than the per share merger consideration to any stockholder exercising appraisal rights, and each of Echelon and Adesto reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of common stock is less than the per share merger consideration. If a petition for appraisal is not timely filed, or if neither of the ownership thresholds above has been satisfied in respect of the Echelon stockholders seeking appraisal rights, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal.

If any stockholder who demands appraisal of his, her or its shares of common stock under Section 262 fails to perfect, or loses or validly withdraws, such holder’s right to appraisal, the stockholder’s shares of common stock will be deemed to have been converted at the effective time of the merger into the right to receive the per share merger consideration as provided in the merger agreement. A stockholder will fail to perfect, or effectively lose, such holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger, if neither of the ownership thresholds above has been satisfied in respect of the Echelon stockholders seeking appraisal rights or if the stockholder delivers to the surviving corporation a written withdrawal of such holder’s demand for appraisal and an acceptance of the per share merger consideration as provided in the merger agreement in accordance with Section 262.

From and after the effective time of the merger, no stockholder who has demanded appraisal rights will be entitled to vote such shares of common stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger); provided, however, that if no petition for an appraisal is filed within the time provided in Section 262, or if such stockholder delivers to the surviving corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger, either within 60 days after the effective date of the merger or thereafter with the written approval of the surviving corporation, then the right of such stockholder to an appraisal will cease. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however, that the foregoing shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. In that event, you will be entitled to receive the per share merger consideration for your dissenting shares in accordance with the merger agreement. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Accounting Treatment

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of material U.S. federal income tax consequences of the merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) of shares of common stock whose shares are converted into the right to receive cash pursuant to the merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (which we refer to as the “IRS”) and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their shares of common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes).

This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address:

•	tax consequences that may be relevant to holders who may be subject to special treatment under U.S. federal income tax laws, such as financial institutions; tax-exempt organizations; S corporations, partnerships and any other entity or arrangement treated as a partnership or pass-through entity for U.S. federal income tax purposes, and shareholders, partners or investors in such entities; insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; entities subject to the U.S. anti-inversion rules; holders who hold their common stock as “qualified small business stock” for purposes of Sections 1045 and 1202 of the Code; or certain former citizens or long-term residents of the United States;

•	tax consequences to holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

•	tax consequences to holders who received their shares of common stock in a compensatory transaction or pursuant to the exercise of options or warrants;

•	tax consequences to U.S. Holders whose “functional currency” is not the U.S. dollar;

•	tax consequences to holders who hold their common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

•	tax consequences to holders who are “controlled foreign corporations,” “passive foreign investment companies” or “personal holding companies” for U.S. federal income tax purposes;

•	tax consequences arising from the Medicare tax on net investment income;

•	tax consequences to holders subject to special tax accounting rules as a result of any item of gross income with respect to the shares of common stock being taken into account in an “applicable financial statement” (as defined in the Code);

•	the U.S. federal estate, gift or alternative minimum tax consequences, if any;

•	any state, local or non-U.S. tax consequences; or

•	tax consequences to holders that do not vote in favor of the merger and who properly demand appraisal of their shares under Section 262 of the DGCL.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of common stock and partners therein should consult their tax advisors regarding the consequences of the merger.

No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax consequences of the merger described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder would ultimately prevail in a final determination by a court.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER FEDERAL NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of common stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code; or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

The receipt of cash by a U.S. Holder in exchange for shares of common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of shares of common stock at different times and different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of our common stock.

Non-U.S. Holders

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of common stock that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

Any gain realized by a Non-U.S. Holder pursuant to the merger generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30 percent (or a lower rate under an applicable income tax treaty);

•	such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30 percent (or a lower rate under an applicable income tax treaty); or

•

We are or have been a “United States real property holding corporation” (which we refer to as a “USRPHC”), as such term is defined in Section 897(c) of the Code, at any time within the shorter of the five-year period preceding the merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of common stock (which we refer to as the “relevant period”), and, if shares of common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns directly or is deemed to own pursuant to attribution rules more than 5 percent of our common stock at any time during the relevant period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S.

persons (as described in the first bullet point above), except that the branch profits tax will not apply. We believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the merger.

Information Reporting and Backup Withholding

Information reporting and backup withholding (at a current rate of 24%) may apply to the proceeds received by a holder pursuant to the merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such U.S. Holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form); or (2) a Non-U.S. Holder that (1) provides a certification of such Non-U.S. Holder’s non-U.S. status on the appropriate series of IRS Form W-8 (or a substitute or successor form); or (2) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Regulatory Approvals Required for the Merger

No regulatory or governmental approvals or filings are required for consummating the merger, other than the filings or notices required under the federal securities laws and the rules of Nasdaq and the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL.

Legal Proceedings Regarding the Merger

On July 20, 2018, and July 26, 2018, putative class action lawsuits were filed by purported stockholders of Echelon in the United States District Court for the Northern District of California and in the United States District Court for the District of Delaware (which we refer to as the “lawsuits”). The lawsuits are captioned Aducci v. Echelon Corporation, et al., No. 5:18-cv-4415 (N.D. Cal.) and Rosenblatt v. Echelon Corporation, et al., No. 1:18-cv-01103-UNA (D. Del.). The lawsuits assert claims under Section 14 (a) and Section 20(a) of the Exchange Act in connection with the disclosures contained in the preliminary proxy statement that Echelon filed with the SEC on July 16, 2018. The suits name Echelon and its directors as defendants. The complaints seek a variety of equitable and injunctive relief including, among other things, enjoining the consummation of the merger and awarding the plaintiffs costs and attorneys’ fees. Echelon management believes that the plaintiffs’ claims are without merit, and the defendants intend to defend the lawsuits vigorously.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

We are asking you to approve the adoption of the merger agreement. For a summary of and detailed information regarding this proposal, see the information about the merger agreement throughout this proxy statement, including the information set forth under the sections of this proxy statement captioned “The Merger” and “The Merger Agreement.” A copy of the merger agreement is attached as Annex A to this proxy statement. You are urged to read the merger agreement carefully and in its entirety.

The Echelon Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING

We are asking you to approve a proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. If stockholders approve this proposal, we can adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders that have previously returned properly signed proxies voting against adoption of the merger agreement. Among other things, approval of the adjournment proposal could mean that, even if we received proxies representing a sufficient number of votes against adoption of the merger agreement such that the proposal to adopt the merger agreement would be defeated, we could adjourn the special meeting without a vote on the adoption of the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement. Additionally, we may seek stockholder approval to adjourn the special meeting if a quorum is not present, and the chairperson of the special meeting may also adjourn the special meeting for such purpose even if the stockholders have not approved the proposal to adjourn the special meeting.

The Echelon Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 3: APPROVAL OF CERTAIN MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS ON A NON-BINDING, ADVISORY BASIS

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide stockholders with the opportunity to vote on the compensation that will or may become payable by Echelon to our named executive officers in connection with the merger on a non-binding, advisory basis, as disclosed in the section of this proxy statement captioned “The Merger—Interests of Echelon’s Directors and Executive Officers in the Merger—Golden Parachute Compensation.”

We are asking stockholders to approve the compensation that will or may become payable by Echelon to our named executive officers in connection with the merger on a non-binding, advisory basis. These payments are set forth in the section of this proxy statement captioned “The Merger—Interests of Echelon’s Directors and Executive Officers of in the Merger—Golden Parachute Compensation” and the accompanying footnotes. The various plans and arrangements pursuant to which these compensation payments may be made generally have previously formed part of Echelon’s overall compensation program for our named executive officers and previously have been disclosed to stockholders as part of the Compensation Discussion and Analysis and related sections of our annual proxy statements. These historical arrangements were adopted and approved by the Compensation Committee of the Echelon Board, which is composed solely of non-employee directors, and are believed to be reasonable and in line with marketplace norms.

Accordingly, we are seeking approval of the following resolution at the special meeting:

“RESOLVED, that the stockholders of Echelon approve the compensation that will or may become payable to Echelon’s named executive officers in connection with the merger on a non-binding, advisory basis as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “The Merger—Interests of Echelon’s Directors and Executive Officers in the Merger—Golden Parachute Compensation” in Echelon’s proxy statement for the special meeting.”

Stockholders should note that this proposal is not a condition to completion of the merger, and as a non-binding, advisory vote, the result will not be binding on Echelon, the Echelon Board or Adesto. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated our named executive officers will be eligible to receive the compensation that is based on or that otherwise relates to the merger in accordance with the terms and conditions applicable to those payments.

The Echelon Board unanimously recommends that you vote “FOR” this proposal.

THE MERGER AGREEMENT

The following summary describes the material provisions of the merger agreement. The descriptions of the merger agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the merger agreement carefully and in its entirety because this summary may not contain all the information about the merger agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the merger agreement, and not by this summary or any other information contained in this proxy statement.

The representations, warranties, covenants and agreements described below and included in the merger agreement (1) were made only for purposes of the merger agreement and as of specific dates; (2) were made solely for the benefit of the parties to the merger agreement; (3) may be subject to important qualifications, limitations and supplemental information agreed to by Echelon, Adesto and Merger Sub in connection with negotiating the terms of the merger agreement; and (4) may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential matters disclosed to Adesto and Merger Sub by Echelon in connection with the merger agreement. In addition, the representations and warranties may have been included in the merger agreement for the purpose of allocating contractual risk between Echelon, Adesto and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Further, the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise. Echelon stockholders are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Echelon, Adesto or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. None of the representations and warranties will survive the closing of the merger, and, therefore, they will have no legal effect under the merger agreement after the effective time. In addition, you should not rely on the covenants in the merger agreement as actual limitations on the respective businesses of Echelon, Adesto and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure letters to the merger agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The merger agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide you with any other factual information regarding Echelon, Adesto, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Echelon and our business.

Closing and Effective Time of the Merger

The closing of the merger will take place on (1) a date to be agreed upon by Adesto, Merger Sub and Echelon that is no later than the third business day after the satisfaction or waiver (to the extent permitted under the Merger Agreement) of the last to be satisfied or waived of the closing conditions of the merger (described in the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger”), other than conditions that by their terms are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of each of such conditions; or (2) such other time agreed to in writing by Echelon, Adesto and Merger Sub. On the closing date, the parties will file a certificate of merger with the Secretary of State of the State of Delaware as provided under the DGCL. The merger will become effective upon the filing and acceptance of that certificate of merger, or at a later time as may be agreed to in writing by the parties and specified in such certificate of merger.

Effects of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

The merger agreement provides that, subject to the terms and conditions of the merger agreement, and in accordance with the DGCL, at the effective time of the merger, (1) Merger Sub will be merged with and into Echelon; (2) the separate corporate existence of Merger Sub will cease and (3) Echelon will continue as the surviving corporation in the merger and a wholly owned subsidiary of Adesto. At the effective time of the merger, all of the property, rights, privileges, powers and franchises of Echelon and Merger Sub will vest in the surviving corporation, and all of the debts, claims, liabilities, obligations and duties of Echelon and Merger Sub will become the debts, liabilities and duties of the surviving corporation.

At the effective time of the merger, the certificate of incorporation of Echelon as the surviving corporation will be amended and restated in its entirety to read as set forth in an exhibit to the merger agreement, and the bylaws of Merger Sub, as in effect immediately prior to the effective time of the merger, will be amended and restated in their entirety to read as set forth in an exhibit to the merger agreement will become the bylaws of the surviving corporation, until thereafter amended or restated.

The parties will take all necessary actions so that at the effective time of the merger, the board of directors of the surviving corporation will consist of the directors of Merger Sub as of immediately prior to the effective time of the merger, to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation until their successors are duly elected or appointed and qualified. The parties will take all necessary action so that at the effective time of the merger, the officers of Echelon as of immediately prior to the effective time of the merger will be the officers of the surviving corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation until their successors are duly appointed.

Conversion of Shares

Common Stock

At the effective time of the merger, each outstanding share of common stock (other than shares (1) held by Echelon as treasury stock; (2) owned by Adesto or Merger Sub; (3) owned by any direct or indirect wholly owned subsidiaries of Echelon, Adesto or Merger Sub; or (4) owned by each Echelon stockholder who has properly made a demand for appraisal under Delaware law and has neither effectively withdrawn, failed to perfect, waived or otherwise lost such stockholder’s right to appraisal will be cancelled and automatically converted into the right to receive cash in an amount equal to $8.50 per share, without interest thereon and subject to applicable withholding taxes (or, in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and if required, bond) in accordance with the terms of the merger agreement).

At the effective time of the merger, each outstanding share of common stock that is (1) held by Echelon or (2) owned by Adesto or Merger Sub, or their respective direct or indirect subsidiaries, will be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

Equity Awards

The merger agreement provides that Echelon’s equity awards that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment at the effective time of the merger:

Company Options

At the effective time of the merger, each company option outstanding and unexercised immediately prior to the effective time of the merger, whether vested or unvested, will, be cancelled and converted into a right to receive an amount in cash, without interest, equal to the option consideration. The payment of the option consideration will be subject to any applicable withholding taxes.

With respect to any company options for which the exercise price per share attributable to such company options is equal to or greater than the per share merger consideration, such company options will be cancelled without any cash payment being made in exchange for such cancellation.

Company RSUs

At the effective time of the merger, each company RSU outstanding as of immediately prior to the effective time of the merger, whether vested or unvested, will be cancelled and converted into a right to receive an amount in cash, without interest, equal to the RSU consideration. For the purposes of the previous sentence, the number of shares of Echelon common stock issuable pursuant to a company RSU will be deemed to be the number of shares issuable following full performance and satisfaction of the target (to the extent applicable). The payment of the RSU consideration will be subject to any applicable withholding taxes.

Payment Agent, Exchange Fund and Exchange and Payment Procedures

Prior to the closing of the merger, Adesto will select a bank or trust company reasonably acceptable to Echelon (which we refer to as the “payment agent”) to make payments of the merger consideration to Echelon stockholders. At or prior to the closing of the merger, Adesto will deposit (or cause to be deposited) with the payment agent cash that is sufficient in the aggregate to pay the aggregate per share merger consideration to Echelon stockholders in accordance with the merger agreement.

Promptly (and in any event within five business days) following the effective time of the merger, the payment agent will mail to each holder of record (as of immediately prior to the effective time of the merger) a certificate that immediately prior to the effective time of the merger represented outstanding shares of Echelon common stock (subject to certain exceptions) whose shares of Echelon common stock were converted into the right to receive the consideration payable in respect thereof under the merger agreement; a letter of transmittal; and instructions advising stockholders how to surrender stock certificates in exchange for the per share merger consideration. Upon receipt of (1) surrendered certificates for cancellation (or an appropriate affidavit for lost, stolen or destroyed certificates, together with any required bond); and (2) a duly completed and signed letter of transmittal and such other documents as may be reasonably required in accordance with such material and instructions, the holder of such certificate will be entitled to receive an amount in cash equal to the product of (i) the number of shares represented by such certificate and (ii) the per share merger consideration in exchange therefor. The amount of any per share merger consideration paid to Echelon stockholders will not include interest and may be reduced by any applicable withholding taxes.

Notwithstanding the foregoing, any holder of shares of Echelon common stock held in book-entry form (which we refer to as “uncertificated shares”) will not be required to deliver a certificate or an executed letter of transmittal (as both are described above) to the payment agent to receive the consideration payable in respect thereof. In lieu thereof, each holder of record (as of immediately prior to the effective time of the merger) of uncertificated shares that immediately prior to the effective time of the merger represented an outstanding share of Echelon common stock (subject to certain exceptions) will, upon receipt of an “agent’s message” in customary form at the effective time of the merger, be entitled to receive, and the payment agent will pay and deliver as promptly as practicable, an amount in cash equal to the product of (1) the number of uncertificated shares held by such stockholder; and (2) the per share merger consideration. The amount of consideration paid to such Echelon stockholders will not include interest and may be reduced by any applicable withholding taxes.

If any cash deposited with the payment agent is not claimed within one year following the effective time of the merger, such cash will be returned to Adesto upon demand, and any Echelon stockholders as of immediately prior to the merger who have not complied with the exchange procedures in the merger agreement will thereafter look only to Adesto for satisfaction of their claims for payment (subject to abandoned property law, escheat law or similar law). None of Adesto, Merger Sub, Echelon, the surviving corporation or the payment agent will be liable to any Echelon stockholder with respect to any cash amounts properly paid to a public official pursuant to any applicable abandoned property law, escheat law or similar law.

The letter of transmittal will include instructions if a stockholder has lost a share certificate or if such certificate has been stolen or destroyed. In the event that any share certificates have been lost, stolen or destroyed, then the payment agent will issue the per share merger consideration to such holder upon the making by such holder of an affidavit for such lost, stolen or destroyed certificate. Adesto or the payment agent may, in its discretion and as a condition precedent to the payment of the per share merger consideration, require such stockholder to deliver a bond in such amount as Adesto or the payment agent may direct as indemnity against any claim that may be made against Adesto, the surviving corporation or the payment agent with respect to such certificate.

Representations and Warranties

The merger agreement contains representations and warranties of Echelon, Adesto and Merger Sub.

Some of the representations and warranties in the merger agreement made by Echelon are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the merger agreement, “Company Material Adverse Effect” means, with respect to Echelon, any change, event, violation, inaccuracy, effect or circumstance (each of which we refer to as an “Effect”) that, individually or taken together with all other Effects that exist or have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, (1) has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Echelon and its subsidiaries, taken as a whole; or (2) would reasonably be expected to prevent or materially impair or materially delay the consummation of the merger, except that, solely with respect to clause (1) above, none of the following (by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur:

•	changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally (except to the extent that such Effect has had a disproportionate adverse effect on Echelon relative to other companies of a similar size operating in the industries in which Echelon and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

•	changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings in the United States or any other country; (2) changes in exchange rates for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world (except, in each case, to the extent that such Effect has had a disproportionate adverse effect on Echelon relative to other companies of a similar size operating in the industries in which the Echelon and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

•	changes in conditions in the industries in which Echelon and its subsidiaries conduct business (except to the extent that such Effect has had a disproportionate adverse effect on Echelon relative to other companies of a similar size operating in the industries in which Echelon and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

•	changes in regulatory, legislative or political conditions in the United States or any other country or region in the world (except to the extent that such Effect has had a disproportionate adverse effect on Echelon relative to other companies of similar size operating in the industries in which Echelon and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

•	any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions) in the United States or any other country or region in the world (except to the extent that such Effect has had a disproportionate adverse effect on Echelon relative to other companies of similar size operating in the industries in which Echelon and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

•	earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world (except to the extent that such Effect has had a disproportionate adverse effect on Echelon relative to other companies of similar size operating in the industries in which Echelon and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

•	any effect resulting from the public announcement of the merger agreement or the pendency of the merger, including the impact thereof on the relationships, contractual or otherwise, of Echelon and its subsidiaries with employees, suppliers, customers, partners, vendors or any other third person;

•	the compliance by Echelon, Adesto or Merger Sub with the express terms of the merger agreement, including any action taken or refrained from being taken pursuant to or in accordance with the express terms of the merger agreement, other than Echelon’s obligation to operate in the ordinary course consistent with past practices;

•	any action taken or refrained from being taken, in each case to which Adesto has expressly approved, consented to or requested in writing following the date of the merger agreement, other than Echelon’s obligation to operate in the ordinary course consistent with past practices;

•	changes or proposed changes in GAAP or other accounting standards or law (or the enforcement or interpretation of any of the foregoing) or changes in the regulatory accounting requirements applicable to any industry in which Echelon and its subsidiaries operate;

•	changes in the price or trading volume of our common stock or our indebtedness, in each case in and of itself (it being understood that any cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

•	any failure, in and of itself, by Echelon and its subsidiaries to meet (1) any public estimates or expectations of Echelon’s revenue, earnings or other financial performance or results of operations for any period; or (2) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

•	the availability or cost of equity, debt or other financing to Adesto or Merger Sub; and

•	the initiation or pendency of any transaction litigation or other legal proceeding threatened, made or brought by any current or former Echelon stockholders (on their own behalf or on behalf of Echelon) against Echelon, any of its executive officers or other employees or any member of the Echelon Board arising out of the merger or any other transaction contemplated by the merger agreement.

In the merger agreement, Echelon has made customary representations and warranties to Adesto and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

•	the identity and capitalization of each Echelon subsidiary;

•	due organization, valid existence, standing, corporate power, authority, possession of all necessary qualification and authority to do business, in each case, with respect to Echelon and its subsidiaries;

•	the certificate of incorporation and bylaws of Echelon;

•	the capitalization of Echelon, including (1) the authorized capital stock; (2) the number of issued and outstanding capital stock, company stock-based awards and company options; and (3) the valid issuance of all shares of Echelon common stock, and the capital stock of Echelon’s subsidiaries;

•	the absence of any contract relating to the voting or registration of, or restricting any person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Echelon common stock or equity interests in any of Echelon’s subsidiaries;

•	the absence of (1) any undisclosed capital stock or voting securities of Echelon; (2) any undisclosed outstanding equity-based compensation award, subscription, option, call, warrant or right (whether or not currently exercisable) to acquire or issue, or arrangements obligating any of Echelon or its subsidiaries to acquire or issue, any shares of the capital stock or other securities of, or voting interest in, any of Echelon or its subsidiaries; (3) any undisclosed outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of, or voting interest in, any of Echelon or its subsidiaries; (4) any undisclosed stockholder rights plan (or similar plan commonly referred to as a “poison pill”), tax benefits preservation plan (or similar plan), or contract under which any of Echelon or its subsidiaries is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities, other than Echelon’s existing Tax Benefit Preservation Plan (which we refer to as the “NOL plan”); and (5) any undisclosed obligations of any of Echelon or its subsidiaries to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar contract relating to any capital stock or other security of, or voting interest (including any voting debt) in, such entity to any Person other than Echelon or any of its subsidiaries;

•	the issuance of all securities of Echelon and its subsidiaries being in compliance with all applicable laws;

•	the absence of a person being an “Acquiring Person” (as defined in the NOL plan) as of the date of the merger agreement, subject to certain exceptions, and the absence of Echelon or the Echelon Board rendering the NOL plan in applicable to any person other than Adesto and Merge Sub;

•	Echelon’s taking of all necessary actions so that neither the execution of the merger agreement, nor the closing of the merger, will cause the Rights (as defined in the NOL plan) to become exercisable, cause any person to become an “Acquiring Person,” or give rise to a “Distribution Date” or a “Shares Acquisition Date” (each as defined in the NOL plan);

•	the accuracy and sufficiency of Echelon’s SEC filings since January 1, 2015, including, among other things, (1) such filings’ compliance in all material respects with the requirements of the Exchange Act and the Securities Act; and (2) the absence of untrue statement or omission of a material fact required to be stated in those filings, as well as the absence of unresolved SEC comments for those filings;

•	the absence of SEC reporting obligations for any Echelon subsidiary since the date of the merger agreement;

•	Echelon’s internal controls, disclosure controls and procedures;

•	the accuracy and sufficiency of Echelon’s financial statements;

•	the effectiveness of Echelon’s internal controls;

•	compliance by Echelon, and Echelon’s chief executive officer and chief financial officer, with the Sarbanes-Oxley Act of 2002 since January 1, 2017;

•	the indebtedness of Echelon and its subsidiaries as of the date of the merger agreement;

•	the amounts of cash, cash equivalents and short-term investments of Echelon and its subsidiaries as of the date of the merger agreement;

•	the absence of specified undisclosed liabilities;

•	(1) the absence of any Company Material Adverse Effect; (2) the conduct of the business of Echelon and its subsidiaries in the ordinary course consistent with past practices; and (3) the non-occurrence of certain other events, in each case, since March 31, 2018;

•	real property owned, leased or subleased by Echelon and its subsidiaries;

•	trademarks, patents, copyrights and other intellectual property matters;

•	Echelon’s material contracts, including, (1) the existence and enforceability of such material contracts; and (2) the absence of breaches or defaults thereunder by Echelon or its subsidiaries;

•	customer and supplier matters;

•	compliance with applicable laws, including export control laws, by Echelon and its subsidiaries since January 1, 2015;

•	the absence of pending or threatened legal proceedings, internal investigations, third-party investigations against, or internal or external audit or report involving allegation concerning Echelon or its subsidiaries related to export control laws since January 1, 2015;

•	compliance with anti-corruption laws by Echelon and its subsidiaries since January 1, 2015;

•	required consents, approvals, clearances, waivers, permit, orders, registrations, declarations, notices or filings of or to any governmental or regulatory authority in connection with the merger;

•	tax matters;

•	employee and labor matters and benefit plans;

•	environmental matters;

•	insurance matters;

•	related party matters;

•	the absence of (1) legal proceedings or orders pending or threatened against Echelon or any of its subsidiaries, officers or directors; (2) legal proceedings against any third party brought or threatened in writing by Echelon or its subsidiaries; (3) any order against Echelon or its subsidiaries that would prevent or materially delay the closing of the merger or Echelon’s obligations under the merger agreement;

•	(1) corporate power and authority to (i) execute and deliver the merger agreement; (ii) to perform Echelon’s obligations thereunder; and (iii) to consummate the merger; and (2) the enforceability of the merger agreement;

•	the approval and recommendation of the Echelon Board and the absence of any corporate proceedings or actions on the part of Echelon necessary to consummate the merger other than the filing of the certificate of merger and the adoption of the merger agreement by Echelon’s stockholders;

•	the inapplicability of anti-takeover statutes;

•	the requisite vote of Echelon stockholders in connection with the merger agreement;

•	the absence of, among other things, (1) any conflict with, (2) any requirement to deliver notice or seek the consent of any person under, (3) any violation, breach of or default under or (4) the creation of any lien upon the properties or assets of Echelon or its subsidiaries under, any organizational documents, existing material contracts or laws applicable to Echelon or its subsidiaries, in each case, as a result of Echelon’s execution and delivery of the merger agreement, performance of its obligations thereunder or the consummation of the merger;

•	the absence of required filing or notice to be made or consent to be obtained from governmental authorities in connection with the merger, other than as required by the securities laws, Nasdaq rules and Delaware law;

•	other than Piper Jaffray, the absence of financial advisors and similar advisors retained or authorized to act on behalf of Echelon or its subsidiaries or who is entitled to fees or commissions in connection with the merger;

•	the rendering of Piper Jaffray’s fairness opinion to the Echelon board;

•	payment of fees to advisors in connection with the merger agreement; and

•	subject to stated exceptions, the absence of any transactions, relations or understandings between Echelon or any of its subsidiaries and any affiliate or related person.

In addition, in the merger agreement, Echelon acknowledges that Adesto and Merger Sub have not made any representations or warranties other than those expressly set forth in the merger agreement, and expressly disclaims reliance on any representation, warranty or other information regarding Adesto and Merger Sub, except Adesto and Merger Sub’s express representations in the merger agreement.

In the merger agreement, Adesto and Merger Sub have made customary representations and warranties to Echelon that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence, standing, corporate power, authority, possession of all qualifications to do business, in each case, with respect to Adesto and Merger Sub;

•	Adesto’s and Merger Sub’s corporate authority to execute and deliver the merger agreement, to perform their respective obligations thereunder, to consummate the merger, and the enforceability of the merger agreement;

•	the absence of, among other things, (1) any conflict with, (2) any violation of or default under or (3) the creation of any lien upon the properties or assets of Adesto or Merger Sub under, any organizational documents, existing contracts or permits or laws applicable to Adesto or Merger Sub, in each case, as a result of Adesto or Merger Sub’s execution and delivery of the merger agreement, performance of their obligations thereunder or the consummation of the merger;

•	the absence of required filing or notice to be made or consent to be obtained from governmental authorities in connection with the merger, other than as required by the securities law and Delaware corporation law;

•	the absence of legal proceedings or orders pending or threatened against Adesto or Merger Sub and the absence of any inquiry, investigation or review by any governmental authority;

•	the payment of fees to brokers in connection with the merger agreement;

•	the ownership of capital stock of Echelon;

•	the operations of Merger Sub and Adesto’s ownership in Merger Sub;

•	the absence of a requirement for the vote or consent of the holders of any capital stock of, or other equity or voting interest in, Adesto in respect of the merger that has not been obtained prior to the date of the merger agreement;

•	the absence of pending or threatened legal proceedings against Adesto and Merger Sub;

•	the absence of any order to which Adesto or Merger Sub is subject to;

•	no approval from stockholders of Adesto that is required to approve the merger;

•	matters with respect to Adesto’s financing, including Adesto’s sufficiency of funds;

•	the absence of certain stockholder and management arrangements in relation to the merger agreement; and

•	the solvency of Adesto and Merger Sub.

In addition, in the merger agreement, Adesto and Merger Sub acknowledge that Echelon has not made any representations or warranties other than those expressly set forth in the merger agreement, and expressly disclaim reliance on any representation, warranty or other information regarding Echelon, except Echelon’s express representations in the merger agreement.

The representations and warranties contained in the merger agreement will not survive the consummation of the merger.

Conduct of Business Pending the Merger

The merger agreement provides that, except as (1) expressly contemplated by the merger agreement; (2) approved by Adesto (which approval will not be unreasonably withheld, conditioned or delayed); or (3) disclosed in the confidential disclosure letter provided by Echelon to Adesto and Merger Sub in connection with the merger agreement, during the period of time between the date of the merger agreement and the effective time of the merger (or earlier termination of the merger agreement), Echelon will, and will cause each of its subsidiaries to:

•	use its respective reasonable best efforts to maintain its existence in good standing pursuant to applicable law;

•	subject to the restrictions and exceptions in the merger agreement, conduct its business and operations in the ordinary course of business consistent with past practices; and

•	use its reasonable best efforts to preserve intact its material assets, properties, contracts and business organizations, keep available the services of its current officers and key employees, and preserve the current relationships with material customers, suppliers, distributors, lessors, licensors, licensees, creditors, contractors and other persons with which it or its subsidiaries has business relations.

In addition, Echelon has also agreed that, except as (1) expressly contemplated by the merger agreement; (2) approved by Adesto (which approval will not be unreasonably withheld, conditioned or delayed, except that in relation to certain actions specified in the merger agreement, Adesto’s consent may be given, conditioned or withheld in its sole discretion); or (3) disclosed in the confidential disclosure letter provided by Echelon to Adesto and Merger Sub in connection with the merger agreement, during the period of time between the date of the merger agreement and the effective time of the merger (or earlier termination of the merger agreement), Echelon will not, and will cause each of its subsidiaries not to, among other things:

•	declare or pay dividend or make other distributions on capital stock, or repurchase shares of capital stock other than (1) for net exercise purposes; (2) satisfying tax obligations with respect to the stock awards; or (3) the acquisition by Echelon of equity awards in accordance with their forfeiture terms in effect as of the date of the merger agreement;

•	sell, issue, grant or authorize the issuance or grant of, or materially amend the terms of any (1) any capital stock or other security; (2) option, restricted stock unit, restricted stock award or other equity-based compensation award; or (3) instrument convertible into or exchangeable for any capital stock or other security;

•	split, divide, subdivide, combine, consolidate or reclassify any shares of its capital stock or other securities, or issue or authorize the issuance of any securities in lieu of or in substitution for shares of its capital stock or other securities;

•	amend or waive any of its rights under, or accelerate the vesting under, any provision of Echelon’s equity compensation plans or any provisions of any agreement evidencing outstanding options or restricted stock units, or otherwise modify the terms of any outstanding equity-based compensation award;

•	adopt, approve or implement any stockholder rights plan, tax benefits preservation plan, or related agreement, other than to expressly permitting the merger under the NOL plan;

•	amend or permit the adoption of any amendment to its organizational documents, or acquire or agree to acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or making any loans, advances, or capital contributions to or investments in any person (other than (1) to or in its subsidiaries; or (2) for employee loans or advances of travel and reasonable business expenses and extended payment terms for customers, in each case subject to applicable laws and only in the ordinary course of business consistent with past practices);

•	acquire any interest in any other entity;

•	make any capital expenditures, except expenditures below certain specified thresholds;

•	other than in the ordinary course of business and consistent with past practices, amend or modify in any material respect, or enter into or consenting to the termination of, any material contract;

•	(1) acquire, lease or license or sell any material right or material asset of another person; (2) sell or otherwise dispose of, or leasing or licensing any material right or other material asset to another person; or (3) waive or relinquish any material right, except for non-exclusive licenses in the ordinary course of business consistent with past practices;

•	enter into contract to purchase or sell any interest in real property, enter into any lease, sublease, license with respect to real property or amend, violate or terminate any existing lease;

•	repurchase, prepay or incur any indebtedness for borrowed money, or issue or sell any debt securities;

•	write off or establish an extraordinary reserve with respect to any accounts receivable or other debt other than as required by applicable law or GAAP;

•	make any pledge of its assets or permit its assets to become subject to an liens, except as such pledges and liens relate to immaterial assets made in the ordinary course and consistent with past practices;

•	adopting any new employee benefit plans, materially amend any existing employee benefit plans, make contribution to any existing employee benefit plan or grant bonus, profit sharing, retention, severance or increase compensation payable to any current or former directors, officers and employees;

•	hire any employee at level of director or above, hire any employee with base salary above $150,000, promote any employee to level of director or above, or terminate any employee except for “cause;”

•	change any pricing policies, product return policies, product maintenance policies, service policies, product modification or upgrade policies, personnel policies or other business policies in a manner that is material to the business or otherwise engage in any of the following activities in any manner that is outside the ordinary course of business consistent with past practices: (1) any promotional sales or discount activity with any customers to accelerate to prior fiscal quarters (including the current fiscal quarter) sales that would otherwise be expected (based on past practice) to occur in subsequent fiscal quarters; (2) any practice that would have the effect of accelerating to prior fiscal quarters (including the current fiscal quarter) collections of receivables that would otherwise be expected to be made in subsequent fiscal quarters; (3) any practice that would postpone to subsequent fiscal quarters any payments by Echelon and its subsidiaries that would otherwise be expected to be made in prior fiscal quarters (including the current fiscal quarter); or (4) any other promotional sales or discount activity in a manner outside the ordinary course of business consistent with past practices;

•	change accounting methods or practices or internal controls in any material respect, except as required by a change in GAAP or applicable law;

•	except as required by applicable laws, (1) prepare or filing any income or other material tax return or making any tax election inconsistent with past practices; (2) settle or otherwise compromise any claim, notice, audit report or assessment relating to tax, enter into any closing agreement or similar agreement relating to tax, or otherwise settle any dispute relating to tax; (3) request any ruling or similar guidance with respect to taxes; or (4) consent to an extension or waiver of the statutory limitation period applicable to a claim or assessment in respect of any material tax;

•	commence or settle any legal proceeding;

•	enter into any material transaction with any of its affiliates (other than Echelon and its existing subsidiaries), other than pursuant to written arrangements in effect on the date of the merger agreement;

•	other than in the ordinary course of business consistent with past practices, enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding, or similar contract with respect to any joint venture, strategic partnership, or alliance;

•	exempt any person from, or make any acquisition of securities of Echelon by any person not subject to, any state takeover statute or similar statute or regulation that applies to Echelon with respect to an acquisition proposal or otherwise, including the restrictions on “business combinations” set forth in Section 203 of the DGCL, except, in each case, for Adesto, Merger Sub or any of their respective affiliates, or the merger;

•	incur or pay (1) any transaction expenses to persons not specified in the confidential disclosure letter provided to Adesto and Merger Sub without prior consent of Adesto; or (2) any transaction expenses in excess of certain specified limits;

•	pay any liability in advance of the date on which it is due and payable in accordance with its terms other than in the ordinary course of business; or

•	agree or commit to take, or authorize, any of the foregoing actions.

No Solicitation of Other Offers

Under the merger agreement, from the date of the merger agreement until the effective time of the merger (or the earlier termination of the merger agreement), Echelon has agreed to cease and cause to be terminated any activities, discussions or negotiations with, and terminate any data room (or other access to diligence) of, any person and its affiliates, directors, officers, employees, consultants, agents, representatives and advisors relating to an acquisition transaction and to request that any person (other than Adesto and its representatives) who executed a confidentiality agreement in connection with its consideration of acquiring Echelon to promptly return or destroy all non-public information furnished by or on behalf of Echelon or its subsidiaries prior to the date of the merger agreement.

Under the terms of the merger agreement, from the date of the merger agreement until the effective time of the merger (or the earlier termination of the merger agreement), Echelon and its subsidiaries and its and their respective directors and executive officers will not, and Echelon will not authorize or direct any of its or its subsidiaries’ employees, consultants or other representatives to, directly or indirectly:

•	solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal that constitutes, or would reasonably be expected to lead to, an acquisition proposal (as defined below);

•

furnish to any person (other than Adesto, Merger Sub or any of their respective designees) any non-public information relating to Echelon or any of Echelon’s subsidiaries or afford to any person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Echelon or any of Echelon’s subsidiaries (other than Adesto, Merger Sub or any of their respective designees), in any such case in connection with any acquisition proposal or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an acquisition proposal or the making of any proposal that would reasonably be expected to lead to an acquisition proposal;

•	participate, or engage in discussions or negotiations, with any person with respect to an acquisition proposal or with respect to any inquiries from third parties relating to the making of, or that would reasonably be expected to lead to, an acquisition proposal;

•	approve, endorse or recommend any proposal that constitutes, or could reasonably be expected to lead to, an acquisition proposal;

•	enter into an alternative acquisition agreement (as defined below); or

•	authorize or commit to do any of the above.

Notwithstanding these restrictions, prior to the adoption of the merger agreement by Echelon stockholders, Echelon and the Echelon Board (or a committee thereof) may, directly or indirectly through one or more of their representatives, following the execution of an acceptable confidentiality agreement: (1) participate or engage in discussions or negotiations with; (2) furnish any non-public information relating to Echelon or any of its subsidiaries to; or (3) afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Echelon or any of its subsidiaries to, in each case, any person or its representatives that has made or delivered to Echelon a written acquisition proposal that was not solicited in breach of the non-solicitation restrictions above, but only if the Echelon Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that (i) such acquisition proposal either constitutes a superior proposal (as defined below) or is reasonably likely to lead to a superior proposal; and (ii) the failure to do so would be reasonably expected to be inconsistent with its fiduciary duties pursuant to applicable law. In connection with the foregoing, Echelon will (1) provide written notice to Adesto immediately following the Echelon Board’s determination referred to in the prior sentence; and (2) substantially contemporaneously make available to Adesto any non-public information concerning Echelon and its subsidiaries that is provided to any such person or its representatives that was not previously made available to Adesto.

If Echelon, its subsidiaries or its or their representatives receives an acquisition proposal (as defined below), an inquiry from any person related to making a potential acquisition proposal or any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with Echelon or its representatives at any time prior to the earlier to occur of the termination of the merger agreement and the effective time of the merger, Echelon must promptly (and in all events by the later of 24 hours from the receipt thereof) advise Adesto of such acquisition proposal or request, including the identity of the person making such proposal, inquiry, request or offer and the material terms and conditions thereof (including copies of any written documentation setting forth such terms). Thereafter, Echelon must keep Adesto reasonably informed, on a prompt basis, of the status and terms of any such offers or proposals (including any amendments thereto) and the status of any such discussions or negotiations.

For purposes of this proxy statement and the merger agreement:

•	an “acquisition proposal” is any offer or proposal (other than an offer or proposal by Adesto or Merger Sub) relating to an acquisition transaction;

•	an “acquisition transaction” is any transaction or series of related transactions (other than the merger) involving any:

•

direct or indirect purchase or other acquisition by any person or “group” (as defined in the Exchange Act) of persons, whether from Echelon or any other person, of securities representing more than 15% of the total outstanding voting power of Echelon after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any person or “group” of persons that, if consummated in accordance with its terms, would result in such person or “group” of persons beneficially owning more than 15% of the total outstanding voting power of Echelon after giving effect to the consummation of such tender offer or exchange offer;

•	direct or indirect purchase (including by way of a merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction), exclusive license or other acquisition by any person or “group” of persons of assets (including equity securities of any subsidiary of Echelon) constituting or accounting for more than 15% of the revenue, net income or consolidated assets of Echelon and its subsidiaries, taken as a whole; or

•	merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving Echelon or any of its subsidiaries whose business accounts for more than 15% of the revenue, net income or consolidated assets of Echelon and its subsidiaries, taken as a whole, where the stockholders of Echelon (or such subsidiary) prior to the transaction will not own, directly or indirectly, at least 85% of the surviving company;

•	a “alternative acquisition agreement” is any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an acquisition transaction; and

•	a “superior proposal” is a written acquisition proposal (substituting 50% for 15% and 85% in the definition of “acquisition proposal” above) for an acquisition transaction on terms that the Echelon Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) would be more favorable, from a financial point of view, to the Echelon stockholders (in their capacity as such) than the merger (taking into account (1) any revisions to the merger agreement made or proposed in writing by Adesto prior to the time of such determination; and (2) those other factors and matters deemed relevant in good faith by the Echelon Board (or any committee thereof), including the identity of the person making the proposal, the likelihood of consummation in accordance with the terms of such proposal, and the legal, financial (including financing terms), regulatory, timing and other aspects of such proposal).

The Echelon Board’s Recommendation; Company Board Recommendation Change

The Echelon Board has recommended that the holders of shares of common stock vote “FOR” the proposal to adopt the merger agreement. The merger agreement provides that the Echelon Board will not effect a company board recommendation change except as described below.

Except as set forth below, at no time after the date of the merger agreement may the Echelon Board or a committee thereof (with any action described in the following (other than the final list item) being referred to as a “company board recommendation change”):

•	withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Echelon Board’s recommendation in a manner adverse to Adesto;

•	adopt, approve, or recommend, or publicly propose to adopt, approve or recommend, an acquisition proposal;

•	fail to publicly reaffirm the Echelon Board’s recommendation within 10 business days of the occurrence of a material event or development, or of any public disclosure regarding any acquisition proposal, and after Adesto so requests in writing (or if the special meeting is scheduled to be held within 10 business days, then within one business day after Adesto so requests in writing);

•

take or fail to take any formal action or make or fail to make any recommendation in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Echelon Board (or a committee thereof) to Echelon’s stockholders pursuant to

Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that the Echelon Board (or a committee thereof) may refrain from taking a position with respect to an acquisition proposal until 5:30 p.m., Eastern time, on the 10th business day after the commencement of a tender or exchange offer in connection with such acquisition proposal without such action being considered a violation of the merger agreement); or

•	fail to include the Echelon Board’s recommendation in this proxy statement.

Notwithstanding the restrictions described above, prior to the adoption of the merger agreement by stockholders, the Echelon Board may, upon compliance with the procedures described below, effect a company board recommendation change (1) in response to an intervening event (as defined below) other than in connection with a written acquisition proposal that constitutes a superior proposal; or (2) if Echelon has received a bona fide written acquisition proposal that the Echelon Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a superior proposal, in each case, if the Echelon Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that a failure to effect a company board recommendation change would be inconsistent with the Echelon Board’s fiduciary duties pursuant to applicable law.

The Echelon Board may effect a company board recommendation change, but may not terminate the merger agreement, in response to an intervening event if and only if:

•	Echelon has provided prior written notice to Adesto at least four business days in advance to the effect that the Echelon Board (or a committee thereof) has (1) made the determination described above; and (2) resolved to effect a company board recommendation change pursuant to the merger agreement, which notice must describe the applicable intervening event in reasonable detail; and

•	prior to effecting such company board recommendation change, Echelon and its representatives, during such four business day period, have (1) negotiated with Adesto and its representatives in good faith (to the extent that Adesto desires to so negotiate) to make such adjustments to the terms and conditions of the merger agreement so that the Echelon Board (or a committee thereof) no longer determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to make a company board recommendation change in response to such intervening event would be reasonably expected to be inconsistent with its fiduciary duties pursuant to applicable law; and (2) permitted Adesto and its representatives to make a presentation to the Echelon Board regarding the merger agreement and any adjustments with respect thereto (to the extent that Adesto requests to make such a presentation).

In addition, the Echelon Board may effect a company board recommendation change or terminate the merger agreement to enter into an alternative acquisition agreement in response to a written acquisition proposal that the Echelon Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a superior proposal if and only if:

•	the Echelon Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be reasonably expected to be inconsistent with its fiduciary duties pursuant to applicable law;

•	Echelon has complied in all material respects with its obligations pursuant to the merger agreement with respect to such acquisition proposal;

•

Echelon has provided prior written notice to Adesto at least four business days in advance to the effect that the Echelon Board (or a committee thereof) has (1) received a written acquisition proposal that has not been withdrawn; (2) concluded in good faith (after consultation with its financial advisor and outside legal counsel) that such acquisition proposal constitutes a superior proposal; and (3) resolved to effect a company board recommendation change or to terminate the merger agreement, which notice will describe the basis for such company board recommendation change or termination, including the identity of the person or “group” of persons making such acquisition proposal, the material terms of such acquisition proposal and copies of all relevant documents relating to such acquisition proposal; and

•	prior to effecting such company board recommendation change or termination, Echelon and its representatives, during the four business day notice period described above, have (1) negotiated with Adesto and its representatives in good faith (to the extent that Adesto desires to so negotiate) to make such adjustments to the terms and conditions of the merger agreement so that such acquisition proposal would cease to constitute a superior proposal; and (2) permitted Adesto and its representatives to make a presentation to the Echelon Board regarding the merger agreement and any adjustments with respect thereto (to the extent that Adesto requests to make such a presentation).

In the event of any material revision, amendment, update or supplement to any such acquisition proposal described above, Echelon has also agreed to deliver a new written notice to Adesto and to comply with the above procedures with respect to such new written notice (with the notice period being two business days from the date of such notice) and no company board recommendation change or termination will be permitted by Echelon unless, at the end of such two day notice period, the Echelon Board (or a committee thereof) has in good faith (after consultation with its financial advisor and outside legal counsel) reaffirmed its determination that such acquisition proposal is a superior proposal.

For purposes of this proxy statement and the merger agreement, an “intervening event” means any change, event, violation, inaccuracy, effect or circumstance, or any material consequence thereof, that (1) as of the date of the merger agreement was not known to Echelon and was not reasonably foreseeable to the Echelon Board as of the date of merger agreement; and (2) does not relate to (i) an acquisition proposal or inquiry that would reasonably be expected to lead to an acquisition proposal; or (ii) the fact, in and of itself, that Echelon meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of the merger agreement.

Stockholder Meeting

Echelon has agreed to take all action necessary to establish a record date for, duly call, give notice of, convene and hold the special meeting as promptly as reasonably practicable following the mailing of this proxy statement, provided, that the special meeting is not required to be held at any time prior to the 20th business day following the mailing of this proxy statement. Echelon is permitted to postpone or adjourn the special meeting in certain circumstances related to soliciting additional proxies or requirements of applicable law.

Employee Benefits

From and after the effective time of the merger, the surviving corporation will (and Adesto will cause the surviving corporation to) honor all of the Echelon benefit plans and compensation and severance arrangements in accordance with their terms as in effect immediately prior to the effective time of the merger. However, except as provided in the following paragraph, nothing will prohibit the surviving corporation from amending or terminating any such Echelon benefit plans or compensation or severance arrangements in accordance with their terms or if otherwise required pursuant to applicable law.

For a period of one year following the effective time of the merger and with respect to the continuing employees employed within that period, (1) the surviving corporation and its subsidiaries will (and Adesto will cause the surviving corporation and its subsidiaries to) either (i) maintain for the benefit of each continuing employee the company plans on terms and conditions that are no less favorable in the aggregate than those in effect at Echelon or its subsidiaries on the date of the merger agreement, and provide benefits to each continuing employee pursuant to such company plans; (ii) provide benefits to each continuing employee that, taken as a whole, are no less favorable in the aggregate to the Adesto benefit plans; or (iii) provide some combination of company plans and Adesto benefit plans such that each continuing employee receives benefits that, taken as a whole, are no less favorable in the aggregate to those benefits provided to similarly situated employees of Adesto; (2) Adesto or its subsidiaries shall provide continuing employees with severance benefits that are no less favorable in the aggregate to those benefits provided to similarly situated employees of Adesto or its affiliates; and (3) neither Adesto nor its subsidiaries shall reduce the aggregate cash compensation, including base salary and target incentive compensation opportunity, payable to any continuing employee.

To the extent that a company plan or Adesto benefit plan is made available to any continuing employee at or after the effective time of the merger, the surviving corporation and its subsidiaries will (and Adesto will cause the surviving corporation and its subsidiaries to) cause to be granted to such continuing employee credit for all service with Echelon and its subsidiaries prior to the effective time of the merger for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual and severance pay entitlement), except that such service need not be credited to the extent that it would result in duplication of coverage or benefits. In addition, and without limiting the generality of the foregoing, (1) each continuing employee will be immediately eligible to participate, without any waiting period, in any and all new plans to the extent that coverage pursuant to any such new plan replaces coverage pursuant to an old plan; (2) for purposes of each new plan providing medical, dental, pharmaceutical, vision, disability or other welfare benefits to any continuing employee, the surviving corporation will use its reasonable best efforts to cause all waiting periods, pre-existing conditions or limitations, physical examination requirements, evidence of insurability requirements and actively-at-work or similar requirements of such new plan to be waived for such continuing employee and his or her covered dependents, and the surviving corporation will use its reasonable best efforts to cause any eligible expenses incurred by such continuing employee and his or her covered dependents during the portion of the plan year of the old plan ending on the date that such continuing employee’s participation in the corresponding new plan begins to be given full credit pursuant to such new plan for purposes of satisfying all deductible, co-payments, coinsurance and maximum out-of-pocket requirements applicable to such continuing employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such new plan; and (3) credit the accounts of such continuing employees pursuant to any new plan that is a flexible spending plan with any unused balance in the account of such continuing employee. Any vacation or paid time off accrued but unused by a continuing employee as of immediately prior to the effective time of the merger will be credited to such continuing employee following the effective time of the merger, will not be subject to accrual limits or other forfeiture and will not limit future accruals.

Efforts to Close the Merger

General

Under the merger agreement, Adesto, Merger Sub and Echelon agreed to use reasonable best efforts to: (1) take, or cause to be taken, all actions; (2) do, or cause to be done, all things; and (3) assist and cooperate with the other parties in doing, or causing to be done, all things, in each case as are necessary, proper or advisable pursuant to applicable law or otherwise to consummate and make effective the merger, including using their reasonable best efforts to: (1) cause the conditions to the closing of the merger described below to be satisfied; (2) seek to obtain all consents, waivers, approvals, orders and authorizations from governmental authorities; and (3) with respect to Echelon, if requested by, and in consultation with Adesto and Merger Sub, seek to obtain all consents, waivers and approvals, and deliver all notifications pursuant to any material contracts in connection with the merger agreement.

Financing Cooperation

Adesto has agreed to use its reasonable best effort to obtain the financing necessary to consummate the merger. Echelon has agreed to use its reasonable best efforts, and will cause its subsidiaries to use their respective reasonable best efforts, to provide all cooperation reasonably requested by Adesto or Merger Sub to assist them in obtaining the necessary financing, including, among other things, using reasonable best efforts to:

•	make senior management and advisors of Echelon available to participate in a reasonable and limited number of meetings, presentations, road shows, due diligence sessions and drafting sessions;

•	assist Adesto or any underwriter, placement agent or other financing sources or prospective financing sources with the timely preparation of offering and related documents in connection with the financing;

•	solely with respect to financial information and data derived from Echelon’s historical books and records, assist Adesto with the preparation of pro forma financial information and pro forma financial statements;

•	if Adesto pursues any debt financing, assist Adesto in connection with the preparation of any pledge and security documents and other definitive financing documents as may be reasonably requested by Adesto or the financing sources and otherwise reasonably facilitate the pledging of collateral and the granting of security interests in respect of the financing;

•	use reasonable best efforts to obtain, to the extent applicable, consents of accountants for use of their reports in any materials relating to the financing and accountants’ comfort letters, in each case as reasonably requested by Adesto;

•	furnish Adesto and Merger Sub and any other financing source, as promptly as practicable after written request by Adesto, with all necessary financial statements, financial data, audit reports and other reasonably available information regarding Echelon and its subsidiaries;

•	deliver notices of prepayment within the time periods required by the relevant agreements governing indebtedness and obtaining customary payoff letters, lien terminations and instruments of discharge to be delivered at the closing of the merger, and give any other necessary notices, in each case to allow for the payoff, discharge and termination in full at the closing of the merger of all indebtedness;

•	provide reasonable and customary cooperation with any marketing efforts of Adesto for the financing; and

•	take all corporate and other actions, subject to the occurrence of the closing of the merger, reasonably requested by Adesto to permit the consummation of the financing.

The obligations of Adesto and Merger Sub to consummate the merger are not conditioned on obtaining financing.

Indemnification and Insurance

The merger agreement provides that the surviving corporation and its subsidiaries will (and Adesto will cause the surviving corporation and its subsidiaries to) honor and fulfill the obligations of Echelon and its subsidiaries pursuant to any indemnification agreements that have been provided to Adesto between Echelon and any of its subsidiaries, on the one hand, and any of their respective current or former directors or officers (and any person who becomes a director or officer of Echelon or any of its subsidiaries prior to the effective time of the merger), on the other hand (which we refer to as the “indemnified persons”).

In addition, the merger agreement provides that, during the six year period commencing at the effective time of the merger, the surviving corporation will (and Adesto will cause the surviving corporation to) indemnify and hold harmless each indemnified person, to the fullest extent permitted by law, from and against all costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any legal proceeding to the extent arising, directly or indirectly, out of or pertaining, directly or indirectly, to (1) any action or omission, or alleged action or omission, in such indemnified person’s capacity as a director, officer or agent of Echelon or any of its subsidiaries or other affiliates (regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the effective time of the merger); and (2) the merger, as well as any actions taken by Echelon, Adesto or Merger Sub with respect thereto. Subject to certain terms and conditions, the merger agreement also provides that, in the event of any such legal proceeding, the surviving corporation will advance all fees and expenses (including reasonable fees and expenses of any counsel) as incurred by any such indemnified person in the defense of such legal proceeding.

In addition, without limiting the foregoing but subject to the immediately forthcoming sentence, the merger agreement requires Adesto to cause the surviving corporation to maintain in effect Echelon’s directors’ and officers’ insurance policies in respect of acts or omission occurring at or prior to the effective time, on terms that are equivalent to those currently in effect for a period of at least six years commencing at the effective time of the merger. The surviving corporation is not required to pay premiums for such policy to the extent such premiums exceed 300% of the annual premiums currently paid by Echelon, and if the premium for such insurance coverage would exceed such amount, the surviving corporation will be obligated to obtain the greatest coverage available for a cost not exceeding such amount. In lieu of the foregoing, prior to the effective time of the merger, Echelon may purchase (or, if Adesto requests, Echelon will purchase) a prepaid “tail” policy so long as the annual cost for such “tail” policy does not exceed 300% of the aggregate annual premiums currently paid)

The merger agreement also provides that the indemnified parties are third party beneficiaries of the indemnification and insurance provisions in the merger agreement and are entitled to enforce such provisions.

For more information, refer to the section of this proxy statement captioned “The Merger—Interests of Echelon’s Directors and Executive Officers in the Merger.”

Transaction Litigation

Echelon will (1) provide Adesto with prompt notice of all stockholder litigation relating to the merger agreement (including by providing copies of all pleadings with respect thereto); (2) keep Adesto reasonably informed with respect to the status thereof; (3) give Adesto the opportunity to participate in the defense, settlement or prosecution of any such litigation; and (4) consult with Adesto with respect to the defense, settlement and prosecution of any such litigation and will consider in good faith Adesto’s advice with respect to such litigation. Echelon may not compromise, settle or come to an arrangement, or agree to do any of the foregoing, regarding any such litigation without Adesto’s prior written consent (which consent will not be unreasonably withheld, conditioned or delayed).

Conditions to the Closing of the Merger

The obligations of Adesto, Merger Sub and Echelon to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) of certain conditions, including the following:

•	the adoption of the merger agreement by the requisite affirmative vote of Echelon stockholders; and

•	the consummation of the merger not being prohibited, made illegal, or enjoined (1) by a temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition, (2) by any governmental authority of competent jurisdiction or (3) by the enactment, enforcement or deemed application of any law.

In addition, the obligations of Adesto and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions, any of which may be waived exclusively by Adesto:

•	except as specified in the following bullets, the representations and warranties of Echelon being true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the date on which the closing occurs as if made at and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall have been true and correct as of such earlier date), except for such failures to be true and correct, individually or in the aggregate, that have not had and would not have a Company Material Adverse Effect;

•	the representations and warranties of Echelon relating to due organization, necessary power and authority, organization documents, the absence of a Company Material Adverse Effect, transactions with affiliates, legal proceedings and orders, authority and binding nature of the merger agreement, requisite stockholder approval and non-contravention and governmental consents that (1) are not qualified by materiality or Company Material Adverse Effect being true and correct in all material respects as of the date on which the closing occurs as if made at and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date); and (2) that are qualified by materiality or Company Material Adverse Effect being true and correct in all respects (without disregarding such materiality or Company Material Adverse Effect qualifications) as of the date on which the closing occurs as if made at and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects as of such earlier date);

•	the representations and warranties of Echelon relating to certain aspects of Echelon’s capitalization being true and correct as of 5:00 p.m., Pacific time, on June 22, 2018, except for such inaccuracies that are de minimis in nature;

•	Echelon having performed and complied in all material respects with all covenants and obligations of the merger agreement required to be performed and complied with by it prior to the closing of the merger;

•	receipt by Adesto and Merger Sub of a customary closing certificate of Echelon; and

•	the absence of any Company Material Adverse Effect having occurred after the date of the merger agreement that is continuing.

In addition, the obligations of Echelon to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:

•	the representations and warranties of Adesto and Merger Sub set forth in the merger agreement being true and correct (without giving effect to any materiality or Adesto material adverse effect qualifications set forth therein) as of the date on which the closing occurs as if made at and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failure to be true and correct, individually or in the aggregate, that would not have a material adverse effect on Adesto;

•	Adesto and Merger Sub having performed and complied in all material respects with all covenants and obligations of the merger agreement required to be performed and complied with by Adesto and Merger Sub prior to the closing of the merger; and

•	receipt by Echelon of a customary closing certificate of Adesto and Merger Sub.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by Echelon stockholders (except as otherwise provided in the merger agreement), in the following ways:

•	by mutual written agreement of Echelon and Adesto;

•	by either Echelon or Adesto if:

•	(1) any permanent injunction or other judgment or order issued by a court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the merger is in effect, or any action taken by a governmental authority of competent jurisdiction prohibiting, making illegal or enjoining the consummation of the merger has become final and non-appealable; or (2) any statute, law, ordinance, rule, regulation or order prohibiting, making illegal or enjoining the consummation of the merger has been enacted, entered, enforced or deemed applicable to the merger;

•	the merger has not been consummated before 11:59 p.m., Pacific time, on the termination date, provided that a party may not terminate the merger agreement pursuant to this provision if such party’s action or failure to act constitutes a breach of the merger agreement and is the primary cause of, or has primarily resulted in, the failure to satisfy the conditions to the closing of the merger or the failure to consummate the merger by the termination date; or

•	Echelon stockholders do not adopt the merger agreement at the special meeting (except that a party may not terminate the merger agreement pursuant to this provision if such party’s action or failure to act constitutes a breach of the merger agreement and is the primary cause of, or has primarily resulted in, the failure to obtain the approval of the Echelon stockholders at the special meeting);

•	by Echelon if:

•	after a 20-day cure period, Adesto or Merger Sub has breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements in the merger agreement, such that the related closing condition would not be satisfied;

•	prior to the adoption of the merger agreement by Echelon stockholders, (1) Echelon has received a superior proposal; (2) the Echelon Board (or a committee thereof) has authorized Echelon to enter into an alternative acquisition agreement to consummate the acquisition transaction contemplated by such superior proposal; (3) Echelon pays or causes to be paid to Adesto a $1.54 million termination fee; and (4) Echelon has complied with its non-solicitation obligations under the merger agreement with respect to such superior proposal; or

•	(1) all of the conditions applicable to Adesto, Merger Sub and Echelon’s obligations to close the merger have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing of the merger, each of which is then capable of being satisfied); (2) Echelon has delivered an irrevocable written notice to Adesto at least three business days prior to such determination that it is ready, willing and able to close the merger; (3) at all times during such three business day period, Echelon stood ready, willing and able to consummate the merger, and (4) Adesto has failed to close the merger by the end of such three business day period; provided that Echelon is not entitled to terminate the merger agreement for the foregoing prior to the later of three business days after the adoption of the merger agreement by Echelon stockholders or September 15, 2018, which date may be extended to September 30, 2018, in certain circumstances;

•	by Adesto if:

•	after a 20-day cure period, Echelon has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements in the merger agreement, such that the related closing condition would not be satisfied; or

•	the Echelon Board has effected a company board recommendation change.

In the event that the merger agreement is terminated pursuant to the termination rights above, the merger agreement will be of no further force or effect without liability of any party to the other parties (or their representatives), as applicable, except certain sections of the merger agreement will survive the termination of the merger agreement in accordance with their respective terms. Notwithstanding the foregoing, nothing in the merger agreement will relieve any party from any liability for any willful breach of the merger agreement, nor will any party be relieved from liability for its fraud. In addition, no termination of the merger agreement will affect the rights or obligations of any party pursuant to the confidentiality agreement between Echelon and Adesto, which rights, obligations and agreements will survive the termination of the merger agreement in accordance with their respective terms.

Termination Fees

Echelon has agreed to pay Adesto a termination fee of $1.54 million if the merger agreement is terminated in specified circumstances.

Adesto will be entitled to receive the termination fee from Echelon if:

•	(1) the merger agreement is validly terminated by (i) either Adesto or Echelon because Echelon stockholders do not adopt the merger agreement at the special meeting or (ii) Adesto because Echelon has breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements in the merger agreement (and has not cured such breach or failure to perform during a cure period), such that the related closing condition would not be satisfied; (2) the conditions applicable to Echelon’s obligations to close the merger would be satisfied (other than the condition of obtaining the requisite Echelon stockholder vote); (3) following the date of the merger agreement and prior to its termination under certain circumstances, an acquisition proposal has been publicly announced or publicly disclosed and not publicly withdrawn or otherwise publicly abandoned; and (4) within one year of such termination of the merger agreement, either an acquisition transaction is consummated or Echelon enters into a definitive agreement providing for the consummation of an acquisition transaction and such acquisition transaction is subsequently consummated (whether such consummation occurs before or after the one-year anniversary of such termination) (provided that, for purposes of the termination fee, all references to “15%” and “85%” in the definition of “acquisition transaction” are deemed to be references to “50%”);

•	the merger agreement is validly terminated by Adesto because the Echelon Board has effected a company board recommendation change; or

•	the merger agreement is validly terminated by Echelon in order to enter into an alternative acquisition agreement with respect to a superior proposal.

If the merger agreement is validly terminated because (1) the merger is not consummated by the termination date and Echelon stockholders have not approved the merger; or (2) Echelon fails to obtain the requisite stockholder approval of the merger and the termination fee is not then otherwise payable by Echelon to Adesto, then within two business days after demand by Adesto, Echelon must pay or cause to be paid to Adesto up to $440,000 of Adesto’s reasonable and documented out-of-pocket fees and expenses (including attorneys’ fees and expenses) incurred by Adesto and its affiliates on or prior to the termination of the merger agreement in connection with the merger. In the event that Adesto later becomes entitled to receive the termination fee, the amount of expenses reimbursed by Adesto will be credited against that fee.

Upon termination of the merger agreement under specified circumstances, Adesto will be required to pay Echelon a termination fee of $4,410,000. Echelon will be entitled to receive the termination fee from Adesto if:

•	the merger agreement is terminated by Echelon if (1) all of the conditions applicable to Adesto, Merger Sub and Echelon’s obligations to close the merger have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing of the merger, each of which is then capable of being satisfied); (2) Echelon has delivered an irrevocable written notice to Adesto at least three business days prior to such determination that it is ready, willing and able to close the merger; (3) at all times during such three business day period, Echelon stood ready, willing and able to consummate the merger, and (4) Adesto has failed to close the merger by the end of such three business day period; provided that Echelon is not entitled to terminate the merger agreement for the foregoing prior to the later of three business days after the adoption of the merger agreement by Echelon stockholders or September 15, 2018, which date may be extended to September 30, 2018, in certain circumstances; or

•	the merger agreement is terminated by Adesto if the merger has not been consummated before 11:59 p.m., Pacific time, on the termination date, so long as such termination occurs at a time when Echelon is entitled to terminate the merger agreement and receive the termination fee from Adesto.

Neither Adesto nor Echelon is required to pay to the other its termination fee on more than one occasion.

Adesto’s receipt of the termination fee or the Adesto expenses payable by Echelon to the extent owed is the sole and exclusive remedy of Adesto and Merger Sub and each of their affiliates. Echelon’s receipt of the termination fee payable by Adesto to the extent owed is the sole and exclusive remedy of Echelon.

Specific Performance

Subject to the terms and conditions set forth in the merger agreement, Echelon, Merger Sub and Adesto, respectively, are entitled to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the merger agreement and to enforce the terms of the merger agreement, in addition to any other remedy to which they are entitled at law or in equity. For the avoidance of doubt, if the merger agreement is terminated by Echelon and Echelon receives the termination fee from Adesto after Adesto fails to consummate the merger within three business days despite the satisfaction and waiver of all conditions applicable to Adesto, Merger Sub and Echelon’s obligations to close the merger (other than those conditions that by their terms are to be satisfied at the closing of the merger, each of which is then capable of being satisfied), Echelon will not be entitled to seek or receive specific performance or other equitable relief to enforce specifically the terms and provisions of the merger agreement against Adesto.

Fees and Expenses

Except in specified circumstances, whether or not the merger is completed, Echelon, on the one hand, and Adesto and Merger Sub, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the merger agreement and the merger. Adesto or the surviving corporation will be responsible for all fees and expenses of the payment agent. Adesto will pay or cause to be paid all (1) transfer, stamp and documentary taxes or fees; and (2) sales, use, gains, real property transfer and other similar taxes or fees, in each case arising out of or in connection with the consummation of the merger.

No Third Party Beneficiaries

The merger agreement is binding upon and inures solely to the benefit of each party thereto, and nothing in the merger agreement is intended to or will confer upon any other person any rights or remedies, except, at and after the effective time (1) benefits to the directors and officers who are intended to be third-party beneficiaries of certain terms of the merger agreement; and (2) the rights of the holders of shares of common stock, company stock-based awards or company options to receive merger consideration.

Amendment and Waiver

Subject to applicable law, the merger agreement may be amended in writing by the parties at any time, whether before or after adoption of the merger agreement by stockholders. However, after adoption of the merger agreement by stockholders, no amendment that requires further approval by such stockholders pursuant to the DGCL may be made without such approval.

At any time prior to the effective time, any party may extend the time for the performance of any of the obligations or other acts of the other parties, waive any inaccuracies in the representations and warranties in the merger agreement or waive compliance with any of the agreements or conditions contained in provisions of the merger agreement (subject to compliance with applicable law). Any agreement by a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such party. Any delay in exercising any right pursuant to the merger agreement will not constitute a waiver of such right.

Governing Law; Venue

The merger agreement is governed by Delaware law. The exclusive venue for disputes relating to the merger and the guarantee is the Delaware Court of Chancery of the State of Delaware or, to the extent that the Delaware Court of Chancery of the State of Delaware does not have subject matter jurisdiction, any state or federal court in the State of Delaware.

Waiver of Jury Trial

Each of the parties irrevocably waived any and all right to trial by jury in any claim, complaint, action or legal proceeding arising out of or relating to the merger agreement, the merger, or the financing.

MARKET PRICES AND DIVIDEND DATA

Our common stock is listed on Nasdaq under the symbol “ELON.” As of July 27, 2018, there were 4,542,310 shares of common stock outstanding, held by approximately 120 stockholders of record.

The following table sets forth, for the periods indicated, the high and low sales prices for our common stock as reported by Nasdaq:

	2018		2017		2016
	High	Low	High	Low	High	Low
First Quarter	$6.10	$4.56	$6.42	$4.38	$6.70	$4.71
Second Quarter	$8.32	$4.07	$7.20	$5.12	$5.74	$4.41
Third Quarter (for 2018, through July 27, 2018)	$8.37	$8.10	$5.46	$4.26	$5.75	$4.73
Fourth Quarter	—	—	$5.81	$4.40	$5.50	$4.17

We have never declared or paid, and do not anticipate declaring or paying, any cash dividends on our capital stock.

On July 27, 2018, the latest practicable trading day before the printing of this proxy statement, the closing price for the common stock on Nasdaq was $8.33 per share. You are encouraged to obtain current market quotations for our common stock.

Following the merger, there will be no further market for our common stock and it will be delisted from Nasdaq and deregistered under the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of June 30, 2018, as to (1) each person who is known by us to beneficially own more than five percent of our outstanding common stock; (2) each of the named executive officers; (3) each director; and (4) all directors and executive officers as a group. Unless otherwise indicated, the address of each listed stockholder is c/o Echelon Corporation, 2901 Patrick Henry Drive, Santa Clara, CA 95054.

Applicable percentage ownership is based on 4,542,310 shares of common stock outstanding at June 30, 2018. In computing the number of shares of stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares subject to company options or company RSUs held by that person that are currently exercisable or are exercisable within 60 days of June 30, 2018. However, we did not deem these shares to be outstanding for the purpose of computing the percentage ownership of any other person.

Name	Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders:
Royce & Associates, LLC(1)	344,852	7.6%
ENEL Investment Holding BV(2)	300,000	6.6%
Renaissance Technologies LLC(3)	298,900	6.6%

Named Executive Officers and Directors:
Armas Clifford Markkula, Jr.(4)(5)	195,703	4.3%
Ronald A. Sege(4)(6)	144,917	3.1%
Alicia Jayne Moore(4)	63,804	1.4%
Robert R. Maxfield(4)(7)	55,398	1.2%
Christopher Jodoin(4)	50,971	1.1%
Robert J. Finocchio, Jr.(4)(8)	34,500	*
Betsy Rafael(4)	19,000	*
All directors and Section 16 executive officers as a group (10 persons)(4)	669,230	13.7%

*	Represents beneficial ownership of less than 1%.
(1)

The number of shares beneficially owned is as reported in a Schedule 13G/A filed by Royce & Associates, LP with the SEC on January 22, 2018. The address of Royce & Associates, LP is 745 Fifth Avenue, New York, NY 10151. Royce & Associates, LP reported sole voting and dispositive power with respect to all of such shares.

(2)

Affiliate of Enel S.p.A. The number of shares beneficially owned is as reported in a Schedule 13D filed by Enel S.p.A. with the SEC on September 21, 2000. The principal address is Herengracht 471, 1017 BS Amsterdam, The Netherlands.

(3)

The number of shares beneficially owned is as reported in a Schedule 13G filed by Renaissance Technologies LLC with the SEC on February 14, 2018. The address of Renaissance Technologies LLC is 800 Third Avenue, New York, NY 10022. Renaissance Technologies LLC reported sole voting power with respect to 263,965 shares, sole dispositive power with respect to 264,265 shares and shared dispositive power with respect to 34,635 shares.

(4)	Includes, for the applicable director or executive officer, the following shares exercisable within 60 days of June 30, 2018, upon the exercise of stock options, as shown in the table below.

Name	Options
Armas Clifford Markkula, Jr.	18,000
Ronald A. Sege	94,125
Alicia Jayne Moore	49,000
Robert R. Maxfield	18,000
Christopher Jodoin	37,065
Robert J. Finocchio, Jr.	18,000
Betsy Rafael	18,000
All directors and Section 16 executive officers as a group	327,240

(5)	Includes 165,511 shares held by Armas Clifford Markkula, Jr. and Linda Kathryn Markkula, Trustees of the Restated Arlin Trust Dated December 12, 1990, and 12,192 shares held by the Markkula Family Limited Partnership. Mr. Markkula and his spouse disclaim beneficial ownership of all but 2,750 of the shares held by the Markkula Family Limited Partnership.
(6)	Includes 25,396 shares held in constructive trust for Eugenia Sege pursuant to the terms of a divorce decree dated December 17, 2017.
(7)	Includes 37,398 shares held by Robert R. Maxfield, Trustee UA DTD 12/14/87.
(8)	Includes 16,500 shares held by the Robert J. and Susan H. Finocchio Family Trust dated January 9, 1990.

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of Echelon. However, if the merger is not completed, stockholders will continue to be entitled to attend and participate in stockholder meetings.

Echelon will hold an annual meeting of stockholders in 2019 only if the merger has not already been completed.

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2019 annual meeting of stockholders, if held, pursuant to Rule 14a-8 of the Exchange Act must submit the proposal to us no later than December 7, 2018.

Echelon bylaws establish an advance notice procedure with regard to specified matters to be brought before an annual meeting of stockholders but not included in our proxy materials. In general, written notice must be received by Echelon’s SVP, Chief Legal and Administration Officer and Secretary not less than 20 days nor more than 60 days prior to an annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at the 2019 annual meeting of stockholders, such a proposal must be received by our SVP, Chief Legal and Administration Officer and Secretary no earlier than 60 days nor later than 20 days prior to that meeting. If less than 30 days’ notice or prior public disclosure of the date of that meeting is given or made to stockholders, notice by the stockholder, in order to be timely, must be so received not later than the close of business on the 10th day following the day on which such notice of the date of that meeting was mailed or such public disclosure was made.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following Echelon filings with the SEC are incorporated by reference:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

•	Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2018; and

•	Current Reports on Form 8-K filed on February 6, 2018, May 22, 2018, and June 29, 2018.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

You may read and copy any reports, statements or other information that we file with the SEC at its public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Echelon Corporation

Attention: Investor Relations

2901 Patrick Henry Drive

Santa Clara, CA 95054

If you would like to request documents from us, please do so as soon as possible to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method. Please note that all of our documents that we file with the SEC are also promptly available through the “Investor Relations” section of our website, www.echelon.com. The information included on our website is not incorporated by reference into this proxy statement.

If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of this proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

The Proxy Advisory Group, LLC

18 East 41st Street, Suite 2000

New York, New York 10017

Stockholders May Call:

(888) 557-7699 (Toll-Free From the U.S. and Canada)

or

(212) 616-2180 (From Other Locations)

MISCELLANEOUS

Echelon has supplied all information relating to Echelon, and Adesto has supplied, and Echelon has not independently verified, all of the information relating to Adesto and Merger Sub contained in this proxy statement.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT, THE ANNEXES TO THIS PROXY STATEMENT AND THE DOCUMENTS THAT WE INCORPORATE BY REFERENCE IN THIS PROXY STATEMENT IN VOTING ON THE ADOPTION OF THE MERGER AGREEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JULY 30, 2018. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE (OR AS OF AN EARLIER DATE IF SO INDICATED IN THIS PROXY STATEMENT), AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

ANNEX A

Agreement and Plan of Merger

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

among

ADESTO TECHNOLOGIES CORPORATION,

CIRCUIT ACQUISITION CORPORATION

and

ECHELON CORPORATION

Dated June 28, 2018

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

This agreement and plan of merger (this “Agreement”) is dated June 28, 2018 (the “Agreement Date”), among Adesto Technologies Corporation, a Delaware corporation (“Parent”), Circuit Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Echelon Corporation, a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company are sometimes referred to as a “Party.” All capitalized terms that are used in this Agreement have the meanings given to them in Article I.

RECITALS

A. The Company Board has (i) determined that it is in the best interests of the Company and the Company Stockholders, and declared it advisable, to enter into this Agreement providing for the merger of Merger Sub with and into the Company (collectively with the other transactions contemplated by this Agreement, the “Merger”) in accordance with the DGCL upon the terms and subject to the conditions set forth in this Agreement; (ii) determined that neither Parent nor Merger Sub shall be considered an “Acquiring Person” for purposes of the Tax Benefit Preservation Plan, dated as of April 22, 2016 and amended from time to time prior to the date hereof (the “NOL Plan”), by and between the Company and Computershare Inc., as rights agent, and that neither the execution and delivery of this Agreement nor the consummation of the Merger or any other transaction contemplated by this Agreement shall give rise to a “Distribution Date” or a “Shares Acquisition Date” under the NOL Plan; (iii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations in this Agreement, and the consummation of the Merger upon the terms and subject to the conditions set forth in this Agreement; (iv) directed that the adoption of this Agreement be submitted to a vote of the Company Stockholders; and (v) recommended that the Company Stockholders vote in favor of the adoption of this Agreement in accordance with the DGCL.

B. The board of directors of each of Parent and Merger Sub have (i) declared it advisable to enter into this Agreement; and (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations under this Agreement, and the consummation of the Merger upon the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

The Parties therefore agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1 Certain Definitions. For all purposes of this Agreement, the following capitalized terms have the following respective meanings:

(a) “2016 Equity Incentive Plan” means the Company’s 2016 Equity Incentive Plan, approved by the Company Stockholders on October 4, 2016.

(b) “2016 Inducement Equity Incentive Plan” means the Company’s 2016 Inducement Equity Incentive Plan, as adopted effective April 20, 2016.

(c) “Acceptable Confidentiality Agreement” means a confidentiality agreement containing terms no less favorable to the Company than those contained in the Confidentiality Agreement (except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement), it being understood that such confidentiality agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Acquisition Proposal, and that such confidentiality agreement may not prohibit, or adversely affect the rights of the Company thereunder upon, compliance by the Company with any of the terms of this Agreement.

(d) “Acquired Entities” means the Company and the Company Subsidiaries.

(e) “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Parent or Merger Sub) relating to an Acquisition Transaction.

(f) “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:

(i) any direct or indirect purchase or other acquisition by any Person or Group, whether from the Company or any other Person, of securities representing more than 15% of the total outstanding voting power of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or Group that, if consummated in accordance with its terms, would result in such Person or Group beneficially owning more than 15% of the total outstanding voting power of the Company after giving effect to the consummation of such tender offer or exchange offer;

(ii) any direct or indirect purchase (including by way of a merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction) or other acquisition by any Person or Group of assets constituting or accounting for more than 15% of the revenue, net income or consolidated assets of the Company and the Company Subsidiaries, taken as a whole; or

(iii) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company (or any of the Company Subsidiaries whose business accounts for more than 15% of the revenue, net income or consolidated assets of the Company and the Company Subsidiaries, taken as a whole), where the stockholders of the Company (or such Company Subsidiary) prior to the transaction will not own, directly or indirectly, at least 85% of the surviving company.

(g) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

(h) “Business Day” means each day that is not a Saturday, Sunday or other day on which the Federal Reserve Bank of San Francisco is closed.

(i) “Bylaws” means the bylaws of the Company in effect as of the Agreement Date.

(j) “Capitalization Date” means 5:00 p.m., Pacific time, on June 22, 2018.

(k) “Certificate of Merger” means the certificate of merger, in customary form, relating to the Merger.

(l) “Charter” means the Amended and Restated Certificate of Incorporation of the Company in effect as of the Agreement Date.

(m) “Chosen Courts” means the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction (but only in such event), then the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware (but only in such event), then any Delaware state court).

(n) “Code” means the Internal Revenue Code of 1986, as amended.

(o) “Company Benefit Plan” means each material “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and each material employment, bonus, stock option, stock purchase or other equity-based, benefit, incentive compensation, profit sharing, savings, retirement, disability, insurance, vacation, deferred compensation, severance, termination, retention, change of control and other similar material fringe, welfare or other employee benefit plans, programs, agreements, contracts, policies or binding arrangements (whether or not in writing) that is in each case maintained or contributed to for the benefit of any current or former employee of the Company or any of the Company Subsidiaries or any other trade or business (whether or not incorporated) that would be treated as a single employer with the Company or any of the Company Subsidiaries pursuant to Section 414 of the Code (an “ERISA Affiliate”).

(p) “Company Board” means the Board of Directors of the Company.

(q) “Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

(r) “Company Common Stock” means the common stock, par value $0.01 per share, of the Company.

(s) “Company Equity Plans” means, collectively, the Company’s 1997 Stock Plan (as amended and restated on each of March 26, 2004, August 18, 2010 and April 3, 2013), the 2016 Equity Incentive Plan and the 2016 Inducement Equity Incentive Plan.

(t) “Company Financial Advisor” means Piper Jaffray & Co.

(u) “Company Financial Statements” means the: (i) audited consolidated balance sheets of the Acquired Entities as of December 31, 2015, December 31, 2016, and December 31, 2017, and the related audited consolidated statements of operations, statement of comprehensive loss, statements of stockholders’ equity and statements of cash flows of the Acquired Entities for the years then ended, including the notes thereto and the reports of the Company’s independent public accounting firm thereon; and (ii) unaudited consolidated balance sheet of the Acquired Entities as of March 31, 2018, and the related unaudited consolidated statements of operations, statements of comprehensive loss, statements of stockholders’ equity and statements of cash flows of the Acquired Entities for the three months then ended.

(v) “Company Intellectual Property Rights” means any Intellectual Property Rights that are owned by the any of the Acquired Entities, or that any of the Acquired Entities purport to own, including the Company Registered Intellectual Property Rights.

(w) “Company Material Adverse Effect” means any change, event, violation, inaccuracy, effect or circumstance (each, an “Effect”) that, individually or taken together with all other Effects that exist or have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, (A) has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Acquired Entities, taken as a whole; or (B) would reasonably be expected to prevent or materially impair or materially delay the consummation of the Merger. None of the following (by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect for purposes of clause (A) hereof or will be taken into account when determining whether a Company Material Adverse Effect for purposes of clause (A) has occurred or may, would or could occur (subject to the limitations set forth below):

(i) changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally (except to the extent that such Effect has had a disproportionate adverse effect on the Company relative to other companies of a similar size operating in the industries in which the Acquired Entities conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

(ii) changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (A) changes in interest rates or credit ratings in the United States or any other country; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world (except, in each case, to the extent that such Effect has had a disproportionate adverse effect on the Company relative to other companies of a similar size operating in the industries in which the Acquired Entities conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

(iii) changes in conditions in the industries in which the Company and the Company Subsidiaries conduct business (except to the extent that such Effect has had a disproportionate adverse effect on the Company relative to other companies of a similar size operating in the industries in which the Acquired Entities conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

(iv) changes in regulatory, legislative or political conditions in the United States or any other country or region in the world (except to the extent that such Effect has had a disproportionate adverse effect on the Company relative to other companies of similar size operating in the industries in which the Acquired Entities conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

(v) any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions) in the United States or any other country or region in the world (except to the extent that such Effect has had a disproportionate adverse effect on the Company relative to other companies of similar size operating in the industries in which the Acquired Entities conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

(vi) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world (except to the extent that such Effect has had a disproportionate adverse effect on the Company relative to other companies of similar size operating in the industries in which the Acquired Entities conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

(vii) any Effect resulting from the public announcement of this Agreement or the pendency of the Merger, including the impact thereof on the relationships, contractual or otherwise, of the Acquired Entities with employees, suppliers, Customers, partners, vendors or any other third Person;

(viii) the compliance by any Party with the express terms of this Agreement, including any action taken or refrained from being taken pursuant to or in accordance with the express terms of this Agreement, other than the Company’s obligation to operate in the ordinary course consistent with past practices pursuant to Section 5.1 of this Agreement;

(ix) any action taken or refrained from being taken, in each case to which Parent has expressly approved, consented to or requested in writing (including via email) following the Agreement Date, other than the Company’s obligation to operate in the ordinary course consistent with past practices pursuant to Section 5.1 of this Agreement;

(x) changes or proposed changes in GAAP or other accounting standards or Law (or the enforcement or interpretation of any of the foregoing) or changes in the regulatory accounting requirements applicable to any industry in which the Acquired Entities operate;

(xi) changes in the price or trading volume of the Company Common Stock or Indebtedness of the Company, in each case in and of itself (it being understood that any cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

(xii) any failure, in and of itself, by the Acquired Entities to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

(xiii) the availability or cost of equity, debt or other financing to Parent or Merger Sub; and

(xiv) any Transaction Litigation or other Legal Proceeding threatened, made or brought by any of the current or former Company Stockholders (on their own behalf or on behalf of the Company) against the Company, any of its executive officers or other employees or any member of the Company Board arising out of the Merger or any other transaction contemplated by this Agreement.

(x) “Company Options” means options to purchase shares of Company Common Stock (whether granted by the Company pursuant to the Company Equity Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted).

(y) “Company Preferred Stock” means the preferred stock, par value $0.001 per share, of the Company.

(z) “Company Products” means (i) all products and services currently licensed, sold, distributed or offered for sale, or for which maintenance and support services are currently provided, by any Acquired Entity; and (ii) those products and services developed or currently under development by any Acquired Entity and listed on Section 1.1(z) of the Company Disclosure Letter.

(aa) “Company Registered Intellectual Property Rights” means all of the Registered Intellectual Property Rights owned by, or filed in the name of, any of the Acquired Entities.

(bb) “Company Restricted Stock” means shares of Company Common Stock subject to vesting or other lapse restrictions (whether granted by the Company pursuant to the Company Equity Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted).

(cc) “Company RSUs” means each award of restricted stock units representing the right to receive shares of Company Common Stock or denominated in shares of Company Common Stock but settleable in cash (whether subject to time or performance vesting and whether granted by the Company pursuant to the Company Equity Plans, assumed by the Company in connection with a merger, acquisition or similar transaction or otherwise issued or granted).

(dd) “Company SEC Documents” means each report, schedule, registration statement, prospectus, proxy, form, statement or other document (including exhibits and all other information incorporated by reference) filed with, or furnished to, the SEC by the Company.

(ee) “Company Source Code” means, collectively, any software source code, schematics or RTL of electronic circuits, material proprietary algorithms, or any material portion or aspect of any of the foregoing, owned by any of the Acquired Entities and contained in or relating to Company Products.

(ff) “Company Stockholders” means the holders of shares of Company Capital Stock.

(gg) “Company Subsidiary” means each of the Subsidiaries of the Company.

(hh) “Confidentiality Agreement” means the confidentiality letter agreement, dated September 25, 2017, between the Company and Parent.

(ii) “Consent” means any consent, approval, clearance, waiver, Governmental Authorization or order.

(jj) “Continuing Employees” means each individual who is an employee of the Company or any of the Company Subsidiaries immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.

(kk) “Contract” means any written contract, lease, license, indenture, note, bond, agreement, concession, franchise or other instrument.

(ll) “Customer” means a customer or reseller that is a direct purchaser or licensee of the Company Products from any Acquired Entity.

(mm) “D&O Insurance” means the Company’s current directors’ and officers’ liability insurance.

(nn) “DGCL” means the General Corporation Law of the State of Delaware.

(oo) “DTC” means the Depository Trust Company.

(pp) “EDGAR” means the Electronic Data Gathering, Analysis and Retrieval System administered by the SEC.

(qq) “Enforceability Exceptions” means legal limitations on: (i) enforceability arising from applicable bankruptcy and other similar Laws affecting the rights of creditors generally; (ii) enforceability arising from rules of law governing specific performance, injunctive relief and other equitable remedies; and (iii) the enforceability of provisions requiring indemnification against liabilities under securities laws in connection with the offering, sale or issuance of securities.

(rr) “Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

(ss) “Environmental Law” means all applicable Laws relating to pollution, worker health and safety with respect to exposure to Hazardous Substance, and protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata).

(tt) “ERISA” means the Employee Retirement Income Security Act of 1974.

(uu) “Exchange Act” means the Securities Exchange Act of 1934.

(vv) “Export Control Laws” means (i) all applicable U.S. export and re-export control laws and economic sanction laws; and (ii) all other applicable export control laws that arise in countries in which any Acquired Entity conducts business.

(ww) “FCPA” means the United States Foreign Corrupt Practices Act of 1977.

(xx) “Financing” means financing to be obtained by Parent (i) from a sale of Parent’s common stock or (ii) from the incurrence of alternative financing in accordance with Section 6.4(c), in each case the net proceeds of which will be sufficient to, after taking into consideration (A) the Company’s unrestricted cash-on-hand at the Closing, if any, and (B) Parent’s unrestricted cash-on-hand at the Closing in excess of the minimum amount required to be maintained by Parent pursuant to the terms of its credit agreement dated as of May 8, 2018, by and between the lenders from time to time party thereto, Cortland Capital Market Service LLC, as administrative agent for the lenders, and Obsidian Agency Services, Inc., as collateral agent for the secured parties (the “Credit Agreement”), pay the Required Amount.

(yy) “Financing Source Related Parties” means Financing Sources, together with their respective Affiliates, and the respective officers, directors, employees, partners, trustees, shareholders, controlling persons, agents and representatives of the foregoing, and their respective successors and assigns.

(zz) “Financing Sources” means the third party or parties that are providing alternative financing in accordance with Section 6.4(c), if any.

(aaa) “Foreign Subsidiary” means any Company Subsidiaries that are “controlled foreign corporations” within the meaning of the Code.

(bbb) “GAAP” means generally accepted accounting principles, consistently applied, in the United States.

(ccc) “Government Contract” means any Contract between, on the one hand, the Company or any of the Company Subsidiaries and, on the other hand: (i) any Governmental Authority; (ii) any prime contractor to any other Governmental Authority expressly engaging the Company or a Company Subsidiary as a subcontractor with respect to a prime contract with such Governmental Authority; or (iii) any subcontractor engaged by the Company or a Company Subsidiary solely with respect to any Contract described in clause (i).

(ddd) “Governmental Authority” means any federal, national, state, provincial or local, whether domestic or foreign, government or any court of competent jurisdiction, administrative agency or commission of any governmental authority or other governmental authority or instrumentality, whether domestic, foreign or supranational.

(eee) “Governmental Authorization” means any permits, licenses, variances, clearances, consents, commissions, exemptions, orders and approvals from Governmental Authorities.

(fff) “Group” means a “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons.

(ggg) “Hazardous Substance” means any substance, material or waste that is characterized or regulated by a Governmental Authority pursuant to any Environmental Law as “hazardous,” “pollutant,” “contaminant,” “toxic” or “radioactive,” including petroleum and petroleum products.

(hhh) “Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection with such borrowed money), or with respect to deposits or advances of any kind to such Person; (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (iii) all capitalized lease obligations of such Person or obligations of such Person to pay the deferred and unpaid purchase price of property, equipment and software; (iv) all obligations of such Person pursuant to securitization or factoring programs or arrangements; (v) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person; (vi) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the obligations or property of others; (vii) net cash payment obligations of such Person under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination); or (viii) letters of credit, bank guarantees, and other similar contractual obligations entered into by or on behalf of such Person.

(iii) “Intellectual Property Rights” means the rights associated with or arising under any of the following anywhere in the world: (i) patents and applications therefor (“Patents”); (ii) copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world (“Copyrights”); (iii) trademarks, trade names, logos, and service marks, and trademark and service mark registrations and applications therefor (“Trademarks”); (iv) trade secrets rights and corresponding rights in confidential business and technical information and know-how (“Trade Secrets”); (v) registered Internet domain names; and (vi) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

(jjj) “Intervening Event” means any Effect, or any material consequence thereof, that (i) as of the Agreement Date was not known to the Company and was not reasonably foreseeable to the Company Board as of the Agreement Date; and (ii) does not relate to (A) an Acquisition Proposal or inquiry that would reasonably be expected to lead to an Acquisition Proposal; or (B) the fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the Agreement Date.

(kkk) “IRS” means the United States Internal Revenue Service.

(lll) “Knowledge” of a Person, with respect to any matter in question, means, (i) with respect to the Company, the actual knowledge as of the Agreement Date of the individuals set forth on Section 1.1(lll) of the Company Disclosure Letter, and (ii) with respect to Parent, the actual knowledge of the executive officers of Parent, in each case after reasonable inquiry of those employees of the Company or Parent, as the case may be, who would reasonably be expected to have actual knowledge of the matter in question. With respect to matters involving the Company Intellectual Property Rights, Knowledge does not require the Company, or any of its directors, officers or employees, to have conducted or have obtained any freedom to operate opinions or any Patent, Trademark or other Intellectual Property Rights clearance searches. If not conducted or obtained, no knowledge of any Patents, Trademarks or other Intellectual Property Rights of any third Person that would have been revealed by such opinions or searches will be imputed to the Company or any of its directors, officers or employees.

(mmm) “Large Customer” means any Customer that, in the fiscal year ended December 31, 2017 or the three month period ended March 31, 2018, was one of the 10 largest sources of revenue for the Acquired Entities collectively, based on amounts recognized in accordance with GAAP during such periods.

(nnn) “Large Supplier” means a supplier or vendor, including licensors of software and other technology, that in the fiscal year ended December 31, 2017 or the three month period ended March 31, 2018, was one of the 20 largest suppliers or vendors to the Acquired Entities collectively, based on amounts paid or payable during such periods.

(ooo) “Law” means any statute, law (including common law), ordinance, rule, regulation or stock exchange listing requirement.

(ppp) “Leased Real Property” means all real property leased to the Acquired Entities, including all buildings, structures, fixtures and other improvements leased to the Acquired Entities.

(qqq) “Legal Proceeding” means any claim, action, charge, lawsuit, litigation or other similarly formal legal proceeding brought by or pending before any Governmental Authority, arbitrator, mediator or other tribunal.

(rrr) “Lien” means any lien, pledge, hypothecation, mortgage, security interest, encumbrance, claim, option, right of first refusal, preemptive right, community property interest, restriction on the voting of any security, restriction on the transfer of any security, or restriction on the possession, exercise or transfer of ownership or any other attribute of ownership of any asset, but excluding, in each case, non-exclusive licenses of Intellectual Property Rights.

(sss) “Material Contract” means any of the following Contracts (other than a Company Benefit Plan) to which any of the Acquired Entities is a party:

(i) any Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K promulgated by the SEC (whether or not filed by the Company with the SEC) with respect to the Company and the Company Subsidiaries;

(ii) any Contract imposing any restriction on the right or ability of any Acquired Entity to conduct its business as presently conducted, and any Contract that grants to any third Person rights of first refusal or rights of first negotiation, or that limits or purports to limit the ability of the Company or any Company Subsidiary to own, operate, sell, transfer, pledge or otherwise dispose of any assets or businesses, in each case except as would not be material to the business of the Acquired Entities, taken as a whole;

(iii) any Contract (A) imposing any restriction on the right or ability of any Acquired Entity to compete with any other Person or in any line of business; (B) that grants to any third Person “most favored nation” pricing or terms with respect to the sale, distribution, license or support of any Company Product; or (C) that grants to any third Person any exclusivity with respect to any geographic territory, customer, market, product, service or Company Intellectual Property Rights, except, in the case of each of the foregoing sub-clauses (A), (B) and (C), as would not be material to the business of the Acquired Entities, taken as a whole;

(iv) any Contract with respect to the formation, creation, operation, management or control of a joint venture, partnership entity or limited liability entity, or any other similar equity investment agreements involving a sharing of profits, or joint development agreement, other than Contracts that are solely among the Acquired Entities;

(v) any Contract relating to Indebtedness, other than solely among the Acquired Entities;

(vi) any Contract with any supplier that provides the counterparty with the right to serve as the sole or exclusive provider of goods or services that are material to the business of the Acquired Entities, taken as a whole;

(vii) any Contract that contains any provision that requires the purchase of all or a material portion of the Company’s or any of Company Subsidiaries’ requirements for a given product or service from a given third party, which product or service is material to the business of the Acquired Entities, taken as a whole;

(viii) any Government Contract that is material to the business of the Acquired Entities, taken as a whole;

(ix) (A) any Contract that requires the disposition or acquisition of material assets by the Company or any of the Company Subsidiaries after the Agreement Date other than in the ordinary course of business consistent with past practices; or (B) any Contract pursuant to which the Company or any Company Subsidiary has (1) acquired a business or entity, or assets of a business or entity, whether by way of merger, consolidation, purchase of stock or assets or (2) has any material ownership interest in any other Person (other than its Subsidiaries) and, in each case, that contains material continuing rights or obligations of the Company or any Company Subsidiary as of the Agreement Date;

(x) any lease or sublease of Leased Real Property;

(xi) any Contract relating to the settlement of any Legal Proceeding within the past three years;

(xii) a Contract with a Large Customer for the sale or license of Company Products;

(xiii) a Contract with a Large Supplier for the purchase or supply of goods or services, including software and other technology;

(xiv) IP Contracts; and

(xv) any Contract requiring any capital commitment or capital expenditures (including any series of related expenditures) in excess of $50,000 (which, for the avoidance of doubt, does not include any Contracts related to the retention of independent contractors).

(ttt) “Most Recent Balance Sheet” means the unaudited consolidated balance sheet of the Acquired Entities as of March 31, 2018, included in the Company SEC Documents.

(uuu) “Nasdaq” means The Nasdaq Stock Market.

(vvv) “Open Source Materials” means software or other material that is distributed as “free software,” “open source software” or under similar licensing or distribution terms (including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards License (SISL), the Apache License and any license identified as an open source license by the Open Source Initiative (www.opensource.org)).

(www) “Parent Material Adverse Effect” means any Effect that, individually or taken together with all other Effects that exist or have occurred prior to the date of determination of the occurrence of the Parent Material Adverse Effect, would reasonably be expected to prevent or materially impair or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to perform their respective covenants and obligations pursuant to this Agreement.

(xxx) “Permitted Lien” means any of the following: (i) Liens for Taxes, assessments and governmental charges or levies either not yet due and payable or that are being contested in good faith and by appropriate proceedings and for which reserves have been established in accordance with GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other similar Liens or security interests that are not yet due or that are being contested in good faith and by appropriate proceedings; (iii) third Person leases, subleases and licenses (other than capital leases and leases underlying sale and leaseback transactions) entered into the ordinary course of business consistent with past practices under which there exists no material default; (iv) pledges or deposits to secure obligations pursuant to workers’ compensation Laws or similar legislation or to secure public or statutory obligations; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business consistent with past practices; (vi) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar Liens (or other encumbrances of any type), in each case that do not, and are not reasonably likely to, adversely affect in any material respect the current use or occupancy of the applicable property owned, leased, used or held for use by the Company or any of the Company Subsidiaries; (vii) zoning, building and other similar codes or restrictions that are not violated in any material respect by the current use or occupancy of the real property subject thereto; (viii) statutory, common law or contractual Liens of landlords under Leases or Liens against the fee interests of the landlord or owner of any Company properties unless caused by the Company or any of the Company Subsidiaries, in each case that do not, and are not reasonably likely to, adversely affect in any material respect the current use or occupancy of the applicable property owned, leased, used or held for use by the Company or any of the Company Subsidiaries; (ix) restrictions on transfer of securities imposed by applicable securities Laws; and (x) other similar Liens expressly consented to by Parent in writing (including by email), which consent shall not be unreasonably withheld, conditioned or delayed.

(yyy) “Person” means any individual, Entity or Governmental Authority.

(zzz) “Registered Intellectual Property Rights” means all (i) Patents; (ii) registered Trademarks; and (iii) registered Copyrights.

(aaaa) “Sanctioned Country” means, at any time, a country or territory that is itself the subject or target of any Sanctions (including Cuba, Iran, North Korea, Sudan and Syria).

(bbbb) “Sanctioned Person” means, at any time, any Person (i) listed on the OFAC Specially Designated Nationals and Blocked Persons List, Commerce’s Denied Persons List or Entity List, and the State Department’s Debarred List or other similar lists maintained by applicable jurisdictions; (ii) located, organized or resident in a Sanctioned Country; or (iii) owned 50% or more or otherwise controlled by any such Person or Persons described in clause (i) or (ii).

(cccc) “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC), the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

(dddd) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

(eeee) “SEC” means the United States Securities and Exchange Commission.

(ffff) “Section 409A” mean Section 409A of the Code (or any state law equivalent) and the regulations and guidance thereunder.

(gggg) “Securities Act” means the Securities Act of 1933.

(hhhh) “Solvent,” when used with respect to any Person, means that, as of any date of determination, (i) the amount of the “fair saleable value” (determined on a going concern basis) of the assets of such Person will, as of such date, exceed the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors; (ii) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date; and (iii) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or lines of credit, or a combination thereof, to meet its obligations as they become due.

(iiii) “Subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company; or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership or the power to direct the policies, management and affairs thereof (including by contract).

(jjjj) “Superior Proposal” means any written Acquisition Proposal that was not solicited in breach of Section 5.3 on terms that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) would be more favorable, from a financial point of view, to the Company Stockholders (in their capacity as such) than the Merger, is not subject to a financing contingency and is reasonably capable of being consummated (taking into account (i) any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination; and (ii) those factors and matters deemed relevant in good faith by the Company Board (or any committee thereof), including the (A) identity of the Person making the proposal; (B) likelihood of consummation in accordance with the terms of such proposal; and (C) legal, financial (including the financing terms), regulatory, timing and other aspects of such proposal). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “15%” and “85%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

(kkkk) “Tax” means all taxes, customs, tariffs, imposts, levies, duties, fees or other like assessments or charges of any kind similar to a tax imposed by a Governmental Authority, together with all interest, penalties and additions imposed with respect to such amounts.

(llll) “Tax Returns” means all Tax returns, declarations, statements, reports, schedules, forms and information returns, including any attachments thereto or amendments thereof, filed or required to be filed with any Governmental Authority relating to Taxes.

(mmmm) “Transaction Litigation” means any Legal Proceeding commenced or threatened against a Party or any of its Subsidiaries, Affiliates or directors or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to the Merger or any other transaction contemplated by this Agreement, including any Legal Proceeding alleging or asserting any misrepresentation or omission in the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing.

(nnnn) “Treasury Regulations” mean the Treasury regulations promulgated under the Code.

1.2 Additional Definitions. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
8.1(i) Officer’s Certificate	8.2(a)
Agreement	Preamble
Agreement Date	Preamble
Alternative Acquisition Agreement	5.3(a)
Applicable Interest Rate	8.3(f)
Certificates	2.9(c)(i)
Closing	2.3
Closing Date	2.3
Closing Statement	6.18

Term	Section Reference
Company	Preamble
Company Board Recommendation	3.19
Company Board Recommendation Change	5.3(c)(i)
Company Disclosure Letter	1.4
Company Leases	3.6(b)
Company Option Consideration	2.8(b)
Company Plans	6.10(c)
Company Related Parties	8.3(g)(i)
Company RSU Consideration	2.8(a)
Company Securities	3.3(e)
Company Stockholder Meeting	6.3(a)
Company Termination Fee	8.3(b)(i)
Copyrights	1.1(iii)
Credit Agreement	1.1(xx)
Dissenting Company Shares	2.7(c)(i)
DTC Payment	2.9(d)
Effect	1.1(w)
Effective Time	2.2
Electronic Delivery	9.12
ERISA Affiliate	1.1(o)
Exchange Fund	2.9(b)
Extended Financing Termination Date	8.2(a)
Extension Election	8.2(a)
Financing Termination Date	8.1(i)
Form S-3	6.4(a)
Grant Date	3.3(b)
Indemnified Persons	6.9(a)
International Employee Plans	3.14(a)
IP Contracts	3.7(f)
Maximum Annual Premium	6.9(c)
Merger	Recitals
Merger Sub	Preamble
New Plans	6.10(d)
NOL Plan	Recitals
Notice Period	5.3(d)(ii)(C)
OFAC	3.10(b)
Old Plans	6.10(d)
Other Required Parent Filing	6.2(f)
Owned Company Shares	2.7(a)(ii)
Parent	Preamble
Parent Expenses	8.3(d)
Parent Plans	6.10(c)
Parent Related Parties	8.3(g)(ii)
Parent Termination Fee	8.3(e)
Party	Preamble
Patents	1.1(iii)
Payment Agent	2.9(a)
Per Share Price	2.7(a)(iii)
Proxy Statement	6.2(a)
Recent SEC Reports	Article III
Representatives	5.3(a)

Term	Section Reference
Requisite Stockholder Approval	3.21
Required Amount	4.10(a)
State Department	3.10(b)
Surviving Corporation	2.1
Tail Policy	6.9(c)
Termination Date	8.1(c)
Termination Notice	8.2(a)
Trade Secrets	1.1(iii)
Trademarks	1.1(iii)
Transaction Expenses	3.25
Uncertificated Shares	2.9(c)(ii)

1.3 Certain Interpretations.

(a) References to this Agreement. Unless otherwise indicated, when a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, that reference is to an Article, Section, Schedule or Exhibit to this Agreement, as applicable.

(b) Hereof, Including, etc. When used in this Agreement, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(c) Neither, etc. Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(d) Extent. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

(e) Dollars. When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.

(f) Gender and Number. The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning. All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement unless otherwise defined in such certificate or document.

(g) References to Parties. When reference is made to any party to this Agreement or any other agreement or document, such reference includes that party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.

(h) References to Subsidiaries. Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.

(i) Writings. References to “writing” mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and including writings delivered by Electronic Delivery. “Written” will be construed in the same manner.

(j) Legislation. A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time.

(k) Accounting Matters. Except as otherwise provided in this Agreement, all accounting terms used in this Agreement will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP. An item arising with respect to a specific representation or warranty will be deemed to be “reflected on” or “set forth in” a balance sheet or financial statements, to the extent that any such phrase appears in such representation or warranty, if (i) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statements that is related to the subject matter of such representation; (ii) such item is otherwise specifically set forth on the balance sheet or financial statements; or (iii) such item is specifically set forth on the balance sheet or financial statements and is specifically set forth in the notes thereto.

(l) Headings. The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement.

(m) Calculation of Time Periods. Unless otherwise indicated, (i) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded; (ii) if the last day of such period is not a Business Day, then the period in question will end on the next Business Day; (iii) the measure of a period of one month or year for purposes of this Agreement will be the day of the following month or year corresponding to the starting date; and (iv) if no corresponding date exists, then the end date of such period being measured will be the next actual day of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1). References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.

(n) Joint Drafting. The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement. Accordingly, they waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(o) Summaries. No summary of this Agreement or any Exhibit, Schedule or other document delivered with this Agreement that is prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Exhibit, Schedule or document.

(p) No Admission. The information contained in this Agreement and in the Company Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of Law or breach of contract; or (ii) that such information is material or that such information is required to be referred to or disclosed under this Agreement. Disclosure of any information or document in the Company Disclosure Letter is not a statement or admission that it is material or required to be disclosed in the Company Disclosure Letter. Nothing in the Company Disclosure Letter constitutes an admission against the Company’s interest or represents the Company’s legal position or legal rights on the matter so disclosed.

(q) No Reliance by Others on Representations. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 8.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the Agreement Date or as of any other date.

(r) Made Available. Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been, at any time least 24 hours prior to the execution and delivery of this Agreement, (i) posted and available to Parent and its Representatives in the virtual data room managed by the Company at www.rrdvenue.com, and remain in such virtual data room at all times from the time posted through the Closing; or (ii) filed with or furnished to the SEC and available on EDGAR.

1.4 Company Disclosure Letter. The information set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the Agreement Date (the “Company Disclosure Letter”) is disclosed under separate and appropriate Section and subsection references that correspond to the Sections and subsections of this Agreement to which such information relates. The information set forth in each Section or subsection of the Company Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations, warranties or covenants of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations, warranties or covenants of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations, warranties or covenants is reasonably apparent on the face of such disclosure.

ARTICLE II

THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and the applicable provisions of the DGCL, at the Effective Time, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will cease; and (c) the Company will continue as the surviving corporation of the Merger and a wholly owned Subsidiary of Parent. The Company, as the surviving corporation of the Merger, is sometimes referred to as the “Surviving Corporation.”

2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company will cause the Merger to be consummated pursuant to the DGCL by filing the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance with the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger in accordance with the DGCL, the “Effective Time”).

2.3 The Closing. The consummation of the Merger will take place at a closing (the “Closing”) to occur at (a) 9:00 a.m., Pacific time, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, located at 650 Page Mill Road, Palo Alto, CA 94304 (or remotely via the electronic exchange of documents), on a date to be agreed upon by Parent, Merger Sub and the Company that is no later than the third Business Day after the satisfaction or waiver (to the extent permitted under this Agreement) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted under this Agreement) of such conditions); or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”

2.4 Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

2.5 Certificate of Incorporation and Bylaws.

(a) Certificate of Incorporation. At the Effective Time, subject to the provisions of Section 6.9(a), the Charter will be amended and restated in its entirety to read substantially identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, and such amended and restated certificate of incorporation will become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation, except that at the Effective Time the certificate of incorporation of the Surviving Corporation will be amended so that the name of the Surviving Corporation will be “Echelon Corporation.”

(b) Bylaws. At the Effective Time, subject to the provisions of Section 6.9(a), the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will be the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.

2.6 Directors and Officers of the Surviving Corporation.

(a) Directors. The Parties will take all necessary actions so that at the Effective Time, the initial directors of the Surviving Corporation will be the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

(b) Officers. The Parties will take all necessary actions so that at the Effective Time, the initial officers of the Surviving Corporation will be the officers of the Company as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed.

2.7 Effect on Capital Stock.

(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following will occur:

(i) each share of common stock, par value $0.01 per share, of Merger Sub that is outstanding as of immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and each certificate representing ownership of such shares of common stock of Merger Sub will thereafter represent ownership of shares of common stock of the Surviving Corporation;

(ii) each share of Company Common Stock that is (A) held by the Company as treasury stock; (B) owned by Parent or Merger Sub; or (C) owned by any direct or indirect wholly owned Subsidiary of the Company, Parent or Merger Sub as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”) will be cancelled and extinguished without any conversion thereof or consideration paid therefor; and

(iii) each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares and Dissenting Company Shares) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $8.50, without interest thereon (the “Per Share Price”), in accordance with the provisions of Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11).

(b) Adjustment to the Per Share Price. The Per Share Price will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Common Stock occurring on or after the Agreement Date and prior to the Effective Time.

(c) Statutory Rights of Appraisal.

(i) Dissenting Company Shares. Notwithstanding anything to the contrary set forth in this Agreement, all shares of Company Common Stock that are issued and outstanding as of immediately prior to the Effective Time and held by Company Stockholders who have (A) neither voted in favor of the adoption of this Agreement nor consented thereto in writing and (B) properly and validly exercised their statutory rights of appraisal in respect of such shares of Company Common Stock in accordance with Section 262 of the DGCL (the “Dissenting Company Shares”) will not be converted into, or represent the right to receive, the Per Share Price pursuant to this Section 2.7. Such Company Stockholders will be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Company Shares held by Company Stockholders who have failed to perfect or who have effectively withdrawn or lost their rights to appraisal of such Dissenting Company Shares pursuant to Section 262 of the DGCL will be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Price, upon surrender of the Certificates or Uncertificated Shares that formerly evidenced such shares of Company Common Stock in the manner provided in Section 2.9.

(ii) Notification of Parent of Demands for Appraisal. The Company will give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of Dissenting Company Shares; and (B) the opportunity to participate in and direct all negotiations and Legal Proceedings with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares. The Company may not, except with the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed), voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for payment in respect of Dissenting Company Shares.

2.8 Equity Awards.

(a) Company RSUs. Parent will not assume any Company RSUs. At the Effective Time, each Company RSU outstanding as of immediately prior to the Effective Time, whether vested or unvested, will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to the product obtained by multiplying (i) the amount of the Per Share Price by (ii) the total number of shares of Company Common Stock underlying such Company RSU (the “Company RSU Consideration”). For the purposes of the previous sentence, the number of shares of Company Common Stock issuable pursuant to a Company RSU will be deemed to be the number of shares issuable following full performance and satisfaction of the target (to the extent applicable). The payment of the Company RSU Consideration will be subject to withholding for all required Taxes.

(b) Company Options. Parent will not assume any Company Options. At the Effective Time, each Company Option outstanding immediately prior to the Effective Time, whether vested or unvested, will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to the product obtained by multiplying (i) the amount of the Per Share Price (less the exercise price per share attributable to such Company

Option) by (ii) the total number of shares of Company Common Stock underlying such Company Option (the “Company Option Consideration”). Notwithstanding the foregoing, with respect to any Company Options for which the exercise price per share attributable to such Company Options is equal to or greater than the Per Share Price, such Company Options will be cancelled without any cash payment being made in respect thereof. The payment of the Company Option Consideration will be subject to withholding for all required Taxes.

(c) Payment Procedures. No later than three weeks following the Closing Date, Parent or the Surviving Corporation shall cause the applicable holders of Company RSUs and Company Options to receive a payment from the Company or the Surviving Corporation, through its payroll system or payroll provider (including by conducting a special payroll, if necessary), of all amounts required to be paid to such holders with respect to Company RSUs and Company Options that are cancelled and converted pursuant to Section 2.8(a) or Section 2.8(b), as applicable. Notwithstanding the foregoing, if any payment owed to a holder of Company RSUs or Company Options pursuant to Section 2.8(a) or Section 2.8(b), as applicable, cannot be made through the Company’s or the Surviving Corporation’s payroll system or payroll provider, then the Surviving Corporation will issue a check for such payment to such holder, which check will be sent by overnight courier to such holder promptly following the Closing Date (but in no event more than 15 Business Days thereafter).

(d) Necessary Further Actions. At or prior to the Effective Time, the Company, the Company Board and the Compensation Committee of the Company Board, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the provisions of this Section 2.8 (including the satisfaction of the requirements of Rule 16b-3(e) promulgated under the Exchange Act). The Company shall take all actions that are necessary to ensure that all Company RSUs and all Company Equity Plans will terminate as of the Effective Time.

2.9 Exchange of Certificates.

(a) Payment Agent. Prior to the Closing, Parent will (i) select a bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”); and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with the Payment Agent.

(b) Exchange Fund. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock pursuant to Section 2.7, an amount of cash equal to the aggregate consideration to which such holders of shares of Company Common Stock become entitled pursuant to Section 2.7. Until disbursed in accordance with the terms and conditions of this Agreement, such cash will be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Exchange Fund”). To the extent that (A) there are any losses with respect to any investments of the Exchange Fund; (B) the Exchange Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (C) all or any portion of the Exchange Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, then Parent will, or will cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any interest or other income from investment of the Exchange Fund will be payable to Parent or the Surviving Corporation, as Parent directs.

(c) Exchange and Payment Procedures.

(i) Certificates. Promptly following the Effective Time (and in any event within five Business Days), Parent and the Surviving Corporation will cause the Payment Agent to mail to each holder of record (as of immediately prior to the Effective Time) of a certificate that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares) (the “Certificates”) whose shares of Company Common Stock were converted into the right to receive the consideration payable in respect thereof pursuant to Section 2.7, (A) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent); and (B) instructions for use in effecting the surrender of the Certificates in exchange for the consideration payable in respect thereof pursuant to Section 2.7. Upon surrender to the Payment Agent of a Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 2.11) for cancellation, together with such letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably required by the Payment Agent in accordance with the terms of such materials and instructions, the holder of such Certificate will be entitled to receive in exchange for the number of shares represented by such Certificate (and Parent will cause the Payment Agent to pay and deliver in exchange therefor as promptly as practicable) an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such Certificate by (2) the Per Share Price (less any applicable withholding Taxes payable in respect thereof). The Certificate so surrendered will be cancelled. The Payment Agent will accept Certificates upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or accrued for the benefit of any holder of the Certificates on the amount payable upon the surrender of such Certificates pursuant to this Section 2.9(c)(i). Until so surrendered, the Certificates will be deemed from and after the Effective Time to evidence only the right to receive the consideration payable in respect thereof pursuant to Section 2.7.

(ii) Uncertificated Shares. Notwithstanding anything to the contrary in this Agreement, any holder of shares of Company Common Stock held in book-entry form (the “Uncertificated Shares”) will not be required to deliver a Certificate or an executed letter of transmittal to the Payment Agent to receive the consideration payable in respect thereof pursuant to Section 2.7. In lieu thereof, each holder of record (as of immediately prior to the Effective Time) of an Uncertificated Share that immediately prior to the Effective Time represented an outstanding share of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares) whose shares of Company Common Stock were converted into the right to receive the consideration payable in respect thereof pursuant to Section 2.7 will, upon receipt of an “agent’s message” in customary form (it being understood that the holders of Uncertificated Shares will be deemed to have surrendered such Uncertificated Shares upon receipt of an “agent’s message” or such other evidence, if any, as the Payment Agent may reasonably request) at the Effective Time, be entitled to receive (and Parent will cause the Payment Agent to pay and deliver as promptly as practicable) an amount in cash equal to the product obtained by multiplying (A) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares by (B) the Per Share Price (less any applicable withholding Taxes payable in respect thereof). The Uncertificated Shares so surrendered will be cancelled. The Payment Agent will accept transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or accrued for the benefit of any holder of the Uncertificated Shares on the amount payable upon the surrender of such Uncertificated Shares pursuant to this Section 2.9(c)(ii). Until so surrendered, Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the consideration payable in respect thereof pursuant to Section 2.7(a).

(d) DTC Payment. Prior to the Effective Time, Parent and the Company will cooperate to establish procedures with the Payment Agent and DTC with the objective that (i) if the Closing occurs at or prior to 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit to DTC or its nominees on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to the product obtained by multiplying (A) the number of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time by (B) the Per Share Price (such amount, the “DTC Payment”); and (ii) if the Closing occurs after 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit the DTC Payment to DTC or its nominees on the first Business Day after the Closing Date.

(e) Transfers of Ownership. If a transfer of ownership of shares of Company Common Stock is not registered in the stock transfer books or ledger of the Company, or if the consideration payable is to be paid in a name other than that in which the Certificates surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of the Company, then the consideration payable pursuant to Section 2.7 may be paid to a Person other than the Person in whose name the Certificate so surrendered or transferred is registered in the stock transfer books or ledger of the Company only if such Certificate is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate, or established to the satisfaction of Parent (or any agent designated by Parent) that such transfer Taxes have been paid or are otherwise not payable. Payment of the consideration payable with respect to Uncertificated Shares will only be made to the Person in whose name such Uncertificated Shares are registered.

(f) No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a Company Stockholder for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificates or Uncertificated Shares have not been surrendered immediately prior to the date on which any cash in respect of such Certificate or Uncertificated Share would otherwise escheat to or become the property of any Governmental Authority, then any such cash in respect of such Certificate or Uncertificated Share will, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

(g) Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one year after the Effective Time will be delivered to Parent upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Merger who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Common Stock for exchange pursuant to this Section 2.9 will thereafter look for payment of the Per Share Price payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares solely to Parent (subject to abandoned property, escheat or similar Laws), solely as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 2.7.

2.10 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, (a) all shares of Company Common Stock will no longer be outstanding and will automatically be cancelled and cease to exist; and (b) each holder of a Certificate or Uncertificated Shares previously representing any shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive the consideration payable therefor in accordance with Section 2.7 (or in the case of Dissenting Company Shares, the rights pursuant to Section 2.7(c)). The consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article II.

2.11 Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent will issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.12 Required Withholding. Each of the Payment Agent, Parent, the Company and the Surviving Corporation, or any Subsidiary of Parent, the Company or the Surviving Corporation, will be entitled to deduct and withhold from any amounts payable pursuant to this Agreement to any Person such amounts as are required to be deducted or withheld therefrom pursuant to any applicable Laws relating to Taxes. To the extent that such amounts are so deducted or withheld and timely paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

2.13 Future Dividends or Distributions. No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time will be paid to the holder of any unsurrendered Certificates or Uncertificated Shares.

2.14 Necessary Further Actions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, then the directors and officers of the Company and Merger Sub as of immediately prior to the Effective Time will take all such lawful and necessary action.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

With respect to any Section of this Article III, except as (a) disclosed in any Company SEC Document filed with the SEC on or after January 1, 2018, and prior to the Agreement Date and publicly available on EDGAR (excluding any disclosures set forth in any section of any Company SEC Document entitled “Risk Factors,” “Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature) (the “Recent SEC Reports”) (it being understood that any matter disclosed in any Recent SEC Report will be deemed to be disclosed in the applicable section of the Company Disclosure Letter to the extent that it is reasonably apparent on the face of such disclosure in such Recent SEC Report that it is applicable to such section of the Company Disclosure Letter, except that nothing disclosed in the Recent SEC Reports will be deemed to modify or qualify the representations and warranties set forth in Section 3.4(a)); or (b) set forth in the Company Disclosure Letter (subject to Section 1.4), the Company represents and warrants to Parent and Merger Sub as of the Agreement Date as follows:

3.1 Subsidiaries; Due Organization; Authority.

(a) Subsidiaries. Section 3.1(a)(i) of the Company Disclosure Letter lists each of the Company Subsidiaries as of the Agreement Date and its place of organization, and indicates whether any such Company Subsidiaries are Foreign Subsidiaries. The Company has no Subsidiaries except for the Company Subsidiaries, and neither the Company nor any of the Company Subsidiaries owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Section 3.1(a)(ii) of the Company Disclosure Letter.

(b) Due Organization, etc. The Company is a corporation duly organized, validly existing and in good standing under the DGCL. Each of the Company Subsidiaries is an Entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of the jurisdiction of its incorporation, except where the failure to be in good standing would not have a Company Material Adverse Effect.

(c) Necessary Power and Authority. The Company has all necessary corporate power and authority to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently owned and used. Each of the Company Subsidiaries has all necessary corporate, limited liability company or other Entity power and authority to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently owned and used, except as would not have a Company Material Adverse Effect.

(d) Qualification; Good Standing. Each of the Company and the Company Subsidiaries is qualified to do business as a foreign Entity, and is in good standing (with respect to jurisdictions that recognize the concept of good standing), under the laws of all jurisdictions where the nature of its business requires such qualification, except where the failure to be so qualified would not have a Company Material Adverse Effect.

3.2 Charter and Bylaws. The Company has made available to Parent true, correct and complete copies of the Charter and Bylaws, and the certificates of incorporation, bylaws and other similar organizational documents of each Company Subsidiary, each as amended to date. The Company is not in violation of the Charter or Bylaws. None of the Company Subsidiaries is in violation of its organizational documents, except for such violations that would not have a Company Material Adverse Effect.

3.3 Capitalization, etc.

(a) Capital Stock. The authorized capital stock of the Company consists of: (i) 10,000,000 shares of Company Common Stock and (ii) 5,000,000 shares of Company Preferred Stock. As of the Capitalization Date, (A) the Company held 321,918 shares of Company Common Stock in its treasury; (B) 4,542,310 shares of Company Common Stock were issued and outstanding (not including shares held in treasury); (C) no shares of Company Preferred Stock were issued and outstanding; (D) 442,723 shares of Company Common Stock were subject to issuance pursuant to Company Options; (E) 552,431 shares of Company Common Stock were subject to issuance pursuant to Company RSUs; (F) 163,494 shares of Company Common Stock were reserved for future issuance pursuant to the 2016 Equity Incentive Plan; (G) 122,000 shares of Company Common Stock were reserved for future issuance pursuant to the 2016 Inducement Equity Incentive Plan; and (H) 1,000,000 Series A Participating Preferred Shares, $0.01 par value, were reserved for issuance upon exercise of all of the purchase rights under the NOL Plan. As of the Capitalization Date, the Company had no shares of Company Restricted Stock outstanding. None of the Company Subsidiaries holds any shares of Company Capital Stock or other Company Security. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. None of the outstanding shares of Company Common Stock are subject to any preemptive right. None of the Acquired Entities is party to any Contracts relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock or equity interests in any Company Subsidiary.

(b) Company Options. Each grant of a Company Option was duly authorized no later than the date on which the grant of such Company Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Company Board (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, each such grant was made in accordance with the terms of the applicable compensation plan or arrangement of the Company and all other applicable Law, and the per share exercise price of each Company Option was equal to the fair market value of a share of Company Common Stock on the applicable Grant Date. No grants of outstanding Company Options involve “back dating” with respect to the effective date of grant.

(c) Options and RSUs Ledger. Section 3.3(c) of the Company Disclosure Letter sets forth, as of the Capitalization Date, an accurate and complete list of (i) each outstanding Company Option and Company RSU; (ii) the portion of each Company Option or Company RSU that is vested and unvested; and (iii) the exercise or purchase price thereof, if applicable. Section 3.3(c) of the Company Disclosure Letter also sets forth, as of the Capitalization Date, for each outstanding Company Option and Company RSU, (A) the date of grant and (B) the Company Benefit Plan under which each Company Option and Company RSU, as the case may be, was granted and, for each applicable Company RSU, the applicable performance targets (unless such Company RSU is to be paid at the target level of performance in the Merger, in which case the number of Company RSUs that will be paid at the target level of performance will be provided).

(d) Capital Stock of Subsidiaries. All of the outstanding capital stock of, or other equity or voting interest in, each Company Subsidiary (i) has been duly authorized, validly issued and is fully paid and nonassessable; and (ii) except for director’s qualifying or similar shares, is owned by the Company or by such other Company Subsidiary as is set forth with respect to such Company Subsidiary on Section 3.3(b) of the Company Disclosure Letter, free and clear of all Liens (other than Permitted Liens).

(e) No Other Equity. Other than as set forth in Section 3.3(a), there is no: (i) issued, reserved for issuance or outstanding share of capital stock or other security of, or voting interests in, the Company; (ii) outstanding equity-based compensation award, subscription, option, call, warrant or right (whether or not currently exercisable) to acquire or issue, or arrangements obligating any of the Acquired Entities to acquire or issue, any shares of the capital stock or other securities of, or voting interest in, any of the Acquired Entities, or the securities, instruments or obligations described in clause (ii) hereof; (iii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of, or voting interest in, any of the Acquired Entities; (iv) other than the NOL Plan, stockholder rights plan (or similar plan commonly referred to as a “poison pill”), tax benefits preservation plan (or similar plan), or Contract under which any of the Acquired Entities is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (v) obligations of any Acquired Entity to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock or other security of, or voting interest (including any voting debt) in, such Acquired Entity to any Person other than the Company or one of the Company Subsidiaries (the items in clauses (i) through (v) as applicable to the Company referred to collectively as, the “Company Securities”). There are no outstanding obligations of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any Company Security.

(f) Issuances in Compliance with Laws. All outstanding shares of Company Common Stock, outstanding Company Options, outstanding Company RSUs and other outstanding capital stock and equity-based compensation awards (whether payable in equity, cash or otherwise) of the Acquired Entities have been issued and granted in compliance with all applicable Laws.

(g) NOL Plan.

(i) No Acquiring Person. As of the Agreement Date, no Person is or has become, to the Knowledge of the Company, an “Acquiring Person” (as defined in the NOL Plan), except any “Exempt Person” (as defined in the Rights Agreement). Except in connection with a termination of this Agreement pursuant to Section 8.1(a) or as provided by Section 6.17, neither the Company not the Company Board has rendered the NOL Plan inapplicable to any Person other than Parent and Merger Sub.

(ii) Actions Under the NOL Plan. The Company has made available to Parent a correct and complete copy of the NOL Plan. The Company has taken all necessary actions so that neither the execution and delivery of this Agreement, nor the consummation of the Merger and the other transactions contemplated hereby and thereby, will (A) cause the “Rights” (as defined in the NOL Plan) to become exercisable; (B) cause any Person to become an “Acquiring Person” (as defined in the NOL Plan); or (C) give rise to a “Distribution Date” or a “Shares Acquisition Date” (each as defined in the NOL Plan).

3.4 SEC Filings; Financial Statements.

(a) SEC Documents. Since January 1, 2015, the Company has filed all Company SEC Documents required to be filed by it pursuant to applicable Laws as of the Agreement Date. As of the Agreement Date, none of the Company Subsidiaries is required to file any documents with the SEC. As of the time that it was filed with the SEC (or, if amended or superseded by a filing prior to the Agreement Date, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the Agreement Date and except to the extent superseded by more recent filings prior to the Agreement Date and for the transactions contemplated by this Agreement, the Company SEC Documents, taken as a whole, do not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the Agreement Date, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Documents. As used in this Agreement, the term “file” and variations thereof, when used in reference to the SEC, will be broadly construed to include any manner in which a document or information is filed, furnished, supplied or otherwise made available to the SEC.

(b) Internal Controls; Disclosure Controls. The Company has established and maintains “internal controls over financial reporting” (as defined in Rule 13a-15(f) and Rule 15d-15(f) under the Exchange Act) that are effective in providing reasonable assurances that: (i) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP; (ii) transactions are executed only in accordance with the authorization of management; and (iii) access to assets that would have a material effect on the Company’s financial statements is permitted only in accordance with management’s general or specific authorization. The Company maintains a system of “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that is designed to ensure that all (i) material information required to be disclosed by the Company in the reports that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC, including the Company’s principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports, including pursuant to Section 302 and 906 of the Sarbanes-Oxley Act.

(c) Financial Statements. Each of the financial statements (including any related notes) contained in the Company SEC Documents filed on or after January 1, 2015, including the Company Financial Statements: (i) was prepared from the Company’s books and records in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount); and (ii) fairly present in all material respects the consolidated financial position of the Acquired Entities as of the respective dates thereof and the respective consolidated results of operations and cash flows of the Acquired Entities for the periods covered thereby (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments that were not, or are not expected to be, material in amount). To the extent required by applicable Law, all financial statements of the Acquired Entities have been prepared in accordance with generally accepted accounting principles in the jurisdictions in which they are formed or conduct business. Except as have been described in the Company SEC Documents, there are no unconsolidated Company Subsidiaries or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.

(d) Effectiveness of Internal Controls. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2017, and such assessment concluded that such system was effective. Since December 31, 2017 and through the Agreement Date, no events have occurred such that management would not be able to complete its assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2018, and conclude, after such assessment, that such system was effective.

(e) Required Certifications. Since January 1, 2017, each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company SEC Documents (including the Company Financial Statements), and the statements contained in such certifications are true and accurate. For purposes of this Section 3.4, “principal executive officer” and “principal financial officer” will have the meanings given to such terms in the Sarbanes-Oxley Act. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of any (i) significant deficiency or material weakness (each as defined in Rule 13a-15(f) of the Exchange Act) in the system of internal control over financial reporting utilized by the Company and the Company Subsidiaries that has not been subsequently remediated; or (ii) fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and the Company Subsidiaries.

(f) Indebtedness. Section 3.5(f) of the Company Disclosure Letter contains a true, correct and complete list of all outstanding Indebtedness of the Company and the Company Subsidiaries as of the Agreement Date.

(g) Cash. As of the Agreement Date, the cash, cash equivalents and short-term investments (determined in accordance with GAAP) of the Company and the Company Subsidiaries is at least $17,400,000, of which $1,250,000 is restricted investments (determined in accordance with GAAP) and not more than $250,000 is held by Foreign Subsidiaries.

(h) No Undisclosed Liabilities. None of the Acquired Entities has any liabilities required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP, except for liabilities: (a) identified in the Most Recent Balance Sheet (including the notes thereto) or in the consolidated financial statements of the Acquired Companies (including the notes thereto) included in the Company SEC Documents filed prior to the Agreement Date; (b) that have been incurred by the Acquired Entities since the date of the Most Recent Balance Sheet in the ordinary course of business (and not resulting from any breach of a Contract or violation of Law); (c) that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect; or (d) that are included as Transaction Expenses.

3.5 Absence of Changes. Since the date of the Most Recent Balance Sheet and through the Agreement Date:

(a) except in connection with the execution of this Agreement and the Merger, the business of the Acquired Entities has been conducted in the ordinary course of business consistent with past practices;

(b) there has not been any Company Material Adverse Effect;

(c) none of the Acquired Entities has: (i) declared, accrued, set aside or paid any dividend or made any other distribution (whether in cash, stock or otherwise) in respect of any shares of capital stock (other than consolidated cash management transfers among the Acquired Entities, the net effect of which does not change the consolidated cash balance of the Acquired Entities (excluding, for this purpose, any Foreign Subsidiaries)), except for cash dividends made by any direct or indirect wholly owned Company Subsidiary to the Company or one of its other wholly owned Subsidiaries; (ii) split, divided, subdivided, combined, consolidated or reclassified any shares of capital stock or other securities, or issued or authorized the issuance of any securities in lieu of or in substitution for shares of its capital stock or other securities; or (iii) repurchased, redeemed or otherwise reacquired any securities (other than (A) the acquisition by the Company of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Options in order to pay the exercise price of the Company Options; (B) the withholding of shares of Company Common Stock to satisfy Tax obligations with respect to awards granted pursuant to the Company Equity Plans; or (C) transactions between the Company and any Company Subsidiaries);

(d) none of the Acquired Entities has made any capital expenditure since the date of the Most Recent Balance Sheet, other than capital expenditures consistent with the capital expenditure budget set forth in Section 3.5(d) of the Company Disclosure Letter;

(e) none of the Acquired Entities has engaged in any transaction with, or entered into any agreement, arrangement or understanding with, any Affiliate of the Company covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

(f) except as required by applicable Law or GAAP, and other than in the ordinary course of business consistent with past practices, none of the Acquired Entities has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other Indebtedness;

(g) none of the Acquired Entities has mortgaged, pledged or otherwise encumbered any assets, tangible or intangible, or created or suffered to exist any lien (other than Permitted Liens);

(h) none of the Acquired Entities has: (i) adopted, established or entered into any Company Benefit Plan; (ii) caused or permitted any Company Benefit Plan to be amended in any material respect or terminated, or waived any of its rights under, any Company Benefit Plan (except as required by applicable Laws); (iii) (A) increased the compensation of any director, officer or employee; or (B) paid any bonus or remuneration to any director, officer or employee other than regular salary; (iv) hired any employee at the level of director or above or with an annual base salary in excess of $150,000; (v) promoted any employee to a level of director or above; or (vi) terminate any employee at the level of director or above (except for “cause” and as disclosed to Parent);

(i) none of the Acquired Entities has changed any of its methods of accounting or accounting practices in any respect, in each case except for any such change required by a change in GAAP or applicable Law;

(j) except as otherwise required by applicable Law, none of the Acquired Entities has (i) made any Tax election that is inconsistent with past practices; (ii) other than as reflected or reserved against in the Most Recent Balance Sheet, settled or otherwise compromised any claim or assessment relating to any amount of Tax; or (iii) consented to an extension or waiver of the statutory limitation period applicable to a claim or assessment in respect of any material Tax;

(k) none of the Acquired Entities has commenced or settled any Legal Proceeding, except for the settlement of any Legal Proceeding that is (i) reflected or reserved against in the Most Recent Balance Sheet; or (ii) for amounts that do not require payments of more than $50,000 by the Company or the Company Subsidiaries as its sole remedy;

(l) none of the Acquired Entities has (A) amended or permitted the adoption of any amendment to the Charter, Bylaws or its organizational documents, or (B) acquired, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof, or (C) made any loans, advances, or capital contributions to or investments in any Person (other than, with respect to this clause (C), (i) to or in an Acquired Entity (other than a Foreign Subsidiary); (ii) advances to directors, officers and other employees, in each case in the ordinary course of business consistent with past practices and extended payment terms or extensions of credits for Customers in the ordinary course of business consistent with past practices; (iii) investments in cash equivalents or short-term investments pursuant to cash management and treasury functions in the ordinary course of business consistent with past practice);

(m) other than in the ordinary course of business consistent with past practices, none of the Acquired Entities has entered into any material agreement, agreement in principle, letter of intent, memorandum of understanding, or similar Contract with respect to any joint venture, strategic partnership or alliance;

(n) other than the Merger, none of the Acquired Entities has taken any action to merge or consolidate any Acquired Entity with any third party or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of any Acquired Entity; or

(o) none of the Acquired Entities has entered into or agreed or committed to enter into a Contract to take any of the actions prohibited by this Section 3.5.

3.6 Real Property; Leaseholds.

(a) Owned Real Property. Neither the Company nor any of the Company Subsidiaries owns or has ever owned any real property, nor are any of them party to any agreement to purchase or sell any real property.

(b) Leased Real Property. Section 3.6(b) of the Company Disclosure Letter contains a true, correct and complete list, as of the Agreement Date, of all of the existing leases, subleases, licenses or other agreements pursuant to which any Acquired Entity uses or occupies, or has the right to use or occupy, now or in the future, any real property (the “Company Leases”). As of the Agreement Date, there are no subleases, licenses, occupancy agreements or other contractual obligations that grant the right of use or occupancy of any of the Leased Real Property to any Person other than the Acquired Entities, and there is no Person in possession of any of the Leased Real Property other than the Acquired Entities. The Leased Real Property identified in Section 3.6(b) of the Company Disclosure Letter comprise all of the real property used in the business of the Acquired Entities.

3.7 Intellectual Property.

(a) Registered Intellectual Property Rights; Proceedings. Section 3.7(a) of the Company Disclosure Letter sets forth a true, correct and complete list as of the Agreement Date of all material Company Registered Intellectual Property Rights, including the jurisdictions in which each such Company Registered Intellectual Property Right has been issued or registered, or in which any application for such issuance and registration has been filed, or in which any other filing or recordation has been made. Each such item of Company Registered Intellectual Property Rights is (i) subsisting and, to the Knowledge of the Company, valid (or in the case of applications, applied for), and (ii) as of the Agreement Date, all registration, maintenance and renewal fees due in connection with such Company Registered Intellectual Property Rights have been paid and all documents, recordations and certificates required to be filed with the applicable patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such Company Registered Intellectual Property Rights, have been filed.

(b) Liens. The Acquired Entities own the Company Intellectual Property Rights free and clear of any Liens (other than Permitted Liens). Since January 1, 2015, none of the Acquired Entities has transferred to any third Person ownership of any Company Intellectual Property Rights that are or, as of the time of such transfer, were material to the business of any of the Acquired Entities, taken as a whole. Without limiting the generality of the foregoing, none of the Acquired Entities has granted partial or joint ownership of, any material Company Intellectual Property Rights to any third Person and there are no royalties, honoraria, fees or other payments payable by any Acquired Entity to any Person (other than salaries, fees and other consideration payable to employees, consultants and independent contractors not contingent on or related to use of their work product) for the ownership, use, possession, license-in, license-out, sale or disposition of any Company Intellectual Property Rights by any Acquired Entity. None of the execution, delivery or performance of this Agreement or the consummation of the Merger will result in the payment of any additional amounts or consideration by an Acquired Entity for the exercise of its respective rights under the Company Intellectual Property Rights pursuant to any Contracts of an Acquired Entity, other than ongoing fees, royalties or payments that the Company or any Company Subsidiary would otherwise be required to pay under such Contracts.

(c) Standards Organizations. There is no current obligation to grant or offer to any other Person any license or right to any material Company Intellectual Property Rights by virtue of any Acquired Entity’s membership in or contributions to any industry standards body or any similar organization.

(d) Proprietary Information Agreements. The Company and its Subsidiaries have and enforce a policy requiring each employee, consultant and contractor involved in the creation, invention or development of material Intellectual Property Rights for or on behalf of an Acquired Entity to execute a written assignment of rights to the Acquired Entity that, to the Knowledge of the Company, are valid and enforceable under applicable Law.

(e) No Legal Proceedings or Orders. No material Company Intellectual Property Rights included in the current Company’s Products is subject to any Legal Proceeding or outstanding order against any Acquired Entity, in effect as of the Agreement Date, prohibiting or materially restricting any Acquired Entity from using, transferring, or licensing of such Company Intellectual Property Rights.

(f) IP Contracts. Section 3.7(f) of the Company Disclosure Letter sets forth a true, correct and complete list of material Contracts in effect as of the Agreement Date pursuant to which (i) any Acquired Entity has granted a license to a third Person under any (x) Patent or (y) other material Company Intellectual Property Rights, other than (1) non-disclosure agreements entered in the ordinary course of business consistent with past practices; and (2) non-exclusive licenses granted by the Company (x) to its Customers, suppliers and vendors in connection with the design, manufacture, reproduction, marketing, sale, licensing, importation, distribution, provision or use of the Company Products or the products or services of such vendors or suppliers, in each case in the ordinary course of business consistent with past practices; or (y) otherwise in the ordinary course of business consistent with past practices as would not be material to the Acquired Entities, taken as a whole; or (ii) a third Person has licensed to any Acquired Entity any Intellectual Property Rights that are material to the operation of the business of the Company taken as a whole, excluding any (A) non-disclosure agreements entered in the ordinary course of business consistent with past practices; (B) non-exclusive licenses or related services Contracts for commercially available software, technology or Intellectual Property Rights that are not redistributed with, bundled with, or integrated into the Company Products; (C) any licenses to Open Source Materials; and (D) Contracts with employees or independent contractors for the assignment of, or license to, any Intellectual Property Rights, in each case entered into in the ordinary course of business consistent with past practices (all such Contracts that are, or are required to be, listed on Section 3.7(f) of the Company Disclosure Letter under clauses (i) and (ii) of this Section 3.7(f), the “IP Contracts”).

(g) Open Source Materials. To the Knowledge of the Company, none of the Acquired Entities has incorporated Open Source Materials into, or combined or distributed Open Source Materials with, the Company Intellectual Property Rights or currently shipping Company Products, or otherwise used Open Source Materials, in such a way that creates an obligation, as a condition of use, modification or distribution of such Open Source Materials, that any (i) material Company Source Code be (A) disclosed or distributed in source code form; (B) licensed for the purpose of making derivative works; or (C) redistributable at no charge; or (ii) licenses be granted with respect thereto under any Patents constituting material Company Intellectual Property Rights.

(h) Source Code. None of the Acquired Entities has disclosed, delivered or licensed to any Person, or agreed or obligated itself to disclose, deliver or license material Company Source Code to any third Person, other than on a confidential basis in connection with the design, manufacture, reproduction, marketing, sale, licensing, importation, distribution, provision or use of the Company Products in the ordinary course of business consistent with past practices. The consummation of the Merger will not result in the release from escrow of, or a grant, acceleration or modification of rights with respect to, any Company Source Code for the benefit of a third Person.

(i) No Infringement. To the Knowledge of the Company, the conduct of the business of the Acquired Entities, including the design, manufacture, reproduction, marketing, sale, licensing, importation, distribution, provision or use of any Company Products, does not infringe or misappropriate the Intellectual Property Rights of any third Person. None of the Acquired Entities has received any formal written opinion from their counsel regarding whether any current Company Product, or the operation of their respective businesses since January 1, 2015, does or does not infringe, misappropriate or violate any Intellectual Property Right of a third person. To the Knowledge of the Company, there is no unauthorized use, unauthorized disclosure, infringement or misappropriation of any material Company Intellectual Property Rights by any third Person.

(j) No Notice of Infringement. Since January 1, 2015, (i) none of the Acquired Entities has received written notice from any third Person alleging that such Acquired Entity is required to obtain a license under any Intellectual Property Right of a third Person or that any Company Product, or the operation of any Acquired Entity’s business, infringes or misappropriates the Intellectual Property Right of any third Person and (ii) none of the Acquired Entities has brought any Legal Proceeding against any third Person for infringement or misappropriation of any Company Intellectual Property Right.

(k) Privacy and Data Security. The Acquired Entities have complied in all material respects with all applicable Laws and their respective privacy policies relating to the collection, use, storage, disclosure, receipt and transfer of any personally identifiable information collected, accessed or obtained by or on behalf of the Acquired Entities. The Acquired Entities are in material compliance with their obligations, under Contracts to which any Acquired Entity is a party, relating to the collection, use, storage, disclosure, receipt and transfer of personally identifiable information. Since January 1, 2015, none of the Acquired Entities have received a material written complaint regarding privacy or data security matters with respect to the collection, use, storage, disclosure, receipt or transfer of personally identifiable information or any written notice alleging any breach of Contract or violation of applicable Laws by any Acquired Entity with respect to such activities. To the Knowledge of the Company, the Company’s Products do not contain code, bugs, defects, vulnerabilities or errors that (i) materially and adversely affect their use, functionality, security or performance; or (ii) are designed or intended to adversely affect the privacy or security of user data collected or processed by such products. To the Knowledge of the Company, since January 1, 2015, none of the Acquired Entities has experienced any material breach of security or other unauthorized access by third parties to their respective Trade Secrets or confidential information, including personally identifiable information in any Acquired Entity’s possession, custody or control. Without limiting the generality of the foregoing, the Acquired Entities have taken commercially reasonable steps to protect and preserve the security and confidentiality of their Trade Secrets and material confidential information, including personally identifiable information, including through the implementation of commercially reasonable administrative, electronic and physical safeguards.

3.8 Contracts.

(a) Identification of Material Contracts. Section 3.8(a) of the Company Disclosure Letter lists each Material Contract. The Company has made available to Parent a true, correct and complete copy of each Material Contract, including any amendments thereto (in each case as in effect as of the Agreement Date).

(b) Validity. Each Material Contract is legal, valid and binding obligation of the Company or a Company Subsidiary and, to the Knowledge of the Company, of the other party or parties thereto, and is enforceable in accordance with its terms, subject to the Enforceability Exceptions.

(c) No Violation. None of the Acquired Entities has materially violated or breached, or is in default under, any Material Contract, and to the Knowledge of the Company, no other Person has materially violated or breached, or is in default under, any Material Contract.

3.9 Large Customers; Large Suppliers.

(a) Large Customers. As of the Agreement Date, neither the Company nor any Company Subsidiary has any outstanding material dispute concerning the Company Products with any Large Customer. Each Large Customer is listed on Schedule 3.9(a) of the Company Disclosure Letter. From January 1, 2017, to the Agreement Date, neither the Company nor any Company Subsidiary has received any written, or, to the Knowledge of the Company, oral notice from any Large Customer to the effect that such Large Customer will not continue as a Customer of, or intends to terminate or materially modify its business relationship with the Company or any Company Subsidiary after the Closing, or that such Large Customer intends to terminate existing Contracts with the Company or any Company Subsidiary or materially reduce the amount paid to the Company or any Company Subsidiary for Company Products. From January 1, 2017, to the Agreement Date, neither the Company nor any Company Subsidiary has had Company Products returned by a Large Customer except for normal warranty returns consistent with past history.

(b) Large Supplier Matters. Neither the Company nor any Company Subsidiary has any outstanding material dispute with a Large Supplier concerning the products or services provided by that Large Supplier. Each Large Supplier is listed on Schedule 3.9(b) of the Company Disclosure Letter. From January 1, 2017 to the Agreement Date, neither the Company nor any Company Subsidiary has received any written notice of termination of any existing Contracts with any Large Supplier.

3.10 Compliance with Laws; Export Control Laws.

(a) Compliance with Laws. Each of the Acquired Entities is, and has at all times since January 1, 2015, to the Agreement Date, been, in compliance with all Laws applicable to the Acquired Entities in all material respects. No representation or warranty is made in this Section 3.10 with respect to (i) compliance with Laws pertaining to privacy and personally identifiable information, which is exclusively addressed by Section 3.7; (ii) compliance with export controls matters, which is exclusively addressed by Section 3.9(b); (iii) compliance with anti-corruption Laws, which is exclusively addressed by Section 3.10; (iv) compliance with applicable Tax laws, which is exclusively addressed by Section 3.12; (v) compliance with ERISA and other Laws relating to employee benefits, which is exclusively addressed by Section 3.13; (vi) compliance with labor law matters, which is exclusively addressed by Section 3.13; and (vii) compliance with environmental matters and Environmental Laws, which is exclusively addressed by Section 3.15.

(b) Export Control Laws. Each of the Acquired Entities, at all times since January 1, 2015, to the Agreement Date, complied with, and has conducted its export transactions in compliance with, all Export Control Laws, including, as applicable, the Export Administration Regulations maintained by the U.S. Department of Commerce, trade and economic sanctions maintained by the U.S. Department of the Treasury, Office of Foreign Assets Control (“OFAC”), and the International Traffic in Arms Regulations maintained by the U.S. Department of State (the “State Department”), and any other applicable Sanctions. The Company represents that none of the Company, the Company Subsidiaries or, to the Knowledge of the Company, their respective employees, and, to the Knowledge of the Company, none of their respective agents or other person acting on behalf of the Company or any Company Subsidiary in their transactions conducted on behalf of the Company or any of the Company Subsidiaries has, directly or indirectly, sold, exported, reexported, transferred, diverted, or otherwise disposed of any products, software, or technology (including products derived from or based on such technology) to any destination, entity, or person prohibited by applicable Laws of the United States, without obtaining any authorization from the competent Governmental Authorities that is required by applicable Law. Neither the Company nor the Company Subsidiaries export any equipment, products, software, systems, or technical data that are controlled under the International Traffic in Arms Regulations (22 C.F.R. §§ 120–130) or the Export

Administration Regulations (15 C.F.R. §§ 730–774), except for items that are properly classified under EAR99. None of the Company, any Company Subsidiary, any employee of the Company or any Company Subsidiary, or, to the Knowledge of the Company, any agents or other person acting on behalf of the Company or any Company Subsidiary is designated as a Sanctioned Person. Since January 1, 2015, neither the Company nor any of the Company Subsidiaries has engaged in any transaction with any Sanctioned Person.

(c) No Legal Proceedings Related to Export Control Laws. Since January 1, 2015, to the Agreement Date, there have been, and are, (i) no pending or, to the Knowledge of the Company, threatened Legal Proceedings against the Acquired Entities alleging a violation of the Export Control Laws, or (ii) internal investigations, third-party investigations (including by any Governmental Authority or any state-owned or controlled entity), internal or external audit, or internal or external report that involves any allegation or information concerning possible violations of any Laws applicable to the Company or the Company Subsidiaries.

3.11 Compliance with Anti-Corruption Laws. Since January 1, 2015, none of the Company, any Company Subsidiary or any employee of the Company or any Company Subsidiary has, and, to the Knowledge of the Company, no agent or other person acting on behalf of the Company or any Company Subsidiary has, directly or indirectly: (a) made or agreed to make any unlawful payment to any foreign or domestic government official or employee, foreign or domestic political parties or campaigns, official of any public international organization, or official of any state-owned enterprise; (b) made or agreed to make any bribe, payoff, influence payment, kickback or other similar unlawful payment; or (c) violated any provision of the FCPA or any other applicable Laws relating to anti-corruption or anti-bribery.

3.12 Governmental Authorizations. As of the Agreement Date, each of the Acquired Entities holds, to the extent legally required, all Governmental Authorizations necessary to enable such Acquired Entity to conduct its business in the manner in which such business is currently conducted by such Acquired Entity in all material respects. As of the Agreement Date, none of the Acquired Entities has received any communication in writing from any Governmental Authority regarding any asserted failure by it to have obtained any such Governmental Authorization. As of the Agreement Date, none of the Acquired Entities has received any communication in writing from any Governmental Authority alleging any violation of any Governmental Authorizations that remains outstanding, or suffered any suspension or cancellation of any Governmental Authorizations that was material to the Company or any Company Subsidiary.

3.13 Tax Matters.

(a) Timely Filings. The Acquired Entities have (i) timely filed (taking into account valid extensions) all income and other material Tax Returns required to be filed by any of them and (ii) paid, or have reserved in accordance with GAAP for the payment of, all material Taxes that are required to be paid, and the most recent financial statements contained in the Company SEC Documents reflect a reserve in accordance with GAAP for all material Taxes accrued but not then payable by the Acquired Entities through the date of such financial statements.

(b) No Waivers. None of the Acquired Entities has executed any waiver, except in connection with any ongoing Tax examination, of any statute of limitations on, or extended the period for the assessment or collection of, any material Tax, in each case that has not since expired.

(c) Withholding. The Acquired Entities have withheld with respect to their employees and other third Persons all material United States federal and state income taxes, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other similar Taxes required to be withheld, and have timely paid over any material amounts so withheld to the appropriate Tax authority.

(d) No Audits. No audits or other examinations with respect to Taxes of the Acquired Entities are presently in progress or have been asserted or proposed in writing and have not been resolved.

(e) Section 355. None of the Acquired Entities has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment pursuant to Section 355 of the Code in the last two years.

(f) Absence of Certain Tax Agreements. The Acquired Entities will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting made on or prior to the Closing Date; (ii) “closing agreement” described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign Tax law) executed on or prior to the Closing; (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or foreign Tax law) with respect to a transaction occurring on or prior to the Closing; (iv) installment sale or open transaction disposition made on or prior to the Closing; (v) election under Section 108(i) of the Code made on or prior to the Closing; or (vi) prepaid amount received outside the ordinary course of business on or prior to the Closing.

(g) Transfer Pricing. The Acquired Entities are in substantial compliance with all applicable transfer pricing laws and regulations, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of the Company.

(h) Sections 6662 or 6111. None of the Acquired Entities has consummated or participated in, and is not currently participating in, any transaction that was or is a “Tax shelter” transaction as defined in Sections 6662 or 6111 of the Code or the Treasury Regulations promulgated thereunder.

(i) No Listed Transactions. None of the Acquired Entities has participated in, and is currently participating in, a “Listed Transaction” within the meaning of Section 6707A(c)(2) of the Code or Treasury Regulation Section 1.6011-4(b)(2), or any transaction requiring disclosure under a corresponding or similar provision of state, local, or foreign law.

(j) No Tax Sharing. None of the Acquired Entities (i) is a party to or bound by, or currently has any material liability pursuant to, any Tax sharing, allocation or indemnification agreement or obligation, other than any such agreement or obligation (A) entered into in the ordinary course of business consistent with past practices the primary purpose of which is unrelated to Taxes or (B) solely by and among any of the Acquired Entities; or (ii) has any material liability for the Taxes of any Person other than the Acquired Entities pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-United States law) as a transferee or successor, or otherwise by operation of law.

3.14 Employee and Labor Matters; Benefit Plans.

(a) Company Benefit Plans. Section 3.14(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the Agreement Date, of each Company Benefit Plan. With respect to each Company Benefit Plan other than an International Employee Plan, to the extent applicable, the Company has made available to Parent true, correct and complete copies of: (i) the most recent annual report on Form 5500 required to have been filed with the IRS for each Company Benefit Plan, including all schedules thereto; (ii) the most recent determination letter, if any, from the IRS for any Company Benefit Plan that is intended to qualify pursuant to Section 401(a) of the Code; (iii) the plan documents and the most recent summary plan description; (iv) any related trust agreements; and (v) any material correspondence within the past three years to or from the IRS or any office or representative of the United States Department of Labor or any similar Governmental Authority relating to any material compliance issues in respect of any such Company Benefit Plan. With respect to each Company Benefit Plan that is maintained primarily for the benefit of any current or former employee or director of the Acquired Entities based outside of the United States (the “International Employee Plans”), to the extent applicable, the Company has made available to Parent true, correct and complete copies of (A) the most recent annual report or similar compliance documents required to be filed with any Governmental Authority with respect to such plan; and (B) the most recent document, if any, comparable to the determination letter referenced pursuant to clause (ii) above issued by a Governmental Authority relating to the satisfaction of law necessary to obtain the most favorable tax treatment.

(b) Absence of Certain Plans. Neither the Company nor any of its ERISA Affiliates has ever maintained, sponsored or contributed to or currently maintains, sponsors or participates in, or contributes to, (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA); (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA); or (iii) a defined benefit pension plan or plan subject to Section 302 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

(c) Compliance of Company Benefit Plans. Each Company Benefit Plan has been maintained, funded, operated and administered in accordance with its terms and with all applicable Law, including the applicable provisions of ERISA, the Code and any applicable regulatory guidance issued by any Governmental Authority.

(d) Absence of Welfare Benefit Plan Features. No Company Benefit Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA) provides post-termination or retiree life insurance, health or other welfare benefits to any retired, former or current employees of the Company or any of its ERISA Affiliates, except as may be required by Section 4980B of the Code or any similar Law.

(e) Section 280G. No amount, payment or benefit that that could be, has been or will be received (whether in cash or property or the vesting of equity or property or the cancellation of indebtedness) by any “disqualified individual” within the meaning of Section 280G of the Code could be characterized as a parachute payment within the meaning of Section 280G of the Code.

(f) Section 409A. Each Company Benefit Plan maintained or sponsored by the Company has been operated in all material respects in material compliance with Section 409A of the Code. No Acquired Entity has any indemnity or gross-up obligation for any excise taxes or penalties or interest imposed or accelerated under Section 409A or Section 4999 of the Code.

(g) International Employee Plans. To the Knowledge of the Company, each International Employee Plan has been established, maintained and administered in accordance with its terms and conditions and with the requirements prescribed by any applicable Laws in all material respects. Furthermore, no International Employee Plan has material unfunded liabilities that as of the Effective Time will not be offset by insurance or fully accrued.

(h) Union Matters. No Acquired Entity is a party to any collective bargaining agreement, labor union contract, works council contract or trade union agreement. To the Knowledge of the Company, there are no activities or proceedings of any labor or trade union to organize any employees of the Acquired Entities with regard to their employment with the Company or any of the Company Subsidiaries. No collective bargaining agreement, labor union contract or trade union agreement is being negotiated by the Company or any of the Company Subsidiaries. There is no strike, lockout, slowdown, or work stoppage against the Company or any of the Company Subsidiaries pending or, to the Knowledge of the Company, threatened directly against the Company or any of the Company Subsidiaries.

(i) No Acceleration. Except as described in Section 3.14(i) of the Company Disclosure Letter or as provided in Section 2.8, the execution and delivery of this Agreement and the consummation of the Merger will not either alone or in combination with any other event, (i) result in any payment becoming due, accelerate the time of payment or vesting of benefits, satisfy one of the stated conditions for the payment or provision of benefits (such as in a “double-trigger” severance or acceleration agreement) or materially increase the amount of compensation due to any employee under any Company Benefit Plan; (ii) result in any forgiveness of Indebtedness, trigger any funding obligation under any Company Benefit Plan; (iii) result in any gross-up or obligate the Company or any successor to provide a gross-up; or (iv) result in any limitation or restriction on the right of the Company or any Subsidiary to merge, amend or terminate any of the Company Benefit Plans (other than ordinary and customary administrative charges and notice provisions).

(j) Employment. Each current employee providing services in the United States is providing such services on an at-will basis and such employee’s employment may be terminated by the Acquired Entities without notice and without liability to the Acquired Entities or any successor thereto. Each current employee of the Acquired Entities providing services outside of the United States may have his or her employment terminated in accordance with the corresponding employment contracts of such employee and local laws.

(k) Classification. Individuals who are or were performing services as an employee or as a consultant of the Acquired Entities have been classified correctly in all material respects by the Company or the Company Subsidiaries as either “independent contractors” (or comparable status in the case of any of its Foreign Subsidiaries) or “employees” as the case may be.

(l) Employment Law Compliance. To the Knowledge of the Company, the Acquired Entities have complied in all material respects with applicable Laws with respect to employment (including applicable Laws, rules and regulations regarding wage and hour requirements, immigration status, tax withholding, discrimination in employment, employee health and safety, and collective bargaining).

3.15 Environmental Matters. Except as would not be material to the Acquired Entities, taken as a whole, none of the Acquired Entities (a) has received any written notice alleging that any Acquired Entity has violated any applicable Environmental Law; (b) has transported, produced, processed, manufactured, generated, used, treated, handled, stored, released or disposed of any Hazardous Substances in violation of any applicable Environmental Law; (c) has exposed any employee to Hazardous Substances in violation of any applicable Environmental Law; (d) has violated any Environmental Law or (e) has been or is a party to or has been or is the subject of any pending or, to the Knowledge of the Company, threatened Legal Proceeding that is (i) alleging the noncompliance by any Acquired Entity with any Environmental Law; or (ii) seeking to impose any financial responsibility for any investigation, cleanup, removal or remediation pursuant to any Environmental Law. Notwithstanding anything to the contrary in this Agreement, the representations and warranties contained in this Section 3.15 are the sole representations and warranties made by the Company in this Agreement with respect to environmental matters and Environmental Laws.

3.16 Insurance. Except as would not be material to the Acquired Entities, taken as a whole, each of the insurance policies maintained by the Company is in full force and effect and, in the aggregate, the insurance policies maintained by the Company provide insurance in such amounts and against such risks as the Company reasonably has determined to be prudent, taking into account the industries in which the Acquired Entities operate, and are sufficient to comply with applicable Laws in all material respects. As of the Agreement Date, none of the Acquired Entities has received any written notice or other written communication regarding any actual or possible: (a) cancelation or invalidation of any insurance policy; (b) refusal of any coverage or rejection of any material claim under any insurance policy; or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. To the Knowledge of the Company, there is no pending material workers’ compensation or other material claim under or based upon any insurance policy of any of the Acquired Entities.

3.17 Transactions with Affiliates. Between the date of the Company’s last proxy statement filed with the SEC and the Agreement Date, except for compensation or other employment arrangements in the ordinary course of business consistent with past practices, and not including any wholly owned Company Subsidiary, no event has occurred or is currently proposed that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

3.18 Legal Proceedings; Orders.

(a) No Legal Proceedings. As of the Agreement Date, there is no Legal Proceeding pending, or, to the Knowledge of the Company, threatened against (i) the Acquired Entities; or (ii) any officer or director of the

Acquired Entities in such individual’s capacity as such. From January 1, 2016, to the Agreement Date, (A) no Legal Proceeding against any third party has been brought by the Company or any Company Subsidiary; and (B) neither the Company nor any Company Subsidiary has threatened in writing a Legal Proceeding against any third party.

(b) No Prohibitive Orders. As of the Agreement Date, there is no order against the Acquired Entities that would prevent or materially delay the consummation of the Merger or the ability of the Company to fully perform its covenants and obligations pursuant to this Agreement.

3.19 Authority; Binding Nature of Agreement. The Company has all necessary corporate right, power and authority to enter into and to perform its obligations under this Agreement and, assuming that the Requisite Stockholder Approval is obtained, to consummate the Merger. The execution and delivery of this Agreement by the Company and, assuming that the Requisite Stockholder Approval is obtained, the consummation by the Company of the Merger has been duly authorized by all necessary corporate action on the part of the Company, and no additional corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance by the Company of this Agreement or (other than the filing of the certificate of merger with the Secretary of State of the State of Delaware) the consummation by the Company of the Merger. The Company Board (at a meeting duly called and held) has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement and consummate the Merger upon the terms and subject to the conditions set forth in this Agreement; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations in this Agreement, and the consummation of the Merger upon the terms and conditions set forth in this Agreement; (iii) directed that adoption of this Agreement be submitted to a vote at a meeting of the stockholders of the Company; and (iv) resolved to recommend that the Company Stockholders vote in favor of adoption of this Agreement in accordance with the DGCL (collectively, the “Company Board Recommendation”). This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

3.20 Inapplicability of Anti-Takeover Statutes. Assuming that the representations of Parent and Merger Sub set forth in Section 4.5 are true and correct, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover” Law will not be applicable to the Merger.

3.21 Vote Required. The affirmative vote of the holders of shares representing a majority of the voting power of the outstanding shares of the Company Common Stock entitled to vote thereon at the Company Stockholders Meeting is the only vote required of the holders of capital stock of the Company to adopt this Agreement and approve the Merger (the “Requisite Stockholder Approval”).

3.22 Non-Contravention; Governmental Consents.

(a) Non-Contravention. None of: (i) the execution, delivery or performance of this Agreement; or (ii) assuming that the Requisite Stockholder Approval is obtained, the consummation of the Merger will (A) contravene, conflict with or result in a violation of any of the provisions of the Charter or Bylaws; (B) assuming compliance with the matters referred to in Section 3.22(b), and in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval, conflict with in any respect, or result in a violation of, any Law applicable to the Acquired Entities as of the Agreement Date or by which any of their respective properties or assets are bound; (C) contravene or conflict with in any respect, or result in a violation or breach of, or result in a default under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration of, any Material Contract; or (D) result in the creation of any Lien (other than Permitted Liens) in or upon any of the properties, assets or rights of the Company or any of the

Company Subsidiaries, except in each of the case of each of clauses (B), (C) and (D) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not have a Company Material Adverse Effect.

(b) Governmental Consents. Except as may be required by the Exchange Act, the Securities Act, state securities or “blue sky” laws, the DGCL, and the rules and regulations of Nasdaq, and, assuming that the Requisite Stockholder Approval is obtained, none of the Acquired Entities is be required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Authority in connection with the Merger.

3.23 Financial Advisor. Except for the Company Financial Advisor, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company or any Company Subsidiary who is entitled to any financial advisor, investment banking, brokerage, finder’s or other fee or commission in connection with the Merger.

3.24 Fairness Opinion. The Company Board has received the opinion of the Company Financial Advisor to the effect that, as of the date of such opinion, and based upon and subject to the considerations, limitations, qualifications and other matters set forth therein, the consideration to be received by the holders of Company Common Stock (other than Parent, Merger Sub or their respective Affiliates) in the Merger is fair to such holders from a financial point of view. As of the Agreement Date, such opinion has not been withdrawn, revoked or modified.

3.25 Transaction Expenses. The Company and the Company Subsidiaries are not required to pay any fees or other amounts to any advisor, including the Company Financial Advisor, or consultant in connection with this Agreement, the transactions contemplated thereby and the Merger (collectively, the “Transaction Expenses”) other than as set forth in Section 3.25 of the Company Disclosure Letter.

3.26 Related Party Transactions. As of the Agreement Date, there are no outstanding amounts payable to or receivable from, or advances by any Acquired Entity to, and no Acquired Entity is otherwise a creditor or debtor to, or party to any Contract or transaction with, any holder of 5% or more of the shares of capital stock of any Acquired Entity or any director, officer, employee or affiliate of any Acquired Entity, or to any relative of any of the foregoing, except for employment or compensation arrangements with directors, officers and employees made in the ordinary course of business consistent with past practice.

3.27 Exclusivity of Representations and Warranties.

(a) No Other Representations and Warranties. The Company, on behalf of itself and the Company Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV:

(i) None of Parent, Merger Sub or any of their respective Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to Parent or Merger Sub, their Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;

(ii) no Person has been authorized by Parent or Merger Sub, any of their Subsidiaries or any of their respective Affiliates or Representatives to make any representation or warranty relating to Parent or Merger Sub, their respective Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by the Company or any of its Affiliates or Representatives as having been authorized by Parent or Merger Sub, any of their respective Subsidiaries or any of their Affiliates or Representatives (or any other Person); and

(iii) the representations and warranties made by Parent or Merger Sub in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and each of Parent and Merger Sub disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b) No Reliance. The Company, on behalf of itself and the Company Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:

(i) any representation or warranty, express or implied; or

(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to the Company or any of its Affiliates or Representatives, in connection with presentations by or discussions with Parent’s management whether prior to or after the Agreement Date or in any other forum or setting; or the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as of the Agreement Date as follows:

4.1 Valid Existence, etc.

(a) Valid Existence. Parent is a corporation, duly organized, validly existing and, to the extent such concept is applicable, in good standing under the laws of its jurisdiction of incorporation. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Power and Authority. Each of Parent and Merger Sub has all necessary corporate power and authority to (i) conduct its business in a manner in which its business is currently being conducted; and (ii) own and use its assets in the manner in which its assets are currently owned and used.

4.2 Authority; Binding Nature of Agreement. Each of Parent and Merger Sub has all necessary corporate right, power and authority to enter into and to perform its obligations under this Agreement and consummate the Merger. The execution, delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective obligations hereunder and the consummation of the Merger have been duly authorized by all necessary action on the part of each of Parent and Merger Sub and their respective boards of directors (or comparable governing bodies), and no additional corporate proceedings on the part of Parent or Merger Sub are necessary to (i) authorize the execution, and delivery of this Agreement by each of Parent and Merger Sub; (ii) the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder; or (iii) the consummation of the Merger (other than the filing of the certificate of merger with the Secretary of State of the State of Delaware). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

4.3 Non-Contravention; Governmental Consents.

(a) Non-contravention. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective covenants and obligations hereunder, and the consummation of the Merger will not (i) violate or conflict with any provision of the certificate of incorporation or bylaws of Parent or Merger Sub; (ii) result in a default by Parent or Merger Sub under any Contract to which Parent or Merger Sub is a party, or result in a contravention or conflict with any such Contract; or (iii) result in a violation by Parent or Merger Sub of any order, writ, injunction, judgment or decree to which Parent or Merger Sub is subject, except in the case of clauses (ii) and (iii) above, for such violations, conflicts or defaults that would not have a Parent Material Adverse Effect.

(b) Governmental Consents. Except as may be required by the Exchange Act, the Securities Act, state securities or “blue sky” laws, the DGCL, none of the Acquired Entities is be required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Authority in connection with the Merger.

4.4 Financial Advisor. No broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission or expense reimbursement in connection with the Merger payable by any Acquired Entity based upon arrangements made by or on behalf of Parent and Merger Sub.

4.5 No Ownership of Company Common Stock. Neither Parent nor Merger Sub is, nor at any time during the last three years has it been, an “interested stockholder” of the Company within the meaning of Section  203 of the DGCL.

4.6 Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Merger. Except for obligations or liabilities incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the Merger, Merger Sub has not incurred any obligations or liabilities, has not engaged in any business or activities of any type or kind whatsoever, and has not entered into any Contracts or arrangements with any Person. All of the issued and outstanding capital stock of Merger Sub is owned directly or indirectly by Parent.

4.7 Legal Proceedings. As of the Agreement Date, there is no pending Legal Proceeding, and, to the Knowledge of Parent, no Person has threatened to commence any Legal Proceeding against Parent or Merger Sub that would have a Parent Material Adverse Effect.

4.8 No Orders. Neither Parent nor Merger Sub is subject to any order of any kind or nature that would have a Parent Material Adverse Effect.

4.9 No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement or the Merger.

4.10 Financing.

(a) Sufficient Resources. Assuming the consummation of the Financing, funds available to Parent as of the Closing (including funds on hand of Parent and of the Company and their respective Subsidiaries and the net proceeds of the Financing), are sufficient to (i) make all cash payments payable at Closing pursuant to Article II in connection with or as a result of the Merger; (ii) repay, prepay or discharge (after giving effect to the Merger) the principal of and interest on, and all other indebtedness outstanding pursuant to, any credit agreements of the Company that are disclosed in Section 3.5(f) of the Company Disclosure Letter; and (iii) pay all fees and expenses required to be paid at the Closing by the Company, Parent or Merger Sub in connection with the Merger and the Financing that are, in the case of fees and expenses of the Company, disclosed in Section 3.25 of the Company Disclosure Letter (such amounts described in clauses (i) through (iii), the “Required Amount”).

(b) Cash. As of the Agreement Date, the cash and cash equivalents (including short-term investments) (determined in accordance with GAAP) of Parent and its Subsidiaries is at least $7,500,000, of which none is restricted cash (determined in accordance with GAAP) and not more than $200,000 is held by Subsidiaries of Parent that are “controlled foreign corporations” within the meaning of the Code.

4.11 Absence of Stockholder and Management Arrangements. As of the Agreement Date, none of Parent, Merger Sub or any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder, director, officer, employee or other Affiliate of the Company or any of the Company Subsidiaries (a) relating to (i) this Agreement or the Merger; or (ii) the Surviving Corporation or any of the Company Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which any (A) holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock; (B) holder of Company Common Stock has agreed to approve this Agreement or vote against any Superior Proposal; or (C) Person has agreed to provide, directly or indirectly, an equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.

4.12 Solvency. Neither Parent nor Merger Sub is entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors. As of the Effective Time, assuming the satisfaction of the conditions set forth in Article VII, the accuracy of the representations and warranties of the Company set forth in Article III and the consummation of the Financing, immediately after giving effect to the transactions contemplated by this Agreement, the Surviving Corporation and its Subsidiaries, on a consolidated basis, will be Solvent.

4.13 Exclusivity of Representations and Warranties.

(a) No Other Representations and Warranties. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III:

(i) neither the Company nor any of the Company Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to the Company, the Company Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;

(ii) no Person has been authorized by the Company, any of the Company Subsidiaries or any of its or their respective Affiliates or Representatives to make any representation or warranty relating to the Company, the Company Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement, or the Merger, and if made, such representation or warranty must not be relied upon by Parent, Merger Sub or any of their respective Affiliates or Representatives as having been authorized by the Company, any of the Company Subsidiaries or any of its or their respective Affiliates or Representatives (or any other Person); and

(iii) the representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b) No Reliance. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:

(i) any representation or warranty, express or implied;

(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Parent, Merger Sub or any of their respective Affiliates or Representatives, including (A) any materials or information made available in the virtual data room hosted by or on behalf of the Company in connection with the Merger; (B) in connection with presentations by or discussion with the Company’s management (whether prior to or after the Agreement Date); or (C) in any other forum or setting; or

(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE V

INTERIM OPERATIONS OF THE COMPANY

5.1 Affirmative Obligations. Except (a) as expressly contemplated by this Agreement; (b) as set forth in Section 5.1 or Section 5.2 of the Company Disclosure Letter; or (c) as approved in writing (including by email) by Parent, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the (1) termination of this Agreement pursuant to Article VIII and (2) Effective Time, the Company will, and will cause each of the Company Subsidiaries to, (i) use its respective reasonable best efforts to maintain its existence in good standing pursuant to applicable Law; (ii) subject to the restrictions and exceptions set forth in Section 5.2 or elsewhere in this Agreement, conduct its business and operations in the ordinary course of business consistent with past practices; and (iii) use its reasonable best efforts to (A) preserve intact its material assets, properties, Contracts and business organizations; (B) keep available the services of its current officers and key employees; and (C) preserve the current relationships with material Customers, suppliers, distributors, lessors, licensors, licensees, creditors, contractors and other Persons with whom the Company or any of the Company Subsidiaries has business relations, in each case solely to the extent that the Company has not, as of the Agreement Date, already notified such third Person of its intent to terminate those relationships.

5.2 Forbearance Covenants. Except (A) as set forth in Section 5.2 of the Company Disclosure Letter; (B) as approved in writing (including by email) by Parent (it being understood that Parent will not unreasonably withhold, condition or delay its consent to take (or refrain from taking) any action contemplated by Section 5.2(h), Section 5.2(j), Section 5.2(q), Section 5.2(t), Section 5.2(y) and, solely with respect to the foregoing clauses, Section 5.2(z)); or (C) as expressly required by the terms of this Agreement, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the (1) termination of this Agreement pursuant to Article VIII and (2) Effective Time, the Company will not, and will not permit any of the Company Subsidiaries, to:

(a) declare, accrue, set aside or pay any dividend or make any other distribution (whether in cash, stock or otherwise) in respect of any shares of its capital stock (other than consolidated cash management transfers among the Acquired Entities, the net effect of which does not change the consolidated cash balance of the Acquired Entities), or repurchase, redeem or otherwise reacquire any of its shares of capital stock or other securities or rights, warrants or options to acquire any such shares or securities of the Company, other than: (i) the acquisition by the Company of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Options in order to pay the exercise price of the Company Options, (ii) the withholding of shares of Company Common Stock to satisfy Tax obligations with respect to awards granted pursuant to the Company Equity Plans; and (iii) the acquisition by the Company of Company Options or Company Restricted Stock in accordance with their terms in effect as of the Agreement Date in connection with the forfeiture of such awards;

(b) sell, issue, grant, authorize the issuance or grant of, or materially amend the terms of any: (i) capital stock or other security; (ii) option, restricted stock unit, restricted stock award or other equity-based compensation award (whether payable in cash, stock or otherwise), call, warrant or right to acquire any capital stock or other security; or (iii) instrument convertible into or exchangeable for any capital stock or other security, in each case whether issued pursuant to an Company Equity Plan or not (except that the Company may issue shares of Company Common Stock upon the valid exercise of Company Options outstanding as of the Agreement Date or the vesting or settlement of Company RSUs);

(c) split, divide, subdivide, combine, consolidate or reclassify any shares of its capital stock or other securities (including all Company Securities), or issue or authorize the issuance of any securities in lieu of or in substitution for shares of its capital stock or other securities (including all Company Securities);

(d) except as otherwise stated in Section 2.8, amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company’s stock option or equity compensation plans (including the Company Equity Plans), any provision of any agreement evidencing any outstanding Company Options, any outstanding Company RSUs, or otherwise modify any of the terms of any outstanding equity-based compensation award or other security or any related Contract;

(e) adopt, approve or implement any stockholder rights plan (or similar plan commonly referred to as a “poison pill”), tax benefits preservation plan (or similar plan), or related agreement, other than to expressly permit the transactions contemplated hereby under the NOL Plan;

(f) amend or permit the adoption of any amendment to its organizational documents, or acquire or enter into an agreement to acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances, or capital contributions to or investments in any Person (other than (A) to or in an Acquired Entity or (B) for employee loans or advances of travel and reasonable business expenses and extended payment terms for Customers, in each case subject to applicable Laws and only in the ordinary course of business consistent with past practices);

(g) acquire (including by merger, consolidation or acquisition of stock or assets) any interest in any other Entity;

(h) make any capital expenditure, except that the Acquired Entities may make capital expenditures that, when added to all other capital expenditures made on behalf of the Acquired Entities during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the (1) termination of this Agreement pursuant to Article VIII and (2) Effective Time, do not exceed $150,000 in the aggregate in any given three month period, commencing from the Agreement Date;

(i) other than in the ordinary course of business consistent with past practices, terminate, enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), any Material Contract or any other Contract that, if in effect as of the Agreement Date, would constitute a Material Contract, it being understood that the restrictions set forth in this clause (i) shall not prohibit the Company and the Company Subsidiaries from renewing or entering into Contracts with Customers that would by their terms generate revenue for the benefit of the Company or any of the Company Subsidiaries to the extent that the renewal or entering into of such Contract is done in the ordinary course of business consistent with past practices and in a manner and on terms that are consistent in all material respects with the past practices of the Company;

(j) (i) acquire, lease or license any material right or asset (including any Intellectual Property Rights) from any other Person; (ii) sell or otherwise dispose of, or lease or license, any material right or asset to any other Person; or (iii) waive or relinquish any right, except in case of each of (i), (ii) and (iii) above, for (A) non-exclusive licenses of commercially available, “off-the-shelf” software in the ordinary course of business consistent with past practices; (B) non-exclusive licenses of Company Intellectual Property Rights to Customers in the ordinary course of business consistent with past practices; and (C) leases, which are addressed in subsection (k) below;

(k) enter into any Contract to purchase or sell any interest in real property, enter into any lease, sublease, license or other occupancy agreement with respect to any real property, or alter, amend, modify, violate or terminate any of the terms of any Company Lease, in each case including renewals of existing Company Leases;

(l) repurchase, prepay or incur any Indebtedness for borrowed money or guaranteed any such Indebtedness of another Person, issue or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities or other Indebtedness of the Company or any of the Company Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other Contract to maintain any financial statement condition of any other Person (other than a wholly owned Subsidiary of such Acquired Entity); or enter into any arrangement having the economic effect of any of the foregoing;

(m) except as required by applicable Law or GAAP, write off as uncollectible, or establish any extraordinary reserve with respect to, any account receivable or other Indebtedness;

(n) make any pledge of any of its assets or otherwise permit any of its assets to become subject to any liens (other than Permitted Liens), except as such pledges and liens relate to immaterial assets made in the ordinary course of business and consistent with past practices;

(o) (i) adopt, establish or enter into any Company Benefit Plan; (ii) except as otherwise stated in Section 2.8 or as required by applicable Laws, cause or permit any Company Benefit Plan to be amended in any material respect or terminated, or waive any rights under, or permit the acceleration of vesting under any provision of any Company Benefit Plan; (iii) make any contribution to any Company Benefit Plan, other than contributions required by applicable Laws, the terms of such Company Benefit Plans as in effect on the date hereof, or that are made in the ordinary course of business consistent with past practices; or (iv) grant or pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, or grant any rights to receive severance, termination, retention or tax gross up compensation or benefits to, any of its current or former directors, officers or employees;

(p) (i) hire any employee at the level of director or above; (ii) hire any employee with an annual base salary in excess of $150,000; (iii) promote any employee to a level of director or above; or (iv) terminate any employee (except for “cause”);

(q) change any of its pricing policies, product return policies, product maintenance policies, service policies, product modification or upgrade policies, personnel policies or other business policies in a manner that is material to the business of the Acquired Entities or otherwise engage in any of the following activities in any manner that is outside the ordinary course of business consistent with past practices: (i) any promotional sales or discount activity with any Customers with the intent of accelerating to prior fiscal quarters (including the current fiscal quarter) sales that would otherwise be expected (based on past practice) to occur in subsequent fiscal quarters; (ii) any practice that would have the effect of accelerating to prior fiscal quarters (including the current fiscal quarter) collections of receivables that would otherwise be expected (based on past practice) to be made in subsequent fiscal quarters; (iii) any practice that would have the effect of postponing to subsequent fiscal quarters any payments by the Company or any of the Company Subsidiaries that would otherwise be expected (based on past practice) to be made in prior fiscal quarters (including the current fiscal quarter); or (iv) any other promotional sales or discount activity in a manner outside the ordinary course of business consistent with past practices;

(r) change any of its methods of accounting or accounting practices or internal controls (including internal controls over financial reporting) in any material respect, in each case except for any such change required by a change in GAAP or applicable Law;

(s) except as otherwise required by applicable Laws, (i) prepare or file any income or other material Tax Return or make any Tax election, in each case, that is inconsistent with past practices; (ii) settle or otherwise compromise any claim, notice, audit report or assessment relating to any Tax, enter into any closing agreement or similar agreement relating to any Tax, or otherwise settle any dispute relating to any Tax; (iii) request any ruling or similar guidance with respect to Taxes; or (iv) consent to an extension or waiver of the statutory limitation period applicable to a claim or assessment in respect of any material Tax;

(t) commence or settle any Legal Proceeding;

(u) enter into any material transaction with any of its Affiliates (other than the Company and any Company Subsidiary), other than pursuant to written arrangements in effect on the Agreement Date and set forth in the Company Disclosure Letter;

(v) other than in the ordinary course of business consistent with past practices, enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding, or similar Contract with respect to any joint venture, strategic partnership or alliance;

(w) except in connection with actions permitted by Section 5.3, take any action to exempt any Person from, or make any acquisition of securities of the Company by any Person not subject to, any state takeover statute or similar statute or regulation that applies to Company with respect to an Acquisition Proposal or otherwise, including the restrictions on “business combinations” set forth in Section 203 of the DGCL, except, in each case, for Parent, Merger Sub or any of their respective Subsidiaries or Affiliates, or the Merger;

(x) incur or pay (i) any Transaction Expenses to Persons not specified on Section 3.25 of the Company Disclosure Letter without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed with respect to the addition of advisors not specified on Section 3.25 of the Company Disclosure Letter); or (ii) any Transaction Expenses in excess of (A) in the case of the Company Financial Advisor, the amount required to be paid by the Company under the engagement letter with the Company Financial Advisor in the form provided to Parent, as set forth in Section 3.25 of the Company Disclosure Letter; and (B) in the case of other advisors identified in Section 3.25 of the Company Disclosure Letter, such advisors’ regular hourly rates as in effect from time to time;

(y) pay any liability in advance of the date on which it is due and payable in accordance with its terms other than in the ordinary course of business; or

(z) agree or commit to take, or authorize, any of the actions prohibited by this Section 5.2.

5.3 No Solicitation.

(a) No Solicitation or Negotiation. Subject to the terms of Section 5.3(b), from the Agreement Date until the earlier to occur of the (i) termination of this Agreement pursuant to Article VIII and (ii) Effective Time, the Company will cease and cause to be terminated any discussions or negotiations with, and terminate any data room access (or other access to diligence) of, any Person and its Affiliates, directors, officers, employees, consultants, agents, representatives and advisors (collectively, “Representatives”) relating to an Acquisition Transaction. Unless the Company has already so requested prior to the Agreement Date, promptly following the Agreement Date, the Company will request that each Person (other than Parent and its Representatives) that has, prior to the Agreement Date, executed a confidentiality agreement in connection with its consideration of an Acquisition Transaction, promptly return or destroy, in accordance with the terms of such confidentiality agreement, all non-public information furnished to such Person by or on behalf of the Company or the Company Subsidiaries prior to the Agreement Date. Subject to the terms of Section 5.3(b) and Section 5.3(d), from the Agreement Date until the earlier to occur of the (i) termination of this Agreement pursuant to Article VIII and (ii) Effective Time, the Company and the Company Subsidiaries, and their respective directors and executive officers, will not, and the Company will not authorize or direct any of its or the Company Subsidiaries’ employees, consultants or other Representatives to, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (ii) furnish to any Person (other than Parent, Merger Sub or any of their respective designees) any non-public information relating to the Company or any of the Company Subsidiaries or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of the Company Subsidiaries (other than Parent, Merger Sub or any of their respective designees), in any such case in connection with any Acquisition Proposal or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal; (iii) participate, or engage in discussions or negotiations, with any Person with respect to an Acquisition Proposal or with respect to any inquiries from third Persons relating to the making of, or that would reasonably be expected to lead to, an Acquisition Proposal (other than only informing such Persons of the provisions contained in this Section 5.3); (iv) approve, endorse or recommend any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”); or (vi) authorize or commit to do any of the foregoing. From the Agreement Date until the earlier to occur of the (i) termination of this Agreement pursuant to Article VIII and (ii) Effective Time, the Company will not be required to enforce, and following prior notice to Parent (including providing the identity of any Person requesting such waiver), will be permitted to waive, any provision of any standstill or confidentiality agreement to the extent (and only to the extent) that such provision prohibits or purports to prohibit a confidential proposal being made to the Company Board (or any committee thereof) without any public disclosure thereof (except as required by the rules of the SEC in the Proxy Statement).

(b) Superior Proposals. Notwithstanding anything to contrary in this Section 5.3, from the Agreement Date until the Company’s receipt of the Requisite Stockholder Approval, the Company and the Company Board (or a committee thereof) may, directly or indirectly through one or more of their Representatives (including the Company Financial Advisor), following the execution of an Acceptable Confidentiality Agreement, (i) participate or engage in discussions or negotiations with; (ii) furnish any non-public information relating to the Company or any of the Company Subsidiaries to; or (iii) afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of the Company Subsidiaries to, in each case, any Person or its Representatives that has made or delivered to the Company a written Acquisition Proposal after the Agreement Date that was not solicited in breach of this Section 5.3, but only if the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that (A) such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal; and (B) the failure to take the actions contemplated by this Section 5.3(b) would be reasonably expected to be inconsistent with its fiduciary duties pursuant to applicable Law. In connection with the foregoing, the Company will (1) provide written notice to Parent immediately following the Company Board’s determination referred to in the prior sentence; and (2) substantially contemporaneously make available to Parent any non-public information concerning the Company and the Company Subsidiaries that is provided to any such Person or its Representatives that was not previously made available to Parent.

(c) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as provided by Section 5.3(d), at no time after the Agreement Date may the Company Board (or a committee thereof):

(i) (A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation in a manner adverse to Parent; (B) adopt,

approve or recommend an Acquisition Proposal; (C) fail to publicly reaffirm the Company Board Recommendation within 10 Business Days of the occurrence of a material event or development, or of any public disclosure regarding any Acquisition Proposal, and after Parent so requests in writing (or, if the Company Stockholder Meeting is scheduled to be held within 10 Business Days, then within one Business Day after Parent so requests in writing); (D) take or fail to take any formal action or make or fail to make any recommendation in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that the Company Board (or a committee thereof) may refrain from taking a position with respect to an Acquisition Proposal until 5:30 p.m., Eastern time, on the 10th Business Day after the commencement of a tender or exchange offer in connection with such Acquisition Proposal without such action being considered a violation of this Section 5.3, subject to compliance with the reaffirmation request referred to in clause (C)); or (E) fail to include the Company Board Recommendation in the Proxy Statement (any action described in clauses (A) through (E), a “Company Board Recommendation Change”), it being understood that none of (1) the determination in itself by the Company Board (or a committee thereof) that an Acquisition Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal; (2) the delivery in itself by the Company to Parent of any notice contemplated by Section 5.3(d); or (3) the public disclosure in itself of the items in clauses (1) and (2) if and to the extent required by applicable Law will constitute a Company Board Recommendation Change or violate this Section 5.3; or

(ii) cause or permit the Company or any of the Company Subsidiaries to enter into an Alternative Acquisition Agreement.

(d) Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval:

(i) other than in connection with a written Acquisition Proposal that constitutes a Superior Proposal, the Company Board (or a committee thereof) may effect a Company Board Recommendation Change in response to an Intervening Event if the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be reasonably expected to be inconsistent with its fiduciary duties pursuant to applicable Law if and only if:

(A) the Company has provided prior written notice to Parent at least four Business Days in advance to the effect that the Company Board (or a committee thereof) has (A) so determined; and (B) resolved to effect a Company Board Recommendation Change pursuant to this Section 5.3(d)(i), which notice will describe the Intervening Event in reasonable detail; and

(B) prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during such four Business Day period, have (A) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement so that the Company Board (or a duly authorized committee thereof) no longer determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to make a Company Board Recommendation Change in response to such Intervening Event would be reasonably expected to be inconsistent with its fiduciary duties pursuant to applicable Law; and (B) permitted Parent and its Representatives to make a presentation to the Company Board regarding this Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation); or

(ii) if the Company has received a written Acquisition Proposal that the Company Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then the Company Board may (A) effect a Company Board Recommendation Change with respect to such Superior Proposal; or (B) authorize the Company to terminate this Agreement pursuant to Section 8.1(h) to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, in each case if and only if:

(A) the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be reasonably expected to be inconsistent with its fiduciary duties pursuant to applicable Law;

(B) the Company has complied in all material respects with its obligations pursuant to this Section 5.3 with respect to such Acquisition Proposal and with respect to the party making such Acquisition Proposal; and

(C) (1) the Company has provided prior written notice to Parent at least four Business Days in advance (the “Notice Period”) to the effect that the Company Board (or a duly authorized committee thereof) has (a) received a written Acquisition Proposal that has not been withdrawn; (b) concluded in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal constitutes a Superior Proposal; and (c) resolved to effect a Company Board Recommendation Change or to terminate this Agreement pursuant to this Section 5.3(d)(ii), which notice will describe the basis for such Company Board Recommendation Change or termination, including the identity of the Person or Group making such Acquisition Proposal, the material terms of such Acquisition Proposal and include copies of all relevant documents relating to such Acquisition Proposal; and (2) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, during the Notice Period, have (a) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal; and (b) permitted Parent and its Representatives to make a presentation to the Company Board regarding this Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation), it being understood that (i) in the event of any material revision, amendment, update or supplement to such Acquisition Proposal, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(d)(ii)(C) with respect to such new written notice (with the “Notice Period” in respect of such new written notice being two Business Days); and (ii) at the end of the Notice Period, the Company Board (or a committee thereof) must have in good faith (after consultation with its financial advisor and outside legal counsel) reaffirmed its determination that such Acquisition Proposal is a Superior Proposal.

(e) Notice to Parent. From the Agreement Date until the earlier to occur of the (i) termination of this Agreement pursuant to Article VIII and (ii) Effective Time, the Company will promptly (and, in any event, by 24 hours from the receipt thereof) notify Parent in writing if any Acquisition Proposal, or inquiry from any Person or Group related to making a potential Acquisition Proposal, is, to the Knowledge of the Company (which, for all purpose of this clause (e), will be deemed to include each member of the Company Board and will not be deemed to be only as of the Agreement Date), received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives. Such notice must include (i) the identity of the Person or Group making such proposal, inquiry, request or offer; and (ii) a summary of the material terms and conditions of such proposal, inquiry, request or offer and, if writing, a copy thereof, together with all documents provided therewith. Thereafter, the Company must keep Parent reasonably informed, by providing notice within 24 hours after obtaining Knowledge thereof, of any changes in the status and terms of any such offers or proposals (including any updates or amendments thereto) and the status of, and any material developments with respect to, any such discussions or negotiations.

(f) Permitted Disclosures. So long as the Company Board (or a committee thereof) expressly reaffirms the Company Board Recommendation in such disclosure and public statement (other than in a customary “stop, look and listen” communication to the Company Stockholders pursuant to Rule 14d-9 promulgated under the Exchange Act):

(i) nothing in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, in each case in response to a tender offer, but, except as otherwise permitted under Section 5.3, such disclosure must be limited to: (A) making a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (B) an express rejection of any applicable Acquisition Proposal complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; or (C) informing any Person of the existence of the provisions contained in this Section 5.3; and

(ii) it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company or the Company Board (or a duly authorized committee thereof) that (A) describes the Company’s receipt of an Acquisition Proposal; (B) identifies the Person or Group making such Acquisition Proposal; (C) provides the material terms of such Acquisition Proposal; or (D) describes the operation of this Agreement with respect thereto will not, in any case, be deemed to be (1) a withholding, withdrawal, amendment, qualification or modification, or proposal by the Company Board (or a committee thereof) to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation; (2) an adoption, approval or recommendation with respect to such Acquisition Proposal; or (3) a Company Board Recommendation Change.

(g) Breach by Representatives. Any action taken by a Company Subsidiary, or by a Representative of the Company or a Company Subsidiary, that, if taken by the Company, would constitute a breach of this Section 5.3 will be deemed to constitute a breach by the Company for purposes of Section 5.3(b).

5.4 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company will exercise, subject to the terms, conditions and restrictions of this Agreement, complete control and supervision over their respective businesses and operations.

ARTICLE VI

ADDITIONAL COVENANTS

6.1 Efforts; Required Actions and Forbearance.

(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, Parent and Merger Sub, on the one hand, and the Company, on the other hand, will use their respective reasonable best efforts to (A) take (or cause to be taken) all actions; (B) do (or cause to be done) all things; and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, the Merger, including by using reasonable best efforts to:

(i) cause the conditions to the Merger set forth in Article VII to be satisfied;

(ii) (A) seek to obtain all consents, waivers, approvals, orders and authorizations from Governmental Authorities; and (B) make all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Merger; and

(iii) with respect to the Company, if requested by, and in consultation with, Parent or Merger Sub, (A) seek to obtain all consents, waivers and approvals and (B) deliver all notifications pursuant to any Material Contracts in connection with this Agreement and the consummation of the Merger so as to seek to maintain and preserve the benefits to the Surviving Corporation of such Material Contracts as of and following the consummation of the Merger.

(b) Forbearance of Certain Actions. In addition to the foregoing, subject to the terms and conditions of this Agreement, neither Parent or Merger Sub, on the one hand, nor the Company, on the other hand, will take any action (or fail to take any action) that is intended to or that would reasonably be expected to have the effect of requiring any consent, waiver, approval, order or authorization from any Governmental Authority for the transactions contemplated by this Agreement if obtaining such consents, waivers, approvals, orders or authorizations would reasonably be expected to prevent or materially impair or materially delay the consummation of the Merger. For the avoidance of doubt, no action by the Company taken in compliance with Section 5.3 will be considered a violation of this Section 6.1(b).

(c) No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, neither Parent, the Company nor any of their respective Subsidiaries will be required to agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), or the provision of additional security (including a guaranty), in connection with the Merger, including in connection with obtaining any consent pursuant to any Material Contract.

6.2 Proxy Statement and Other Required SEC Filings.

(a) Preparation. Promptly after the execution of this Agreement, the Company will prepare (with Parent’s reasonable cooperation) and file with the SEC a preliminary proxy statement to be sent to the Company Stockholders in connection with the Company Stockholder Meeting (the proxy statement, including any amendments or supplements, the “Proxy Statement”). The Company will use it reasonable best efforts to file the Proxy Statement within 10 Business Days of the Agreement Date. The Company will not file the Proxy Statement with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give good faith consideration all reasonable additions, deletions or changes suggested by Parent or its counsel. Prior to filing the Proxy Statement, the Parties will cause their respective legal counsel to discuss and use their respective reasonable best effort to resolve all disagreements related to the content of the Proxy Statement. Unless there has been a Company Board Recommendation Change in compliance with Section 5.3, the Company will (i) include the Company Board Recommendation in the Proxy Statement; and (ii) use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval. Promptly, and in any event within two Business Days following the (A) confirmation by the SEC that it has no further comments or (B) expiration of the 10-day waiting period contemplated by Rule 14a-6(a) promulgated under the Exchange Act, the Company will cause the Proxy Statement in definitive form to be mailed to the Company Stockholders.

(b) Mutual Assistance. Each of the Company, Parent and Merger Sub will furnish all information concerning such Person and its Affiliates to the other, and provide such other assistance, as may be reasonably requested by such other Party to be included therein and will otherwise reasonably assist and cooperate with the other in the preparation, filing and distribution of the Proxy Statement and the resolution of any comments to either received from the SEC.

(c) SEC Correspondence. The Parties will notify each other as promptly as practicable of the receipt of any comments, whether written or oral, from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, or for additional information, and will supply each other with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to such filings. The Parties will use their respective reasonable best efforts to resolve all SEC comments, if any, with respect to the Proxy Statement as promptly as practicable after the receipt thereof.

(d) No Amendments to Proxy Statement. Except to the extent required by applicable Law in connection with a Company Board Recommendation Change or thereafter, no amendment or supplement to the Proxy Statement will be made by the Company without the approval of Parent, which approval will not be unreasonably withheld, conditioned or delayed.

(e) Other Required Company Filings. If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company will use its reasonable best efforts to promptly prepare and file such Other Required Company Filing with the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and Nasdaq. Except in the case of an Other Required Company Filing made in connection with a Company Board Recommendation Change or thereafter, the Company may not file any Other Required Company Filing with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give due consideration to all reasonable additions, deletions or changes suggested by Parent or its legal counsel. Except as provided in the prior sentence, prior to filing any Other Required Company Filing, the Parties will cause their respective legal counsel to discuss and use their respective reasonable best effort to resolve all disagreements related to the content of such Other Required Company Filing.

(f) Other Required Parent Filings. If Parent or Merger Sub determines that it is required to file any document with the SEC as a result of the Merger or the Company Stockholder Meeting pursuant to applicable Law (an “Other Required Parent Filing”), then Parent and Merger Sub will use their respective reasonable best efforts to promptly prepare and file such Other Required Parent Filing with the SEC. Parent and Merger Sub will cause any Other Required Parent Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. Neither Parent nor Merger Sub may file any Other Required Parent Filing with the SEC without first providing the Company and its counsel a reasonable opportunity to review and comment thereon, and Parent will give due consideration to all reasonable additions, deletions or changes suggested by the Company or its legal counsel. Except as provided in the prior sentence, prior to filing any Other Required Parent Filing, the Parties will cause their respective counsel to discuss and use their respective reasonable best effort to resolve all disagreements related to the content of such Other Required Parent Filing.

(g) Accuracy; Supplied Information.

(i) Company. On the date of filing, the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, neither the Proxy Statement nor any Other Required Company Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by the Company with respect to any information supplied by Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing. The information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement or any Other Required Parent Filings will not, at the time that such Proxy Statement or Other Required Parent Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(ii) Parent. On the date of filing, no Other Required Parent Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by Parent or Merger Sub with respect to any information supplied by the Company for inclusion or incorporation by reference in any Other Required Parent Filing. The information supplied by Parent, Merger Sub and their respective Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing will not, at the time that the Proxy Statement or such Other Required Company Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

6.3 Company Stockholder Meeting.

(a) Call of Company Stockholder Meeting. The Company will take all action necessary in accordance with applicable Law, the Charter and the Bylaws to establish a record date for, duly call, give notice of, convene and hold a meeting of the Company Stockholders (including any adjournment, postponement or other delay thereof, the “Company Stockholder Meeting”) as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders for the purpose of (i) seeking the Requisite Stockholder Approval; and (ii) in accordance with Regulation 14A under the Exchange Act, seeking advisory approval of a proposal in connection with a non-binding, advisory vote to approve certain compensation that may become payable to the Company’s named executive officers in connection with the consummation of the Merger. The Company shall consult with Parent regarding the date of such record date for the Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, the Company will not be required to convene and hold the Company Stockholder Meeting at any time prior to the 20th Business Day, and shall convene and hold the Company Stockholder Meeting no later than the 30th Business Day, following the mailing of the Proxy Statement to the Company Stockholders. Unless and until the Company Board (or a committee thereof) has made a Company Board Recommendation Change, the Company will (A) submit this Agreement for adoption by the Company Stockholders at the Company Stockholder Meeting; and (B) use its reasonable best efforts to solicit (or cause to be solicited) from the Company Stockholders proxies in favor of the matters to be considered at the Company Stockholder Meeting.

(b) Adjournment of Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, the Company will, and will only, postpone or adjourn the Company Stockholder Meeting if (i) there are holders of insufficient shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum and to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting; (ii) the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable Law, order or a request from the SEC; or (iii) the Company Board (or a committee thereof) has determined in good faith (after consultation with outside legal counsel) that it is required by applicable Law to postpone or adjourn the Company Stockholder Meeting (including, if the Company Board (or a committee thereof) has determined in good faith (after consultation with outside legal counsel) that it is required by applicable Law) including in order to give the Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent to the Company Stockholders or otherwise made available to the Company Stockholders by issuing a press release, filing materials with the SEC or otherwise. The Company shall consult with Parent before postponing or adjourning the Company Stockholder Meeting. The Company Stockholder Meeting will not be postponed or adjourned without the prior written consent of Parent (A) by more than 10 calendar days at a time; or (B) with respect to Section 6.3(b)(i), by more than 30 calendar days after the date on which the Company Stockholder Meeting was (or was required to be) originally scheduled. In no event will the record date of the Company Stockholder Meeting be changed without Parent’s prior written consent, unless required by applicable Law.

6.4 Financing.

(a) Taking of Necessary Actions. Parent will use its reasonable best efforts to take (or cause to be taken) all actions and to do (or cause to be done) all things necessary, proper and advisable to arrange and obtain the Financing, including using its reasonable best efforts to (i) until the Financing is consummated or unless alternative financing described in Section 6.4(c) is obtained, maintain in effect, and, if necessary, supplement and amend the Registration Statement on Form S-3 filed with the SEC on May 9, 2018 (the “Form S-3”), as required by the instructions applicable to such registration form or by the Securities Act; (ii) until the Financing is consummated or unless alternative financing described in Section 6.4(c) is obtained, prevent the issuance of any stop order suspending the effectiveness of the Form S-3 or the issuance of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, obtain the withdrawal of any such order at the earliest possible moment; (iii) select one or more nationally recognized investment banking firms to act as the managing underwriters for the Financing, which investment banking firms will be reasonably acceptable to the Company; (iv) enter into customary agreements (including an underwriting agreement in customary form) and take all other actions necessary to facilitate the disposition of the shares of Parent’s common stock pursuant to the Financing, including by (A) making such representations and warranties to the underwriters with respect to the business of Parent and its Subsidiaries, and the Form S-3, prospectus and other documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested; and (B) using its reasonable best efforts to furnish the underwriters with opinions of counsel to Parent and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters), addressed to each of the underwriters, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters and their counsel; (v) obtain one or more “cold comfort” letters and updates thereof from Parent’s independent public accountants (and, if necessary, any other applicable independent public accountants) who have certified the financial statements in the Form S-3, addressed to each of the underwriters; (vi) cause its officers to partake in the marketing of the shares of Parent’s common stock issued pursuant to the Financing (including participation in customary “road shows” and investor meetings); (vii) to the extent required by Nasdaq, list all shares of Parent’s common stock sold pursuant to the Financing on Nasdaq; (viii) cooperate with each underwriter participating in the Financing and its respective counsel in connection with any filings required to be made with Nasdaq or any other securities exchange; (ix) prepare (and, if required, file with the SEC) any necessary pro forma financial information and pro forma financial statements; and (x) consummate and make effective the Financing and receive the proceeds thereof. Parent will keep the Company reasonably informed on a prompt basis with respect to all material developments concerning the Financing and the status of its efforts to arrange and obtain the Financing.

(b) Parent to Maintain Cash Resources. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the (i) termination of this Agreement pursuant to Article VIII and (ii) Effective Time, Parent will keep sufficient unrestricted cash on the hand (in the form of cash or cash equivalents) (determined in accordance with GAAP) in an amount at least equal to the Parent Termination Fee. From time to time as reasonable requested by the Company, Parent will provide evidence reasonably acceptable to the Company of Parent’s compliance with this Section 6.4(b).

(c) Alternative Financing. In the event that Parent is unable to obtain all or a portion of the Financing from a sale of Parent’s common stock on terms reasonably satisfactory to Parent, then Parent shall promptly notify the Company thereof and use its reasonable best efforts to obtain alternative financing on terms that are reasonably satisfactory to Parent in an amount sufficient to pay, when added to any unrestricted cash of the Company and Parent and proceeds from the equity financing, in each case that is available to Parent, the Required Amount as promptly as practicable and in any event on or prior to the Closing; provided, however, that this Section 6.4(c) shall not relieve Parent from its obligations under Section 6.4(a) (unless Parent has obtained proceeds from alternative financing pursuant to this Section 6.4(c) at least equal to the Required Amount (after taking into consideration (A) the Company’s unrestricted cash-on-hand at the Closing, if any, and (B) Parent’s unrestricted cash-on-hand at the Closing in excess of the minimum amount required to be maintained by Parent pursuant to the terms of the Credit Agreement) or Section 6.4(b). Parent shall deliver to the Company true and complete copies of any and all documentation relating to such alternative financing and use reasonable best efforts to keep the Company reasonably informed on a prompt basis of the status of its efforts to arrange and obtain such alternative financing. To the extent that Parent obtains alternative financing pursuant to this Section 6.4(c), references to the “Financing” (and other like terms in this Agreement) shall be deemed to include such alternative financing.

(d) No Financing Condition. Parent and Merger Sub each acknowledge and agree that financing is not a condition to the Closing. Whether or not any financing has not been obtained, Parent and Merger Sub will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article VII, to consummate the Merger.

6.5 Financing Cooperation.

(a) Cooperation. Prior to the Effective Time, the Company will use its reasonable best efforts, and will cause each of the Company Subsidiaries to use its respective reasonable best efforts, and will use reasonable best efforts to cause its Representatives, to provide to Parent and Merger Sub and their respective Affiliates such reasonable cooperation in connection with the Financing and any alternative financing arrangements as Parent may seek or obtain pursuant to Section 6.4(c) as may be reasonably requested by Parent and Merger Sub and their respective Affiliates, which reasonable best efforts shall include:

(i) making senior management and advisors of the Company available to participate in a reasonable and limited number of meetings, presentations, road shows, due diligence sessions and drafting sessions;

(ii) assisting Parent or any underwriter, placement agent or other financing sources or prospective financing sources with the timely preparation of offering documents, registration statements, prospectuses, memoranda and similar documents required or customary in connection with the Financing;

(iii) solely with respect to financial information and data derived from the Company’s historical books and records, assisting Parent with the preparation of pro forma financial information and pro forma financial statements, it being agreed that the Company will not be required to provide any information or assistance relating to (A) the proposed aggregate amount of Financing, together with assumed interest rates, dividends (if any) and fees and expenses relating to the Financing; (B) any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Financing (but the Company shall reasonably assist in preparing forecasts of financial statements of the Surviving Corporation for one or more periods following the Closing Date and providing reasonably available historical information for purposes of cost synergy analysis, in each case based on financial information and data derived from the Company’s historical books and records); or (C) any financial information related to Parent or any of its Subsidiaries or any adjustments that are not directly related to the acquisition of the Company by Parent;

(iv) if Parent shall pursue any debt financing, assisting Parent in connection with the preparation of (but not executing prior to the Effective Time) any pledge and security documents and other definitive financing documents as may be reasonably requested by Parent or the Financing Sources and otherwise reasonably facilitating the pledging of collateral and the granting of security interests in respect of the Financing, it being understood that such documents will not be recorded or take effect until the Effective Time;

(v) using reasonable best efforts to obtain, to the extent applicable, consents of accountants for use of their reports in any materials relating to the Financing and accountants’ comfort letters, in each case as reasonably requested by Parent;

(vi) furnishing Parent and Merger Sub and any other Financing Source, as promptly as practicable after written request by Parent, with all necessary financial statements, financial data, audit reports and other reasonably available information regarding the Company and the Company Subsidiaries, including information required by Regulation S-X promulgated by the SEC and Regulation S-K promulgated by the SEC for a registered public offering on a registration statement on Form S-3 under the Securities Act of the Company (including all audited financial statements (which, for the avoidance of doubt, will include audited financial statements for and as of the fiscal year ended December 31, 2017) and all unaudited financial statements (which will have been reviewed by the Company’s independent accountants as provided in Statement on Auditing Standards 100)), and to the extent customary for a financing of the type being incurred, such other pertinent and customary information regarding the Company and the Company Subsidiaries as may be reasonably requested by Parent (which, for the avoidance of doubt, will not include (or be deemed to require the Company to prepare) any (A) pro forma financial statements or adjustments or projections; (B) description of all or any portion of the Financing; (C) risk factors relating to all or any component of the Financing other than any risk factors that are specific to the Company; (D) financial statements in respect of the Company Subsidiaries; (E) any financial information not reasonably available to the Company from its books and records or reasonably obtainable under its current reporting system or (F) other information required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, any Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, any information required by Items 10 through 14 of Form 10-K) or otherwise necessary to receive from the Company’s independent accountants (and any other accountant) to the extent customary for a financing of the type being incurred, customary “comfort” (including “negative assurance” comfort), together with drafts of customary comfort letters that such independent accountants are prepared to deliver upon the “pricing” of any offering or sale of securities, with respect to the financial information to be included in the prospectus, prospectus supplement, registration statement or offering memorandum with respect to the Financing, it being understood that (x) if the Company in good faith reasonably believes that it has provided the information requested by Parent pursuant to this Section 6.5(a)(vi) for any period, it may deliver to Parent a written notice stating when the Company believes that it completed such delivery therefor, in which case the Company will be deemed to have complied with this Section 6.5(a)(vi) at such time with respect to such information (assuming that such information provided was accurate), unless Parent in good faith reasonably believes that the Company has not completed delivery of the information required by this Section 6.5(a)(vi) and, within five Business Days after its receipt of such notice from the Company, Parent delivers a written notice to the Company to that effect (stating with specificity which information the Company has not delivered) and (y) nothing in clause (x) shall limit Parent’s ability to reasonably request, and the Company’s obligation to provide pursuant to this Section 6.5(a)(vi), (1) financial data, and other reasonably available information regarding the Company and the Company Subsidiaries not covered in the notice delivered pursuant to clause (x) or (2) any update of, or supplement to, the information covered by such notice delivered pursuant to clause (x), it being agreed that any such subsequent request by Parent will not affect the rights of the Company pursuant to clause (x) with respect to the information that had been previously provided;

(vii) delivering notices of prepayment within the time periods required by the relevant agreements governing indebtedness and obtaining customary payoff letters, lien terminations and instruments of discharge to be delivered at the Closing, and giving any other necessary notices, to allow for the payoff, discharge and termination in full at the Closing of all indebtedness;

(viii) providing reasonable and customary cooperation with any marketing efforts of Parent for the Financing; and

(ix) taking all corporate and other actions, subject to the occurrence of the Closing, reasonably requested by Parent to permit the consummation of the Financing.

(b) Obligations of the Company. Nothing in this Section 6.5 will require the Company or any of the Company Subsidiaries or their respective Representatives to (i) waive or amend any terms of this Agreement or any other Contract, provide any additional security or guaranties or agree to pay any fees or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement by or on behalf of Parent; (ii) enter into any definitive agreement prior to the Closing; or (iii) give any indemnities in connection with the Financing that are effective prior to the Effective Time. Furthermore, nothing in this Section 6.5 shall require any cooperation by the Company or the Company Subsidiaries to the extent that it would interfere unreasonably with the conduct of the business or operations of the Company and the Company Subsidiaries or create an unreasonable risk of material damage or destruction to any property or assets of the Company or any of the Company Subsidiaries. In addition, (A) no action, liability or obligation of the Company, any of the Company

Subsidiaries or any of their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Financing (other than customary representation letters and authorization letters (including with respect to the presence or absence of material non-public information about the Company and the Company Subsidiaries and the accuracy of the information contained in the disclosure and marketing materials related to the Company and the Company Subsidiaries)) will be effective until the Effective Time; and (B) neither the Company nor any of the Company Subsidiaries will be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument relating to the Financing (other than customary representation letters and authorization letters (including with respect to the presence or absence of material non-public information about the Company and the Company Subsidiaries and the accuracy of the information contained in the disclosure and marketing materials related to the Company and the Company Subsidiaries)) that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time. Nothing in this Section 6.5 will require (1) any Representative of the Company or any of the Company Subsidiaries to deliver any certificate or opinion or take any other action under this Section 6.5 that could reasonably be expected to result in personal liability to such Representative; (2) the Company Board to approve any financing or Contracts related thereto prior to the Closing; (3) the Company and the Company Subsidiaries to take any action that would conflict with or violate its organizational documents, any applicable Laws or result in, prior to the Closing, a violation or breach of, or default under, any agreement to which the Company or any of the Company Subsidiaries is a party; or (4) the Company and the Company Subsidiaries to provide any information (a) the disclosure of which is prohibited or restricted under applicable Law or any agreement binding on the Company or the Company Subsidiaries; or (b) where access to such information would (i) give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such information; or (ii) violate or cause a default pursuant to, or give a third Person the right terminate or accelerate the rights pursuant to, any Contract to which the Company or any of the Company Subsidiaries is a party or otherwise bound, it being understood that the Company shall inform Parent as to the general nature of what is being withheld as a result of the foregoing and shall use its reasonable best efforts to disclose such information in a way that would not waive such privilege or contravene any applicable Law or binding agreement (including, if practicable, by obtaining consent for the disclosure thereof).

(c) Use of Logos. The Company consents to the use of its and the Company Subsidiaries’ logos in connection with the Financing so long as such logos are used (i) solely in a manner that is not intended to or likely to harm or disparage the Company or any of the Company Subsidiaries or the reputation or goodwill of the Company or any of the Company Subsidiaries or any of their respective Intellectual Property Rights; and (ii) otherwise in a manner consistent with the other terms and conditions that the Company reasonably imposes.

(d) Confidentiality. Notwithstanding anything in this Agreement or in the Confidentiality Agreement to the contrary, all non-public or other confidential information provided by the Company, any of the Company Subsidiaries or any of their respective Representatives pursuant to this Agreement will be kept confidential in accordance with the Confidentiality Agreement, except that Parent and Merger Sub and their respective Representatives will be permitted to disclose such information to the underwriters in the Financing or, if applicable, the Financing Sources (and, in each case, to their respective counsel and auditors), and the Financing Source Related Parties, to the extent necessary, but in each case, subject to customary confidentiality undertakings entered into by any underwriter, Financing Source or Financing Source Related Party, as the case may be.

(e) Reimbursement. Promptly upon request by the Company, Parent will reimburse the Company for any documented and reasonable out-of-pocket costs and expenses (including documented and reasonable out-of-pocket attorneys’ fees) incurred by the Company or the Company Subsidiaries in connection with the cooperation of the Company and the Company Subsidiaries contemplated by this Section 6.5.

(f) Indemnification. The Company, the Company Subsidiaries and their respective Representatives will be indemnified and held harmless by Parent from and against any and all liabilities, losses, damages, claims, costs, expenses (including documented and reasonable out-of-pocket attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with their cooperation in arranging the Financing or the provision of information utilized in connection therewith (including any action taken in accordance with this Section 6.5) and any information utilized in connection therewith (other than information provided specifically for use in connection with the Financing by or on behalf of the Company or the Company Subsidiaries), in each case, except to the extent actually suffered or incurred as a result of willful misconduct or fraud committed by the Company or the Company Subsidiaries, or, in each case, their respective Representatives, with respect to matters covered by this Section 6.5.

(g) No Exclusive Arrangements. In no event will Parent, Merger Sub or any of their respective controlled Affiliates enter into any Contract prohibiting or seeking to prohibit any bank, investment bank or other potential provider of financing from providing or seeking to provide financing or financial advisory services to any Person, in each case in connection with a transaction relating to the Company or any of the Company Subsidiaries or in connection with the Merger.

(h) Company Financial Statements.

(i) Interim Financial Statements. If the Closing does not occur prior to August 1, 2018, the Company will deliver to Parent as promptly as practicable following the closing of the fiscal quarter of the Company ending on June 30, 2018 (but in any event on or prior to August 15, 2018), the unaudited consolidated balance sheet of the Company and the Company Subsidiaries as at the end of, and related consolidated statements of operations, comprehensive income and cash flows of the Company and the Company Subsidiaries for, such fiscal quarter, together with financial statements for the corresponding portion of the previous year, in each case, prepared in accordance with GAAP, except for the absence of footnotes and subject to normal year-end adjustments.

(ii) Monthly Statements. The Company shall, within five Business Days after the end of each calendar month, and at such other times as Parent may reasonably request, provide Parent with (A) a statement of the unrestricted cash and cash equivalents (as defined in accordance with GAAP) of (1) the Company and the Company Subsidiaries; and (2) the Company and the Company Subsidiaries other than its Foreign Subsidiaries; (B) its estimated Transaction Expenses; and (C) to the extent otherwise prepared by the Company, an updated forecast of its revenue, gross margin, operating income and the information set forth in clause (A) for each month through the end of calendar year 2018.

(iii) No Omissions. All information provided under this Section 6.5(h) (other than information provided under Section 6.5(h)(ii)(C)) shall be complete and correct in all material respects and shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading and the Company shall not have been informed by such auditors that it is required to restate, and the Company shall not have restated, any such information or announced any intention to restate or that such restatement is under consideration or may be a reasonable possibility.

6.6 Anti-Takeover Laws. The Company and the Company Board will (a) take all actions within their power to ensure that no “anti-takeover” Law is or becomes applicable to the Merger; and (b) if any “anti-takeover” Law becomes applicable to the Merger, take all action within their power to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Law on the Merger.

6.7 Access. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the (i) termination of this Agreement pursuant to Article VIII and (ii) Effective Time, the Company will, and will cause the Company Subsidiaries to, afford Parent and its Representatives reasonable access during normal business hours, upon reasonable advance notice, to the properties, books and records and personnel of the Company and the Company Subsidiaries, and furnish promptly such financial, operational and other data and information concerning its business, operations, personnel, assets, liabilities, results of operations and properties as Parent may reasonably request (so long as such financial data is reasonably available to the Company under, or derivable from, the Company’s current reporting system), except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law requires the Company to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would waive any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information, but that the Company shall inform Parent as to the general nature of what is being withheld as a result of the foregoing and shall use its reasonable best efforts to disclose such information in a way that would not waive such privilege (including, if practicable, by obtaining consent for the disclosure thereof from the applicable third Person); (c) access to a Contract to which the Company or any of the Company Subsidiaries is a party or otherwise bound would violate or cause a default pursuant to, or give a third Person the right terminate or accelerate the rights pursuant to such Contract, but that the Company shall inform Parent as to the general nature of what is being withheld as a result of the foregoing and shall use its reasonable best efforts to disclose such information in a way that would not waive such privilege (including, if practicable, by obtaining consent for the disclosure thereof from the applicable third Person); or (d) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand. Nothing in this Section 6.7 will be construed to require the Company, any of the Company Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.7 will be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company and the Company Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or the Company Subsidiaries. Any access to the properties of the Company and the Company Subsidiaries will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform invasive testing. The terms and conditions of the Confidentiality Agreement will apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.7. All requests for access pursuant to this Section 6.7 must be directed to the Company’s General Counsel or another person designated in writing by the Company in advance of the Closing.

6.8 Section 16(b) Exemption. The Company will take all actions reasonably necessary to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) in connection with the Merger by each individual who is a director or executive officer of the Company to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.

6.9 Directors’ and Officers’ Exculpation, Indemnification and Insurance.

(a) Indemnified Persons. The Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) honor and fulfill, in all respects to the extent permitted under applicable Law, the obligations of the Company and the Company Subsidiaries pursuant to any indemnification agreements that have been provided to Parent between the Company and any of the Company Subsidiaries, on the one hand, and any of their respective current or former directors or officers (and any person who becomes a director or employee of the Company or any of the Company Subsidiaries prior to the Effective Time), on the other hand (collectively, the “Indemnified Persons”). In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) cause the certificates of incorporation, bylaws and other similar organizational documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Charter, the Bylaws and the other similar organizational documents of the Subsidiaries of the Company, as applicable, as of the Agreement Date. During such six-year period or such period in which an Indemnified Person is asserting a claim for indemnification pursuant to Section 6.9(b), whichever is longer, such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable Law.

(b) Indemnification Obligation. Without limiting the generality of Section 6.9(a), during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) indemnify and hold harmless, each Indemnified Person to the fullest extent permitted by applicable Law or to the same extent that such Indemnified Persons are indemnified as of the Agreement Date pursuant to applicable Law, the Charter and Bylaws and other organizational documents of the Company Subsidiaries and indemnification agreements that have been provided to Parent between the Company and any of the Company Subsidiaries, on the one hand, and any of their respective current or former directors or officers, on the other, from and against any costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as a director, officer or agent of the Company or any of the Company Subsidiaries or other Affiliates (regardless of whether such action or omission, or alleged action or omission, occurred prior to or at the Effective Time), including the Merger, as well as any actions taken by the Company, Parent or Merger Sub with respect thereto. Notwithstanding the foregoing, if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 6.9(b) with respect to a Legal Proceeding commenced or threatened in writing prior to the sixth anniversary of the Effective Time, then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. Upon receipt of an undertaking by or on behalf of such Indemnified Person to repay any amount if it is ultimately determined that such Indemnified Person is not entitled to indemnification, the Surviving Corporation will advance all fees and expenses (including reasonable fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of any Legal Proceeding with respect to the matters subject to indemnification pursuant to this Section 6.9(b), to the extent required by the terms of, and in accordance with the procedures set forth in, the Charter, the Bylaws, the corresponding organizational documents of the Company Subsidiaries, and indemnification agreements, in each case in effect as of the Effective Time and that have been provided to Parent. In connection with such Legal Proceedings, (A) the Surviving Corporation will have the right to control the defense thereof after the Effective Time (it being understood that, by electing to control the defense thereof, the Surviving Corporation will be deemed to have waived any right to object to the Indemnified Person’s entitlement to indemnification under this Section 6.9 with respect thereto); (B) each Indemnified Person will be entitled to retain his or her own counsel but the Surviving Corporation will not be liable to any Indemnified Person for any fees of counsel subsequently incurred by any Indemnified Person with respect to the same Legal Proceeding, it being understood that (1) the Indemnified Person shall have the right to employ his or her counsel in any such proceeding such Indemnified Person’s expense; and (2) if (x) the employment of counsel by the Indemnified Person has been previously authorized by the Surviving Corporation, (y) the Indemnified Person shall have reasonably concluded that there may be a conflict of interest between the Surviving Corporation and the Indemnified Person in the conduct of any such defense, or (z) the Surviving Corporation shall not, in fact, have employed counsel to assume the defense of such proceeding, then the reasonable fees and expenses of the Indemnified Person’s counsel shall be at the expense of the Surviving Corporation; and (C) no Indemnified Person will be liable for any settlement of such Legal Proceeding effected without his or her prior written consent (unless such settlement relates only to monetary damages for which the Surviving Corporation is entirely responsible). Notwithstanding anything to the contrary in this Agreement, none of Parent, the Surviving Corporation or any of their respective Affiliates will settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Legal Proceeding for which indemnification may be sought by an Indemnified Person pursuant to this Agreement unless: (a) such settlement, compromise, consent or termination includes an unconditional release from all liability arising out of such Legal Proceeding for each Indemnified Person covered by such settlement, compromise, consent or termination; or (b) each Indemnified Person covered by such settlement, compromise, consent or termination provides their consent. Any determination required to be made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard will be made by independent legal counsel selected by the Surviving Corporation (which counsel will be reasonably acceptable to such Indemnified Person, which approval shall not be unreasonably withheld), the fees and expenses of which will be paid by the Surviving Corporation.

(c) D&O Insurance. During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain in effect the D&O Insurance in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of the D&O Insurance (except that Parent may substitute therefor policies with a carrier with comparable credit ratings to the existing carrier of at least the same coverage and amounts containing terms and conditions that are no less favorable to the insured). In satisfying its obligations pursuant to this Section 6.9(c), the Surviving Corporation will not be obligated to pay annual premiums in excess of 300% of the amount paid by the Company for coverage for its last full fiscal year (such 300% amount, the “Maximum Annual Premium”). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, then the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with a comparable credit rating as the Company’s current directors’ and officers’ liability insurance carrier. Prior to the Effective Time, and in lieu of maintaining the D&O Insurance pursuant to this Section 6.9(c), the Company may (or, if the Parent requests, the Company will) purchase a prepaid “tail” policy (the “Tail Policy”) with respect to the D&O Insurance from an insurance carrier with a comparable credit rating as the Company’s current directors’ and officers’ liability insurance carrier so long as the annual cost for the Tail Policy does not exceed the Maximum Annual Premium. If the Company purchases the Tail Policy prior to the Effective Time, then the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain the Tail Policy in full force and effect and continue to honor its obligations thereunder for so long as the Tail Policy is in full force and effect.

(d) Successors and Assigns. If Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person, then, in each case, proper provisions will be made so that the successors and assigns of Parent, the Surviving Corporation or any of their respective successors or assigns will assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.9, unless such successor or assign assumes such obligations by operation of law.

(e) No Impairment; Third Person Beneficiary Rights. The obligations set forth in this Section 6.9 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other person (and his or her heirs and representatives) who is a beneficiary pursuant to the D&O Insurance or the Tail Policy) without the prior written consent of such affected Indemnified Person or other person. Each of the Indemnified Persons or other persons (and his or her heirs and representatives) who are beneficiaries pursuant to the D&O Insurance or the Tail Policy are intended to be third party beneficiaries of this Section 6.9, with full rights of enforcement. The rights of the Indemnified Persons (and other persons (and his or her heirs and representatives) who are beneficiaries pursuant to the D&O Insurance or the Tail Policy) pursuant to this Section 6.9 will be in addition to, and not in substitution for, any other rights that such persons may have pursuant to (i) the Charter and Bylaws; (ii) the similar organizational documents of the Subsidiaries of the Company; (iii) any and all indemnification agreements entered into with the Company Subsidiaries, in each case as in effect on the Agreement Date and provided to Parent; or (iv) applicable Law.

(f) Joint and Several Obligations. The obligations of the Surviving Corporation, Parent and their respective Subsidiaries pursuant to this Section 6.9 will be joint and several.

(g) Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company or any of the Company Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.9 is not prior to or in substitution for any such claims pursuant to such policies or agreements.

6.10 Employee Matters.

(a) Change of Control Acknowledgement. Parent acknowledges and agrees that a “change of control” (or similar phrase) within the meaning of each of the Company Benefit Plans, as applicable, will occur as of the Effective Time.

(b) Existing Arrangements. From and after the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) honor all of the Company Benefit Plans and compensation and severance arrangements in accordance with their terms as in effect immediately prior to the Effective Time. Notwithstanding the foregoing but subject to Section 6.10(c), nothing will prohibit the Surviving Corporation from amending or terminating any such Company Benefit Plans or compensation or severance arrangements in accordance with their terms or if otherwise required pursuant to applicable Law.

(c) Employment; Benefits. For a period of one year following the Effective Time and with respect to the Continuing Employees employed within that period, (i) the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) either (A) maintain for the benefit of each Continuing Employee the Company Benefit Plans and any other employee benefit plans (other than opportunity to participate in equity-based benefits, severance and, subject to Section 6.10(b), individual employment agreements) of the Surviving Corporation or any of its Subsidiaries (the “Company Plans”) on terms and conditions that are no less favorable in the aggregate than those in effect at the Company or the Company Subsidiaries on the Agreement Date, and provide benefits to each Continuing Employee pursuant to such Company Plans; (B) provide benefits to each Continuing Employee that, taken as a whole, are no less favorable in the aggregate to those benefits provided to similarly situated employees of Parent or its Affiliates (“Parent Plans”); or (C) provide some combination of Company Plans and Parent Plans such that each Continuing Employee receives benefits that, taken as a whole, are no less favorable in the aggregate to those benefits provided to similarly situated employees of Parent; (ii) Parent or its Subsidiaries shall provide Continuing Employees with severance benefits that are no less favorable in the aggregate to those benefits provided to similarly situated employees of Parent or its Affiliates; and (iii) neither Parent nor its Subsidiaries shall reduce the aggregate cash compensation, including base salary and target incentive compensation opportunity, payable to any Continuing Employee. The Company will consult in good faith with Parent regarding the content of communications to Company employees regarding the Merger prior to the release of any such communications.

(d) New Plans. To the extent that a Company Plan or Parent Plan is made available to any Continuing Employee at or after the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) cause to be granted to such Continuing Employee credit for all service with the Company and the Company Subsidiaries prior to the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual and severance pay entitlement), except that such service need not be credited to the extent that it would result in duplication of coverage or benefits. In addition, and without limiting the generality of the foregoing, (i) each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all employee benefit plans sponsored by the Surviving Corporation and its Subsidiaries (other than the Company Plans) (such plans, the “New Plans”) to the extent that coverage pursuant to any New Plan replaces coverage pursuant to a comparable Company Plan in which such Continuing Employee participates immediately before the Effective Time (such plans, the “Old Plans”); (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, vision, disability or other welfare benefits to any Continuing Employee, the Surviving Corporation will use its reasonable best efforts to cause all waiting periods, pre-existing conditions or limitations, physical examination requirements, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, and the Surviving Corporation will use its reasonable best efforts to cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date that such Continuing Employee’s participation in the corresponding New Plan begins to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, co-payments, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan; and (iii) credit the accounts of such Continuing Employees pursuant to any New Plan that is a flexible spending plan with any unused balance in the account of such Continuing Employee. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will be credited to such Continuing Employee following the Effective Time, will not be subject to accrual limits or other forfeiture and will not limit future accruals. Effective as of the day immediately preceding the Closing Date, unless otherwise requested by Parent no later than five Business Days prior to the Closing, the Company shall terminate all Company Benefit Plans that are intended to include a Section 401(k) arrangement (unless Parent provides written notice to the Company no later than three Business Days prior to the Closing Date that such 401(k) plans shall not be terminated). The Company shall provide Parent with evidence that such Company Benefit Plan(s) have been terminated (effective no later than the day immediately preceding the Closing Date) pursuant to resolutions of the Company Board or any applicable committee thereof. The form and substance of such resolutions shall be subject to the reasonable review and approval by Parent (the approval of which shall not be unreasonably withheld, conditioned or delayed). In the event that termination of the Company’s 401(k) plan would reasonably be anticipated to trigger liquidation charges, surrender charges or other fees, then the Company shall take such actions as are necessary to reasonably estimate the amount of such charges or fees and provide such estimate in writing to Parent prior to the Closing.

(e) No Third Person Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, neither this Section 6.10 nor any provisions of this Agreement relating to Company Benefit Plans will be deemed to (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate any Continuing Employee for any reason; (ii) subject to the limitations and requirements specifically set forth in this Section 6.10, require Parent, the Surviving Corporation or any of their respective Subsidiaries to continue any Company Plan or prevent the amendment, modification or termination thereof after the Effective Time; (iii) create any third party beneficiary rights in any Person; or (iv) be treated as an amendment of, or undertaking to amend, any Company Benefit Plan.

6.11 Obligations of Merger Sub. Parent will take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.

6.12 Notification of Certain Matters.

(a) Notification by the Company. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the (1) termination of this Agreement pursuant to Article VIII and (2) Effective Time, the Company will give prompt notice to Parent upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy, or failure would reasonably be expected to cause any of the conditions to the obligations of Parent and Merger Sub to consummate the Merger set forth in Section 7.2(a) or Section 7.2(b) to fail to be satisfied at the Closing. No such notification will affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or the conditions to the obligations of Parent and Merger Sub to consummate the Merger or the remedies available to the Parties under this Agreement.

The terms and conditions of the Confidentiality Agreement apply to any information provided to Parent pursuant to this Section 6.12(a).

(b) Notification by Parent. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the (1) termination of this Agreement pursuant to Article VIII and (2) Effective Time, Parent will give prompt notice to the Company upon becoming aware that any representation or warranty made by Parent or Merger Sub in this Agreement has become untrue or inaccurate in any material respect, or of any failure by Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions to the obligations of the Company to consummate the Merger set forth in Section 7.3(a) or Section 7.3(b) to fail to be satisfied at the Closing. No such notification will affect or be deemed to modify any representation or warranty of Parent or Merger Sub set forth in this Agreement or the conditions to the obligations of the Company to consummate the Merger or the remedies available to the Parties under this Agreement. The terms and conditions of the Confidentiality Agreement apply to any information provided to the Company pursuant to this Section 6.12(b).

6.13 Public Statements and Disclosures. The initial press release concerning this Agreement and the Merger will be a joint press release reasonably acceptable to the Company and Parent and will be issued promptly following the execution and delivery of this Agreement. Thereafter, the Company (unless the Company Board (or a committee thereof) has made a Company Board Recommendation Change, and then only with respect to disclosure relating thereto that is required by Law), on the one hand, and Parent and Merger Sub, on the other hand, will use their respective reasonable best efforts to consult with the other Parties before (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any statements that are public or are reasonably likely to become public, in each case to the extent relating to this Agreement or the Merger, and the Company shall not make any such communications without having received the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed, except that the Company will not be obligated to obtain prior written consent from Parent with respect to communications that are (i) required by applicable Law; (ii) principally directed to employees, suppliers, Customers, partners or vendors so long as such communications are consistent with (and do not contain any information not previously contained in) previous press releases, public disclosures or public statements made jointly by the Parties or previously approved by Parent; or (iii) principally related to a Superior Proposal or Company Board Recommendation Change (and then only with respect to disclosure relating thereto that is required by Law), to the extent permitted by Section 5.3.

6.14 Transaction Litigation. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the (1) termination of this Agreement pursuant to Article VIII and (2) Effective Time, the Company will provide Parent with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. Notwithstanding anything to the contrary in Section 9.2, the notice contemplated by the prior sentence will only be delivered to counsel to Parent and may be delivered by email. The Company will (a) give Parent the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation; (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation; and (c) consider in good faith Parent’s advice with respect to any Transaction Litigation. The Company may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed).

6.15 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law to cause (a) the delisting of the Company Common Stock from Nasdaq as promptly as practicable after the Effective Time; and

(b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

6.16 Parent Vote at Merger Sub. Promptly following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub (with a copy also sent to the Company) a written consent adopting this Agreement in accordance with the DGCL.

6.17 NOL Plan. Except with respect to a Superior Proposal to the extent that the Company is in compliance with Section 5.3, the Company shall take all actions necessary to (a) apply the Rights Agreement to any “Acquiring Person” (as defined in the NOL Plan) except Parent or Merger Sub; and (b) cause the NOL Plan to terminate immediately prior to the Effective Time. Without Parent’s prior written consent, the Company shall not (i) redeem, or cause the termination of, the Rights Agreement other than in accordance with this Section 6.17; or (ii) take any action to exempt any Person other than Parent or Merger Sub or any action by such Person from, or make such Person or such action not subject to, the NOL Plan, except that Company may take action to exempt a party to a Superior Proposal immediately prior to termination of this Agreement if and only if payment of the Company Termination Fee required under Section 8.3(b)(ii) or (iii) has been wired as set forth therein.

6.18 Closing Statement. The Company shall deliver to Parent at least five Business Days prior to the Closing, a statement (the “Closing Statement”) of (i) the Company’s consolidated cash and cash equivalents (including short-term investments) (determined in accordance with GAAP) as of the date of the Closing Statement; (ii) the amount of such cash and cash equivalents that is held by Foreign Subsidiaries; (iii) the amount of such cash that is “restricted cash” under GAAP; (iv) the amount of Transaction Expenses as of the date of the Closing Statement; (v) the amount of any Indebtedness of the Company and the Company Subsidiaries; (vi) a statement of the number of shares of Company Common Stock outstanding as of the date of the Closing Statement; and (vii) the information set forth in Section 3.3(c) of the Company Disclosure Letter as of the date of the Closing Statement. The Company’s Chief Financial Officer shall certify, in his capacity as an officer of the Company and not in his personal capacity, that, to his Knowledge, the Closing Statement is true, accurate and complete as of its date. Parent and its accountants shall be permitted reasonable access to review the Company’s books and records and work papers related to the preparation of the Closing Statement. Parent and its accountants may make reasonable inquiries of the Company and its Chief Financial Officer and accountants regarding questions concerning or disagreements with the Closing Statement arising in the course of their review thereof, and the Company shall use its commercially reasonable efforts to cause its Chief Financial Officer and accountants to cooperate with such review and respond to such inquiries.

ARTICLE VII

CONDITIONS TO THE MERGER

7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:

(a) Requisite Stockholder Approval. The Company’s receipt of the Requisite Stockholder Approval at the Company Stockholder Meeting.

(b) No Prohibitive Injunctions or Laws. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, and no action will have been taken by any Governmental Authority of competent jurisdiction, and no Law will have been enacted, entered, enforced or deemed applicable to the Merger, that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger.

7.2 Conditions to the Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to consummate the Merger will be subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent:

(a) Representations and Warranties.

(i) Other than the representations and warranties listed in Section 7.2(a)(ii) and Section 7.2(a)(iii), the representations and warranties of the Company set forth in this Agreement will be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date (other than the reference to “Agreement Date” in the introductory paragraph to Article III, which will be disregarded for purposes of this Section 7.2(a)(i)), in which case such representation and warranty will be true and correct as of such earlier date), except for such failures to be true and correct, individually or in the aggregate, that have not had and would not have a Company Material Adverse Effect.

(ii) The representations and warranties set forth in Section 3.1(b), Section 3.1(c), Section 3.2, Section 3.5(b), Section 3.17, Section 3.18, Section 3.19, Section 3.21 and Section 3.22 that (A) are not qualified by materiality or Company Material Adverse Effect will be true and correct in all material respects as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date (other than the reference to “Agreement Date” in the introductory paragraph to Article III, which will be disregarded for purposes of this Section 7.2(a)(ii)), in which case such representation and warranty will be true and correct in all material respects as of such earlier date); and (B) that are qualified by materiality or Company Material Adverse Effect will be true and correct in all respects (without disregarding such materiality or Company Material Adverse Effect qualifications) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects as of such earlier date).

(iii) The representations and warranties set forth in the second sentence of Section 3.3(a), Section 3.3(c)(i), Section 3.3(c)(iii) and Section 3.3(e) will be true and correct as of the Capitalization Date, except for such inaccuracies that are de minimis in the aggregate.

(b) Performance of Obligations of the Company. The Company will have performed and complied in all material respects with all covenants and obligations in this Agreement required to be performed and complied with by it prior to the Closing.

(c) Officer’s Certificate. Parent and Merger Sub will have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

(d) Company Material Adverse Effect. No Company Material Adverse Effect will have occurred after the Agreement Date that is continuing.

7.3 Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by the Company:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement will be true and correct (without giving effect to any materiality or Parent Material

Adverse Effect qualifications set forth therein) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date (other than the reference to “Agreement Date” in the introductory paragraph to Article IV, which will be disregarded for purposes of this Section 7.3(a)), in which case such representation and warranty will be true and correct as of such earlier date), except for such failures to be true and correct, individually or in the aggregate, that have not had and would not have a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub will have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by Parent and Merger Sub prior to the Closing.

(c) Officer’s Certificate. The Company will have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be validly terminated at any time prior to the Effective Time, whether before or after the receipt of the Requisite Stockholder Approval (except as provided in this Agreement), only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) by mutual written agreement of Parent and the Company;

(b) by either Parent or the Company if any (i) permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger is in effect, or any action has been taken by any Governmental Authority of competent jurisdiction, that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; or (ii) Law is enacted, entered, enforced or deemed applicable to the Merger that prohibits, makes illegal or enjoins the consummation of the Merger;

(c) by either Parent or the Company, if the Effective Time has not occurred by 11:59 p.m., Pacific time, on December 1, 2018 (such time and date, the “Termination Date”), it being understood that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to (i) Parent if the Company has the right to terminate this Agreement pursuant to Section 8.1(g); (ii) the Company if Parent has the right to terminate this Agreement pursuant to Section 8.1(e); and (iii) any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, either (A) the failure to satisfy the conditions to the obligations of the terminating Party to consummate the Merger set forth in Article VII prior to the Termination Date; or (B) the failure of the Effective Time to have occurred prior to the Termination Date;

(d) by either Parent or the Company if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting at which a vote is taken on the adoption of this Agreement, except that the right to terminate this Agreement pursuant to this Section 8.1(d) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, the failure to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting;

(e) by Parent if the Company has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in the failure of a condition set forth in Section 7.1 or Section 7.2, except that if such breach or failure to perform is capable of being cured by the Termination Date, Parent will not be entitled to terminate this Agreement prior to the delivery by Parent to the Company of written notice of such breach or failure to perform, delivered at least 20 days prior to such termination, stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement if such breach or failure to perform has been cured prior to termination;

(f) by Parent if at any time the Company Board (or a committee thereof) has effected a Company Board Recommendation Change;

(g) by the Company if Parent or Merger Sub has breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.3, except that if such breach or failure to perform is capable of being cured by the Termination Date, the Company will not be entitled to terminate this Agreement prior to the delivery by the Company to Parent of written notice of such breach or failure to perform, delivered at least 20 days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement if such breach or failure to perform has been cured prior to termination;

(h) by the Company (at any time prior to receiving the Requisite Stockholder Approval) if (i) the Company has received a Superior Proposal; (ii) the Company Board (or a committee thereof) has authorized the Company to enter into an Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal; (iii) the Company pays, or causes to be paid, to Parent or its designee the Company Termination Fee pursuant to Section 8.3(b)(iii) at or before the time of such termination; and (iv) the Company has complied with Section 5.3 with respect to such Superior Proposal; or

(i) by the Company if (i) all of the conditions set forth in Article VII have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, each of which is then capable of being satisfied); (ii) the Company has provided irrevocable written notice to Parent at least three Business Days prior to such termination that it is prepared, willing and able to effect the Closing; (iii) at all times during such three Business Day period, the Company stood ready, willing and able to consummate the Merger; and (iv) Parent has failed to consummate the Merger and effect the Closing by the end of such three Business Day period; provided that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.1(i) prior to the later of (A) the close of business on the day that is three business days following receipt of the Requisite Stockholder Approval and (B) September 15, 2018 (such later date, the “Financing Termination Date”), unless the Financing Termination Date is extended pursuant to Section 8.2(a).

8.2 Manner and Notice of Termination; Effect of Termination.

(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties setting forth in reasonable detail the provision of Section 8.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination pursuant to such provision (such notice, the “Termination Notice”). In the event that the Company delivers a Termination Notice pursuant to Section 8.1(i) on the Financing Termination Date, then the Company shall be required to deliver to Parent, at or prior to 9:00 a.m., Pacific time, on the Financing Termination Date, together with the Termination Notice, a certificate of the Company pursuant to Section 7.2(c), validly executed for and on behalf of the Company and in its name by a duly authorized executive officer thereof as of the Financing Termination Date (the “8.1(i) Officer’s Certificate”), and upon receipt of such 8.1(i) Officer’s Certificate, Parent shall be permitted to elect, and shall notify the Company in writing of such election within 12 hours of receiving the 8.1(i) Officer’s Certificate, to extend the Financing Termination Date to September 30, 2018 (such election, the “Extension Election” and the extension date, the “Extended Financing Termination Date”); provided that if Parent delivers an Extension Election to the Company on the Financing Termination Date in advance of receipt of the 8.1(i) Officer’s Certificate (and stating that it is delivered in anticipation of potential receipt of an 8.1(i) Officer’s Certificate), such Extension Election shall be deemed to have been timely delivered as if it had been delivered immediately following receipt of such 8.1(i) Officer’s Certificate. If Parent makes the Extension Election, then (i) effective as of the Financing Termination Date, (x) the closing conditions set forth in Section 7.2 (including the requirement to deliver a certificate in accordance with Section 7.2(c)) shall be deemed to have been satisfied or waived by Parent and Merger Sub for all purposes of this Agreement (so long as the Company has not intentionally breached Section 5.2(a), Section 5.2(b), Section 5.2(c), Section 5.2(d), Section 5.2(e), Section 5.2(f), Section 5.2(n), Section 5.2(o), Section 5.2(p), Section 5.2(u), Section 5.2(x) or, with respect to the foregoing clauses, Section 5.2(z)) and (y) the 8.1(i) Officer’s Certificate shall be deemed conclusively to be accurate and shall not be subject to challenge by any Party; and (ii) the Company shall not be permitted to terminate this Agreement until the Extended Financing Termination Date. Notwithstanding the previous sentence, in the event that Parent is (A) able to consummate the Merger and effect the Closing prior to the Extended Financing Termination Date, then the Termination Notice delivered by the Company shall be automatically, and without any action by the Company, deemed to be withdrawn (and the Parties shall consummate the Merger (giving effect to the satisfaction or waiver of the closing conditions set forth in Section 7.2 as of the Financing Termination Date as described in the previous sentence) and effect the Closing); and (B) not able to consummate the Merger and effect the Closing prior to the Extended Financing Termination Date, then the Termination Notice delivered by the Company shall be effective as of 12:01 a.m., Pacific time, on the Extended Financing Termination Date and this Agreement shall be deemed to be validly terminated pursuant to Section 8.1(i) as of such time unless the Company has revoked the Termination Notice in writing prior to such time. During the 10 day period prior to the Financing Termination Date, the Parties shall communicate in good faith regarding their intention to deliver a Termination Notice and an Extension Election, respectively.

(b) Effect of Termination. Any valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the mutual written agreement of Parent and the Company or the delivery of written notice by the terminating Party to the other Parties in compliance with Section 8.1. Following the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any equity holder, controlling person, partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other representative of such Party) to the other Parties, as applicable, except that, and subject in all respects to this Section 8.2, Section 8.3, Section 6.5(e), Section 6.5(f), Section 6.13, Section 8.3 and Article IX will each survive the termination of this Agreement, in each case, in accordance with their respective terms and conditions. Notwithstanding the previous sentence, nothing in this Agreement will relieve (i) any Party from any liability for any willful breach of this Agreement; and (ii) the Company or (subject in all respects to this Section 8.2, Section 8.3 and Section 9.8 (in each case, including the limitations set forth herein or therein)) Parent or Merger Sub from any liability for its fraud prior to the valid termination of this Agreement (which liability in the case of each of (i) and (ii) the Parties acknowledge and agree (A) will not necessarily be limited to reimbursement of expenses or out-of-pocket costs; and (B) in the case of any damages sought by the non-breaching Party, may include the benefit of the bargain lost by the non-breaching Party). No valid termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement or the Financing, which rights, obligations and agreements will survive the valid termination of this Agreement in accordance with their respective terms.

8.3 Fees and Expenses.

(a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Merger will be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Corporation will be responsible for all fees and expenses of the Payment Agent. Except as set forth in Section 2.9(e), Parent will pay or cause to be paid all (i) transfer, stamp and documentary Taxes or fees; and (ii) sales, use, gains, real property transfer and other similar Taxes or fees, in each case arising out of or in connection with the consummation of the Merger.

(b) Company Payments.

(i) Future Transactions. If (A) this Agreement is validly terminated pursuant to Section 8.1(c) (if, at the time of such termination, Parent would have been entitled to terminate this Agreement pursuant to Section 8.1(d) or (e)), Section 8.1(d) or Section 8.1(e); (B) at the time of such termination, the conditions set forth in (x) Section 7.1(b) would have been satisfied or capable of being satisfied and (y) Section 7.3(a) and Section 7.3(b) would be satisfied, in each case if the date of such termination was the Closing Date; (C) following the execution and delivery of this Agreement and prior to the termination of this Agreement pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e), an Acquisition Proposal has been publicly announced or publicly disclosed and not publicly withdrawn or otherwise publicly abandoned; and (D) within one year of such termination of this Agreement, either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction and such Acquisition Transaction is subsequently consummated (whether such consummation occurs before or after the one-year anniversary of such termination), then the Company will, concurrently with the consummation of such Acquisition Transaction, pay or cause to be paid to Parent or its designee an amount equal to $1,540,000 in cash (the “Company Termination Fee”), less the amount of Parent Expenses previously paid to Parent pursuant to Section 8.3(d), by wire transfer of immediately available funds to an account or accounts designated in writing by Parent. For purposes of this Section 8.3(b)(i), all references to “15%” and “85%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

(ii) Company Board Recommendation Change. If this Agreement is validly terminated pursuant to Section 8.1(f), then the Company must promptly (and in any event within two Business Days following such termination) pay or cause to be paid to Parent or its designee the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

(iii) Superior Proposal. If this Agreement is validly terminated pursuant to Section 8.1(h), then the Company must concurrently with such termination pay or cause to be paid to Parent or its designee the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

(c) Single Payment Only. The Parties acknowledge and agree that in no event will the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

(d) Parent Expenses. In the event that this Agreement is terminated (i) pursuant to (A) Section 8.1(c) (if, at the time of such termination, the Company Stockholders Meeting has not been held or if Parent would have been entitled to terminate this Agreement pursuant to Section 8.1(d)) or (B) Section 8.1(d) (under circumstances in which the Company Termination Fee is not then payable pursuant to Section 8.3(b)) and (ii) as of the time of such termination by Parent (or the Company, as applicable), Parent and Merger Sub were not in material breach of their representations, warranties, covenants or other agreements contained in this Agreement, then within two Business Days after demand by Parent, the Company shall pay to Parent up to $440,000 of Parent’s reasonable and documented out-of-pocket fees and expenses (including attorneys’ fees and expenses) incurred by Parent and its Affiliates on or prior to the termination of this Agreement in connection with the Merger (collectively, the “Parent Expenses”) by wire transfer of immediately available funds to an account or accounts designated in writing by Parent; it being understood that (1) the existence of circumstances that could require the Company Termination Fee to become subsequently payable by the Company pursuant to Section 8.3(b)(i) shall not relieve the Company of its obligations to pay the Parent Expenses pursuant to this Section 8.3(d); and (2) the payment by the Company of the Parent Expenses pursuant to this Section 8.3(d) shall not relieve the Company of any subsequent obligation to pay the Company Termination Fee pursuant to Section 8.3(b)(i) except to the extent indicated in Section 8.3(b)(i).

(e) Parent Termination Fee. If this Agreement is validly terminated by the Company pursuant to Section 8.1(i) or by Parent pursuant to Section 8.1(c) (at a time when the Company is then entitled to terminate this Agreement pursuant to Section 8.1(i)), then Parent must, within two Business Days of such termination, pay or cause to be paid to the Company or its designee an amount equal to $4,410,000 in cash (the “Parent Termination Fee”) by wire transfer of immediately available funds to an account or accounts designated in writing by the Company.

(f) Payments; Default. The Parties acknowledge and agree that the agreements contained in this Section 8.3 are an integral part of the Merger and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, (i) if the Company fails to promptly pay any amount due pursuant to Section 8.3(b) and Section 8.3(d) and, in order to obtain such payment, Parent commences a Legal Proceeding that results in a judgment against the Company for the amount set forth in Section 8.3(b) or Section 8.3(d) or any portion thereof, then the Company will pay or cause to be paid to Parent the reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) of Parent in connection with such Legal Proceeding, together with interest on such amount or portion thereof at an annual rate equal to the prime rate (as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made) plus 5% through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law (the “Applicable Interest Rate”); and (ii) if Parent fails to promptly pay any amount due pursuant to Section 8.3(e) and, in order to obtain such payment, the Company commences a Legal Proceeding that results in a judgment against Parent for the amount of the Parent Termination Fee or any portion thereof, then Parent will pay or cause to be paid to the Company the reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) of the Company in connection with such Legal Proceeding, together with interest on such amount or portion thereof at the Applicable Interest Rate.

(g) Sole and Exclusive Remedy.

(i) With Respect to Parent. Parent’s receipt of the Company Termination Fee to the extent owed pursuant to Section 8.3(b) or the Parent Expenses to the extent owed pursuant to Section 8.3(d) will be the sole and exclusive remedy of Parent and Merger Sub and each of their respective Affiliates against (A) the Company, the Company Subsidiaries and each of their respective Affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company, the Company Subsidiaries and each of their respective Affiliates (the Persons in clauses (A) and (B) collectively, the “Company Related Parties”) in respect of this Agreement and the Merger, and upon payment of such amount, none of the Company Related Parties will have any further monetary liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement or the Merger (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Parties may be entitled to remedies with respect to, the Confidentiality Agreement, Section 8.3(a) and Section 8.3(d), as applicable).

(ii) With Respect to the Company. The Company’s receipt of the Parent Termination Fee to the extent owed pursuant to Section 8.3(e) will be the sole and exclusive remedy of the Company, the Company Stockholders and their respective Affiliates against (A) Parent, Merger Sub and each of their respective Affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of Parent, Merger Sub and each of their respective Affiliates (the Persons in clauses (A) and (B) collectively, the “Parent Related Parties”) in respect of this Agreement and the Merger, including the failure of Parent to obtain the Financing, any breach or default under Section 6.4 or its failure to consummate the Merger and effect the Closing, and upon payment of such amount, none of the Parent Related Parties will have any further liability or obligation (monetary or otherwise) to the Company, the Company Stockholders or any of their respective Affiliates relating to or arising out of this Agreement or the Merger (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Parties may be entitled to remedies with respect to, the Confidentiality Agreement, Section 8.3(a) and Section 8.3(d), as applicable).

8.4 Amendment. Subject to applicable Law and the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board (or a committee thereof)), except that if the Company has received the Requisite Stockholder Approval, then no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without receiving such approval.

8.5 Extension; Waiver. At any time and from time to time prior to the Effective Time, any Party may, to the extent legally allowed and except as otherwise set forth in this Agreement, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party in this Agreement; and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such Party contained in this Agreement. Any agreement by a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement will terminate at the Effective Time, except that any covenants that by their terms survive the Effective Time will survive the Effective Time in accordance with their respective terms.

9.2 Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received hereunder (a) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (b) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (c) upon confirmation of receipt, when sent by email (but only if such confirmation is not automatically generated); or (d) immediately upon delivery by hand or by fax (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth below:

if to Parent, Merger Sub or the Surviving Corporation, to:

Adesto Technologies Corporation

3600 Peterson Way

Santa Clara, CA 95054

Attn: Narbeh Derhacobian

Fax: (408) 400-0721

Email: narbeh.derhacobian@adestotech.com

with a copy (which will not constitute notice) to:

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, CA 94041

Attn: Mark Leahy

         David K. Michaels

Fax: (415) 281-1350

Email: mleahy@fenwick.com, dmichaels@fenwick.com

if to the Company (prior to the Effective Time), to:

Echelon Corporation

2901 Patrick Henry Drive

Santa Clara, CA 95054

Attn: Ron Sege, Chairman, President and Chief Executive Officer

Email: rsege@echelon.com

with a copy (which will not constitute notice) to:

Echelon Corporation

2901 Patrick Henry Drive

Santa Clara, CA 95054

Attn: Alicia Moore, Senior Vice President, Chief Legal and Administration Officer

Email: amoore@echelon.com

and

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

Attn: Larry W. Sonsini

         Bradley L. Finkelstein

         Douglas K. Schnell

Fax: (650) 493-6811

Email: lsonsini@wsgr.com, bfinkelstein@wsgr.com, dschnell@wsgr.com

Any notice received at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address, email address or fax number through a notice given in accordance with this Section 9.2, except that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2. Rejection or other refusal to accept, or the inability to deliver because of changed address of which no notice is given, will be deemed to be receipt of the notice as of the date of rejection, refusal or inability to deliver.

9.3 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written approval of the other Parties, except that Parent and Merger Sub will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement from and after the Effective Time (a) in connection with a merger or consolidation involving Parent or Merger Sub or other disposition of all or substantially all of the assets of Parent, Merger Sub or the Surviving

Corporation; (b) to any of their respective Affiliates, it being understood that, in each case, such assignment will not impede or materially delay the consummation of the Merger or otherwise materially impede the rights of the holders of shares of Company Common Stock, Company RSUs or Company Options; or (c) to the extent that Parent incurs alternative financing in accordance with Section 6.4(c), the Financing Sources (or any agent, trustee or other representative acting on behalf or for the benefit of the Financing Sources) for purposes of creating a security interest in this Agreement or otherwise assigning as collateral in respect of the Financing. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations under this Agreement.

9.4 Confidentiality. Parent, Merger Sub and the Company acknowledge that Parent and the Company have previously executed the Confidentiality Agreement, which will continue in full force and effect in accordance with its terms. Each of Parent, Merger Sub, the Company and their respective Representatives will hold and treat all documents and information concerning the Merger in accordance with the Confidentiality Agreement.

9.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to in this Agreement, including the Confidentiality Agreement and the Company Disclosure Letter, constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the (i) Effective Time and (ii) date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.

9.6 Third Party Beneficiaries. Except as set forth in Section 6.9 and this Section 9.6, the Parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies under this Agreement, except (a) as set forth in or contemplated by Section 6.9; (b) if Parent or Merger Sub wrongfully terminates or willfully breaches this Agreement, then, following the termination of this Agreement, the Company, to the extent permitted by this Agreement, may seek damages and other relief (including equitable relief) on behalf of the holders of shares of Company Common Stock, Company RSUs and Company Options (which Parent and Merger Sub acknowledge and agree may include damages based on a decrease in share value or lost premium); and (c) from and after the Effective Time, the rights of the holders of shares of Company Common Stock, Company RSUs and Company Options to receive the merger consideration set forth in Article II. The rights granted pursuant to clause (b) of the second sentence of this Section 9.6 will only be enforceable on behalf of the holders of shares of Company Common Stock, Company RSUs and Company Options by the Company, in its sole and absolute discretion, as agent for such holders, and it is understood and agreed that any and all interests in such claims will attach to such shares of the Company Common Stock, Company RSUs or Company Options and subsequently transfer therewith and, consequently, any damages, settlements or other amounts recovered or received by the Company with respect to such claims (net of expenses incurred by the Company in connection therewith) may, in the Company’s sole and absolute discretion, be (A) distributed, in whole or in part, by the Company to such holders as of any date determined by the Company; or (B) retained by the Company for the use and benefit of the Company in any manner that the Company deems fit.

9.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.8 Remedies.

(a) Remedies Cumulative. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement or by applicable Law on such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(b) Specific Performance.

(i) Irreparable Damage. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions that are required of it by this Agreement in order to consummate the Merger) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (A) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions of this Agreement; and (B) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor Parent would have entered into this Agreement.

(ii) No Objections. The Parties agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand; and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the Parties pursuant to this Agreement. Any Party seeking an injunction or injunctions to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

(iii) Inapplicability of Specific Performance. The Parties agree that, notwithstanding anything to the contrary in this Agreement, in the event that (A) this Agreement is terminated by the Company pursuant to Section 8.1(i) and (B) the Parent Termination Fee is paid to the Company pursuant to Section 8.3(e), then in no event shall the Company be entitled to seek or receive specific performance or other equitable relief to enforce specifically the terms and provisions of this Agreement against Parent (including the obligation to consummate the Closing or pay the amounts contemplated by Article II). In such instance, the Parent Termination Fee shall be the Company’s sole and exclusive remedy, as provided by Section 8.3(g)(ii).

9.9 Governing Law. This Agreement is governed by and construed in accordance with the Laws of the State of Delaware.

9.10 Consent to Jurisdiction. Each of the Parties (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Merger, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, but nothing in this Section 9.10 will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of this Agreement or the Merger; (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (d) agrees that any Legal Proceeding arising in connection with this Agreement or the Merger will be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it will not bring any Legal Proceeding relating to this Agreement or the Merger in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

9.11 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER OR THE FINANCING. EACH PARTY ACKNOWLEDGES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

9.12 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

9.13 No Limitation. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, (a) the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative; (b) each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect; and (c) nothing set forth in any provision in this Agreement will (except to the extent expressly stated) in any way be deemed to limit the scope, applicability or effect of any other provision of this Agreement.

[Signature page follows.]

The Parties are signing this Agreement on the date stated in the introductory clause.

ADESTO TECHNOLOGIES CORPORATION

By:	/s/ Narbeh Derhacobian
Name: Narbeh Derhacobian
Title: President and Chief Executive Officer

CIRCUIT ACQUISITION CORPORATION

By:	/s/ Narbeh Derhacobian
Name: Narbeh Derhacobian
Title: President and Chief Executive Officer

ECHELON CORPORATION

By:	/s/ Ronald A. Sege
Name: Ronald A. Sege
Title: Chairman of the Board & CEO

ANNEX B

Fairness Opinion of Piper Jaffray & Co.

June 28, 2018

Board of Directors

Echelon Corporation

2901 Patrick Henry Drive

Santa Clara, CA 95054

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the “Company Common Stock”), of Echelon Corporation (the “Company”), of the Merger Consideration (as defined below), pursuant to a draft dated as of June 28, 2018 of the Agreement and Plan of Merger (the “Agreement”), to be entered into among the Company, Adesto Technologies Corporation (the “Acquiror”) and Echelon Corporation (“Merger Sub”), a newly formed wholly-owned subsidiary of the Acquiror. The Agreement provides for, among other things, the merger (the “Merger”) of the Merger Sub with and into the Company, pursuant to which each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury, owned by the Acquiror or Merger Sub or owned by any direct or indirect wholly owned subsidiary of the Company, Parent or Merger Sub, will be converted into the right to receive $8.50 in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

In arriving at our opinion, we have: (i) reviewed and analyzed the financial terms of a draft dated June 28, 2018 of the Agreement; (ii) reviewed and analyzed certain financial and other data with respect to the Company which was publicly available, (iii) reviewed and analyzed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company that were publicly available, as well as those that were furnished to us by the Company; (iv) conducted discussions with members of senior management and representatives of the Company concerning the matters described in clauses (ii) and (iii) above, as well as its business and prospects before and after giving effect to the Merger; (v) reviewed the current and historical reported prices and trading activity of Company Common Stock and similar information for certain other companies deemed by us to be comparable to the Company; (vi) compared the financial performance of the Company with that of certain other publicly-traded companies that we deemed relevant; (vii) reviewed the financial terms, to the extent publicly available, of certain business combination transactions that we deemed relevant and (viii) conducted a discounted cash flow analysis of the Company based on projections for the Company that were prepared by Company management. In addition, we have conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion.

We have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by us. We have further relied upon the assurances of the management of the Company that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that, with respect to financial forecasts, estimates and other forward-looking information reviewed by us, such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company as to the expected future results of operations and financial condition of the Company. We express no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. We have relied, with your consent, on advice of the outside counsel and the independent accountants to the Company, and on the assumptions of the management of the Company, as to all accounting, legal, tax and financial reporting matters with respect to the Company and the Agreement.

Board of Directors

Echelon Corporation

June 28, 2018

In arriving at our opinion, we have assumed that the executed Agreement will be in all material respects identical to the last draft reviewed by us. We have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Merger will be consummated pursuant to the terms of the Agreement without amendments thereto and (iv) all conditions to the consummation of the Merger will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, we have assumed that all the necessary regulatory approvals and consents required for the Merger will be obtained in a manner that will not adversely affect the Company or the contemplated benefits of the Merger.

In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company, and have not been furnished or provided with any such appraisals or valuations, nor have we evaluated the solvency of the Company under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by us in connection with this opinion were going concern analyses. We express no opinion regarding the liquidation value of the Company or any other entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates is a party or may be subject, and at the direction of the Company and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. We have also assumed that neither the Company nor the Acquiror is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the Merger.

This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which shares of Company Common Stock may trade following announcement of the Merger or at any future time. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

We have been engaged by the Company to act as its financial advisor and we will receive a fee from the Company for providing our services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion. Our opinion fee is not contingent upon the consummation of the Merger or the conclusions reached in our opinion. The Company has also agreed to indemnify us against certain liabilities and reimburse us for certain expenses in connection with our services. In the ordinary course of our business, we and our affiliates may actively trade securities of the Company and the Acquiror for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We may also, in the future, provide investment banking and financial advisory services to the Company, the Acquiror or entities that are affiliated with the Company or the Acquiror, for which we would expect to receive compensation.

Consistent with applicable legal and regulatory requirements, Piper Jaffray has adopted policies and procedures to establish and maintain the independence of Piper Jaffray’s Research Department and personnel. As a result, Piper Jaffray’s research analysts may hold opinions, make statements or recommendations, and/or publish research reports with respect to the Company and the Merger and other participants in the Merger that differ from the views of Piper Jaffray’s investment banking personnel.

Board of Directors

Echelon Corporation

June 28, 2018

This opinion is provided to the Board of Directors of the Company in connection with its consideration of the Merger and is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should act or vote with respect to the Merger or any other matter. Except with respect to the use of this opinion in connection with the proxy statement relating to the Merger in accordance with our engagement letter with the Company, this opinion shall not be disclosed, referred to, published or otherwise used (in whole or in part), nor shall any public references to us be made, without our prior written approval. This opinion has been approved for issuance by the Piper Jaffray Opinion Committee.

This opinion addresses solely the fairness, from a financial point of view, to holders of Company Common Stock of the proposed Merger Consideration set forth in the Agreement and does not address any other terms or agreement relating to the Merger or any other terms of the Agreement. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Merger, the merits of the Merger relative to any alternative transaction or business strategy that may be available to the Company, Acquiror’s ability to fund the merger consideration or any other terms contemplated by the Agreement or the fairness of the Merger to any other class of securities, creditor or other constituency of the Company. Furthermore, we express no opinion with respect to the amount or nature of compensation to any officer, director or employee of any party to the Merger, or any class of such persons, relative to the compensation to be received by holders of Company Common Stock in the Merger or with respect to the fairness of any such compensation.

Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock (other than the Acquiror, the Merger Sub and their respective affiliates) as of the date hereof.

Sincerely,

/s/ Piper Jaffray & Co.

PIPER JAFFRAY & CO.

ANNEX C

Section 262 of the DGCL

§ 262 Appraisal rights [For application of this section, see 79 Del. Laws, c. 72, § 22, 79 Del. Laws, c. 122, § 12 and 80 Del. Laws, c. 265, § 18]

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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The Board of Directors recommends you vote FOR proposals 1, 2 and 3.
1 To adopt the Agreement and Plan of Merger, dated as of June 28, 2018, as it may be amended from time to time, by and among Echelon Corporation, Adesto Technologies Corporation and Circuit Acquisition Corporation (the “merger agreement”).
2 To approve any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
3 To approve, on a non-binding, advisory basis, the compensation that will or may become payable by Echelon Corporation to its named executive officers in connection with the merger.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
For    Against Abstain
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For    Against Abstain
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0000386519_1 R1.0.1.17
0000386519_1 R1.0.1.17
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(see reverse for instructions)    Yes No
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Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.
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Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.Proxyvote.com
ECHELON CORPORATION
Special Meeting of Stockholders
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ECHELON CORPORATION
The undersigned stockholder of Echelon Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated July 30, 2018, and hereby appoints Alicia Jayne Moore and C. Michael Marszewski, and each of them, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders to be held on Thursday, September 13, 2018, at 2901 Patrick Henry Drive, Santa Clara, California 95054, at 10:00 a.m. Pacific Time, and at any postponement or adjournment thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon such other matter or matters that may properly come before the special meeting and any adjournment(s), postponement(s) or other delay(s) thereof.
Address change/comments:
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0000386519_2    R1.0.1.17
0000386519_2    R1.0.1.17
THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.
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